                            Prospectus Supplement (To Prospectus Dated April 20, 2007)

                                        CREDIT SUISSE SECURITIES (USA) LLC
                                                Sponsor and Seller

                               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                                     Depositor

                                                CSMC TRUST 2007-5R
                                                  Issuing Entity

                                            MORTGAGE TRUST CERTIFICATES,
                                                  SERIES 2007-5R

                                                    $42,677,573
                                                   (Approximate)

                                      Offered Certificates:
You should consider carefully     o       Six classes of the Series  2007-5R  Certificates  are being  offered  hereby.  You can
the risk factors beginning on             find a list of the offered  certificates,  together with their  designations,  initial
page S-12 in this prospectus              class principal balances (or notional amounts,  as applicable),  initial  pass-through
supplement.                               rates and certain  other  characteristics  in the table  beginning on page S-7 of this prospectus  supplement  and the footnotes  that follow.  Principal  and  interest,  as
This prospectus supplement may            applicable,  on the offered  certificates  will be paid  monthly.  The first  expected
be used to offer and sell the             distribution date will be January 28, 2008.
certificates offered hereby       o       The  offered  certificates  will  represent  ownership  interests  only  in  the  CSMC
only if accompanied by the                Trust 2007-5R  and will not represent  ownership  interests in or  obligations  of the
prospectus.                               sponsor  and  seller,  the  depositor,  the  trust  administrator,  the  trustee,  the underwriter or any of their affiliates.

CSMC Trust 2007-5R:

    o   will  consist primarily of a portion of one class of senior mortgage pass-through  certificates  previously issued  by a  trust  established  by the  depositor,  referred  to in  this  prospectus  supplement  as the underlying certificates; and

    o    will make one or more REMIC elections for federal income tax purposes.

Credit Enhancement

    o    As more fully  described  in this  prospectus  supplement,  the  underlying  certificates,  together  with eighteen other classes of senior  mortgage  pass-through  certificates  also issued by the same  underlying trust,  are senior to six classes of subordinate  certificates  also issued by the same  underlying  trust.
        These subordinate  certificates provide credit enhancement to the underlying  certificates and to the other classes of senior mortgage  pass-through  certificates  issued by the underlying  trust as described in the prospectus supplement for the underlying transaction, attached hereto as Annex II.

Neither the Securities  and Exchange  Commission  nor any state  securities  commission has approved or disapproved the offered  certificates or determined  that this  prospectus  supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse  Securities  (USA) LLC, as underwriter,  will buy the offered  certificates  from Credit Suisse First
Boston Mortgage  Securities  Corp.,  the depositor,  at a price equal to  approximately  94.3% of their face value, plus accrued  interest,  if applicable,  from December 1, 2007. The depositor will pay the expenses  related to the issuance of the  certificates  from these proceeds.  The underwriter will sell the offered  certificates  purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Delivery of the Class A-1, Class A-2, Class A-3,  Class A-4 and Class A-5  Certificates  will be made in book-entry form through the facilities of The Depository  Trust Company,  Clearstream,  Luxembourg and the Euroclear System on
or about December 28, 2007.

                                                   Credit Suisse
                                                 December 28, 2007

                                                      _______

                                                                                                      Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING

                                                     S-2

ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..................................I-I
ANNEX II  PROSPECTUS SUPPLEMENT RELATING TO THE UNDERLYING TRUST......................................II-I
ANNEX III  UNDERLYING TRUST STATEMENT TO CERTIFICATEHOLDERS AS OF NOVEMBER 26, 2007
   (see attachment)..................................................................................III-I
ANNEX IV  ASSUMED UNDERLYING MORTGAGE LOAN CHARACTERISTICS............................................IV-I
ANNEX V  UNDERLYING MORTGAGE LOAN CHARACTERISTICS......................................................V-I
ANNEX VI AVAILABLE COMBINATION........................................................................VI-I

                                                     S-3

                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                               PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         You should rely on the  information  contained in this  document or to which we have  referred you in this prospectus  supplement.  We have not  authorized  anyone to provide you with  information  that is different.  This document may only be used where it is legal to sell these securities.

         We  provide   information  to  you  about  the  offered   certificates  in  two  separate  documents  that
progressively provide more detail:

         o     The accompanying prospectus,  which provides general information,  some of which may not apply to your series of certificates; and

         o     This prospectus supplement, which describes the specific terms of your series of certificates.

         The  depositor's  principal  executive  offices  are  located  at Eleven  Madison  Avenue,  New York,  New
York 10010.  Its telephone number is (212) 325-2000.

         We include  cross-references in this prospectus supplement and the accompanying  prospectus to captions in these materials where you can find further related discussions.

                                              EUROPEAN ECONOMIC AREA

         In relation to each Member  State of the  European  Economic  Area which has  implemented  the  Prospectus
Directive (each, a "Relevant  Member State"),  the underwriter has represented and agreed that with effect from and including the date on which the Prospectus  Directive is  implemented in that Relevant  Member State (the "Relevant
Implementation  Date") it has not made and will not make an offer of  certificates  to the public in that  Relevant
Member State prior to the  publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another Relevant Member
State  and  notified  to the  competent  authority  in that  Relevant  Member  State,  all in  accordance  with the
Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a)   to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)   to any legal entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year;  (2) a total  balance  sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

         (c)   in any other  circumstances  which do not  require  the  publication  by the issuer of a  prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this  provision,  the expression an "offer of  certificates to the public" in relation to any  certificates  in any  Relevant  Member  State  means  the  communication  in any form  and by any  means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to  purchase  or  subscribe  the  certificates,  as the same may be  varied in that  Member  State by any measure  implementing  the  Prospectus  Directive in that Member State and the  expression  "Prospectus  Directive"
means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

         The underwriter has represented and agreed that:

         (a)   it has only  communicated  or caused to be  communicated  and will only  communicate  or cause to be communicated  an invitation or  inducement to engage in investment  activity  (within the meaning of
               Section 21  of the  Financial  Services and Markets Act (the  "FSMA"))  received by it in connection with the issue or sale of the  certificates  in  circumstances  in which  Section 21(1)  of the FSMA does not apply to the issuer; and

         (b)   it has  complied  and will  comply  with all  applicable  provisions  of the FSMA  with  respect  to anything  done by it in relation to the  certificates  in, from or  otherwise  involving  the United
               Kingdom.

                                                     S-4

                                                      SUMMARY

         The following  summary  highlights  selected  information  from this  prospectus  supplement.  It does not contain all of the  information  that you should  consider in making your  investment  decision.  To understand the terms of the offered certificates,  read this entire prospectus  supplement and the entire accompanying  prospectus carefully.

Issuing Entity..................................    CSMC Trust 2007-5R

Title of Series.................................    Mortgage Trust Certificates, Series 2007-5R.

Sponsor and Seller..............................    Credit Suisse Securities (USA) LLC.

Depositor.......................................    Credit Suisse First Boston Mortgage Securities Corp.

Trustee.........................................    U.S. Bank National Association.

Trust Administrator.............................    Wells Fargo Bank.

Servicer for Underlying Mortgage Loans..........    TBW Mortgage Corp.

Originator of Underlying Mortgage Loans             TBW Mortgage Corp.

Custodian for Underlying Mortgage Loans             Colonial Bank, N.A.
Underlying Certificates.........................    TBW Mortgage-Backed Trust Series 2006-2, TBW Mortgage-Backed
                                                    Pass-Through Certificates, Series 2006-2, Class 5-A-1
                                                    Certificates as described in the prospectus supplement therefor attached hereto as Annex II.  The depositor, the trustee and the trust administrator are also the depositor, trustee and trustee administrator for the underlying trust.

Underlying Cut-off Date.........................    April 1, 2006.

Reference Date..................................    November 1, 2007

Closing Date....................................    On or about December 28, 2007.

Underlying Distribution Dates...................    On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day.

Distribution Date...............................    One business day after the underlying distribution date,
                                                    beginning in January 2008.

Scheduled Final Distribution Date...............    The distribution date in July 2036.  The actual final
                                                    distribution date could be substantially earlier.

Form of Offered Certificates....................    The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
                                                    Certificates will be book-entry certificates.  The Class AR
                                                    Certificates will be physical certificates.

                                                    See "Description of the Certificates-Book-Entry Registration" in
                                                    this prospectus supplement.

                                                     S-5

Minimum Denominations...........................    The Class A-1, Class A-2, Class A-4 and Class A-5 Certificates
                                                    will be issued in minimum denominations (by principal balance)
                                                    of $25,000 and integral multiples of $1 in excess thereof.  The
                                                    Class A-3 Certificates will be issued in minimum denominations of $100,000 (by initial notional amount) and integral multiples of $1 in excess thereof.  The Class AR Certificates will be issued in minimum percentage interests of 20%.

                                                     S-6

                                               Offered Certificates*

                               Initial Class            Per Annum           Initial Rating
Class                        Principal Balance      Pass-Through Rate        S&P/Fitch(1)            Designation
___________________________________________________________________________________________________________________________
A-1(3)                       $       31,900,000        6.50%                 AAA/AAA                    Super Senior
A-2                          $        5,000,000        5.50%                 AAA/AAA                    Senior Support
A-3                                  NOTIONAL(2)       1.00%                 AAA/AAA                 Senior/Interest Only
                                                                                                      Super Senior/Senior
A-4(3)                       $        5,777,523        6.50%                 AAA/AAA                       Support
A-5(4)                       $       37,677,523        6.50%                 AAA/AAA                    Super Senior
AR                           $               50        6.50%                 AAA/AAA                   Senior/Residual

Total offered
    certificates:             $   42,677,573(5)
_________________________

(1)  See "Ratings" in this prospectus supplement.

(2)  These   certificates   will  not  receive  any  distributions  of  principal,  but will  accrue  interest on a notional  amount.  The  initial  Class  A-3  notional  amount  will be  approximately  $5,000,000  and for any subsequent  distribution  date  will be equal to the class  principal  balance  of the Class A-2  Certificates immediately prior to such distribution date.

(3)  These   certificates  are  exchangeable   REMIC certificates and are exchangeable for certain other classes of offered  certificates  in  the  combinations  identified  in  Annex  VI to  this  prospectus  supplement.  See
     "Description of the Certificates-Exchangeable Certificates."

(4)  These  certificates   are   exchangeable  certificates   and  are  exchangeable  for certain  other classes of
     offered  certificates  in  the  combinations  identified  in  Annex  VI to  this  prospectus  supplement.  See
     "Description of the Certificates-Exchangeable Certificates."

(5)  The offered certificates are subject to a variance of no more than 5% prior to their issuance.

*     The  certificates  offered  hereby  represent  interests  solely in the issuing  entity and do not  represent interests in or obligations of the sponsor and seller, the depositor,  the trust administrator,  the trustee, the underwriter or any of their affiliates.

                                                     S-7

The Trust

The depositor will establish a trust, pursuant to a trust agreement, dated as of December 28, 2007, among the depositor, the trustee and the trust administrator.  On the closing date, the depositor will deposit an approximately 36.11% beneficial interest in the Class 5-A-1 Certificates issued by the TBW Mortgage-Backed
Pass-Through Certificates, Series 2006-2, referred to in this prospectus supplement as the underlying certificates, into the trust.  The total outstanding certificate principal balance of the above-referenced beneficial interest in the underlying certificates as of the closing date will equal the aggregate outstanding certificate principal balance of the offered certificates.  The depositor will make a real estate mortgage investment conduit election with respect to the trust.  Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made from payments received on the underlying certificates as described below.

The Underlying Certificates

The underlying certificates were issued by the TBW Mortgage-Backed Trust Series 2006-2, referred to in this prospectus supplement as the underlying trust.  The underlying trust issued twenty-five classes of certificates, including nineteen classes of senior certificates (which includes the underlying certificates) and six classes of subordinate certificates.  The underlying certificates are the Class 5-A-1 Certificates issued by the underlying trust.  The other classes of certificates that are a part of the underlying trust and that are related to the underlying certificates are the, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6
Certificates.

Please  see the  prospectus  supplement  for the  underlying  trust  attached  hereto as  Annex II  for a  detailed description of the underlying certificates.

The Mortgage Pool of the Underlying Trust

For a detailed  description  of the mortgage  loans in the  underlying  trust see  "Description  of the  Underlying
Mortgage Pool" in this prospectus  supplement and  "Description of the Mortgage Pool" in the prospectus  supplement relating to the underlying trust attached hereto as Annex II.

Servicing of the Underlying Trust

For a detailed description of the master servicer and the servicer of the mortgage loans in the underlying trust see "Servicing of the Underlying Mortgage Pool" in this prospectus supplement and "Servicing of the Mortgage
Loans" and "The Master Servicer and Trust Administrator" in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Distributions on the Offered Certificates

General

Each month, the trust administrator will make distributions of interest and principal to the holders of the certificates to the extent of available funds (which generally consists of distributions made to the underlying certificates less certain expenses of the trustee and trust administrator under the trust agreement) and in the amounts and priority set forth in this prospectus supplement.

On the 25th day of each month, or if the 25th day is not a business day, the next succeeding business day, the underlying trust will distribute the amount remitted to it to the holders of the underlying certificates, in the amount and priority as set forth in prospectus supplement relating to the underlying trust attached hereto as
Annex II.  Each above-referenced day is referred to in this prospectus supplement as an underlying distribution date.

See "Description of the Certificates" in the prospectus supplement relating to the underlying trust attached hereto Annex II.

On the business day that follows each underlying distribution date, the trust administrator will distribute the amount remitted by it in respect of the underlying certificates to the holders of the offered certificates as set forth in this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement.

Exchangeable Certificates

Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations.  The exchangeable certificates and related REMIC combinations are identified in Annex VI to this prospectus supplement.  See "Description of the Certificates-Exchangeable Certificates" in this prospectus supplement.

                                                     S-8

In the event that any REMIC combination is  exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination.  In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.

For a more detailed description of Exchangeable Certificates, see "Description of the Certificates - Exchangeable
Certificates" in this prospectus supplement.

Distributions of Interest

The amount of interest distributable to each class of offered certificates entitled to interest on each distribution date will generally equal:

o        the per annum pass-through rate for that class of certificates,

o        multiplied by the applicable principal balance (or notional amount, as applicable) of that class of certificates,

o        multiplied by, 1/12th,

o        minus the share of some types of interest shortfalls allocated to that class as described in this prospectus supplement.

See "Description of the Certificates-Distributions of Interest"  in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in
"Description of the Certificates" in this prospectus supplement.  It is possible that, on any given distribution date, payments from the underlying certificates will be insufficient to cover interest distributable on the offered certificates.  If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month. However, there will be no additional interest paid to make up for the delay.

See "Description of the Certificates-Distributions of Interest" in this prospectus supplement.

Distributions of Principal

On each distribution date, a portion of the principal received or advanced on the group 5 mortgage loans in the underlying trust will be distributed to the underlying certificates as described in "Description of the
Certificates-Distributions of Principal" in the prospectus supplement relating to the underlying trust attached hereto as Annex II.  Approximately 36.11% of such principal collections allocated to the underlying certificates will be paid to the offered certificates (other than the Class A-3 Certificates) in respect of principal as described in this prospectus supplement.

On each distribution date when any class of exchangeable certificates is outstanding, a proportionate amount of principal distributions otherwise distributable to the related exchangeable REMIC certificates in the related
REMIC combination will be allocated to such exchangeable certificates.  The payment characteristics of each class of exchangeable certificates will reflect the aggregate payment characteristics of the exchangeable REMIC certificates in the related REMIC combination. Annex VI shows the REMIC combination, the exchangeable certificates and the characteristics thereof.  See "Description of the Certificates-Exchangeable
Certificates-Procedures" in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.

The Class A-3 Certificates are not entitled to distributions of principal.

See "Description of the Certificates-Distributions of Principal" in this prospectus supplement.

Credit Enhancement

The offered certificates will benefit from the credit enhancement provided to the underlying certificates in the underlying trust.

Subordination

The underlying certificates will receive distributions of interest and principal before the Class C-B
Certificates issued by the underlying trust are entitled to receive distributions of interest or principal.  In addition, losses on the related mortgage loans in the underlying trust will be allocated to the Class C-B
Certificates issued by the underlying trust before being allocated to the underlying certificates.

                                                     S-9

Shifting of Interests

Except under the circumstances described in "Description of the Certificates-Glossary of Terms-The offered certificates-Senior Prepayment Percentage" in the prospectus supplement relating to the underlying trust attached hereto as Annex II, the underlying certificates will receive 100% of principal prepayments received on the group
5 mortgage loans in the underlying trust until the fifth anniversary of the first distribution date for the underlying trust.  During the next four years, except under the circumstances described in the prospectus supplement relating to the underlying trust attached hereto as Annex II, the underlying certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments on the group 5 mortgage loans.  This will result in a quicker return of principal to the underlying certificates and increases the likelihood that the holders of such certificates will be paid the full amount of principal to which they are entitled.

For a more detailed description of how principal prepayments are allocated among certificates in the underlying trust, see "Description of the Certificates-Distributions of Principal-The offered certificates" in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one or more of the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 mortgage loans in the underlying trust may be used to pay principal or interest, or both, to the senior certificates of the underlying trust unrelated to that loan group.

See "Description of the Certificates-Cross-Collateralization-The offered certificates" in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

o        the price at which the certificates are purchased;

o        the applicable pass-through rate;

o        the rate of prepayments on the group 5 mortgage loans in the underlying trust;

o        whether optional termination or an auction sale of the related loan groups in the underlying trust occurs; and

o        whether losses on the group 5 mortgage loans in the underlying trust are covered by credit enhancement.

For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and
"Certain Yield and Prepayment Considerations" in this prospectus supplement.

Optional Termination or Terminating Auction Sale of the Underlying Trust

On any distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in the underlying trust is less than or equal to 10% of their aggregate underlying cut-off date principal balance, and certain conditions in the pooling and servicing agreement relating to the underlying trust, referred to in this prospectus supplement as the underlying pooling agreement, are satisfied, the terminating entity as described in the underlying pooling agreement may, but will not be required to, purchase from the underlying trust all remaining mortgage loans, thereby causing an early retirement of the underlying certificates.  Upon the retirement of the underlying certificates pursuant to any such optional termination of the underlying trust, the offered certificates would likewise be retired.

If the option to purchase the mortgage loans in the underlying trust is not exercised and the aggregate outstanding principal balance of the mortgage loans in the underlying trust declines below 5% of the aggregate underlying cut-off date principal balance of the mortgage loans in the underlying trust, the trust administrator for the underlying trust will conduct an auction to sell the mortgage loans in the underlying trust.  If the first auction of the mortgage loans in the underlying trust is not successful, unless certain conditions specified in the underlying pooling agreement are not satisfied, the trust administrator for the underlying trust will conduct an additional auction of such mortgage loans every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity as described in the underlying pooling agreement of its purchase option.  An optional purchase or a successful auction of the remaining group 5 mortgage loans in the underlying trust may cause the holders of the underlying certificates to receive less than their outstanding principal balance plus accrued interest, which would in turn cause a shortfall to the offered certificates.

                                                     S-10

See "Trust Agreement and Underlying Pooling Agreement-Optional Termination or Terminating Auction Sale of the
Underlying Trust" in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause one or more real estate mortgage investment conduit
("REMIC") elections to be made with respect to the trust.  The certificates, other than the Class AR Certificates, will represent ownership of regular interests in the upper-tier REMIC.  These certificates will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders' usual methods of accounting.  For federal income tax purposes, the Class AR Certificates will represent ownership of the residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax
Consequences" in the prospectus.

ERISA Considerations

The offered certificates (other than the Class AR Certificates) may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Internal
Revenue Code of 1986, as amended (the "Code"), subject to certain considerations described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the offered certificates will be "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table on page S-7 of this prospectus supplement.  The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

                                                     S-11

                                                   RISK FACTORS

         The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand  the  prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise necessary to evaluate the information  contained in this prospectus  supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may          Losses on the mortgage loans in the underlying trust may occur due to a
be affected by losses on the                 wide variety of causes, including a decline in real estate values, and
mortgage loans in the underlying             adverse changes in the borrower's financial condition. A decline in real
trust, which could occur for a               estate values or economic conditions nationally or in the regions where
variety of reasons.                          the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans in the underlying trust which could affect the return on the underlying certificates and in turn, the offered certificates.

                                             See "Risk Factors-Risk of Loss" in the prospectus  supplement  relating to
                                             the  underlying   trust  attached   hereto  as  Annex II  for  a  detailed
                                             discussion of risks  associated with risk of loss on the mortgage loans in
                                             the  underlying  trust.  See  also  "Risk   Factors-Violation  of  Various
                                             Federal and State Laws May Result in Losses on the  Mortgage  Loans in the
                                             Underlying Trust" in the prospectus  supplement relating to the underlying trust attached hereto as Annex II.

Losses on mortgage loans in loan             Because the Class C-B Certificates issued by the underlying trust
groups unrelated to the underlying           represent interests in each group of mortgage loans issued by the
certificates may reduce the yield on         underlying trust, the class principal balances of these classes of
the underlying certificates.                 certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the loan groups in the underlying trust.
                                             Therefore, the allocation of realized losses on the mortgage loans in the underlying trust to the Class C-B Certificates will reduce the subordination provided by those classes of certificates to the senior certificates issued by the underlying trust, including the senior certificates issued by the underlying trust that are related to the loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to senior certificates issued by the underlying trust related to the loan groups that did not suffer those previous losses.

Decline in residential real estate           In recent  months,  delinquencies  and losses with respect to  residential
values and features of the                   mortgage loans,  particularly subprime and "Alternative A" mortgage loans,
underlying mortgage loans may                have  increased  and may  continue to  increase.  In  addition,  in recent
increase risk of loss and adversely          months the value of mortgaged  properties  in many states have declined or
affect your investment.                      remained stable,  after extended  periods of appreciation.  If residential real estate values  generally or in a particular  geographic  area decline or fail to increase,  the loan to value  ratios  shown in this  prospectus
                                             supplement   might  not  be  a   reliable   indicator   of  the  rates  of
                                             delinquencies,  foreclosures and losses that could occur on the underlying mortgage  loans.  A  continued  decline or lack of  increase  in  property values  where  the  outstanding  balances  of the  mortgage  loans and any secondary  financing on the related  mortgaged  properties are close to or

                                                     S-12

                                             exceed the value of the mortgaged  properties may result in delinquencies, foreclosures  and losses that are higher than you  anticipated or those in the  seller's  prior  securitizations  involving  the  depositor.  Another factor  that may have  contributed  to, and may in the  future  result in,
                                             higher   delinquency   rates  is  the  increase  in  monthly  payments  on
                                             adjustable  rate  mortgage  loans.  Moreover,  with respect to  adjustable rate mortgage  loans which have an initial  fixed rate period,  after such period  borrowers may  experience a substantial  increase in their monthly payment even without an increase in prevailing market interest rates.

                                             In addition,  adverse economic  conditions and other factors (which may or may not affect real  property  values) may affect the  mortgagors'  timely payment of scheduled  payments of  principal  and interest on the mortgage loans and,  accordingly,  the actual rates of delinquencies,  foreclosures and losses with respect to any mortgage  pool.  These other  factors could include  excessive  building  resulting in an  oversupply  of housing in a particular  area or a  decrease  in  employment  reducing  the  demand for housing  in an area or zoning  or  environmental  restrictions  preventing additions  to the  housing  supply in an area.  To the extent  that credit
                                             enhancements  do  not  cover  such  losses,   the  yield  on  the  offered
                                             certificates may be adversely impacted.

Implementation of more conservative          Recently, in response to increased delinquencies and losses with respect
underwriting criteria may hinder             to "Alternative A" mortgage loans, many mortgage loan originators have
refinancing and increase risk of loss        implemented more conservative underwriting criteria for "Alternative A"
                                             mortgage loans.  This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans.
                                             The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans that experience significant increases in their monthly payments following the adjustment date, mortgagors with interest only mortgage loans that experience significant increases in their monthly payments following the end of the interest only period and mortgagors with balloon loans.

The Class A-3 Certificates are               The Class A-3 Certificates receive only payments of interest and are
especially sensitive to rapid                sensitive to variations in the rate of prepayments on the group 5
prepayments of the group 5                   underlying mortgage loans.  If you purchase one of these certificates and
underlying mortgage loans.                   the rate of prepayments on the group 5 underlying mortgage loans in the is faster than you expected, your yield will be lower than expected and under certain prepayment scenarios you may not fully recoup your initial investment.
Limited Obligations

Payments on the underlying                   The certificates represent interests only in the trust.  The certificates
certificates are the only source of          do not represent any interest in or any obligation of the depositor, the
payments on the offered certificates.        sponsor and seller, the trustee, the trust administrator, the underwriter or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the trust agreement, investors will have no recourse to the depositor, the sponsor and seller, the trustee, the trust administrator, the underwriter or any of their affiliates or any other entity, and will incur losses if credit enhancement for the underlying certificates is insufficient.
Liquidity Risks

You may have to hold your offered            A secondary market for the offered certificates may not develop. Even if
certificates to their maturity               a secondary market does develop, it may not continue or it may be
because of difficulty in reselling           illiquid.  Neither the underwriter nor any other person will have any
the offered certificates.                    obligation to make a secondary market in your certificates.  Illiquidity means an investor may not be able to find a buyer to buy its securities

                                                     S-13

                                             readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Recent events may make it difficult          Due to recent developments in the residential mortgage market in the
to resell certificates.                      United States and credit markets generally, there is currently a very limited secondary market for the certificates.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.
Book-Entry Certificates

The absence of physical certificates         The offered certificates, other than the Class AR Certificates, will not
may cause delays in payments and             be issued in physical form.  Certificateholders will be able to transfer
cause difficulty in pledging or              certificates, other than the Class AR Certificates, only through The
selling the offered certificates.            Depository Trust Company (referred to in this prospectus supplement as
                                             DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not make distributions directly to them. Instead, the trust administrator will make all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

                                             See "Description of the Certificates-Book-Entry Registration" in this prospectus supplement.

                                                     S-14

Special Yield and Prepayment
Considerations

The yield to maturity on your                The yield to maturity on each class of offered certificates will depend
certificates will depend on various          on a variety of factors, including:
factors, including the rate of
prepayments on the mortgage loans in         o    the rate and timing of principal payments on the related mortgage
the underlying trust.                             loans in the underlying trust (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                                             o    interest shortfalls due to mortgagor prepayments on the related mortgage loans in the underlying trust;

                                             o    whether an optional termination or an auction of the related mortgage loans in the underlying trust occurs;

                                             o    whether losses on the mortgage loans in the underlying trust are covered by credit enhancement;

                                             o    the purchase price of that class; and

                                             o    the pass-through rate for that class.

                                             The rate of prepayments is one of the most important and least predictable of these factors.  In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.
                                             See "Risk Factors-Special Yield and Prepayment Considerations" in the
                                             prospectus supplement relating to the underlying trust attached hereto as
                                             Annex II for the risks relating to the rate of prepayments on the mortgage loans in the underlying trust, interest only mortgage loans in the underlying trust and changes in the mortgage interest rate of the mortgage loans in the underlying trust.

An optional termination or an                When the aggregate stated principal balance of the mortgage loans in the
auction sale of the underlying trust         underlying trust have been reduced to 10% or less of their aggregate
may adversely affect the offered             underlying cut-off date principal balance, and certain conditions in the
certificates.                                underlying pooling agreement are satisfied, the terminating entity as described in the underlying pooling agreement may purchase all of the mortgage loans in the underlying trust.  If the terminating entity exercises its rights to purchase the related underlying mortgage loans in the underlying trust as described above, such purchase of mortgage loans in the underlying trust would cause an early retirement of the underlying certificates and in turn, the offered certificates.

                                             If the option to purchase the mortgage loans in the underlying trust as described above is not exercised and the aggregate outstanding principal balance of the mortgage loans in the underlying trust declines below 5%
                                             of their aggregate underlying cut-off date principal balance, the trust administrator for the underlying trust will conduct an auction to sell the mortgage loans in the underlying trust.

                                             See "Trust Agreement and Underlying Pooling  Agreement-Optional
                                             Termination or Terminating Auction Sale of the Underlying Trust" in this prospectus supplement.

                                                     S-15

                                             If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders.  This would have the same effect as if all of the remaining mortgagors made prepayments in full.
                                             Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans in the underlying trust.

                                             See "Yield, Prepayment and Maturity Considerations" in the prospectus.
The Exchangeable Certificates are            The characteristics of the exchangeable certificates will reflect the
subject to certain risks.                    characteristics of the related exchangeable REMIC certificates.
                                             Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

                                             •    At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex VI.

                                             •    A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

                                             •    The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

                                             •    Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

                                             •    Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

                                             •    Only the combination listed on Annex VI is permitted.

                                             •    The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

                                             See "Certain Yield and Prepayment Considerations-Yield on the Inverse
                                             Floating Rate Certificates" in this prospectus supplement for more detail.
Potential Inadequacy of Credit
Enhancement

                                             The subordination, overcollateralization and other credit enhancement features provided for the underlying certificates in the underlying trust are intended to enhance the likelihood that the underlying certificates will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans in the underlying trust.  If this happens, any losses or shortfalls allocated to the underlying certificates will be passed on to the offered certificates.  None of the depositor, the sponsor and seller, the trustee, the trust administrator, the underwriter or any of their affiliates will have any obligation to supplement any credit enhancement.

                                             See "Risk Factors-Potential Inadequacy of Credit Enhancement" in the
                                             prospectus supplement relating to the underlying trust attached hereto as
                                             Annex II.

                                                     S-16

Recent Events

                                             The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

                                             The response of the United States to the events of September 11, 2001 and
                                             the current situation in Iraq involves military operations.   Several
                                             hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and
                                             Florida in 2005 may have adversely affected mortgaged properties located in those states.

California Wildfires                         A number of wildfires, which recently struck various parts of Southern
                                             California, may have adversely affected many mortgaged properties located in those areas.  Neither the originator of the underlying mortgage loans nor any other party will have any obligation to repurchase any mortgaged property related to an underlying mortgage loan that becomes subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty after the closing date.  We do not know how many mortgaged properties have been or may be effected by these wildfires.

                                             See "Risk Factors-Recent Events" in the prospectus supplement for the underlying trust attached hereto as Annex II  for discussion of risks associated with these events.

         Some of the  statements  contained or  incorporated  by reference in this  prospectus  supplement  and the accompanying  prospectus  consist  of  forward-looking  statements  relating  to  future  economic  performance  or projections and other  financial  items.  These  statements can be identified by the use of  forward-looking  words such as "may," "will," "should," "expects,"  "believes,"  "anticipates,"  "estimates,"  "assumed  characteristics,"
"structuring  assumptions,"  "prepayment  assumption," or other comparable  words.  Forward-looking  statements are subject to a variety of risks and  uncertainties  that could  cause  actual  results to differ  from the  projected results.  Those  risks  and  uncertainties  include,  among  others,  general  economic  and  business  conditions, competition,  changes in political,  social and economic  conditions,  regulatory  initiatives  and compliance with governmental  regulations,  customer  preferences and various other matters,  many of which are beyond our control.
Because we cannot  predict the future,  what  actually  happens may be very  different  from what we predict in our forward-looking statements.

                                                     S-17

                                                   INTRODUCTION

         The depositor will establish the CSMC Trust 2007-5R  relating to the Mortgage Trust  Certificates,  Series
2007-5R on the  closing  date,  pursuant  to a trust  agreement  among the  depositor,  the  trustee  and the trust administrator,  dated as of the closing  date. On the closing  date,  the depositor  will deposit into the trust an approximately  36.11% beneficial  interest in the Credit Suisse First Boston Mortgage Securities Corp. TBW Mortgage
Backed  Pass  Through  Certificates,  Series  2006-2,  Class 5-A-1  Certificates,  referred  to in this  prospectus supplement  as the  underlying  certificates,  which were issued by the TBW  Mortgage-Backed  Trust Series  2006-2, referred  to in this  prospectus  supplement  as the  underlying  trust.  Investors  should  review  carefully  the provisions  relating to the underlying  certificates in the prospectus  supplement relating to the underlying trust attached hereto as Annex II.

         Some  capitalized  terms  used  in  this  prospectus  supplement  have  the  meanings  given  below  under
"Description of the Certificates-Glossary of Terms" or in the prospectus under "Glossary."

                                            THE UNDERLYING CERTIFICATES

         The underlying  certificates  were issued by the underlying trust on April 27,  2006. The underlying trust issued twenty-five  classes of certificates,  including nineteen classes of senior certificates (which includes the underlying  certificates)  and six  classes  of  subordinate  certificates.  The  underlying  certificates  are the
Class 5-A-1  Certificates  issued by the underlying trust. The other classes of certificates that are a part of the underlying  trust  and  that  are  related  to  the  underlying  certificates  are  the  Class C-B-1,  Class C-B-2,
Class C-B-3,  Class C-B-4,  Class C-B-5  and  Class C-B-6  Certificates.  The  offered  certificates  will  receive payments  based  solely on amounts  received in respect to the  underlying  certificates  and  therefore  investors should  understand  fully how payments of interest and principal are allocated to the  underlying  certificates  by the underlying trust.

         Please see the prospectus  supplement for the underlying  trust attached hereto as Annex II for a detailed description of the underlying certificates.

         A copy of the  Underlying  Trust  Statement  to  Certificateholders  dated as of November 25, 2007 is also attached hereto as Annex III.

                                    DESCRIPTION OF THE UNDERLYING MORTGAGE POOL

         As of the  underlying  cut-off date, the mortgage pool owned by the  underlying  trust  consisted of 2,763 mortgage  loans  divided  into 8 loan groups,  with an  aggregate  underlying  cut-off  date  principal  balance of approximately  $631,895,647.51.  As of the underlying  cut-off date, the mortgage loans had the  characteristics in the following table:

                                            Underlying
                          Number of        Cut-off Date
    Designation        Mortgage Loans    Principal Balance
_______________________________________________________________
      Group 1                155         $   87,960,007.69
      Group 2                147         $   84,461,032.09
      Group 3                165         $   40,567,478.38
      Group 4                553         $  119,097,138.21
      Group 5                895         $  167,390,876.57
      Group 6                346         $   57,683,149.69
      Group 7                466         $   54,674,990.95
      Group 8                 36         $   20,060,973.93

         As of the reference  date,  the mortgage pool owned by the  underlying  trust  consisted of 2,181 mortgage loans,  with an aggregate  reference date principal balance of approximately  $468,286,512.44.  After giving effect to  distributions on the November 26, 2007 underlying  distribution  date, the aggregate  principal  balance of the senior  certificates  issued by the underlying  trust was  $427,922,813.69.  As of the reference date, the mortgage loans had the characteristics in the following table:

                                                     S-18

                          Number of        Reference Date
    Designation        Mortgage Loans    Principal Balance
______________________________________________________________
      Group 1                129         $  70,773,912.23
      Group 2                 86         $  48,028,835.91
      Group 3                141         $  31,211,883.81
      Group 4                475         $ 100,550,536.25
      Group 5                727         $ 129,589,044.92
      Group 6                244         $  38,836,361.46
      Group 7                364         $  40,643,231.59
      Group 8                 15         $   8,652,706.27

         As of the  reference  date,  the  mortgage  loans in the  underlying  trust  will  have had the  following delinquency and loss characteristics:

                  o        approximately  1.59%,  3.37%,  0.00%,  3.95%, 6.13%, 9.67%, 4.25% and 5.08% of the group
                           1, group 2,  group 3,  group 4, group 5, group 6, group 7 and group 8 mortgage  loans in the underlying  trust,  respectively,  are currently 30 to 59 days delinquent in payment of principal and interest;

                  o        approximately  0.00%,  0.98%,  0.00%,  1.02%, 1.36%, 2.02%, 2.41% and 0.00% of the group
                           1, group 2,  group 3,  group 4, group 5, group 6, group 7 and group 8 mortgage  loans in the underlying  trust,  respectively,  are currently 60 to 89 days delinquent in payment of principal and interest;

                  o        approximately  0.60%,  3.08%,  0.00%,  1.77%,  10.20%,  15.74%,  20.57% and 6.24% of the
                           group 1,  group 2,  group 3,  group 4,  group 5,  group 6,  group 7 and group 8 mortgage loans in the underlying  trust,  respectively,  are currently 90 or more days delinquent in payment of principal and interest;

                  o        approximately  5.45%,  9.95%,  4.81%, 7.39%,  11.83%,  15.00%,  11.08% and 12.48% of the
                           group 1,  group 2,  group 3,  group 4,  group 5,  group 6,  group 7 and group 8 mortgage loans in the underlying  trust,  respectively,  have been  delinquent by a maximum of 30 to 59 days in the past 12 months;

                  o        approximately  0.00%,  3.34%,  0.00%,  2.51%, 3.04%, 5.43%, 3.80% and 0.00% of the group
                           1, group 2,  group 3,  group 4, group 5, group 6, group 7 and group 8 mortgage  loans in the underlying trust,  respectively,  have been delinquent by a maximum of 60 to 89 days in the past 12 months;

                  o        approximately  0.60%,  4.49%,  0.00%,  2.78%,  11.91%,  19.83%,  22.13% and 6.24% of the
                           group 1,  group 2,  group 3,  group 4,  group 5,  group 6,  group 7 and group 8 mortgage loans in the underlying  trust,  respectively,  have been  delinquent by 90 days or more in the past 12 months; and

                  o        realized  losses on the group 1,  group 2,  group 3,  group 4, group 5, group 6, group 7 and group 8 mortgage  loans in the underlying  trust since the  underlying  cut-off date were approximately $0.00, $0.00, $0.00,  $78,763.96,  $13,935.62,  $0.00, $27,995.96 and
                           $0.00, respectively.

         The underlying  certificates  will rely solely on payments on the group 5 mortgage loans in the underlying trust for payments to such  certificates.  Certain  statistical  characteristics  of the group 5 mortgage  loans in

                                                     S-19

the  underlying  trust,  as of the reference  date unless  otherwise  indicated,  are set forth in Annex V. Annex V also includes certain aggregate  statistical  characteristics  of the mortgage loans in the underlying trust, as of the reference date unless otherwise indicated.

         See  "Description  of the Mortgage Pool" in the  prospectus  supplement  relating to the underlying  trust attached hereto as Annex II for a description of the mortgage loans in the underlying trust.

                      ORIGINATOR AND STATIC POOL INFORMATION FOR THE UNDERLYING MORTGAGE POOL

         See "Static  Pool  Information"  and "TBW's  Underwriting  Guidelines  and  Servicing  Operations"  in the
prospectus  supplement  relating to the  underlying  trust  attached  hereto as Annex II for a  description  of the originator of the mortgage  loans in the  underlying  trust and the sponsor of the  underlying  trust's static pool information.

                                        AFFILIATES AND RELATED TRANSACTIONS

         The sponsor and seller,  the  depositor  and the  underwriter  are  affiliated  entities  and wholly owned subsidiaries  of Credit Suisse  Holdings  (USA),  Inc. There is not currently and there was not during the past two years any  material  business  relationship,  arrangement  or other  understanding  between  any of the sponsor and seller,  the  depositor or the  underwriter  that was entered into outside the ordinary  course of business of each such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                              THE SPONSOR AND SELLER

         The following  information has been provided by Credit Suisse  Securities (USA) LLC and the depositor does not make any representation or warranty as to the accuracy or completeness of such information.

         Credit  Suisse  Securities  (USA)  LLC, a Delaware  limited  liability  company,  is  referred  to in this prospectus  supplement  as the  sponsor.  Its  executive  offices are located at 11 Madison  Avenue,  New York,  NY
10010.  The  sponsor is an  affiliate  of the  depositor.  The sponsor is also the  underwriter.  The sponsor is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.

         The sponsor is a registered  broker-dealer  and, as such,  is in the business of  purchasing,  selling and underwriting  securities,  including  mortgage-backed  securities.  The sponsor  underwrites,  sells and  purchases mortgage-backed  securities  that have been issued by its affiliates,  including the depositor,  and third parties.
The sponsor  acquired  the offered  certificates  from the  depositor  in April 2006.  During the fiscal year 2006, the  sponsor  was  the  lead  underwriter  of  approximately  $36.5  billion  of  publicly  registered  residential mortgage-backed securities issued by an affiliate of the sponsor.

         The sponsor was originally  incorporated  in  Massachusetts.  On January 17, 2003, the Sponsor merged with
Credit Suisse First Boston  Corporation  to become Credit  Suisse First Boston LLC, a Delaware  limited  liability.
Effective January 16, 2006 Credit Suisse First Boston LLC was renamed Credit Suisse Securities (USA) LLC.

                                                   THE DEPOSITOR

         Credit Suisse First Boston Mortgage  Securities  Corp.,  the depositor,  was  incorporated in the State of
Delaware on December 31, 1985, as a wholly-owned  subsidiary of First Boston  Securities  Corporation,  the name of which was subsequently changed to Credit Suisse First Boston Securities  Corporation,  or CSFBSC.  CSFBSC, the name of which was subsequently  changed to Credit Suisse First Boston  Management LLC and more recently to Credit Suisse
Management  LLC, is an indirect  wholly-owned  subsidiary  of Credit  Suisse  Holdings  (USA),  Inc. The  principal executive  offices of the depositor are located at 11 Madison Avenue,  New York, N.Y. 10010.  Its telephone  number is (212) 325-2000.

         The  depositor  was  organized,  among other  things,  for the purposes of  establishing  trusts,  selling beneficial  interests  in those trusts and  acquiring  and selling  mortgage  assets to those  trusts.  Neither the depositor,  its  parent  nor any of the  depositor's  affiliates  will  ensure or  guarantee  distributions  on the certificates.  The  underlying  certificates  will be  acquired  by the  depositor  directly or through one or more affiliates.  During  the fiscal  year 2006,  the  depositor  and its  affiliates  securitized  approximately  $27.0 billion of residential mortgages.

                                                     S-20

         After issuance of the  certificates,  the depositor will have no material  obligations with respect to any of the offered  certificates,  the underlying  certificates  or the mortgage loans in the underlying  trust,  other than  (i) the  right to appoint a successor  trustee  upon the  resignation  or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

                                    SERVICING OF THE UNDERLYING MORTGAGE LOANS

The Servicer

         Taylor,  Bean & Whitaker  Mortgage Corp. (the "Company,"  "Taylor,  Bean & Whitaker" or "TBW"),  a Florida
corporation,  is referred to in the prospectus  supplement as the  "originator"  and the  "servicer." Its executive offices are located at 101 N.E. 2nd Street, Ocala, Florida 34470.

General

         As of the underlying  cut-off date, Taylor,  Bean & Whitaker  originated or acquired all of the underlying mortgage loans.

Company Overview

         TBW  is  an  independent  mortgage  banking  company  that  originates,   purchases,  sells  and  services
residential  mortgage loans. TBW's current product line includes  agency-eligible  conventional loans,  FHA-insured and VA-guaranteed loans, jumbo loans, and adjustable rate mortgages.

         Currently,  TBW has relationships  with  approximately  1,100 community banks in 48 states.  The community bank partners rely on TBW's  CommunityBanksOnline®  system to enable them to  underwrite,  process,  close and fund mortgage loans.  TBW's wholesale  channel  originates  loans through a network of  approximately  6,500 brokers who rely on TBW's  account  executives  and  centralized  underwriting  and  processing  teams to assist  them with the mortgage loan process.  TBW also has established a  correspondent  channel to serve those accounts that are able to close and finance loans on their own. Through its community bank,  broker and  correspondent  channels,  TBW offers products to both  homebuyers and homeowners who are seeking to refinance for better rates or terms.  For the fiscal year ended April 30, 2007,  TBW originated  $28.0 billion of loans.  For the six months ended October 31, 2007, TBW originated $18.0 billion of loans.  As of October 31, 2007, TBW had a servicing portfolio of $55.7 billion.

         Taylor,  Bean & Whitaker  typically  funds  mortgage loans through the  combination  of a bank  syndicated credit facility,  gestation  repurchase  facilities,  and an asset-backed  single seller  commercial paper conduit.
TBW  generally  sells  conforming  loans  within 30-90 days of closing.  Eligible  loans are sold to Freddie Mac in exchange  for  Freddie Mac  mortgage-backed  securities  or cash.  FHA and VA loans are pooled and  securitized  as
Ginnie  Mae  securities.  Freddie  Mac and Ginnie  Mae  securities  collateralized  by  eligible  loans are sold to approved  broker-dealers.  TBW sells  loans that are not  eligible  as  collateral  for  Freddie  Mac or Ginnie Mae securities  through a variety of  channels.  Examples  of  non-eligible  loans are jumbo  loans,  certain  types of reduced  documentation  (or Alt-A) loans,  certain types of second-lien  loans and subprime loans.  From early 2006 until  the  spring  of  2007,  TBW's  primary  mode  of sale  for  non-eligible  loans  was  through  private-label securitizations.  Since the spring of 2007,  TBW has sold  non-eligible  collateral  on a whole loan basis  (either individually  or in bulk).  Buyers of non-Freddie  Mac and  non-Ginnie  Mae eligible  loans and securities  include large depository financial  institutions,  large mortgage banks, securities dealers, real estate investment trusts, hedge funds and other  institutional loan buyers.  These types of loan sales generally are consummated within 60-90 days of loan  origination.  TBW  generally  retains the  servicing  rights  relating  to loans that it  originates.
Depending  on market and other  factors,  however,  TBW may sell loans  together  with their  respective  servicing rights or sell them separately.

TBW's Historical Production Data

         The following table sets forth the number, total principal balance and average principal balance of
TBW's first-lien mortgage loan production in the periods indicated:

                                                     S-21

                                          TBW's Mortgage Loan Production

                                                                                                    Six Months Ended
                                               Twelve Months Ended April 30                            October 31,
                        _______________________________________________________________________________________________
                               2004              2005               2006               2007               2007
                        _______________________________________________________________________________________________
Total Number of Loans         60,861            65,373             102,585            166,247            101,309
Total Principal           $9,012,864,000    $10,990,006,000    $18,777,882,000    $28,036,036,000    $18,032,539,000
Balance of Loans
Average Principal            $148,089          $168,112           $182,368           $168,641           $177,995
Balance of Loans

         The following table sets forth various classifications of first-lien mortgage loan production by TBW in the periods indicated:

                                        TBW's Production by Product Type(1)

                                                                                                    Six Months Ended
                                                    Twelve Months Ended April 30                       October 31,
                                   ____________________________________________________________________________________
                                        2004             2005            2006            2007             2007
                                   ____________________________________________________________________________________
Fixed Rate(2)                           83.4%           85.3%           92.8%           88.2%             93.8%
Adjustable Rate(2)                      11.1%           14.1%            5.5%            8.4%             5.8%
Balloons                                0.6%             0.5%            0.9%            1.3%             0.1%
Other                                   4.9%             0.1%            0.8%            2.1%             0.3%
Total                                  100.0%           100.0%          100.0%          100.0%           100.0%
Conforming Loans(3)                     92.8%           84.4%           75.9%           71.2%             89.4%
Non-Conforming Loans(3)                 7.2%            15.6%           24.1%           28.8%             10.6%
Total                                  100.0%           100.0%          100.0%          100.0%           100.0%
         (1)  The table sets forth the  percentage of the  principal  balance based on total dollar volume of TBW's mortgage loans produced by product type for the periods indicated.
         (2)  These mortgage loans are fully amortizing.
         (3)  Conforming  loans are loans  that meet the  normal  FNMA,  FHLMC or GNMA  guidelines.  Non-conforming loans are all other loans.

         The  following  table  sets forth the  states  with the  largest  geographic  concentration  of first lien mortgage loans produced by TBW for the periods indicated:

                                        TBW's Origination Volume by Year(1)

                                                                                                     Six Months Ended
                                  Twelve Months Ended April 30                                         October 31,
_________________________________________________________________________________________________________________________
          2004                     2005                    2006                    2007                    2007
_________________________________________________________________________________________________________________________
Georgia              19%  Massachusetts      17%  Massachusetts      17%  Georgia            12%  Georgia            10%
Massachusetts         16  Georgia             16  Georgia             13  Massachusetts        9  California           8
Florida               11  Florida              9  Florida              9  Florida              8  Texas                6
Illinois               8  California           8  California           8  Illinois             7  Florida              6
California             6  Illinois             7  Illinois             7  California           7  Illinois             6
Colorado               6  Colorado             5  Maryland             4  Colorado             5  Massachusetts        6

         (1)  The table sets forth the  percentage of the  principal  balance based on total dollar volume of TBW's mortgage loans originated for the periods  indicated.  No other state represents a higher percentage of origination volume by year than the lowest percentage represented.

                                                     S-22

Sale of Loans

         Taylor,  Bean & Whitaker  customarily  sells all  agency-eligible  mortgage  loans that it  originates  or purchases.  TBW  primarily  retains the servicing  rights on the loans it  originates or purchases,  but on certain occasions  the related  mortgage  servicing  rights may be sold with the loan or sold  separately.  Under  programs currently  established  with  Freddie  Mac,  TBW  aggregates  conforming  conventional  loans  into  pools that are exchanged for  mortgage-backed  securities or sells  individual  loans to Freddie Mac for cash.  FHA mortgage loans and VA  mortgage  loans  originated  by TBW are  generally  pooled  and  sold  either  in the  form of  Ginnie  Mae mortgage-backed  securities  issued  by TBW  or on an  assignment-of-trade  basis  to  other  approved  Ginnie  Mae sellers.  TBW pays certain fees to Freddie Mac or Ginnie Mae, as  applicable,  in connection  with these  programs.
Once  eligible  loans are  pooled and  securities  are  formed,  TBW then sells  those  Freddie  Mac and Ginnie Mae securities to approved  securities  dealers.  Historically,  a majority of TBW's  mortgage  loans qualify under the various Freddie Mac and Ginnie Mae program  guidelines,  as applicable,  which include specific property and credit standards,  including a loan size limit.  Non-conforming  conventional residential mortgage loans (such as jumbo or reduced  documentation  loans) are sold to private  investors or dealers through whole loan sales or  private-label securitizations for cash.

         Until April  2002,  TBW was an  Approved  Seller and  Servicer  with each of Freddie  Mac,  Ginnie Mae and
Fannie  Mae. In April  2002,  Fannie Mae  terminated  the status of TBW as an  Approved  Seller and  Servicer . The termination  occurred  after Fannie Mae expressed  its concerns to TBW  regarding  its growth rate and  operational problems that adversely  affected the accuracy of data regarding  mortgage loans provided by TBW and the conformity of mortgage  loans  originated by TBW with Fannie Mae's  Guidelines.  In  connection  with the  termination  of its
Approved Seller status,  Fannie Mae also required TBW to sell its portfolio of servicing  rights for mortgage loans owned by Fannie Mae.  TBW remains an Approved Seller and Servicer with Freddie Mac and Ginnie Mae.

         Taylor,  Bean & Whitaker's  loan sales are governed by investor  agreements  that do not generally  have a limitation  as to the maximum or minimum  value of loans sold to each  purchaser.  These  agreements  establish  an ongoing  program under which  investors  stand ready to purchase or securitize  certain loans, as long as the loans offered  for sale meet  agreed-upon  underwriting  standards.  In the case of  conventional  loans,  subject to the obligations  of any primary  mortgage  insurer,  TBW is generally at risk for any mortgage  loan default  until the loan is sold,  which  typically  occurs  within 30-90 days.  Once the loan is sold,  the risk of loss from mortgage loan default and  foreclosure  generally  passes to the purchaser or insurer of the loan. In the case of FHA and VA loans,  generally  within 60 days of loan closing TBW must request  insurance  or a guarantee  certificate  and the loan must be current  at the time of the  request.  Once the  insurance  or the  guarantee  certificate  is issued, generally  the  insurance  or guarantee  will be  available  for  foreclosure  and related  losses as a result of a borrower  default.  Certain losses related to foreclosures  and similar  procedures in connection with FHA mortgage loans are not covered by FHA insurance,  nor are losses that exceed the VA's guarantee  limitations.  Additionally,
FHA can seek  indemnification  from TBW for failure to comply with  applicable  guidelines  in the  origination  or servicing  of loans,  and can curtail  insurance  claim  payments  based on  failures  to comply with FHA's  claims guidelines.  The VA can reduce guarantee payments based on failures to comply with VA requirements,  and in certain cases  the  VA  can  deny  any  liability  under  a  guaranty.  In  connection  with  its  loan  sales,  TBW  makes representations  and warranties  customary in the industry  relating to, among other things,  compliance with laws, regulations,  certain  program  standards and the accuracy of information  contained in the loan file. In the event of a breach of these  representations and warranties,  TBW may become liable for certain damages or may be required to repurchase  such loans and bear any potential  related loss on the disposition of those loans.  Typically,  with respect to loans that it  repurchases,  TBW corrects the flaws that resulted in the  repurchase,  and the loans are resold in the market or are repurchased by the original correspondent pursuant to prior agreement.

TBW's Secondary Marketing

         The following table sets forth the total principal balance and total percentage (by outstanding principal balance) of TBW's first-lien mortgage loan production sold to the Freddie Mac and Ginnie Mae in the periods indicated:

                                                     S-23

                           TBW's Loan Sales by Agency as a Percentage of Total Sales(1)

                                                                                                  Six Months Ended
                                              Twelve Months Ended April 30                           October 31,
                        ______________________________________________________________________________________________
         Agency                   2005                    2006                   2007                   2007
______________________________________________________________________________________________________________________
Freddie Mac(2)             $5,072      50.94%     $12,483      71.49%     $15,624     64.53%     $13,849     68.41%
Ginnie Mae                  1,128      11.32%      1,088       6.23%       2,566      10.60%        3,453    17.05%
Fannie Mae                   ---        ---         ---         ---         ---        ---         ---         ---
Non-Agency                  3,757      37.73%      3,889       22.27%      6,020      24.87%        2,943    14.54%
Total                      $9,957     100.00%     $17,460     100.00%     $24,210    100.00%     $20,245     100.00%
         (1)  All dollar amounts are expressed in millions.
         (2)  Includes Freddie Mac's purchase of Alt-A loans.

The Originator's Underwriting Guidelines

         Taylor,  Bean &  Whitaker  lends on  conventional  conforming  (i.e.  Fannie  Mae and  Freddie  Mac agency products),  FHA Insured,  VA Insured,  Rural Housing and conventional  non-conforming  loans (i.e., loans which are not insured by the Federal  Housing  Authority or partially  guaranteed  by the  Department  of Veteran  Affairs or which do not qualify  for sale to Fannie Mae or Freddie  Mac and are  secured by first liens on  one-to-four-family residential  properties).  All loans may be underwritten by TBW or purchased by TBW when underwritten to acceptable guidelines  approved by TBW.  TBW's  underwriting  standards  with respect to the  mortgage  loans  generally  will conform to those published in TBW's Product  Profiles and Credit Policy.  The  underwriting  standards as set forth in TBW's  underwriting  guidelines  are  continually  revised  based on prevailing  conditions  in the  residential mortgage market and the market for mortgage securities.

         Generally,  a  prospective  borrower is required to complete a detailed  application  providing  pertinent credit information.  The application  contains a description of a borrower's assets and liabilities and a statement of income and expenses,  as well as an  authorization  to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.  In addition,  employment  verification  is obtained  which reports the  borrower's  current  salary and may contain the length of employment and an indication as to whether it is  reasonably  expected that the borrower  will  continue  such  employment  in the future.  If a prospective  borrower is self-employed or if income is received from dividends and interest,  rental  properties or other income which can be verified  from tax returns,  the borrower may also be required to submit copies of signed tax  returns.  In  addition,  the  borrower  may be required to  authorize  verification  of deposits at  financial institutions where the borrower has accounts.

         The  underwriting  standards  set forth in TBW's  Product  Profiles  and  Credit  Policy  with  respect to conventional  conforming,  FHA and VA loan  programs  provide for  varying  levels of  documentation.  The level of documentation  required  with  respect  to  conventional  conforming  loans,  FHA  and VA  may  vary  based  on the requirements of Freddie Mac's Loan Prospector  ("LP") program or Fannie Mae's Desktop  Underwriter  ("DU") program.
Fannie Mae and Freddie Mac have  created  their  automated  underwriting  engines  around sets and subsets of rules taking  into  consideration  overall  risk based off of FICO score,  LTV/CLTV,  occupancy,  income/debt  ratios and transaction  type. The automated  underwriting  engines created by Fannie Mae and Freddie Mac have been approved by
FHA and VA for use in determining  overall  repayment risk and have included within the engine,  their own superset of risk  controls.  The result of input of all of the required  application  fields will yield a result of approval or denial (with varying layers of risk determined between these decisions).

         If the loans are "conventional  non-conforming  loans", the underwriting standards applicable to the loans typically  differ from, and are generally less stringent  than, the  underwriting  standards  established by Fannie
Mae,  Freddie  Mac  and  government  insured  loans  primarily  with  respect  to  original   principal   balances,
loan-to-value  ratios,  borrower  income,  required  documentation,  interest  rates,  borrower  occupancy  of  the mortgaged  property  and/or property types. To the extent the programs  reflect  underwriting  standards  different from those of Fannie Mae,  Freddie Mac, FHA and VA, the  performance  of the loans  thereunder  may reflect  higher delinquency  rates and/or credit  losses.  Prior to the summer of 2007, a certain  percentage  of the  conventional non-conforming  loans were originated under alternative  documentation  programs which required less  documentation and  verification  than do  traditional  full  documentation  programs.  TBW ceased  originating  such  alternative documentation  programs in the summer of 2007. Generally,  under an alternative  documentation program the borrower provides  alternate forms of  documentation  to verify  employment,  income and/or assets.  Under the Stated Income

                                                     S-24

Verified Asset program (SIVA),  the borrower states his or her income on the application  along with  place/history of employment.  The borrower's  employment is verified,  however,  not the actual earnings.  The lender  determines that the income is reasonable and consistent  with the  borrower's  occupation and tenure of employment.  Under the
Stated Income Stated Asset  program  (SISA),  the  employment is documented  the same as the Stated Income  program and,  additionally,  the  assets are stated on the  application  but are not  verified  on  deposit.  The No Income
Qualifier  program (NIQ)  application is taken with  employment  stated on the  application but no income listed on the  application  leaving  the ratios at zero.  Employment  and  assets are  verified  under the NIQ  program.  The application for the No  Documentation  program (No Doc) contains no employment,  income or asset  information.  The underwriting for such  alternative  documentation  loans may be based primarily or entirely on other factors,  such as an appraisal of the mortgaged  property,  the loan-to-value ratio at origination and the borrower's credit score and  previous  mortgage  payment  history.  TBW has created a  proprietary  rules-based  engine that  generates  an underwriting  decision  based on rules input as a direct  reflection  of the product  profiles  for  non-conforming
(Alt-A) loans.

         Based on the data provided in the application and certain  verification (if required),  a determination is made by the lender that the  borrower's  monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly  obligations on the mortgage loan and other  expenses  related to the property such as property taxes,  utility costs,  standard hazard insurance and obligations other than housing expenses.  Generally, scheduled  payments  on a loan  during  the first  year of its term  plus  taxes and  insurance  and all  scheduled payments  on  obligations  that  extend  beyond  ten  months  equal  no more  than a  specified  percentage  of the prospective  borrower's gross income.  The percentage  applied varies on a case by case basis depending on a number of  underwriting  criteria,  including  product  applied for, FICO,  occupancy and the  loan-to-value  ratio of the mortgage  loan.  The  originator  may also  consider the amount of liquid  assets  available to the borrower  after origination.

         In  determining  the adequacy of the  mortgaged  property as  collateral,  an appraisal may be required of each property  considered for financing.  Such appraisals are performed by appraisers  independent  from TBW or its affiliates.  Such  appraisals,  however,  will not establish  that the mortgaged  properties  provide  assurance of repayment of the mortgage loans. The appraisal  procedure  standards  generally will have required the appraiser or an agent on its behalf to  personally  inspect the  property to verify that the property is in good  condition  and that  construction,  if new, has been completed.  All appraisals  conform to the Uniform  Standards of Professional
Appraisal  Practice  adopted by the  Appraisal  Standards  Board of the Appraisal  Foundation  and must be on forms acceptable  to Fannie Mae and/or  Freddie Mac.  The  appraisal is based on various  factors,  including  the market value of comparable homes and the cost of replacing the  improvements.  For existing  properties,  if the appraisal is more than 120 days old but less than 360 days old,  the original  appraiser  must certify that the value has not declined.  If the  appraisal  is more than 360 days old, a new  appraisal  is  required.  For new  construction  or construction-to-term  loans,  if the  appraisal  is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined.  The re-certification  must be dated within 180 days of the settlement  or closing.  If the appraisal is more than 360 days old, a new  appraisal is required.  Appraisals  are reviewed in their entirety by an underwriter employed or contracted by TBW or an approved delegate for TBW.

         Taylor,  Bean & Whitaker's  underwriting  standards  include a set of specific  criteria pursuant to which the  underwriting  decision is made.  Mortgage loans will be considered to be originated in accordance with a given set of  underwriting  standards  if,  based  on an  overall  qualitative  evaluation,  the  loan is in  substantial compliance  with those  underwriting  standards as determined by a TBW  underwriter  or contract  underwriter or an approved delegate.

The Servicer's Servicing Historical Data

         Taylor,  Bean & Whitaker has been engaged in the business of servicing  residential  mortgage  loans since
1997.  TBW became an  Approved  Servicer  in June of 1998 and  September  of 1999 with  Freddie Mac and Ginnie Mae, respectively,  and is  currently  approved  by each such  Agency.  There  have been no  material  changes  to TBW's servicing policies and procedures during the past three years.

         Servicing  activity  covers:  (i) the  collection  of  due  interest  and  principal  payments.   (ii) the
management of foreclosures, (iii) investor accounting, (iv) escrow management and (v) certain other services.

         Virtually  all  of  the  TBW's   servicing   portfolio  is   non-recourse   and  TBW  primarily   services
agency-eligible  mortgages.  The  following  table sets  forth the  composition  of TBW's  servicing  portfolio  by dollar volume as of the dates  indicated  for (i) agency  composition,  (ii)  interest  rate type,  and (iii) major geographical concentration:

                                                     S-25

                                  Composition of TBW's Servicing Portfolio(1)(2)

                                                          As of April 30                                    As of October 31,
                        ________________________________________________________________________________________________________
                                2004                 2005                 2006                2007                 2007
                        ________________________________________________________________________________________________________
Freddie Mac               $5,374      72%     $10,047      78%     $20,076     76%     $27,944      66%     $39,794     72%
Ginnie Mae                  717       10%      1,321       10%      2,135       8%      4,299       10%      7,460      13%
Fannie Mae                  --         --        --        --         --        --        --        --         --        --
Non-Agency                 1,324      18%      1,524       12%      4,262      16%      9,971       24%      8,472      15%
Interest Rate
Fixed Rate                $6,626      89%     $11,382      88%     $24,587     93%     $39,463      93%     $52,661     95%
Adjustable Rate             789       11%      1,510       12%      1,885       7%      2,751       7%       3,065       5%
Major Geographic
Concentration
                            GA        19%        GA        16%        MA       17%        GA        14%        GA       13%
                            IL        12%        MA        15%        GA       14%        MA        12%        MA       10%
                            FL        12%        IL        10%        FL        9%        FL        8%         FL        8%
                            MA        11%        FL        10%        IL        8%        IL        7%         CA        7%
                            CA         8%        CA        8%         CA        7%        CA        7%         IL        7%

         (1)  All dollar amounts are expressed in millions.
         (2)  All percentages of principal balances are based on dollar volume.

         TBW is not aware that any default has  occurred as to any  securitization  for which it acts as a servicer or sub-servicer.  TBW's assessment of compliance with applicable  servicing  criteria  relating to its provision of servicing  functions  for  securitization  transactions  for the twelve months ended  December 31, 2006,  furnished pursuant  to Item  1122 of  Regulation  AB,  discloses  that it has  complied  in all  material  respects  with the applicable  servicing criteria with respect to its securitization  servicing platform taken as a whole,  except for the following:  four of thirty-five  monthly  reports tested,  representing  the monthly reports for two of the six securitization  transactions  with reporting dates  inconsistent with the other four  securitization  transactions, were not delivered in accordance with the timeframes  established by the  transaction  agreements and the servicing criteria set forth in  1122(d)(3)(i),  foreclosure was not initiated in accordance with the timeframes  established by the  transaction  agreements  and the servicing  criteria set forth in  1122(d)(4)(vii)  for nine of twenty-four loans  tested,  and hazard  insurance  payments  made on behalf of obligors were not completed on or before the due date for two of sixty loans tested as set forth in  1129(d)(4)(xi).  Management of servicer  believes that any such noncompliance has not had a material adverse effect on the servicing of the mortgage loans.

         TBW is not aware of any material  legal  proceedings  pending  against it or against any of its  property, including any proceedings known to be contemplated by governmental authorities.

                             CUSTODIAL ARRANGEMENTS FOR THE UNDERLYING MORTGAGE LOANS

         Colonial  Bank,  N.A.  ("Colonial  Bank") will act as the custodian of the mortgage  files pursuant to the custodial  agreement.  Colonial Bank is a national  banking  association  which has an office in Orlando,  Florida.
Colonial Bank has performed this  custodial  role in numerous  mortgage-backed  transactions  since 1998.  Colonial
Bank will maintain the mortgage  files in secure,  fire-resistant  facilities.  Colonial  Bank will not  physically segregate the mortgage  files from other  mortgage  files in Colonial  Bank's  custody but will keep them in shared facilities.  However,  Colonial Bank's proprietary  document tracking system will show the location within Colonial
Bank's  facilities of each  mortgage file and will show that the mortgage loan  documents are held by the custodian on behalf of the trustee.  Colonial  Bank may perform  certain of its  obligations  through one or more third party vendors.  However,  Colonial  Bank shall  remain  liable for the duties and  obligations  required  of it under the custodial  agreement.  Colonial Bank has no pending legal  proceedings that would  materially  adversely affect its ability to perform its duties as custodian.

                                              THE TRUST ADMINISTRATOR

         Wells Fargo Bank,  National  Association  ("Wells Fargo Bank") will act as trust  administrator  under the trust agreement.  Wells Fargo Bank is a national banking  association and a wholly-owned  subsidiary of Wells Fargo

                                                     S-26

& Company.  A  diversified  financial  services  company  with  approximately  $540  billion in assets and  158,000 employees  as of June  30,  2007,  Wells  Fargo &  Company  is a U.S.  bank  holding  company,  providing  banking, insurance,  trust,  mortgage and consumer finance services throughout the United States and internationally.  Wells
Fargo Bank provides  retail and commercial  banking  services and corporate  trust,  custody,  securities  lending, securities  transfer,  cash  management,  investment  management and other  financial and fiduciary  services.  The depositor,  the sponsor and the seller may maintain  banking and other  commercial  relationships  with Wells Fargo
Bank and its  affiliates.  Wells  Fargo  Bank  maintains  principal  corporate  trust  offices  located at 9062 Old
Annapolis Road,  Columbia,  Maryland  21045-1951 (among other locations),  and its office for certificate  transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable  servicing  criteria relating to its provision of master  servicing,  trustee,  securities  administration  and paying agent  services for the twelve months ended
December 31,  2006,  furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the  1122(d)(3)(i)  servicing  criteria during that reporting period.  The assessment of compliance  indicates that certain  monthly  investor or  remittance  reports  included  errors in the  calculation  and/or the  reporting  of delinquencies  for the related  pool  assets,  which  errors may or may not have been  material,  and that all such errors were the result of data  processing  errors  and/or the mistaken  interpretation  of data  provided by other parties  participating in the servicing function.  The assessment further states that all necessary  adjustments to
Wells Fargo Bank's data  processing  systems  and/or  interpretive  clarifications  have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served  within the past two years as loan file  custodian  for various mortgage  loans owned by the sponsor or an  affiliate  of the  sponsor  and  anticipates  that one or more of those mortgage  loans may be included in the underlying  trust.  The terms of any custodial  agreement  under which those services  are  provided by Wells Fargo Bank are  customary  for the  mortgage-backed  securitization  industry  and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Under the terms of the trust  agreement,  Wells Fargo Bank is responsible  for securities  administration,
which  includes  pool  performance   calculations,   distribution  calculations  and  the  preparation  of  monthly distribution  reports.  As trust  administrator,  Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly  reports on Form 10-D,  certain current reports  on Form 8-K and  annual  reports  on Form 10-K  that are  required  to be filed  with the  Securities  and
Exchange  Commission  on behalf of the  issuing  Trust.  Wells  Fargo  Bank has been  engaged  in the  business  of securities  administration  since June 30,  1995.  As of June 30, 2007,  Wells Fargo Bank was acting as  securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

         See  "Servicing  of the Mortgage  Loans," "The Master  Servicer  and the Trust  Administrator"  and "TBW's
Underwriting  Guidelines and Servicing  Operations" in the prospectus  supplement  relating to the underlying trust attached hereto as Annex II for more  information  about the master servicer and the servicer of the mortgage loans in the underlying trust.

                                                     S-27

                                          DESCRIPTION OF THE CERTIFICATES

General

         The  certificates  will be  issued  under  the  trust  agreement.  Described  below  in this  section  are summaries  of the  specific  terms and  provisions  under  which the  certificates  will be issued.  The  following summaries do not purport to be complete  and  additional  information  is provided in the  provisions  of the trust agreement.  The trust  agreement will be filed with the  Securities and Exchange  Commission in a current report on
Form 8-K following the issuance of the  certificates.  You should also read  carefully the portion  relating to the underlying  certificates  of  "Description  of the  Certificates"  in the  prospectus  supplement  relating  to the underlying trust attached hereto as Annex II.

Offered Certificates

         The CSMC Trust 2007-5R,  Mortgage Trust  Certificates,  Series 2007-5R,  will consist of the following six classes of certificates which are offered hereby:

              o   Class A-1 Certificates;

              o   Class A-2 Certificates;

              o   Class A-3 Certificates;

              o   Class A-4 Certificates;

              o   Class A-5 Certificates, also referred to in this prospectus supplement as the Exchangeable
                  Certificates; and

              o   Class AR Certificates.

         The  Class  A-1  Certificates  and  the  Class  A-4  Certificates  are  collectively  referred  to in this prospectus supplement as the Exchangeable REMIC Certificates.

         The Class A-1, Class A-2,  Class A-4 and Class A-5  Certificates  will be issued in minimum  denominations
(by  principal  balance) of $25,000 and integral  multiples  of $1 in excess  thereof.  The Class A-3  Certificates will be issued in minimum  denominations of $100,000 (by initial  notional amount) and integral  multiples of $1 in excess thereof.  The Class AR Certificates will be issued in minimum percentage interests of 20%.

Assets of the Trust

         The  certificates  will evidence the entire  beneficial  ownership  interest in the trust.  The trust will consist of:

              o   an approximately 36.11% beneficial interest in the underlying certificates;

              o   the Certificate Account and the assets that are deposited in each of them from time to time; and

              o   all proceeds of any of the foregoing.

Book-Entry Registration

         The  Class A-1,   Class A-2,   Class A-3,   Class A-4  and  Class A-5   Certificates  will  be  book-entry
certificates.  The book-entry  certificates  will be issued in one or more  certificates  which equal the aggregate initial  certificate  principal  balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC,  and are  collectively  referred  to as the DTC  registered  certificates.  Beneficial interests  in the  DTC  registered  certificates  will be held  indirectly  by  investors  through  the  book-entry facilities  of DTC in the United  States,  or  Clearstream,  Luxembourg  or the  Euroclear  System,  referred to as
Euroclear,  in Europe, if they are participants of these systems,  or indirectly  through  organizations  which are

                                                     S-29

participants  in these systems.  Clearstream,  Luxembourg  and Euroclear  will hold omnibus  positions on behalf of their participants  through customers'  securities  accounts in Clearstream,  Luxembourg's and Euroclear's names on the books of their respective  depositaries which in turn will hold positions in customers'  securities accounts in the depositaries' names on the books of DTC. Citibank,  N.A.,  referred to as Citibank,  will act as depositary for
Clearstream,  Luxembourg  and JPMorgan  Chase Bank,  N.A.,  referred to as  JPMorgan,  will act as  depositary  for
Euroclear. Collectively these entities are referred to as the European depositaries.

         The  depositor  has been  informed by DTC that its nominee will be Cede & Co.  Accordingly,  Cede & Co. is expected  to be the holder of record of the DTC  registered  certificates.  No person  acquiring  a DTC  registered certificate  will be  entitled  to receive a physical  certificate  representing  that  certificate,  a  definitive certificate, except as described under "-Definitive Certificates" below.

         Unless and until definitive  certificates are issued, it is anticipated that the only  "certificateholder"
of the DTC registered  certificates will be Cede & Co., as nominee of DTC.  Beneficial owners of the DTC registered certificates  will not be  certificateholders,  as that term is used in the trust agreement.  Beneficial owners are only permitted to exercise the rights of  certificateholders  indirectly through  participants and DTC. Monthly and annual reports on the trust  provided to Cede & Co., as nominee of DTC, may be made available to beneficial  owners on request,  in accordance  with the rules,  regulations  and  procedures  creating and  affecting  DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

         For a description of the procedures  applicable to the DTC registered  certificates,  see  "Description of the Securities-Book-entry Registration" in the prospectus.

Definitive Certificates

         Definitive  certificates  will be issued to beneficial  owners of DTC  registered  certificates,  or their nominees, rather than to DTC, only if:

         o        DTC  or  the  depositor  advises  the  trust  administrator  in  writing  that  the depository is no longer willing,  qualified or able to discharge properly its  responsibilities  as nominee and depository for the DTC registered  certificates  and the depositor or the trust  administrator is unable to locate a qualified successor; or

         o        the  depositor,  with  the  consent  of  the applicable   participants,  in  writing, elects   to
                  terminate the book-entry system through DTC.

         In  the  case  of  any  of  the  events  described  in the  immediately  preceding  paragraph,  the  trust administrator  will  be  required  to  notify  all  beneficial  owners  of the  occurrence  of that  event  and the availability  of  definitive  certificates.  At  the  time  of  surrender  by  DTC of  the  global  certificate  or certificates  representing  the DTC  registered  certificates  and  instructions  for  re-registration,  the  trust administrator  will issue the  definitive  certificates.  After that,  the trust  administrator  will recognize the holders of those definitive certificates as certificateholders under the trust agreement.

         According to DTC, the information above for DTC has been provided for  informational  purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Exchangeable Certificates

General

         The holder of the  Exchangeable  REMIC  Certificates in any REMIC  Combination may exchange all or part of each class of such  Exchangeable  REMIC  Certificates  for a  proportionate  interest in the  related  Exchangeable
Certificates.  The holder of each class of  Exchangeable  Certificates  may also exchange all or part of such class for a  proportionate  interest  in each  such  class  of  Exchangeable  REMIC  Certificates  in the  related  REMIC
Combination.  This process may occur repeatedly.

         The classes of Exchangeable  REMIC  Certificates and of Exchangeable  Certificates that are outstanding on any date and the outstanding  principal  balances of these classes will depend upon the aggregate  distributions of principal  made to such  classes,  as well as any exchanges  that have  occurred on or prior to such date.  For the purposes  of the  definitions  set  forth  under  "Description  of the  Certificates-Glossary  of  Terms"  and  the

                                                     S-29

calculation of the Class Principal  Balance of any class of  Exchangeable  REMIC  Certificates,  to the extent that exchanges of Exchangeable  REMIC  Certificates for Exchangeable  Certificates  occur, the aggregate Class Principal
Balance of the  Exchangeable  REMIC  Certificates  will be deemed to  include  the Class  Principal  Balance of the related  Exchangeable  Certificates  issued in the exchange  and the Class  Principal  Balance of the  Exchangeable
Certificates will be deemed to be zero.  Exchangeable  REMIC  Certificates in any REMIC Combination and the related
Exchangeable  Certificates may be exchanged only in the specified  proportion that the relative original amounts of such certificates bear to one another as shown in the column titled "Relative Original Amount" in Annex VI.

         Holders of  Exchangeable  Certificates  will be the beneficial  owners of an interest in the  Exchangeable
REMIC  Certificates in the related REMIC Combination and will receive a proportionate  share, in the aggregate,  of the  distributions  on those  certificates.  With  respect  to any  Distribution  Date,  the  aggregate  amount  of principal and interest  distributable to any Exchangeable  Classes and the Exchangeable  REMIC  Certificates in the
related REMIC  Combination  then  outstanding on such  Distribution  Date will be equal to the aggregate  amount of principal and interest  otherwise  distributable to all of the Exchangeable REMIC Certificates in the related REMIC
Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

         If a  Certificateholder  wishes to  exchange  certificates,  the  certificateholder  must notify the Trust
Administrator  by e-mail at  ctsspgexchanges@wellsfargo.com  no later than two  business  days before the  proposed
Exchange  Date.  The Exchange  Date can be any business day other than the first or last business day of the month, subject to approval by the Trust Administrator.  The notice must be on the  Certificateholder's  letterhead,  carry a medallion stamp  guarantee and set forth the following  information:  the CUSIP number of each  Certificate to be exchanged  and each  Certificate  to be  received,  outstanding  certificate  principal  balance  and the  original certificate principal balance of the Certificates to be exchanged,  the  Certificateholder's DTC participant number
and  the  proposed  Exchange  Date.  After  receiving  the  notice,   the  Trust   Administrator  will  e-mail  the
Certificateholder  with wire  payment  instructions  relating  to the  exchange  fee.  The  Certificateholder  will utilize the Deposit and Withdrawal  System at DTC to exchange the  Certificates.  A notice  becomes  irrevocable on the second business day before the proposed Exchange Date.

         In connection with each exchange,  the  Certificateholder  must pay the Trust Administrator a fee equal to
$5,000.

         The Trust  Administrator  will make the first  distribution  on a  Exchangeable  REMIC  Certificate  or an
Exchangeable  Certificate  received in an exchange  transaction on the Distribution Date in the month following the month of the exchange to the  Certificateholder  of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

         The  characteristics  of any Exchangeable  Certificates  will reflect the  characteristics  of the related
Exchangeable  REMIC  Certificates  in the related  REMIC  Combination.  Investors  should also consider a number of
factors  that  will  limit  a   Certificateholder's   ability  to  exchange  Exchangeable  REMIC  Certificates  for
Exchangeable Certificates and vice versa:

         o    At the time of the  proposed  exchange,  a  Certificateholder  must own  certificates  of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex VI.

         o    A  Certificateholder  that  does not own the  certificates  may be unable  to  obtain  the  necessary
              Exchangeable REMIC Certificates or Exchangeable Certificates.

         o    The  Certificateholder  of needed  certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

         o    Certain  certificates may have been purchased or placed into other financial  structures and thus may be unavailable for exchange.

                                                     S-30

         o    Principal  distributions  will  decrease  the  amounts  available  for  exchange  over  time  and may eliminate the possibility of certain exchanges.

         o    Only the combination listed on Annex VI is permitted.

         o    The proposed exchange cannot result in the certificates  being issued in denominations  less than the minimum denominations applicable to such certificates.

Distributions

         Distributions on the certificates will be made by the trust  administrator on the business  following each underlying  distribution  date,  commencing in January 2008, to the persons in whose names those  certificates  are registered  on the  close  of  business  on the  last  business  day of the  month  preceding  the  month  of  that distribution date (each such date, a "Record Date").

         Distributions  on each  distribution  date  will be made by check  mailed  to the  address  of the  person entitled  to  those  distributions  as it  appears  on  the  applicable  certificate  register.  In the  case  of a certificateholder  who holds 100% of a class of certificates or who holds certificates with an aggregate  principal balance of $1,000,000  or more and who has so notified the trust  administrator  in writing in accordance  with the trust agreement,  distributions on each  distribution  date will be made by wire transfer in immediately  available funds to the account of that  certificateholder  at a bank or other depositary  institution having appropriate wire transfer  facilities.  The final  distribution in retirement of the  certificates  will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

         The  following  terms are given the  meanings  shown below to help  describe the cash flows on the offered certificates:

         Accrual  Period-For  any  distribution  date and any class of offered  certificates,  the  calendar  month immediately preceding that distribution date.

         Available  Funds-For  any  distribution  date,  the amount  received as  distributions  on the portion the underlying  certificates  owned by the trust for such  distribution  date,  less the amounts,  if any, to which the trustee and the trust  administrator  are entitled under the trust agreement,  including  reimbursement for certain expenses and indemnities.

         Class Principal  Balance-For  any class of offered  certificates  (other than the Class A-3  Certificates)
 as of any date of determination,  an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

         o    all  amounts  previously  distributed  to  holders  of  certificates  of that  class as  payments  of principal; and

         o    the amount of Realized Losses, including Excess Losses, allocated to that class;

provided,  however,  that the  Class Principal  Balance of each class of certificates to which Realized Losses have been allocated  (including any such class of certificates  for which the  Class Principal  Balance has been reduced to zero) will be increased,  up to the amount of related  recoveries  for such  distribution  date, pro rata, up to the amount of Realized  Losses  previously  allocated to reduce the  Class Principal  Balance of each such class of certificates.

         Notional  Balance-With  respect to the Class A-3  Certificates  and any  distribution  date, the aggregate
Class Principal Balance of the Class A-2 Certificates, prior to any distributions on that distribution date.

         REMIC  Combination-The  REMIC  Combination  identified  in  the  table  on  Annex  VI to  this  prospectus supplement.

                                                     S-31

Priority of Distributions

         For the purposes of the foregoing  distributions,  only Exchangeable  REMIC  Certificates are deemed to be outstanding.  For  a  description  of  the  distributions  with  respect  to  the  Exchangeable  Certificates,  see
"-Distributions  with Respect to Exchangeable  Certificates"  below.  Distributions  will in general be made to the extent of the related Available Funds for the offered certificates in the order and priority as follows:

         (A)      first, to the offered  certificates,  accrued and unpaid interest as described in "-Distributions of Interest" herein; and

         (B)      second, to the offered certificates, principal as described in "-Distributions of Principal."

Distributions with Respect to Exchangeable Certificates

         In the  event  that all or a  portion  of each  class of  Exchangeable  REMIC  Certificates  in any  REMIC
Combination are exchanged for a proportionate portion of the related Exchangeable  Certificates,  such Exchangeable
Certificates  will  be  entitled  to  (a)  interest  distributions  at  the  applicable  pass-through  rate  on the outstanding  Class  Principal  Balance  in the  same  priority  as the  Exchangeable  REMIC  Certificates  that are exchanged  therefore and (b) a  proportionate  share of the principal  distributions  on each class of Exchangeable
REMIC  Certificates  entitled to principal in the related REMIC  Combination,  in the order of priority assigned to such  Exchangeable  REMIC  Certificates.  In addition,  such  Exchangeable  Certificates  will bear a proportionate share of losses and interest  shortfalls  allocable to each class of Exchangeable REMIC Certificates in the related
REMIC Combination.

Distributions of Interest

         The  pass-through  rate  for the  offered  certificates  will be equal  to the  pass-through  rate for the underlying  certificates  as described  in the table and notes  thereto on pages S-7 of the  prospectus  supplement relating to the underlying trust attached hereto as Annex II.

         With  respect to each class of offered  certificates  and each  distribution  date,  an amount of interest will accrue on each such class of certificates,  generally equal to 1/12th of the  pass-through  rate multiplied by the related  Class Principal  Balance (or Notional Balance,  as applicable)  immediately prior to that distribution date.  Interest to be distributed on the certificates on any  distribution  date will consist of accrued and unpaid interest from previous  distribution  dates and interest  accrued  during the preceding  Accrual  Period.  Interest will accrue on each class on the basis of a 360-day year consisting of twelve 30-day months.

         The interest  entitlement  described  above will be reduced by Net Interest  Shortfalls  (as defined under
"Description of the  Certificates-Glossary of Terms" in the prospectus supplement for the underlying trust attached hereto as Annex II)  experienced by the group 5 mortgage loans in the underlying trust for that  distribution  date and allocated to the underlying  certificates.  Net Interest  Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates,  based on the amount of interest each class of certificates  would otherwise  be entitled  to receive on that  distribution  date before  taking  into  account any  reduction  in the amounts resulting from Net Interest Shortfalls.

Distributions of Principal

         On each distribution  date,  certificateholders  will be entitled to receive principal  distributions from the funds  available  therefor as described under  " -Priority of  Distributions"  in this  prospectus  supplement.
Distributions in respect of principal to the offered  certificates  (other than the Class A-3 Certificates) will be made sequentially as follows:

         o   first,  to the Class AR  Certificates  until the Class  Principal  Balance thereof has been reduced to zero;

         o   second,  to the Class A-1 and Class A-4 Certificates  pro rata,  weighted based on the aggregate Class
             Principal Balance, until the Class Principal Balance thereof has been reduced to zero; and

         o   third, to the Class A-2  Certificates  until the Class  Principal  Balance thereof has been reduced to zero.

                                                     S-32

         The Class A-3 Certificates will not be entitled to distributions of principal.

Allocation of Losses

         To the extent Realized  Losses on the group 5 mortgage loans in the underlying  trust are allocated to the underlying  certificates,  the  portion  of  such  Realized  Losses  allocated  to the  portion  of the  underlying certificates  owned by the trust will be allocated first, to the Class A-2 Certificates,  until the Class Principal
Balance  thereof  has been  reduced  to zero,  second,  to the Class A-4  Certificates,  until the Class  Principal
Balance  thereof  has been  reduced  to zero and then to the Class  A-1  Certificates,  until  the Class  Principal
Balance  thereof  has been  reduced  to zero.  In  addition,  on any  distribution  date,  if the  aggregate  Class
Principal Balance of all classes of offered certificates  exceeds the outstanding  principal balance of the portion of the underlying  certificates  owned by the trust after giving effect to all  distributions  of principal and the allocation  of losses as  described  in the  preceding  sentence for such  distribution  date,  such excess will be deemed a principal loss and will be allocated as described above.

         In the event the  Exchangeable  REMIC  Certificates are exchanged for related  Exchangeable  Certificates, losses allocated to the Exchangeable REMIC Certificates will be allocated to these Exchangeable Certificates.

         For a detailed  discussion  of the  circumstances  under which  Realized  Losses may be  allocated  to the underlying  certificates see "Description of the  Certificates-Allocation  of Losses" in the prospectus  supplement relating to the underlying trust attached hereto as Annex II.

Cross-Collateralization

         Under certain  scenarios the offered  certificates will benefit from the  cross-collateralization  feature of the underlying trust.

         For a detailed  description of the circumstances  under which the underlying  certificates,  and therefore
the    offered     certificates,     will    benefit    from    such    feature    see    "Description    of    the
Certificates-Cross-Collateralization"  in the  prospectus  supplement  relating to the  underlying  trust  attached hereto as Annex II.

                                 TRUST AGREEMENT AND UNDERLYING POOLING AGREEMENT

General

         The offered  certificates  will be issued under a trust  agreement,  dated as of December 28, 2007,  among the  depositor,  the trust  administrator  and the  trustee.  The  underlying  certificates  were issued  under the underlying pooling agreement.  See "Pooling and Servicing  Agreement" in the prospectus  supplement relating to the underlying trust attached hereto as Annex II.

Optional Termination or Terminating Auction Sale of the Underlying Trust

         As described in the prospectus  supplement for the underlying  certificates,  under certain conditions the underlying  trust  may be  terminated  early  through  an  optional  termination  or a  terminating  auction  sale.
See "Pooling and Servicing Agreement-Optional  Termination;  Terminating Auction Sale" in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

         If an optional  termination is exercised or an auction is successfully  conducted,  the effect would be to cause an early  retirement  of the  underlying  certificates  and  therefore  and early  retirement  of the offered certificates.  Distributions  on the certificates  relating to any optional  termination or auction sale will first be treated as a prepayment of mortgage  loans in the  underlying  trust and paid in accordance  with the priorities and amounts  set forth  under  "Description  of the  Certificates"  in the  prospectus  supplement  relating to the underlying  trust  attached  hereto as Annex II. The  proceeds  from that  distribution  may not be  sufficient  to distribute the full amount to which  underlying  certificates  are entitled and in turn could result in a shortfall on the offered certificates on such final distribution date.

                                                     S-33

Reports to Certificateholders

         The  monthly  statement  to  certificateholders  prepared  by the trust  administrator  will  include  the information  with  respect to the offered  certificates  and each  distribution  date as  described in "Pooling and
Servicing  Agreement-Reports to  Certificateholders"  in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

The Issuing Entity

         On the closing date, and until the  termination of the trust,  the CSMC Trust 2007-5R will be a common law trust  formed  under the laws of the state of New York  pursuant to the trust  agreement.  The issuing  entity will not have any  liabilities  as of the closing date.  The fiscal year end of the issuing  entity will be  December 31
of  each  year.   The  assets  of  the  issuing   entity  are   described   herein   under   "Description   of  the
Certificates-Assets of the Trust."

         The issuing  entity will not have any  employees,  officers or directors.  The trustee,  the depositor and the trust  administrator  will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the issuing entity that are specified in the trust agreement.

         The trustee,  on behalf of the issuing entity,  is only permitted to take such actions as are specifically provided in the trust agreement.  Under the trust  agreement,  the trustee on behalf of the issuing entity will not have the power to issue  additional  certificates  representing  interests in the issuing  entity,  borrow money on behalf of the issuing entity or make loans from the assets of the issuing  entity to any person or entity,  without the  amendment of the trust  agreement  by  certificateholders  and the other  parties  thereto as described  under
"Description of the Certificates -Amendment" in the prospectus.

         If the assets of the issuing  entity are  insufficient  to pay the  certificateholders  all  principal and interest owed,  holders of  certificates  may not receive all of their expected  payments of interest and principal and may suffer a loss. The issuing  entity,  as a common law trust,  is not eligible to be a debtor in a bankruptcy proceeding.  In the event of  bankruptcy of the sponsor and seller,  the depositor or any  originator of a mortgage loan in the  underlying  trust,  it is not  anticipated  that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

         U.S. Bank National  Association,  referred to in this  prospectus  supplement  as U.S.  Bank,  will act as trustee under the trust  agreement.  U.S. Bank is a national banking  association and a wholly-owned  subsidiary of
U.S.  Bancorp,  which is currently ranked as the sixth largest bank holding company in the United States with total
assets  exceeding  $228 billion  as  of  September 30,   2007.  As  of  September 30,  2007,  U.S.  Bancorp  served approximately  14.2 million  customers,  operated 2,512 branch offices in 24 states and had over 50,000  employees.
A network of  specialized  U.S.  Bancorp  offices  across the nation,  inside and outside its  24-state  footprint, provides a comprehensive line of banking, brokerage,  insurance,  investment,  mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

         U.S.  Bank has one of the  largest  corporate  trust  businesses  in the country  with  offices in 46 U.S.
cities.   The  trust  agreement  will  be  administered   from  U.S.  Bank's  corporate  trust  office  located  at
60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

         U.S. Bank has provided  corporate  trust  services  since 1924. As of  September 30,  2007,  U.S. Bank was acting as trustee with respect to approximately  over 86,000 issuances of securities with an aggregate  outstanding principal balance of over $2.4 trillion.  This portfolio  includes  corporate and municipal bonds,  mortgage-backed and asset-backed securities and collateralized debt obligations.

                                                     S-34

         As of  September 30,  2007, U.S. Bank (and its affiliate U.S. Bank Trust National  Association) was acting as trustee on 44  resecuritizations of mortgage-backed  securities with an outstanding  aggregate principal balance of approximately $2,471,000,000.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as such  under the trust  agreement  or if the  trustee  becomes  incapable  of acting  under the trust  agreement  or insolvent.  The trustee may also be removed at any time by the  certificateholders  evidencing not less than 50% of the voting rights evidenced by the  certificates.  In such  circumstances,  the depositor will also be obligated to appoint a successor  trustee.  Any  resignation or removal of the trustee and  appointment  of a successor  trustee will not become effective until  acceptance of the appointment by the successor  trustee.  Any expenses  associated with the  resignation  or removal of the trustee and the  appointment  of a successor will generally be paid by the trustee or the depositor.

         The trustee,  or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates and may transact  business with other  interested  parties with the same rights as it would have if it were not trustee.

         The trustee will not be liable under the trust agreement:

         o        expect for the  performance of such duties and obligations as are  specifically  set forth in the trust agreement;

         o        for any  action  taken  or  omitted  by it in good  faith  and  reasonably  believed  by it to be authorized  or  within  the  discretion  or  rights  or  powers  conferred  upon it by the  trust agreement; or

         o        for any action taken or omitted by it in good faith in  accordance  with the direction of holders of  certificates  evidencing at least 50% of the voting rights  relating to the time,  method and place of conducting any proceeding for any remedy  available to such trustee,  or relating to the exercise of any trust or power conferred upon such trustee under the trust agreement.

         In the absence of bad faith,  the  trustee  may  conclusively  rely upon any  certificates  or opinions of counsel  furnished  to such  trustee  under the trust  agreement.  Any such  opinion  of  counsel  will be full and complete  authorization  and  protection  in respect of any action  taken or omitted to be taken by such trustee in good faith and in  accordance  with such opinion of counsel.  The trustee  will not be deemed to have  knowledge or notice of any  matter,  including  an event of  default,  unless  actually  known to it or  unless it has  received written notice thereof.

         The trustee will not be required to expend or risk its own funds or otherwise  incur  financial  liability in the  performance  of any of its duties  under the trust  agreement,  or in the exercise of any of its rights and powers,  if there is  reasonable  ground for  believing  that the  repayment  of such funds or  adequate  indemnity against such risk or liability is not reasonably assured to it.

The Trust Administrator

         The corporate  trust office of the trust  administrator  for purposes of presentment of  certificates  for registration  of  transfer,  exchange or final  payment,  is Wells Fargo Bank,  N.A.,  Sixth  Street and  Marquette
Avenue,  Minneapolis,  Minnesota  55479,  Attention:  CSMC  2007-5R,  and for all  other  purposes  is  located  at
9062 Old Annapolis  Road,  Columbia,  Maryland  21045.  The trust  administrator  may resign at any time,  in which event the depositor  will be obligated to appoint a successor  trust  administrator.  The depositor may also remove the trust  administrator  if the trust  administrator  ceases to be  eligible  to  continue as such under the trust agreement or if the trust  administrator  becomes  insolvent.  The trust  administrator  may also be removed at any time by the trustee or by  certificateholders  evidencing  not less than 50% of the voting rights  evidenced by the certificates.  In  such  circumstances,  the  depositor  will  also be  obligated  to  appoint  a  successor  trust administrator.  Any  resignation  or  removal of the trust  administrator  and  appointment  of a  successor  trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

         The trust  administrator,  or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

                                                     S-35

         The trust  agreement  requires  the trust  administrator  to maintain,  at its own  expense,  an office or agency where  certificates  may be  surrendered  for  registration  of transfer or exchange  and where  notices and demands to or upon the trust  administrator and the certificate  registrar in respect of the certificates  pursuant to the trust agreement may be served.

         The trust  administrator  is responsible for the aggregation of monthly reports.  The trust  administrator will also act as paying agent, certificate registrar and authenticating agent under the trust agreement.

         The trust  administrator  will make the  reports  of  distributions  to  certificateholders  (and,  at its option,  any additional  files containing the same  information in an alternative  format)  available each month to certificateholders  and other interested parties via the trust administrator's  website at  http://www.ctslink.com.
Information  about and  assistance  in using the  website  can be  obtained  by calling  the trust  administrator's customer  service desk at  (866) 846-4526.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first  class mail by calling the trust  administrator  at (866)  846-4526.  The trust administrator  shall  have  the  right  to  change  the way  such  reports  are  made  available  in  order to make distributions  more  convenient  and/or more  accessible  to the above parties and to the  certificateholders.  The
trust   administrator   shall  provide  timely  and  adequate   notification  to  all  above  parties  and  to  the
certificateholders regarding any such change.

         The trust  administrator  shall be  entitled  to the  investment  earnings  on  amounts  on deposit in the certificate  account  maintained  by  the  trust  administrator  and  to  reimbursement  of  certain  expenses  and indemnities as set forth in the trust agreement.

Restrictions on Transfer of the Class AR Certificates

         The Class AR  Certificates  will be subject to the  restrictions  on transfer  described in the prospectus under  "Material  Federal  Income  Tax  Consequences-Taxation  of Owners  of REMIC  Residual  Certificates-Tax  and
Restrictions  on  Transfers  of REMIC  Residual  Certificates  to  Specific  Organizations."  The  trust  agreement provides  that the  Class AR  Certificates,  may not be  acquired  by a Plan or with  assets of such a Plan  unless certain conditions are met. See "ERISA  Considerations" in this prospectus  supplement.  Each Class AR  Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

         The final scheduled  distribution date (the "Final Scheduled  Distribution  Date") for the certificates is the distribution  date in July 2036 which is the distribution  date for the certificates  occurring in the month in which the final scheduled  distribution  date on the underlying  certificates  occurs.  No change in the priorities for  distribution  among the classes or other provision  under the trust agreement will arise or become  applicable solely by reason of the failure to retire the entire  Class Principal  Balance of any class of offered  certificate on or before its Final Scheduled Distribution Date.

Voting Rights

         At all times 99% of all voting  rights will be  allocated  among the holders of the Class A-1,  Class A-2,
Class A-4  and  Class  A-5  Certificates,  and  1% of all  voting  rights  will  be  allocated  to  the  Class  A-3
Certificates.  The portions of such voting rights shall be allocated  among such classes based on their  respective
Class Principal Balances.  At all times, no voting rights will be allocated to the Class AR Certificates.

         In the  event  that all or a  portion  of each  class of  Exchangeable  REMIC  Certificates  in any  REMIC
Combination are exchanged for a  proportionate  portion of related  Exchangeable  Certificates,  such  Exchangeable
Certificates  will be entitled to a proportionate  share of the voting rights of each class of  Exchangeable  REMIC
Certificates in the related REMIC Combination.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans in the Underlying Trust

         The  yields  to  maturity  of  each  class  of the  offered  certificates  and  the  aggregate  amount  of distributions  on each class of the offered  certificates  will be affected  by, among other  things,  the rate and

                                                     S-36

timing of  payments of  principal  on the  underlying  certificates,  which are  affected by the rate and timing of payments of principal on the mortgage loans in the underlying trust.

         The yield to maturity of each class of  Exchangeable  Certificates  generally  will depend on the yield to maturity of the related classes of Exchangeable REMIC Certificates.

         For  a  discussion  of  certain  yield  and  prepayment   considerations  relating  to  factors  affecting
prepayments   on  the   mortgage   loans  in  the   underlying   trust,   see   "Certain   Yield   and   Prepayment
Considerations-Factors  Affecting Prepayments on the Mortgage Loans" and "-Substitution or Repurchase of Delinquent
Loans" in the  prospectus  supplement  relating  to the  underlying  trust  attached  hereto as Annex II.  See also
"Yield, Prepayment and Maturity Considerations" in the prospectus.

Modeling Assumptions

         For  purposes  of  preparing  the tables  below,  indicating  the  percentage  of initial  Class Principal
Balances  outstanding  and the  weighted  average  lives  of the  offered  certificates  under  certain  prepayment scenarios, the following assumptions (the "Modeling Assumptions"), among others, have been made:

         (1)    as of  December  1, 2007,  the  mortgage  loans in the  underlying  trust  consist of  hypothetical mortgage  loans in the  underlying  trust with the  characteristics  indicated in the  hypothetical mortgage loan tables attached hereto as Annex IV;

         (2)    there are no repurchases of the mortgage loans in the underlying trust;

         (3)    the certificates were purchased on December 28, 2007;

         (4)    the Class A-1 Certificates  have an initial Class Principal  Balance of $31,570,000,  the Class A-2
                Certificates  have an initial Class  Principal  Balance of $5,000,000,  the Class A-4  Certificates
                have an  initial  Class  Principal  Balance of  $5,682,468  and the Class AR  Certificates  have an initial Class Principal Balance of $50;

         (5)    distributions on the offered  certificates  will be made on the 26th day of each month,  commencing in January 2008;

         (6)    no mortgage  loan in the  underlying  trust is delinquent  and there are no Realized  Losses on the mortgage loans in the underlying trust while the offered certificates are outstanding;

         (7)    there are no shortfalls of interest with regard to the mortgage loans in the underlying trust;

         (8)    there is no optional  termination  of the related  mortgage  loans in the  underlying  trust by the terminating  entity or  purchase  of the  mortgage  loans in the  underlying  trust  pursuant to an auction;

         (9)    scheduled  payments on the mortgage loans in the underlying  trust are received on the first day of each month  commencing in the calendar  month  following the closing date for the mortgage loans in the underlying trust; and

         (10)   principal  prepayments on the mortgage  loans in the underlying  trust are received on the last day of each month commencing in December 2007 for the mortgage loans in the underlying trust.

         The   Modeling   Assumptions   have  been  based  on  weighted   average   characteristics   or  aggregate
characteristics,  as applicable.  The actual  characteristics  and performance of many of the mortgage loans in the underlying trust will vary, and may vary significantly, from the Modeling Assumptions.

         Prepayments  of mortgage  loans  commonly  are measured  relative to a  prepayment  standard or model (the
"Prepayment  Assumption").  The Prepayment  Assumption used in this  prospectus  supplement  ("Constant  Prepayment
Rate" or "CPR") is a prepayment  assumption  which  represents a constant  assumed  rate of  prepayment  each month relative to the  outstanding  principal  balance of a pool of mortgage  loans for the life of such mortgage  loans.
For example, 15% CPR assumes a constant prepayment rate of 15% per annum.

                                                     S-37

         The Prepayment  Assumption  does not purport to be a historical  description of the prepayment  experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage loans,  including the mortgage loans in the underlying trust.

         The actual  characteristics  and  performance of the mortgage  loans in the  underlying  trust will differ from the assumptions  used in  constructing  the tables set forth below,  which are  hypothetical in nature and are provided  only to give a general  sense of how the  principal  cash flows might  behave  under  varying  prepayment scenarios.  For example,  it is very unlikely that the mortgage  loans in the  underlying  trust will prepay at the same rate until maturity.  Any difference between such assumptions and the actual  characteristics  and performance of the mortgage loans in the underlying  trust,  or actual  prepayment  experience,  will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

         Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security  to the date of payment to the  investor  of each  dollar paid in net  reduction  of  principal  of such security.  The weighted average lives of the offered  certificates  will be influenced by, among other things,  the rate at which  principal of the related  mortgage loans in the underlying  trust is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

          Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective
                                     Percentages of the Prepayment Assumption:

                                                                      Class AR
                                ____________________________________________________________________________________
Distribution Date                      0%               10%              15%              20%               25%
____________________________________________________________________________________________________________________
Initial Percentage...........         100%              100%             100%             100%              100%
December 2008 and thereafter.           0                0                0                 0                0
Weighted Average Life to
Maturity (Years)**...........         0.08              0.08             0.08             0.08              0.08

**   The weighted  average life of a certificate of any class is determined by  (i) multiplying  the amount of each net  distribution  of  Class Principal  Balance  by the  number  of years  from the  date of  issuance  of the certificate to the related  distribution  date,  (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net distributions described in (i) above.

                                                     S-38

           Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the
                               Respective Percentages of the Prepayment Assumption:

                                                         Class A-1, Class A-4 and Class A-5
                               ______________________________________________________________________________
Distribution Date                0%               10%              15%              20%               25%
_____________________________________________________________________________________________________________
Initial Percentage.........     100%              100%             100%             100%              100%
December 26, 2008..........     99                87               81               75                69
December 26, 2009..........     99                75               65               55                45
December 26, 2010..........     98                65               51               39                28
December 26, 2011..........     97                56               40               26                15
December 26, 2012..........     96                48               30               17                6
December 26, 2013..........     95                41               23               10                *
December 26, 2014..........     94                35               17               5                 0
December 26, 2015..........     93                29               12               1                 0
December 26, 2016..........     91                24               8                0                 0
December 26, 2017..........     88                20               4                0                 0
December 26, 2018..........     85                15               1                0                 0
December 26, 2019..........     82                12               0                0                 0
December 26, 2020..........     79                8                0                0                 0
December 26, 2021..........     75                5                0                0                 0
December 26, 2022..........     71                3                0                0                 0
December 26, 2023..........     67                1                0                0                 0
December 26, 2024..........     63                0                0                0                 0
December 26, 2025..........     58                0                0                0                 0
December 26, 2026..........     53                0                0                0                 0
December 26, 2027..........     48                0                0                0                 0
December 26, 2028..........     42                0                0                0                 0
December 26, 2029..........     36                0                0                0                 0
December 26, 2030..........     29                0                0                0                 0
December 26, 2031..........     22                0                0                0                 0
December 26, 2032..........     14                0                0                0                 0
December 26, 2033..........     6                 0                0                0                 0
December 26, 2034..........     0                 0                0                0                 0
Weighted Average Life
   to Maturity (Years) **..     18.34             5.76             3.83             2.78              2.14

*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted  average life of a certificate of any class is determined by  (i) multiplying  the amount of each net  distribution  of  Class Principal  Balance  by the  number  of years  from the  date of  issuance  of the certificate to the related  distribution  date,  (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net distributions described in (i) above.

                                                     S-39

           Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the
                               Respective Percentages of the Prepayment Assumption:

                                                                      Class A-2
                              ________________________________________________________________________________
Distribution Date                 0%               10%              15%              20%               25%
______________________________________________________________________________________________________________
Initial Percentage.........     100%              100%             100%             100%              100%
December 26, 2008..........     100               100              100              100               100
December 26, 2009..........     100               100              100              100               100
December 26, 2010..........     100               100              100              100               100
December 26, 2011..........     100               100              100              100               100
December 26, 2012..........     100               100              100              100               100
December 26, 2013..........     100               100              100              100               100
December 26, 2014..........     100               100              100              100               73
December 26, 2015..........     100               100              100              100               54
December 26, 2016..........     100               100              100              83                39
December 26, 2017..........     100               100              100              65                29
December 26, 2018..........     100               100              100              50                21
December 26, 2019..........     100               100              89               39                15
December 26, 2020..........     100               100              73               30                11
December 26, 2021..........     100               100              59               23                8
December 26, 2022..........     100               100              48               18                6
December 26, 2023..........     100               100              39               13                4
December 26, 2024..........     100               88               31               10                3
December 26, 2025..........     100               75               25               8                 2
December 26, 2026..........     100               62               20               6                 1
December 26, 2027..........     100               52               15               4                 1
December 26, 2028..........     100               42               12               3                 1
December 26, 2029..........     100               34               9                2                 *
December 26, 2030..........     100               26               7                1                 *
December 26, 2031..........     100               20               5                1                 *
December 26, 2032..........     100               14               3                1                 *
December 26, 2033..........     100               9                2                *                 *
December 26, 2034..........     79                4                1                *                 *
December 26, 2035..........     9                 *                *                *                 *
December 26, 2036..........     0                 0                0                0                 0
Weighted Average Life
   to Maturity (Years) **..   27.46             20.79            15.93            12.11             9.21

*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted  average life of a certificate of any class is determined by  (i) multiplying  the amount of each net  distribution  of  Class Principal  Balance  by the  number  of years  from the  date of  issuance  of the certificate to the related  distribution  date,  (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net distributions described in (i) above.

                                                     S-40

Sensitivity of the Interest Only Certificates

         As indicated in the table below,  the yield to investors on the Class A-3  Certificates  will be sensitive to  the  rate  of  principal  payments  (including  prepayments)  of the  group  5  underlying  mortgage  loans.  A substantial  portion of the group 5  underlying  mortgage  loans can be  prepaid  at any time.  On the basis of the assumptions  described below,  the yield to maturity on any class of Class A-3 Certificates  would be approximately
0% if prepayments were to occur at  approximately  23% CPR (assuming the Modeling  Assumptions,  as modified below, and purchase price below).  If the actual  prepayment rate of the group 5 underlying  mortgage loans were to exceed the applicable level for as little as one month while equaling such level for the remaining  months,  the investors in the related class of Interest Only Certificates would not fully recoup their initial investments.

         The  information  set forth in the table below has been prepared on the basis of the Modeling  Assumptions and on the assumption that the purchase price  (expressed as a percentage of applicable  initial  notional  amount)
is as follows:

CLASS OF CERTIFICATES                                             PRICE*

Class A-3.................................................        10.00%
                   __________________
                   *  The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

                                            Sensitivity to Prepayments
                                                 (Pre-Tax Yields)

                                                                      PREPAYMENT ASSUMPTION
       _________________________________________________________________________________________________________
                       CLASS                       0%            10%           15%           20%           25%
       _________________________________________________________________________________________________________
       Class A-3...........................       9.28%         8.10%         6.10%         2.94%        (1.68)%

         It is highly  unlikely  that all of the group 5 underlying  mortgage  loans will have the  characteristics assumed or that the group 5 underlying  mortgage  loans will prepay at any constant rate until maturity or that all of the mortgage  loans will prepay at the same rate or time. As a result of these  factors,  the pre-tax  yields on any class of Class A-3  Certificates  are likely to differ from those shown in the table above,  even if all of the mortgage  loans of the related group prepay at the indicated  percentages of CPR. No  representation  is made as to the  actual  rate of  principal  payments  on the  mortgage  loans for any period or over the life of the Class A-3
Certificates  or as to the yield on the Class A-3  Certificates.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Class A-3 Certificates.

Additional Yield Considerations Applicable Solely to the Class AR Certificates

         The Class AR  Certificateholders'  after-tax  rate of return on their Class AR  Certificates  will reflect their  pre-tax  rate  of  return,  reduced  by  the  taxes  required  to be  paid  with  respect  to  the  Class AR
Certificates.  Holders  of  Class AR  Certificates  may  have  tax  liabilities  with  respect  to  their  Class AR
Certificates  during the early  years of the  trust's  term that  substantially  exceed any  distributions  payable thereon  during any such period.  In  addition,  holders of Class AR  Certificates  may have tax  liabilities  with respect to their  Class AR  Certificates  the present  value of which  substantially  exceeds the present  value of distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax rate of return on the Class AR  Certificates may be negative or may otherwise be significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Class AR  Certificates  will  depend on, among other  things,  the timing and amounts of  prepayments  and losses  experienced  with respect to the mortgage pool.

         The  Class AR  Certificateholders  should  consult  their tax  advisors  as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Class AR  Certificates  on after-tax rates of return on the Class AR  Certificates.  See "Federal Income Tax  Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                                                     S-41

                                          FEDERAL INCOME TAX CONSEQUENCES

General

         The trust agreement  provides that the trust will comprise  multiple  REMICs in a tiered REMIC  structure.
The trust  agreement  will  designate a single  class of interest  in each REMIC as the  residual  interest in that
REMIC.  The Class AR  Certificates  will  represent  ownership  of the residual  interest in each REMIC.  Elections will be made to treat each REMIC created by the trust agreement as a REMIC for federal income tax purposes.

         Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe LLP ("Tax  Counsel") will deliver its opinion to the effect that,  assuming  compliance with the trust agreement,  each REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

Tax Treatment of the Regular Certificates

         Each  certificate,  other than the Class AR  Certificates,  will represent  ownership of one or more REMIC regular  interests  and,  except  for the  Exchangeable  Certificates,  are  referred  to  herein  as the  "Regular
Certificates".  See "Material  Federal Income Tax  Consequences-Taxation  of Owners of REMIC Regular  Certificates"
in the prospectus.

Original Issue Discount

         For federal income tax information  reporting  purposes,  the Class A-3  Certificates  will be issued with original  issue  discount and certain  other  classes of Regular  Certificates  may be issued with  original  issue discount  based on their issue  price.  The  prepayment  assumption  that will be used in  determining  the rate of accrual of original issued  discount,  market discount,  and bond premium,  if any, will be a rate equal to 15% CPR as described in this prospectus  supplement.  No  representation  is made that the mortgage loans in the underlying trust will actually prepay at these rates or at any other rates.

         If the method for computing  original  issue discount  described in the  prospectus  results in a negative amount for any period with respect to a beneficial  owner, the amount of original issue discount  allocable to such period  would be zero and such  beneficial  owner will be  permitted  to offset such  negative  amount only against future original issue discount (if any) attributable to such certificates.

         In certain  circumstances  OID Regulations  permit the beneficial  owner of a debt instrument to recognize original  issue  discount  under a method that differs  from that used by the issuing  entity.  Accordingly,  it is possible  that the  beneficial  owner of a  Regular  Certificate  may be able to  select a method  for  recognizing original  issue  discount that differs from that used by the entity  identified as the "tax matters  person" in the trust agreement in preparing reports to the beneficial owner and the IRS.

         Certain  classes of the Regular  Certificates  may be treated for  federal  income tax  purposes as having been issued at a premium.  Whether any  beneficial  owner of such a class of Regular  Certificates  will be treated as holding a certificate with  amortizable  bond premium will depend on such beneficial  owner's purchase price and the  distributions  remaining to be made on such  certificate  at the time of its  acquisition  by such  beneficial owner.  Holders of such classes of  certificates  should  consult their tax advisors  regarding the  possibility of making an election to amortize such premium.  See "Material Federal Income Tax  Consequences-Taxation  of Owners of
REMIC Regular Certificates," "-Market Discount" and "-Premium" in the prospectus.

Tax Treatment of the Class AR Certificates

         Purchasers of the Class AR Certificates  should consider  carefully the tax  consequences of an investment in  those  certificates  discussed  in the  prospectus  and  should  consult  their  own  tax  advisors  for  those consequences.  See "Material Federal Income Tax  Consequences-Taxation of Owners of REMIC Residual Certificates" in
the prospectus.  Specifically,  prospective  holders of the Class AR Certificates should consult their tax advisors regarding whether,  at the time of acquisition,  a Class AR Certificate will be treated as representing  beneficial ownership  of  "noneconomic"  residual  interests  and  "tax  avoidance  potential"  residual  interests  as  these characteristics  affect the  circumstances  under which the transfer of Class AR Certificates will be respected for federal income tax purposes.  See "Material  Federal Income Tax  Consequences-Taxation  of Owners of REMIC Residual

                                                     S-42

Certificates-Noneconomic  REMIC  Residual  Certificates,"  "-Excess  Inclusions"  and  "-Tax  and  Restrictions  on
Transfers of REMIC Residual Certificates to Specific Organizations" in the prospectus.

         The IRS issued  final  regulations  addressing  the tax  treatment of payments  made by a transferor  of a non-economic  REMIC  residual  interest to induce the  transferee  to acquire that residual  interest  ("inducement fees").  The  regulations  (i) require the  transferee to recognize an  inducement  fee as income over the expected remaining life of the REMIC in a manner that  reasonably  reflects the after tax costs and benefits of holding that residual  interest and (ii) specify that inducement  fees constitute  income from sources within the United States.
The  regulations  will apply to any  inducement  fee  received in  connection  with the  acquisition  of a Class AR
Certificate.

Tax Treatment of the Exchangeable Certificates

         General.  The  arrangement  pursuant to which the  Exchangeable  Certificates  will be  created,  sold and administered  (referred  to herein as the  exchangeable  certificate  trust fund) will be  classified  as a grantor trust under  subpart E, part I of  subchapter  J of the Code.  The  interests in each class of  Exchangeable  REMIC
Certificates in the related REMIC  Combination that are exchanged for Exchangeable  Certificates will be the assets of the exchangeable  certificate trust fund, and the Exchangeable  Certificates will represent beneficial ownership of interests in each class of Exchangeable REMIC Certificates in the related REMIC Combination.

         Tax  Accounting  for  Exchangeable   Certificates.   An  Exchangeable  Certificate  represents  beneficial
ownership of an interest in each class of  Exchangeable  REMIC  Certificates  in the related REMIC  Combination  on deposit in the  exchangeable  certificate  trust  fund.  The holder of an  Exchangeable  Certificate  must  account separately for its interest in each class of  Exchangeable  REMIC  Certificates  in the related REMIC  Combination.
See "-Tax Treatment of the Regular  Certificates" above and "Material Federal Income Tax  Consequences-Taxation  of
Owners of REMIC Regular  Certificates"  in the prospectus.  A purchaser must allocate its basis in the Exchangeable
Certificate among the interests in each class of Exchangeable  REMIC  Certificates in the related REMIC Combination in  accordance  with their  relative fair market values as of the time of  acquisition.  Similarly,  on the sale of such an Exchangeable  Certificate,  the holder must allocate the amount received on the sale among the interests in each class of Exchangeable  REMIC  Certificates in the related REMIC  Combination in accordance with their relative fair market values as of the time of sale.

         Under the OID  Regulations,  if two or more  debt  instruments  are  issued  in  connection  with the same transaction or related transaction  (determined based on all the facts and  circumstances),  those debt instruments are treated as a single debt  instrument  for purposes of the provisions of the Code  applicable to OID,  unless an exception  applies.  Under this rule, if an  Exchangeable  Certificate  represents  beneficial  ownership of two or more Exchangeable  REMIC  Certificates,  those  Exchangeable  REMIC  Certificates could be treated as a single debt instrument  for OID  purposes.  In addition,  if the two or more  Exchangeable  REMIC  Certificates  underlying  an
Exchangeable  Certificate  were aggregated for OID purposes and a beneficial  owner of an Exchangeable  Certificate were to (i) exchange that Exchangeable  Certificate for multiple  Exchangeable  REMIC  Certificates  underlying the
Exchangeable  Certificate,  (ii) sell one of those  Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related  Exchangeable REMIC Certificates,  the beneficial owner might be treated as having engaged in a "coupon  stripping"  or "bond  stripping"  transaction  within the  meaning of  Section  1286 of the Code.  Under
Section 1286 of the Code, a beneficial  owner of an Exchangeable  Certificate that engages in a coupon stripping or bond stripping  transaction must allocate its basis in the original  Exchangeable  Certificate  between the related underlying  Exchangeable  REMIC  Certificates  sold and the related  Exchangeable  REMIC  Certificates  retained in proportion  to their  relative  fair market  values as of the date of the  stripping  transaction.  The  beneficial owner then must  recognize  gain or loss  relating  to the  Exchangeable  REMIC  Certificates  sold using its basis allocable to those  Exchangeable  REMIC  Certificates.  Also, the beneficial owner then must treat the Exchangeable
REMIC  Certificates  retained as a newly  issued debt  instrument  that was  purchased  for an amount  equal to the beneficial  owner's basis allocable to those  Exchangeable REMIC  Certificates.  Accordingly,  the beneficial owner must accrue  interest and original  issue discount with respect to the  Exchangeable  REMIC  Certificates  retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

         As a result,  when compared to treating each  Exchangeable  REMIC  Certificate  underlying an Exchangeable
Certificate  as a  separate  debt  instrument,  aggregating  the  Exchangeable  REMIC  Certificates  underlying  an
Exchangeable  Certificate  could affect the timing and character of income  recognized by a beneficial  owner of an
Exchangeable  Certificate.  Moreover,  if  Section  1286  were to apply to a  beneficial  owner of an  Exchangeable
Certificate,  much of the  information  necessary to perform the related  calculations  for  information  reporting

                                                     S-43

purposes  generally  would not be available  to the Trust  Administrator.  Because it may not be clear  whether the aggregation  rule  in the  OID  Regulations  applies  to  the  Exchangeable  Certificates  and  due  to  the  Trust
Administrator's  lack of  information  necessary to report  computations  that might be required by Section 1286 of the Code,  the Trust  Administrator  will treat each  Exchangeable  REMIC  Certificate  underlying an  Exchangeable
Certificate as a separate debt instrument for information  reporting  purposes.  Prospective  investors should note that, if the two or more Exchangeable  REMIC Certificates  underlying an Exchangeable  Certificate were aggregated, the timing of accruals of original  issue discount  applicable to an  Exchangeable  Certificate  could be different than that  reported  to  holders  and the IRS.  Prospective  investors  are  encouraged  to  consult  their own tax advisors  regarding any possible tax  consequences  to them if the IRS were to assert that the  Exchangeable  REMIC
Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

         Exchanges of Exchangeable  REMIC Certificates and Exchangeable  Certificates.  An exchange of interests in
Exchangeable  REMIC  Certificates  in the  related  REMIC  Combination  for an  interest  in  one or  more  related
Exchangeable  Certificates,  or vice  versa,  will not be a taxable  exchange.  After the  exchange,  the holder is treated as  continuing  to own the  interests in the  Exchangeable  REMIC  Certificates  that it owned  immediately before the exchange.

         Backup  Withholding.  A holder of an  Exchangeable  Certificate  is  subject to backup  withholding  rules similar to those  applicable to REMIC  regular  interests.  Such manner of taxation is discussed  under the heading
"Material Federal Income Tax Consequences- Backup Withholding With Respect to Securities" in the prospectus.

         Foreign  Investors.  A foreign  holder of an  Exchangeable  Certificate is subject to taxation in the same manner as foreign  holders of REMIC  regular  interests.  Such manner of taxation  is  discussed  under the heading
"Material Federal Income Tax Consequences-Foreign Investors in Regular Certificates" in the prospectus.

Status of the Certificates

         The Regular  Certificates  and the Class AR  Certificates  will be treated as assets  described in Section
7701(a)(19)(c) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code,  generally,  in the same  proportion  that the assets of the trust,  exclusive  of the assets not  included  in any REMIC,  would be so treated.  In addition,  the interest  derived from the Regular  Certificates  and the income allocated to the Class
AR  Certificates  will be interest on  obligations  secured by interests  in real  property for purposes of Section
856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence.

         Exchangeable  Certificates  will be treated as assets described in Section  7701(a)(19)(C) of the Code and as "real estate  assets"  within the meaning of Section  856(c)(5)(B)  of the Code,  and interest  derived from the
Exchangeable  Certificates  will be interest on  obligations  secured by mortgages on real property for purposes of
Section  856(c)(3)(B) of the Code, in each case, to the extent the Exchangeable  REMIC  Certificates in the related
REMIC Combination that have been exchanged and income thereon would be qualifying if held directly.

Penalty Protection

         If penalties were asserted  against  purchasers of the offered  certificates in respect of their treatment of the offered  certificates  for tax  purposes,  the summary of tax  considerations  contained,  and the  opinions stated,  herein and in the  prospectus  may not meet the  conditions  necessary  for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                              METHOD OF DISTRIBUTION

         In  accordance  with the terms and  conditions  of an  underwriting  agreement,  dated  December 28, 2007,
Credit Suisse  Securities  (USA) LLC, (an  affiliate of the  depositor  and the sponsor and seller),  has agreed to purchase,  and the  depositor  has agreed to sell,  the offered  certificates.  It is expected that delivery of the offered  certificates  will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about December 28, 2007,  against  payment  therefor in  immediately  available  funds.  It is expected that the
Class AR  Certificates  will be available for delivery at the office of the  underwriter,  against payment therefor in immediately available funds.

                                                     S-44

         In connection with the offered  certificates,  the  underwriter  has agreed,  in accordance with the terms and conditions of the  underwriting  agreement,  to purchase all of the offered  certificates if any of the offered certificates are purchased thereby.

         The  underwriting  agreement  provides  that the  obligations  of the  underwriter  to pay for and  accept delivery of the offered  certificates  are subject to the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending the  effectiveness  of the depositor's  registration  statement shall be in effect and that no  proceedings  for that purpose  shall be pending  before or  threatened  by the  Securities  and
Exchange Commission.

         The  distribution of the offered  certificates by the underwriter may be effected from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be  determined  at the time of sale.  The underwriter  may effect the  transactions  by selling the offered  certificates  to or through  dealers,  and these dealers may receive  compensation  in the form of  underwriting  discounts,  concessions  or  commissions  from the underwriter for whom they act as agent. In connection  with the sale of the offered  certificates,  the underwriter may be deemed to have  received  compensation  from the  depositor in the form of  underwriting  compensation.  The underwriter and any dealers that participate  with the underwriter in the distribution of any offered  certificates may be deemed to be underwriters  and any profit on the resale of the offered  certificates  positioned by them may be deemed to be underwriting  discounts and commissions  under the Securities Act of 1933, as amended.  Proceeds to the depositor from the sale of the offered certificates,  before deducting expenses payable by the depositor,  will be approximately 94.3% of the aggregate  certificate  principal balance of the offered  certificates,  plus accrued interest, if applicable, from December 1, 2007.

         The  underwriting  agreement  provides that the depositor will indemnify the  underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities
Act, or contribute to payments required to be made in respect thereof.

         The primary source of information  available to investors  concerning the offered certificates will be the monthly  statements  discussed in the prospectus  under "The  Agreements-Reports  to  Securityholders,"  which will include  information as to the outstanding  certificate  principal balance of the offered  certificates.  There can be no assurance that any additional  information  regarding the offered  certificates will be available through any other source.  In addition,  the depositor is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis. The limited nature of this information  regarding the offered  certificates  may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered certificates becomes available.

         The underwriter is an affiliate of the depositor and the sponsor and seller.

                                                  LEGAL OPINIONS

         Certain  legal  matters  relating  to the  certificates  will be  passed  upon for the  depositor  and the underwriter by Orrick, Herrington & Sutcliffe llp, Los Angeles, California.

                                                 LEGAL PROCEEDINGS

         There are no material  legal  proceedings  pending  against the sponsor and seller,  the  depositor or the issuing  entity,  or with respect to which the  property of any of the  foregoing  transaction  parties is subject, that are  material  to the  certificateholders.  No legal  proceedings  against  any of the  foregoing  transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

                                              ADDITIONAL INFORMATION

         The depositor has filed the  registration  statement  with the  Securities  and Exchange  Commission.  The depositor  is also subject to some of the  information  requirements  of the  Securities  Exchange Act of 1934,  as amended, or the Exchange Act, and,  accordingly,  will file reports thereunder and reports required under the trust agreement with the Securities and Exchange  Commission.  The registration  statement and the exhibits thereto,  and reports and other  information  filed by the  depositor  under the Exchange Act can be inspected  and copied at the
Public  Reference Room maintained by the Securities and Exchange  Commission at 100 F Street,  NE,  Washington,  DC
20549, and at certain of its Regional Offices located as follows:  Chicago  Regional Office,  Citicorp Center,  500

                                                     S-45

West Madison Street,  Suite 1400, Chicago,  Illinois 60661-2511;  and Northeast Regional Office, 233 Broadway,  New
York,  New York  10279 and  electronically  through  the  Securities  and  Exchange  Commission's  Electronic  Data
Gathering,   Analysis   and   Retrieval   System   at  the   Securities   and   Exchange   Commission's   Web  Site
(http://www.sec.gov).  Information  on the  operation of the Public  Reference  Room may be obtained by calling the
Securities  and  Exchange  Commission  at  1-800-SEC-0330.  Exchange  Act  reports as to any series  filed with the
Securities and Exchange Commission will be filed under the issuing entity's name.

         The issuing  entity's annual reports on Form 10-K,  periodic  distribution  reports on Form 10-D,  current reports on Form 8-K and  amendments to those  reports,  together with such other reports to  certificateholders  or information  about the  securities  as shall have been filed by the trust  administrator  with the  Securities  and
Exchange  Commission  will be  posted  on the  trust  administrator's  internet  web  site  as  soon as  reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.

                                                      RATINGS

         It is a condition  to the  issuance of the offered  certificates  that they be rated as  indicated on page
S-5 of this prospectus supplement by Fitch Ratings ("Fitch") and Standard & Poor's Ratings Services ("S&P").

         The  ratings  on  mortgage   pass-through   certificates   address  the   likelihood  of  the  receipt  by
certificateholders  of all  distributions  on the underlying  mortgage loans in the underlying  trust to which such certificateholders  are entitled.  The rating process  addresses the structural and legal aspects  associated  with such  certificates,  including the nature of the underlying  mortgage loans in the  underlying  trust.  The ratings assigned to mortgage  pass-through  certificates  do not represent any assessment of the likelihood  that principal prepayments will be made by mortgagors or the degree to which such  prepayments  might differ from those originally anticipated,  and do not address the  possibility  that  certificateholders  might suffer a lower than  anticipated yield.  Additionally,  the ratings assigned by Fitch and S&P to the Class AR  Certificates  address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the offered certificates  are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The rating agencies have stated that it is their standard  policy to monitor  ratings on publicly  offered securities  for  which a  rating  has been  provided,  as to each  rating  agency  rating  each  class  of  offered certificates in accordance with the rating agencies' particular  surveillance policies,  unless the issuer requests a rating  without  surveillance.  A rating  agency will  monitor  the rating it issues on an ongoing  basis and may update the rating after  conducting  its regular  review of the  issuer's  creditworthiness  or after  conducting a review of the status of the rating upon  becoming  aware of any  information  that might  reasonably be expected to result in a change of rating.  The  depositor  has not  requested  that any rating agency not monitor their ratings of the  offered  certificates,  and the  depositor  has not  requested  that any rating  agency use any  monitoring procedures other than their standard monitoring procedures.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                 LEGAL INVESTMENT

         When issued,  the offered  certificates  will be "mortgage  related  securities" for purposes of SMMEA, so long as they  are  rated  in one of the two  highest  rating  categories  by at  least  one  nationally  recognized statistical  rating  organization.  SMMEA  provides,  however,  that states could  override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991.  Certain states have enacted  legislation  which  overrides the preemption  provisions of
SMMEA.

         The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase any

                                                     S-46

class of the  offered  certificates  under  applicable  legal  investment  restrictions.  These  uncertainties  may adversely  affect  the  liquidity  of any  class of  offered  certificates.  Accordingly,  all  institutions  whose investment  activities are subject to legal investment laws and  regulations,  regulatory  capital  requirements or review by  regulatory  authorities  should  consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  constitutes a legal investment or is subject to investment,  capital or other restrictions.

         See "Legal Investment" in the prospectus.

                                               ERISA CONSIDERATIONS

         Any fiduciary  that proposes to cause an employee  benefit plan or other  retirement  arrangement  that is subject  to  Title I of ERISA  and/or  to  Section 4975  of the  Code (a  "Plan")  to  acquire  any of the  offered certificates  should consult with its counsel about the potential  consequences  under ERISA and/or the Code of the
Plan's acquisition and ownership of those certificates.  See "ERISA Considerations" in the prospectus.  Section 406 of ERISA and  Section 4975  of the Code  prohibit  parties in  interest  with  respect to a Plan from  engaging  in specific  transactions  involving  that  Plan and its  assets  unless a  statutory,  regulatory  or  administrative exemption  applies  to the  transaction.  Section 4975  of the Code  imposes  various  excise  taxes on  prohibited transactions  involving  Plans and  other  arrangements  (including,  but not  limited  to,  individual  retirement accounts)  described  under that  Section.  ERISA  authorizes  the  imposition of civil  penalties  for  prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Some employee  benefit  plans,  including  governmental  plans and some church  plans,  are not subject to
ERISA's  requirements.  Accordingly,  assets of those plans may be invested  in the  offered  certificates  without regard to the ERISA considerations  described in this prospectus  supplement and in the prospectus,  subject to the provisions of other applicable  federal,  state and local law.  However,  any of these plans that are qualified and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the  prohibited  transaction rules described in Section 503 of the Code.

         Except as noted  above,  investments  by Plans are  subject to  ERISA's  general  fiduciary  requirements, including  the  requirement  of  investment  prudence  and  diversification  and  the  requirement  that  a  Plan's investments  be made in accordance  with the documents  governing the Plan. A fiduciary  that decides to invest the assets of a Plan in the offered  certificates should consider,  among other factors, the extreme sensitivity of the investment  to the rate of principal  payments,  including  prepayments,  on the mortgage  loans in the  underlying trust.

         The  U.S.  Department  of  Labor  ("DOL")  has  granted  an  individual  administrative  exemption  to the underwriter (the  "Exemption")  from some of the prohibited  transaction  rules of ERISA and the related excise tax provisions of Section 4975  of the Code for the initial  purchase,  the holding and the subsequent  resale by Plans of  securities,  including  certificates,  issued by asset  backed  entities,  including  trusts,  that  consist of particular  receivables,  loans and other  obligations  that meet the conditions and requirements of the Exemption.
Assuming that the general  conditions of the Exemption are met, the Exemption  applies to certificates that qualify for the Exemption and that  represent  fractional  undivided  interests in a trust  consisting of mortgage loans in the underlying trust like the mortgage loans in the underlying trust in the trust.

         For a general  description of the Exemption,  and the conditions  that must be satisfied for the Exemption to apply,  see  "ERISA  Considerations"  in the  prospectus.  Subject to the  following,  it is  expected  that the
Exemption will apply to the acquisition and holding by Plans of the offered  certificates,  other than the Class AR
Certificates,  and that all  conditions of the Exemption  other than those within the control of the investors will be met as of the closing  date.  In  addition,  as of the date  hereof,  there is no single  mortgagor  that is the obligor  on five  percent  of the  mortgage  loans in the  underlying  trust  included  in the  trust by  aggregate unamortized principal balance of the assets of the trust.

         Since the  characteristics  of the Class AR  Certificates will not meet the requirements of the Exemption, and may not meet the  requirements  of any other  exemption  issued  under  ERISA,  the purchase and holding of the
Class AR  Certificates  by a Plan may result in prohibited  transactions or the imposition of excise taxes or civil penalties.  Consequently,  transfers of the Class AR Certificates will not be registered by the trust administrator unless the trust administrator receives the following:

                                                     S-47

         o        a  representation  from the  transferee of the Class AR  Certificates,  acceptable to and in form and substance  satisfactory  to the trust  administrator,  to the effect that that  transferee is not a Plan nor a  person  acting  on  behalf  of,  or  using  the  assets  of,  any such  Plan or arrangement to effect the transfer; or

         o        an opinion of counsel  satisfactory  to the trust  administrator  that the purchase or holding of the  Class AR  Certificates  by a Plan,  any person  acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt  prohibited  transactions under Section 406 of ERISA and/or
                  Section 4975  of the  Code  and  will  not  subject  the  depositor,  the  trustee  or the  trust administrator to any obligation in addition to those undertaken in the trust agreement.

         In the event that the  representation  is violated,  or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted  without the opinion of counsel,  the attempted  transfer or acquisition shall be void and of no effect.

         Prospective  Plan investors  should  consult with their legal advisors  concerning the impact of ERISA and
Section 4975  of the Code,  the  applicability  of the Exemption and the potential  consequences  in their specific circumstances,  prior to making an investment in the offered  certificates.  Moreover,  each Plan fiduciary  should determine whether under the general fiduciary standards of investment prudence and  diversification,  an investment in the offered  certificates is appropriate for the Plan, taking into account the overall  investment policy of the
Plan and the composition of the Plan's investment portfolio.

         When the holder of the REMIC  Certificates  in any REMIC  Combination  exchanges all or part of each class
of  such  REMIC  Certificates  for  a  proportionate  interest  in  the  related  Exchangeable  Certificates,   the
Exchangeable  Certificates  received  will be eligible  for relief  under the  Exemption  to the same extent as the
REMIC Certificates exchanged,  provided that the rating of the Exchangeable  Certificates from one Rating Agency is at least  investment  grade. If such rating is below investment  grade, the Exchangeable  Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

                                                     S-48

                                                      ANNEX I
                           GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited  circumstances,  the offered  certificates (other than the Class AR Certificates) will be offered globally (the "Global  Securities") and will be available only in book-entry form.  Investors in the Global
Securities  may hold such Global  Securities  through any of The  Depository  Trust Company  ("DTC"),  Clearstream,
Luxembourg or Euroclear.  The Global  Securities  will be tradable as home market  instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary  market  trading  between  investors  holding  Global  Securities  through  Clearstream,  Luxembourg  and
Euroclear  will be conducted in the ordinary way in  accordance  with their normal rules and  operating  procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between  investors holding Global  Securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary  cross-market  trading  between  Clearstream,  Luxembourg  or  Euroclear  and  DTC  Participants  holding
Certificates  will  be  effected  on a  delivery-against-payment  basis  through  the  respective  Depositaries  of
Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S.  holders (as described below) of Global  Securities will be subject to U.S.  withholding taxes unless such holders  meet  certain  requirements  and  deliver  appropriate  U.S.  tax  documents  to the  securities  clearing organizations or their participants.

Initial Settlement

All  Global  Securities  will be held  in  book-entry  form by DTC in the  name of Cede & Co.  as  nominee  of DTC.
Investors'  interests in the Global Securities will be represented  through financial  institutions acting on their behalf as direct and indirect  Participants  in DTC. As a result,  Clearstream,  Luxembourg and Euroclear will hold positions on behalf of their  participants  through  their  respective  Depositaries,  which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement  practices  applicable to conventional  eurobonds,  except that there will be no temporary  global  security  and no "lock-up" or  restricted period.  Investor  securities  custody  accounts will be credited with their holdings  against  payment in same-day funds on the settlement date.

Investors  electing to hold their Global  Securities  through  Clearstream,  Luxembourg or Euroclear  accounts will follow the  settlement  procedures  applicable to  conventional  eurobonds,  except that there will be no temporary global  security  and no "lock-up" or  restricted  period.  Global  Securities  will be credited to the  securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser  determines the place of delivery,  it is important to establish at the time of the trade where both the purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

Trading  between DTC  Participants.  Secondary  market trading between DTC  Participants  will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading  between  Clearstream,   Luxembourg  and/or  Euroclear  Participants.   Secondary  market  trading  between
Clearstream,  Luxembourg  Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream,  Luxembourg or Euroclear  purchaser.  When Global  Securities are to be transferred  from the account of a DTC  Participant  to the account of a Clearstream,  Luxembourg  Participant or a
Euroclear  Participant,  the purchaser will send  instructions  to Clearstream,  Luxembourg or Euroclear  through a

                                                     I-1

Clearstream,  Luxembourg  Participant  or Euroclear  Participant  at least one  business  day prior to  settlement.
Clearstream,  Luxembourg or Euroclear will instruct the respective  Depositary,  as the case may be, to receive the
Global  Securities  against  payment.  Payment  will include  interest  accrued on the Global  Securities  from and including the last coupon payment date to and excluding the  settlement  date, on the basis of the actual number of days in such interest  period and a year assumed to consist of 360 days. For  transactions  settling on the 31st of the month,  payment will include interest  accrued to and excluding the first day of the following  month.  Payment will then be made by the respective  Depositary of the DTC  Participant's  account  against  delivery of the Global
Securities.  After  settlement  has been  completed,  the Global  Securities  will be credited to their  respective clearing  system  and by the  clearing  system,  in  accordance  with its  usual  procedures,  to the  Clearstream,
Luxembourg  Participant's  or  Euroclear  Participant's  account.  The  securities  credit will appear the next day
(European  time) and the cash debt will be back-valued  to, and the interest on the Global  Securities  will accrue from,  the value date (which would be the preceding  day when  settlement  occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade fails),  the  Clearstream,  Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream,  Luxembourg  Participants  and Euroclear  Participants  will need to make  available to the respective clearing  systems the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to preposition  funds for settlement,  either from cash on hand or existing lines of credit,  as they would for any settlement  occurring within  Clearstream,  Luxembourg or Euroclear.  Under this approach,  they may take on credit exposure to  Clearstream,  Luxembourg or Euroclear  until the Global  Securities are credited to their accounts one day later.

As an  alternative,  if  Clearstream,  Luxembourg or Euroclear has extended a line of credit to them,  Clearstream,
Luxembourg  Participants or Euroclear  Participants  can elect not to preposition  funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure,  Clearstream,  Luxembourg Participants or Euroclear
Participants  purchasing  Global  Securities would incur overdraft  charges for one day,  assuming they cleared the overdraft when the Global  Securities were credited to their accounts.  However,  interest on the Global Securities would accrue from the value date.  Therefore,  in many cases the investment  income on the Global Securities earned during that one-day period may substantially  reduce or offset the amount of such overdraft charges,  although this result will depend on each  Clearstream,  Luxembourg  Participant's or Euroclear  Participant's  particular cost of funds.

Since the  settlement  is taking place during New York  business  hours,  DTC  Participants  can employ their usual procedures for sending  Global  Securities to the respective  European  Depositary for the benefit of  Clearstream,
Luxembourg  Participants  or Euroclear  Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market  transaction will settle no differently than a trade between two DTC Participants.

Trading between  Clearstream,  Luxembourg or Euroclear  Seller and DTC Purchaser.  Due to time zone  differences in
their  favor,  Clearstream,   Luxembourg  Participants  and  Euroclear  Participants  may  employ  their  customary procedures for  transactions in which Global  Securities are to be transferred by the respective  clearing  system, through the  respective  Depositary,  to a DTC  Participant.  The seller  will send  instructions  to  Clearstream,
Luxembourg  or Euroclear  through a  Clearstream,  Luxembourg  Participant  or Euroclear  Participant  at least one business  day  prior to  settlement.  In these  cases  Clearstream,  Luxembourg  or  Euroclear  will  instruct  the respective  Depositary,  as appropriate,  to deliver the Global Securities to the DTC Participant's account against payment.  Payment  will  include  interest  accrued on the Global  Securities  from and  including  the last coupon payment to and excluding  the  settlement  date on the basis of the actual  number of days in such interest  period and a year  assumed  to consist of 360 days.  For  transactions  settling  on the 31st of the month,  payment  will include  interest  accrued  to and  excluding  the first  day of the  following  month.  The  payment  will then be reflected in the account of the  Clearstream,  Luxembourg  Participant or Euroclear  Participant the following day, and receipt of the cash proceeds in the Clearstream,  Luxembourg  Participant's or Euroclear  Participant's account would be back-valued to the value date (which would be the preceding  day, when  settlement  occurred in New York).
Should the Clearstream,  Luxembourg  Participant or Euroclear Participant have a line of credit with its respective clearing  system and elect to be in debt in  anticipation  of  receipt of the sale  proceeds  in its  account,  the back-valuation  will extinguish any overdraft  incurred over that one-day period. If settlement is not completed on the intended  value date (i.e.,  the trade  fails),  receipt of the cash  proceeds in the  Clearstream,  Luxembourg
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                                     I-2

Finally,  day traders that use  Clearstream,  Luxembourg or Euroclear and that purchase Global  Securities from DTC
Participants  for delivery to  Clearstream,  Luxembourg  Participants  or Euroclear  Participants  should note that these  trades  would  automatically  fail on the sale side unless  affirmative  action  were taken.  At least three techniques should be readily available to eliminate this potential problem:

         (a)      borrowing  through  Clearstream,  Luxembourg or Euroclear for one day (until the purchase side of the  day  trade  is  reflected  in  their  Clearstream,  Luxembourg  or  Euroclear  accounts)  in accordance with the clearing system's customary procedures;

         (b)      borrowing the Global  Securities in the U.S. from a DTC  Participant  no later than one day prior to settlement,  which would give the Global  Securities  sufficient time to be reflected in their
                  Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c)      staggering  the value  dates for the buy and sell  sides of the trade so that the value  date for the purchase  from the DTC  Participant  is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial  owner that is not a United States person  within the meaning of  Section 7701(a)(30)  of the Internal
Revenue Code of 1986  holding a  book-entry  certificate  through  Clearstream,  Euroclear or DTC may be subject to
U.S.  withholding tax unless such beneficial owner provides certain  documentation to the trust administrator or to the U.S.  entity  required  to  withhold  tax  (the  "U.S.  withholding  agent")  establishing  an  exemption  from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

                  I.       the trust administrator or the U.S. withholding agent receives a statement-

                           (a)      from the  beneficial  owner on Internal  Revenue  Service (IRS) From W-8BEN (or any successor form) that-

                                    (i)     is signed by the beneficial owner under penalties of perjury,

                                    (ii)    certifies  that such  beneficial  owner is not a United States  person,
                                            and

                                    (iii)   provides the name and address of the beneficial owner, or

                           (b)      from a securities clearing organization,  a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that-

                                    (i)     is signed under  penalties of perjury by an  authorized  representative of the financial institution,

                                    (ii)    states that the financial  institution  has received an IRS Form W-8BEN
                                            (or any  successor  form)  from the  beneficial  owner or that  another financial  institution  acting on behalf  of the  beneficial  owner has received such IRS Form W-8BEN (or any successor form),

                                    (iii)   provides the name and address of the beneficial owner, and

                                    (iv)    attaches the IRS Form W-8BEN (or any  successor  form)  provided by the beneficial owner;

                  II.      the  beneficial  owner  claims  an  exemption  or  reduced  rate  based on a treaty  and provides a  properly  executed  IRS Form  W-8BEN  (or any  successor  form) to the trust administrator or the U.S. withholding agent;

                                                     I-3

                  III.     the  beneficial  owner  claims an  exemption  stating  that the  income  is  effectively connected to a U.S.  trade or business and provides a properly  executed IRS Form W-8ECI
                           (or any successor form) to the trust administrator or the U.S. withholding agent; or

                  IV.      the owner is a  nonwithholding  partnership  and  provides a properly  executed IRS Form
                           W-8IMY  (or  any  successor   form)  with  all  necessary   attachments   to  the  trust
                           administrator or the U.S. withholding  agent.  Certain  pass-through  entities that have entered into  agreements  with the  Internal  Revenue  Service  (for  example  qualified
                           intermediaries)  may  be  subject  to  different  documentation   requirements;   it  is
                           recommended  that such  owner  consult  with  their tax  advisors  when  purchasing  the certificates.

A beneficial  owner  holding  book-entry  certificates  through  Clearstream  or  Euroclear  provides the forms and statements  referred  to above by  submitting  them to the  person  through  which  he  holds  an  interest  in the book-entry certificates,  which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain  circumstances a Form W-8BEN, if furnished with a taxpayer  identification  number,
(TIN), will remain in effect until the status of the beneficial owner changes,  or a change in circumstances  makes any information on the form incorrect,  provided at least one payment is reported  annually to the beneficial owner on IRS Form  1042-S.  A Form  W-8BEN,  if  furnished  without a TIN,  and a Form W-8ECI will remain in effect for a period  starting on the date the form is signed and ending on the last day of the third  succeeding  calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition,  all beneficial owners holding book-entry  certificates through  Clearstream,  Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

         I.       provides a properly  executed  IRS Form  W-8BEN or Form W-8ECI (or any  successor  forms) if that person is not a United States person;

         II.      provides a properly  executed  IRS Form W-9 (or any  substitute  form) if that person is a United
                  States person; or

         III.     is a corporation,  within the meaning of  Section 7701(a) of  the Internal  Revenue Code of 1986,
                  or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal  income tax  withholding or backup  withholding  that may be relevant  to  investors  that are not United  States  persons  within the  meaning  of  Section 7701(a)(30)  of the
Internal  Revenue  Code.  Such  investors  are advised to consult  their own tax  advisors  for specific tax advice concerning  their holding and disposing of the book-entry  certificates.  For example,  additional  rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United States  person means (1) a  citizen or resident of the United  States,  (2) an  entity,  for United
States  federal income tax purposes,  that is a corporation  or  partnership  organized in or under the laws of the
United States or any state thereof or the District of Columbia  (other than a partnership  that is not treated as a
United States person under any applicable  Treasury  regulations),  (3) an estate the income of which is includable in gross  income for United  States tax  purposes,  regardless  of its source,  (4) a  trust if a court  within the
United States is able to exercise primary  supervision over the  administration of the trust and one or more United
States persons have authority to control all  substantial  decisions of the trust,  and (5) to the extent  provided in  regulations,  certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                                     I-4

                                                     ANNEX II

                              PROSPECTUS SUPPLEMENT RELATING TO THE UNDERLYING TRUST

           Prospectus Supplement (to Prospectus dated April 26, 2006)

                                  $621,151,524
                                  (Approximate)

                     Taylor, Bean & Whitaker Mortgage Corp.
                              Sponsor and Servicer

                           DLJ Mortgage Capital, Inc.
                                     Seller

              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                             Wells Fargo Bank, N.A.
                     Master Servicer and Trust Administrator
                         U.S. Bank National Association
                                     Trustee

                     TBW Mortgage-Backed Trust Series 2006-2
                                 Issuing Entity

          TBW Mortgage-Backed Pass-Through Certificates, Series 2006-2

- --------------------------------------------------------------------------------
You should  consider  carefully the risk factors  beginning on page S-15 in this prospectus supplement and page 5 of the accompanying prospectus.

The   certificates   will  represent   ownership   interests  only  in  the  TBW
Mortgage-Backed  Trust Series 2006-2 and will not represent  ownership interests in or obligations of the sponsor, the seller, the servicer, the master servicer, the trustee, the trust administrator, the depositor or any of their affiliates.

This  prospectus  supplement  may be used to offer  and  sell  the  certificates offered hereby only if accompanied by the prospectus.
- --------------------------------------------------------------------------------

Offered Certificates

Twenty-two  classes of the Series 2006-2  Certificates are being offered hereby.
You  can  find  a  list  of  the  offered   certificates   together  with  their
designations,  initial class  principal  balances or initial  notional  amounts, initial  pass-through  rates  and  certain  other  characteristics  on pages S-7
through  S-8  of  this  prospectus   supplement.   Principal  and  interest,  as
applicable, on the offered certificates will be paid monthly. The first expected distribution date is May 25, 2006.

The  trust  will  consist  primarily  of  eight  groups  of  one-to-four  family residential fixed rate, first lien mortgage loans.

Credit Enhancement

The Group C-B Certificates are subordinate to and provide credit enhancement for the Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6, Group 7, Group 8,
Class  A-P,  Class  C-P,  Class A-X,  Class C-X and Class D-X  Certificates.  In
addition,  each class of Group C-B  Certificates  is subordinate to and provides credit  enhancement  for  each  class  of Group  C-B  Certificates  with a lower
alphanumerical   designation  to  the  extent   described  in  this   prospectus
supplement.

Credit  Suisse  Securities  (USA)  LLC,  as  underwriter,  will buy the  offered certificates  from Credit Suisse First Boston  Mortgage  Securities  Corp.,  the
depositor,  at a price equal to approximately  100.17% of their face value, plus accrued interest, as applicable.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the  offered  certificates  purchased  by it from  time  to  time in  negotiated transactions at varying prices determined at the time of sale.

The TBW  Mortgage-Backed  Trust Series 2006-2 will make multiple REMIC elections for federal income tax purposes.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved  the offered  certificates  or determined that this prospectus  supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class AR Certificates, will be made in  book-entry  form  through the  facilities  of The  Depository  Trust
Company, Clearstream,  Luxembourg and the Euroclear System on or about April 27,
2006.

                                  Credit Suisse
                                   Underwriter

                                 April 26, 2006

           Important notice about information presented in this
           prospectus supplement and the accompanying prospectus

      You should rely on the information  contained in this document or to which we have  referred  you in this  prospectus  supplement.  We have not  authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

      We  provide  information  to you about  the  offered  certificates  in two separate documents that progressively provide more detail:

o  The  accompanying  prospectus,  which provides general  information,  some of which may not apply to your series of certificates; and

o  This prospectus supplement, which describes the specific terms of your series of certificates.

      The depositor's  principal executive offices are located at Eleven Madison
Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

      We  include   cross-references  in  this  prospectus  supplement  and  the accompanying  prospectus  to  captions  in these  materials  where  you can find further related discussions.

   Advances from the Servicer, the Master Servicer and the

   Additional Yield Considerations Applicable Solely to the

                                     SUMMARY

      The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you should consider in making  your  investment  decision.  To  understand  the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series...............  TBW.Mortgage-Backed  Pass-Through  Certificates,
                                Series 2006-2.

Sponsor.......................  Taylor, Bean & Whitaker Mortgage Corp., referred to in this prospectus supplement as TBW Mortgage
                                Corp.

Depositor.....................  Credit Suisse First Boston  Mortgage  Securities
                                Corp.

Issuing Entity................  TBW  Mortgage-Backed   Trust  Series  2006-2,  a
                                common  law trust  formed  under the laws of the
                                state  of  New   York,   referred   to  in  this
                                prospectus supplement as the trust.

Seller........................  DLJ Mortgage Capital,  Inc., also referred to in this  prospectus  supplement as the seller.  The
                                seller   will  make  the   representations   and
                                warranties with respect to the mortgage loans to
                                the trust.

Originator....................  TBW Mortgage Corp.

Servicer......................  TBW Mortgage Corp.

Master Servicer...............  Wells  Fargo  Bank,  N.A.,  referred  to in this prospectus supplement as Wells Fargo Bank or the
                                master   servicer.   The  master  servicer  will
                                oversee  and  enforce  the   servicing   of  the
                                mortgage loans by the servicer.

Trustee.......................  U.S Bank National Association,  referred in this prospectus supplement as U.S. Bank.

Trust Administrator...........  Wells Fargo Bank.

Mortgage pool.................  2,763   fixed  rate   mortgage   loans  with  an
                                aggregate  principal  balance  of  approximately
                                $631,895,647.51  as of the cut-off date, secured
                                by   first   liens   on  one-   to   four-family
                                residential properties.

Mortgage group................  Loan  group 1, loan  group 2, loan group 3, loan group 4, loan  group 5, loan group 6, loan group
                                7 and loan group 8 are each  referred  to herein
                                as  a  mortgage  group,  and  collectively,  the
                                mortgage groups.

Cut-off date..................  April 1, 2006

Closing date..................  On or about April 27, 2006.

Distribution dates............  The 25th day of each month, or if the 25th day is not a business day, on the succeeding
                                business day beginning in May 2006.

Form of offered certificates..  The offered  certificates,  other than the Class
                                AR    Certificates,     will    be    book-entry
                                certificates.  The Class AR Certificates will be
                                physical  certificates.  See "Description of the
                                Certificates--Book-Entry  Registration"  in this
                                prospectus supplement.

                              Offered Certificates

                           Initial Class         Per Annum        Initial Rating
Class                   Principal Balance    Pass-Through Rate     S&P/Fitch(1)        Designation

Class A Certificates
- --------------------
1-A-1                    $ 11,000,000             6.000%              AAA/AAA              Senior
1-A-2                    $ 18,729,000             6.000%              AAA/AAA              Senior
1-A-3                    $  2,237,599             6.000%              AAA/AAA              Senior
1-A-4                    $  7,991,650             6.000%              AAA/AAA           Senior/Lockout
1-A-5                    $ 41,434,651             6.000%              AAA/AAA              Senior
2-A-1                    $ 78,971,000             6.500%              AAA/AAA              Senior
3-A-1                    $ 37,600,000             5.500%              AAA/AAA              Senior
4-A-1                    $110,722,000             6.000%              AAA/AAA              Senior
5-A-1                    $156,510,000             6.500%              AAA/AAA              Senior
6-A-1                    $ 53,933,000             7.000%              AAA/AAA              Senior
7-A-1                    $ 49,390,000             7.000%              AAA/AAA            Super Senior
7-A-2                    $  1,731,000             7.000%              AAA/AAA          Senior/Mezzanine
8-A-1                    $ 18,757,000             7.000%              AAA/AAA              Senior

Class X Certificates
- --------------------
A-X                     Notional(2)               6.000%              AAA/AAA        Senior/Interest Only
C-X                     Notional(3)               5.500%              AAA/AAA        Senior/Interest Only
D-X                     Notional(4)               6.000%              AAA/AAA        Senior/Interest Only

Class P Certificates
- --------------------
A-P                      $  1,482,121              (5)                AAA/AAA       Senior/Principal Only
C-P                      $    330,403              (5)                AAA/AAA       Senior/Principal Only

Class B Certificates
- --------------------
C-B-1                    $ 18,327,000          Variable(6)             AA/NR              Subordinate
C-B-2                    $  7,582,000          Variable(6)              A/NR              Subordinate
C-B-3                    $  4,423,000          Variable(6)             BBB/NR             Subordinate

Class AR Certificates
- ---------------------
AR                       $        100             6.000%               AAA/NR           Senior/Residual

Total offered
certificates             $621,151,524

                            Non-Offered Certificates

                           Initial Class         Per Annum        Initial Rating
Class                   Principal Balance    Pass-Through Rate     S&P/Fitch(1)        Designation

Class B Certificates
- --------------------
C-B-4                    $  4,423,000           Variable(6)            BB/NR            Subordinate
C-B-5                    $  3,791,000           Variable(6)            B/NR             Subordinate
C-B-6                    $  2,530,121           Variable(6)            NR/NR            Subordinate

Total non-offered
certificates             $10,744,121

- ----------
(1)   See "Ratings" in this prospectus supplement.

(2)   Interest will accrue on the notional amount of the Class A-X Certificates, initially equal to  approximately  $5,869,010,  calculated as described in
      "Description  of the  Certificates--Glossary  of Terms" in this prospectus supplement.  These  certificates  will not  receive any  distributions  of principal.

(3)   Interest will accrue on the notional amount of the Class C-X Certificates, initially equal to  approximately  $2,371,444,  calculated as described in
      "Description  of the  Certificates--Glossary  of Terms" in this prospectus supplement.  These  certificates  will not  receive any  distributions  of principal.

(4)   Interest will accrue on the notional amount of the Class D-X Certificates, initially equal to approximately  $13,910,748,  calculated as described in
      "Description  of the  Certificates--Glossary  of Terms" in this prospectus supplement.  These  certificates  will not  receive any  distributions  of principal.

(5)   These certificates are not entitled to payments in respect of interest.

(6)   The initial  pass-through  rate on the Class  C-B-1,  Class  C-B-2,  Class
      C-B-3,   Class  C-B-4,   Class  C-B-5  and  Class  C-B-6  Certificates  is
      approximately 6.377% per annum. After the first distribution date, the per annum  pass-through  rate on  these  certificates  will be  calculated  as described herein under "Description of the  Certificates--Distributions of
      Interest."

The offered  certificates  are subject to a variance of no more than 5% prior to their issuance.

          TBW Mortgage-Backed Pass-Through Certificates, Series 2006-2

                              Offered Certificates

                                                   Final          Expected
                          Delay /   Interest     Scheduled          Final
                Record    Accrual   Accrual    Distribution       Distribution       Minimum      Incremental
Class           Date(1)  Period(2) Convention     Date(3)           Date(4)       Denominations  Denominations
- -----           -------  --------------------  ------------       ------------    -------------  -------------

Class A Certificates
- --------------------
1-A-1             CM      24 Day     30/360      July 2036       November 2019        $ 1,000          $1
1-A-2             CM      24 Day     30/360      July 2036       November 2013        $ 1,000          $1
1-A-3             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
1-A-4             CM      24 Day     30/360      July 2036       September 2019       $ 25,000         $1
1-A-5             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
2-A-1             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
3-A-1             CM      24 Day     30/360      July 2036       February 2021        $ 1,000          $1
4-A-1             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
5-A-1             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
6-A-1             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
7-A-1             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
7-A-2             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1
8-A-1             CM      24 Day     30/360      July 2036       February 2036        $ 1,000          $1

Class X Certificates
- --------------------
A-X               CM      24 Day     30/360      July 2036       February 2036        $100,000         $1
C-X               CM      24 Day     30/360      July 2036       February 2021        $100,000         $1
D-X               CM      24 Day     30/360      July 2036       February 2036        $100,000         $1

Class P Certificates
- --------------------
A-P               CM       N.A.       N.A.       July 2036       February 2036        $ 25,000         $1
C-P               CM       N.A.       N.A.       July 2036       November 2020        $ 25,000

Class B Certificates
- --------------------
C-B-1             CM      24 Day     30/360      July 2036       February 2036        $ 25,000         $1
C-B-2             CM      24 Day     30/360      July 2036       February 2036        $ 25,000         $1
C-B-3             CM      24 Day     30/360      July 2036       February 2036        $ 25,000         $1

Class AR Certificates
- ---------------------
AR                CM      24 Day     30/360      July 2036       February 2036           20%           20%

                                             Non-Offered Certificates

                                                   Final          Expected
                          Delay /   Interest     Scheduled          Final
                Record    Accrual   Accrual    Distribution       Distribution       Minimum      Incremental
Class           Date(1)  Period(2) Convention     Date(3)           Date(4)       Denominations  Denominations
- -----           -------  --------------------  ------------       ------------    -------------  -------------
Class B Certificates
- --------------------
C-B-4             CM      24 Day     30/360      July 2036       February 2036       $ 25,000          $1
C-B-5             CM      24 Day     30/360      July 2036       February 2036       $ 25,000          $1
C-B-6             CM      24 Day     30/360      July 2036       February 2036       $ 25,000          $1
- ----------
(1)   CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related  distribution date.

(2)   24 Day = For any  distribution  date, the interest  accrual period will be calendar month preceding that distribution date.

(3)   Calculated as described in the  prospectus  supplement  under "Pooling and
      Servicing  Agreement--Final Scheduled Distribution Date." The actual final distribution  date for any class of  certificates  could be  substantially earlier.

(4)   The expected final distribution date, based upon (1) 300% PSA with respect to the  mortgage  loans in loan  group 1 and loan  group 2,  100% PPC with respect to the mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, as described  under  "Certain
      Yield and  Prepayment  Considerations--Modeling  Assumptions"  and (2) the
      modeling  assumptions  used in this  prospectus  supplement,  as described under  "Certain  Yield  and  Prepayment  Considerations--Weighted  Average
      Life." The actual final  distribution  date for each class of certificates may be  earlier  or later,  and  could be  substantially  later,  than the applicable expected final distribution date listed above.

The Trust

The  depositor  will  establish a trust,  pursuant  to a pooling  and  servicing agreement, dated as of April 1, 2006, among the depositor, DLJ Mortgage Capital, as seller,  Taylor,  Bean and Whitaker Mortgage Corp., as servicer,  Wells Fargo
Bank,  as master  servicer and as trust  administrator,  and U.S.  Bank,  as the trustee.  On the closing date,  the depositor  will deposit the pool of mortgage loans described below into the trust.  Each certificate will represent a partial ownership interest in the trust.

Distributions  of interest and principal on the  certificates  will be made only from payments  received in connection with the related  mortgage loans described below.

The Mortgage Pool

The  mortgage  pool  consists  of eight  groups of  mortgage  loans,  secured by mortgages,  deeds of trust or other security instruments creating first liens on one- to  four-family  residential  properties  with an  aggregate  Cut-off  Date
Principal  Balance of  approximately  $631,895,647.51.  The mortgage  loans have stated original terms to maturity that range from 180 to 360 months.

The eight groups of mortgage loans have the following characteristics:

                          Number of             Cut-off Date
       Designation      Mortgage Loans       Principal Balance*
       -----------      --------------       ------------------
         Group 1             155              $ 87,960,007.69
         Group 2             147              $ 84,461,032.09
         Group 3             165              $ 40,567,478.38
         Group 4             553              $119,097,138.21
         Group 5             895              $167,390,876.57
         Group 6             346              $ 57,683,149.69
         Group 7             466              $ 54,674,990.95
         Group 8              36              $ 20,060,973.93
- ----------
* Equals the aggregate  Stated  Principal  Balance of the mortgage  loans in the related  loan group as of the cut-off  date,  after  giving  effect to scheduled payments due on such date whether or not received.

In the event of a material breach of a  representation  and warranty made by the seller with respect to a related  mortgage loan, or in the event that a required loan  document is not included in the  mortgage  file for a mortgage  loan,  the seller  will be required  to either  cure the breach in all  material  respects, substitute for a new mortgage loan for the affected  mortgage loan or repurchase the mortgage loan from the trust.

Master Servicer of the Mortgage Loans

Wells Fargo Bank is the master  servicer of all of the  mortgage  loans and will oversee and enforce the servicing of the mortgage loans by the servicer.

For additional  information regarding the mortgage pool, see "Description of the
Mortgage Pool" in this prospectus supplement.

Relationship Between Loan Groups and the Certificates

The certificates  with a "1" prefix and the Class AR Certificates  correspond to the group 1 mortgage loans. The certificates with a "2" prefix correspond to the group 2 mortgage loans.  The  certificates  with a "3" prefix  correspond to the group 3 mortgage loans.  The  certificates  with a "4" prefix  correspond to the group 4 mortgage loans.  The  certificates  with a "5" prefix  correspond to the group 5 mortgage loans.  The  certificates  with a "6" prefix  correspond to the group 6 mortgage loans.  The  certificates  with a "7" prefix  correspond to the group 7 mortgage loans.  The  certificates  with a "8" prefix  correspond to the group 8 mortgage loans. The Class A-X Certificates correspond to the group 1 and group 2 mortgage  loans.  The Class C-X  Certificates  correspond to the group 3 mortgage loans. The Class D-X  Certificates  correspond to the group 4, group 5, group  6,  group 7 and  group 8  mortgage  loans.  The  Class  A-P  Certificates correspond to the group 1 and group 4 mortgage loans. The Class C-P Certificates correspond to the group 3 mortgage loans. The  certificates  with a "C-B" prefix correspond to all loan groups of the mortgage loans. The certificates  generally receive  distributions  based  on  collections  on  the  mortgage  loans  in the corresponding loan group or loan groups.

Fees and Expenses

Before  distributions are made on the certificates and from interest payments on the  mortgage  loans,  the  servicer  will be paid a monthly  fee equal to 0.25%
annually  on the total  principal  balance of each  mortgage  loan  (subject  to reduction as described in

this prospectus  supplement).  This fee includes the premium that is required to be paid on any mortgage loan with lender paid mortgage guaranty insurance.

The servicer will receive as compensation the investment income on funds held in its collection account. The trust administrator will receive as compensation the
investment  income  on  funds  held  in  the  certificate   account.  The  trust
administrator  will be  responsible  for the  payment  of the fees of the master servicer and trustee.

Expenses of the servicer, the master servicer and the trustee that are permitted to be reimbursed under the pooling and servicing agreement will be paid prior to any distributions to the certificateholders.

See "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

Distributions on the Offered Certificates

General

Each month,  the trust  administrator  will make  distributions  of interest and principal  to the  holders  of the  certificates  to the  extent of the  related available  funds and in the amounts and  priority  set forth in this  prospectus supplement.

The servicer  will  collect  monthly  payments of principal  and interest on the mortgage loans.  After deducting any reimbursable  expenses and advances and its servicing fee, the servicer will forward all  collections on the mortgage loans, together with any advances that it makes for  delinquent  principal and interest payments  on the  mortgage  loans,  and any  payments  it  makes  in the form of compensating interest, as described in this prospectus supplement,  to the trust administrator.

On each distribution  date, the trust  administrator  will distribute the amount
remitted  to  it  by  the  servicer,   after  deducting  from  such  amount  any
reimbursable expenses and other amounts, to the holders of the certificates,  in the amounts and priority set forth in this prospectus supplement.

Distributions of Interest

The amount of interest each  interest-bearing  class of certificates is entitled to receive on each distribution date will generally equal:

o     the per annum pass-through rate for that class of certificates,

o     multiplied by the applicable principal balance or notional amount of that class of certificates,

o     multiplied by 1/12th,

o     minus the share of certain types of interest shortfalls  allocated to that class.

The Class A-P and  Class  C-P  Certificates  are not  entitled  to  payments  of interest. See "Description of the  Certificates--Priority  of Distributions" and
"--Distributions of Interest" in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in
the  order   described  in  "Description   of  the   Certificates--Priority   of
Distributions" in this prospectus  supplement.  It is possible that on any given distribution  date payments from the related mortgage loans will be insufficient to cover  interest  on all of the  certificates  that are  entitled  to  receive interest from those mortgage  loans.  As a result,  some classes of certificates
(most likely the  subordinate  certificates)  may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any  shortfall in interest  distributions  on future distribution dates.  However,  there will be no additional interest paid to make up for the delay.

Distributions of Principal

General.  As the  mortgagors  pay  principal on the mortgage  loans in each loan group,  that  principal is passed on to the holders of  certificates  related to that loan group.  However,  not every class of certificates  will be entitled to receive principal on each distribution date.

Group 1  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 1 mortgage  loans will be  distributed  to the
Class 1-A-1,  Class 1-A-2,  Class 1-A-3, Class 1-A-4, Class 1-A-5, Class A-P and
Class AR Certificates, in the order of priority described in "Description of the
Certificates--Distributions  of Principal" in this prospectus supplement.  Prior to the distribution  date in May 2011, all principal  prepayments on the group 1 mortgage loans will be paid to the Group 1 and Class A-P Certificates.

Group 2  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 2 mortgage  loans will be  distributed  to the
Class 2-A-1  Certificates in the order of priority described in  "Description of the  Certificates--Distributions  of Principal" in this  prospectus  supplement.
Prior to the  distribution  date in May 2011, all principal  prepayments on the group 2 mortgage loans will be paid to the Group 2 Certificates.

Group 3  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 3 mortgage  loans will be  distributed  to the
Class 3-A-1 and Class C-P  Certificates,  as  described in  "Description  of the
Certificates--Distributions  of Principal" in this prospectus supplement.  Prior to the distribution  date in May 2011, all principal  prepayments on the group 3 mortgage loans will be paid to the Group 3 and Class C-P Certificates.

Group 4  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 4 mortgage  loans will be  distributed  to the
Class 4-A-1 and Class A-P  Certificates  in the order of priority  described  in
"Description of the Certificates--Distributions of Principal" in this prospectus
supplement.   Prior  to  the  distribution  date  in  May  2011,  all  principal prepayments  on the group 4 mortgage loans will be paid to the Group 4 and Class
A-P Certificates.

Group 5  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 5 mortgage  loans will be  distributed  to the
Class   5-A-1    Certificates,    as   described   in    "Description   of   the
Certificates--Distributions  of Principal" in this prospectus supplement.  Prior to the distribution  date in May 2011, all principal  prepayments on the group 5 mortgage loans will be paid to the Group 5 Certificates.

Group 6  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 6 mortgage  loans will be  distributed  to the
Class   6-A-1    Certificates,    as   described   in    "Description   of   the
Certificates--Distributions  of Principal" in this prospectus supplement.  Prior to the distribution  date in May 2011, all principal  prepayments on the group 6 mortgage loans will be paid to the Group 6 Certificates.

Group 7  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 7 mortgage  loans will be  distributed  to the
Class 7-A-1 and Class 7-A-2  Certificates,  as described in  "Description of the
Certificates--Distributions  of Principal" in this prospectus supplement.  Prior to the distribution  date in May 2011, all principal  prepayments on the group 7 mortgage loans will be paid to the Group 7 Certificates.

Group 8  Certificates.  On each  distribution  date, a portion of the  principal received or advanced on the group 8 mortgage  loans will be  distributed  to the
Class   8-A-1    Certificates,    as   described   in    "Description   of   the
Certificates--Distributions  of Principal" in this prospectus supplement.  Prior to the distribution  date in May 2011, all principal  prepayments on the group 8 mortgage loans will be paid to the Group 8 Certificates.

Group C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2,
Class  C-B-3,  Class  C-B-4,  Class C-B-5 and Class C-B-6  Certificates  will be entitled  to receive a portion of the  principal  received or advanced on all of the mortgage loans.  Distributions will be made to the Class C-B-1, Class C-B-2,
Class C-B-3,  Class  C-B-4,  Class C-B-5 and Class C-B-6  Certificates,  in that order.  However,  under  certain  circumstances  described  in  this  prospectus supplement under "Description of the  Certificates--Priority  of Distributions,"
the  amount  of  principal   payments  and   principal   prepayments   otherwise
distributable  to specified  classes of Group C-B  Certificates  will instead be paid to other classes of Group C-B Certificates  with a higher priority.  Except as otherwise specified in this prospectus supplement,  prior to the distribution date in May 2011,  the Group C-B  Certificates  will not be  entitled to receive principal prepayments on the mortgage loans.

The Class A-X, Class C-X and Class D-X Certificates are not entitled to payments of principal.

Credit Enhancement

Subordination

The Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6, Group 7, Group 8,
Class A-P,  Class  C-P,  Class A-X,  Class C-X and Class D-X  Certificates  will receive distributions of interest and principal, as applicable, before the Group
C-B  Certificates  are  entitled  to  receive   distributions  of  interest  and
principal.  In  addition,  each  class of Group C-B  Certificates  will  receive distributions  of interest and  principal  prior to any other class of Group C-B
Certificates  with a higher  alphanumerical  class  designation.  The  Group C-B
Certificates,  in reverse order of alphanumerical class designation, will absorb most losses on the mortgage  loans prior to the Group 1, Group 2, Group 3, Group
4, Group 5, Group 6, Group 7,  Group 8,  Class A-P,  Class  C-P, Class A-X,Class
C-X and Class D-X Certificates.

Shifting of Interests

The Group 1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7 and Group 8
Certificates will receive 100% of principal prepayments received on the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 mortgage loans, respectively,  along  with the Class A-P and Class C-P  Certificates  which will receive a portion of principal  prepayments on certain mortgage loans, until the fifth  anniversary of the first  distribution  date. During the next four years, these senior certificates will generally receive a disproportionately large, but decreasing,  share of related principal prepayments,  unless the delinquency and loss  performance  on the group 1,  group 2, group 3, group 4, group 5, group 6, group 7 and group 8 mortgage  loans exceed  certain  levels,  in which case such share of principal  prepayments will not continue to decrease.  This will result in a quicker return of principal to these senior  certificates and increases the likelihood  that  holders  of the Group 1,  Group 2,  Group 3, Group 4, Group 5,
Group 6, Group 7, Group 8, Class A-P and Class C-P Certificates will be paid the full  amount  of  principal  to which  they are  entitled.  For a more  detailed description of how principal  prepayments are allocated among the Group 1, Group
2, Group 3,  Group 4,  Group 5, Group 6, Group 7, Group 8, Class A-P,  Class C-P
and Group C-B Certificates, see "Description of the  Certificates--Distributions
of Principal" in this prospectus supplement.

Cross-Collateralization

In certain  limited  circumstances,  principal and interest  collected  from the mortgage  loans  may be used to pay  principal  or  interest,  or  both,  to the
Certificates   unrelated   to  that  loan  group.   See   "Description   of  the
Certificates--Cross-Collateralization" in this prospectus supplement.

Yield Considerations

The yield to maturity of each class of  certificates  will  depend  upon,  among other things:

o     the price at which the certificates are purchased;

o     the applicable pass-through rate;

o     the rate of prepayments on the related mortgage loans;

o     whether optional  termination or an auction sale of the related loan group or loan groups occurs; and

o     losses on the mortgage loans that are not covered by credit enhancement.

The interest only and principal only certificates  will be especially  sensitive to the rate of  prepayments.  For a discussion of special  yield  considerations applicable to the offered  certificates,  see "Risk  Factors" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Advances

For any month, if the servicer  receives no payment of principal and interest or a payment that is less than the full  scheduled  payment on a mortgage loan, the servicer will advance its own funds to cover that shortfall,  or if the servicer fails to make any such  required  advance,  the master  servicer  will make such advance. However, the servicer, or the master servicer, if applicable, will make an advance  only if it  determines  that the advance  will be  recoverable  from future  payments or collections on that mortgage loan. In addition,  neither the servicer, nor the master servicer, will be required to advance balloon payments.
Advances  are  intended to maintain a regular  flow of  scheduled  interest  and principal  payments on the certificates,  and not to guarantee or insure against losses.

If the master  servicer  fails to, but is  required  to,  make an  advance,  the trustee will make that advance.

See  "Servicing of the Mortgage  Loans--Advances  from the Servicer,  the Master
Servicer and the Trust Administrator" in this prospectus supplement.

Optional Termination; Auction Sale

On any distribution date on which the aggregate outstanding principal balance of the mortgage  loans is less than 10% of the  aggregate  Cut-off  Date  Principal
Balance of the mortgage  loans,  the servicer  may, but will not be required to, purchase from the trust all remaining  mortgage loans,  thereby causing an early retirement of the certificates.

If the option to purchase the  mortgage  loans and the other assets in the trust as described  above is not  exercised and the  aggregate  outstanding  principal balance of the mortgage loans  declines  below 5% of the aggregate  Cut-off Date
Principal Balance of the mortgage  loans,  the trust  administrator will conduct an auction to sell the mortgage loans and the other assets in the trust.

The trust administrator will not be permitted to sell the mortgage loans and the other assets in the trust pursuant to any auction unless at least three bids are received  and the  winning  bid meets or  exceeds  the amount  calculated  under
"Pooling and Servicing  Agreement--Optional  Termination;  Auction Sale" in this prospectus supplement.

If an auction is not  successful,  unless  certain  conditions  specified in the pooling and servicing agreement are not satisfied,  the trust administrator will conduct an additional auction of the applicable  mortgage loans every six months until the  earlier of (a) the  completion  of a  successful  auction and (b) the exercise by the servicer of its purchase option.

An optional purchase or a successful auction of the remaining mortgage loans may cause the holders of one or more classes of related certificates to receive less than their outstanding principal balance plus accrued interest,  and will reduce or extinguish the notional amount of the related interest only classes.

See "Pooling and  Servicing  Agreement--Optional  Termination;  Auction Sale" in
this prospectus supplement.

Federal Income Tax Consequences

For federal  income tax purposes,  the depositor will cause multiple real estate mortgage  investment  conduit  elections to be made with respect to a portion of the  trust.  The  certificates,  other  than  the  Class AR  Certificates,  will represent  ownership  of  regular  interests  in the  upper  tier  REMIC.  These certificates  will  generally be treated as  representing  ownership of debt for federal income tax purposes.  Holders of these  certificates will be required to include as income all  interest  and original  issue  discount,  if any, on such certificates in accordance with the accrual method of accounting,  regardless of the  certificateholders'  usual methods of  accounting.  For federal  income tax purposes,  the Class AR  Certificates  will represent  ownership of the residual interests in each REMIC created under the pooling and servicing agreement.

For  further  information  regarding  the  federal  income tax  consequences  of investing in the offered certificates  including important information regarding the  tax  treatment  of  the  auction  certificates,  see  "Federal  Income  Tax
Consequences"  in this  prospectus  supplement and "Material  Federal Income Tax
Consequences" in the prospectus.

ERISA Considerations

The offered certificates,  other than the Class AR Certificates, may be eligible for  purchase by persons  investing  assets of employee  benefit  plans or other retirement  arrangements  that are  subject to the  Employee  Retirement  Income
Security Act of 1974, as amended or to Section 4975 of the Internal Revenue Code of 1986,  as  amended,  subject  to  certain  considerations  described  in this prospectus  supplement.  Sales of the  Class AR  Certificates  to such  plans or retirement  arrangements  are  prohibited,  except under  certain  circumstances described in "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

When  issued,  the  offered  certificates,  other than the Class C-B-2 and Class
C-B-3  Certificates,  so long as they are rated in one of the two highest rating
categories   by  at  least  one   nationally   recognized   statistical   rating
organization,  will  be  "mortgage  related  securities"  for  purposes  of  the
Secondary  Mortgage  Market  Enhancement  Act  of  1984,  referred  to  in  this prospectus  supplement  as SMMEA.  You should  consult  your legal  advisors  in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus  supplement for important  information concerning  possible  restrictions  on ownership of the offered  certificates by regulated institutions.

Ratings

When issued,  the offered  certificates  will receive ratings that are not lower than  those  listed  in the  table  beginning  on page  S-7 of  this  prospectus supplement.  The ratings on the offered certificates address the likelihood that the holders of the offered  certificates  will receive all  distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation  to buy,  sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal  prepayments on the mortgage loans.  For example,  the rate of prepayments, if different from the rate originally anticipated,  could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

      The offered  certificates are not suitable  investments for all investors.
In particular,  you should not purchase any class of offered certificates unless you understand the  prepayment,  credit,  liquidity and market risks  associated with that class.

      The offered  certificates  are  complex  securities.  You should  possess, either alone or together with an investment advisor,  the expertise necessary to evaluate  the  information  contained  in  this  prospectus  supplement  and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates     Losses on the  mortgage  loans may occur due
may be affected by losses on the    to a wide  variety  of causes,  including  a
mortgage loans, which could         decline in real estate  values,  and adverse
occur for a variety of reasons.     changes   in   the   borrower's    financial
                                    condition.  A decline in real estate  values
                                    or economic conditions  nationally or in the
                                    regions where the mortgaged  properties  are
                                    concentrated may increase the risk of losses
                                    on the mortgage loans.

Geographic concentration may        Approximately 36.43% of the group 1 mortgage
affect risk of loss on the          loans,  20.72% of the group 2 mortgage loans
mortgage loans.                     and 12.01% of the group 4 mortgage loans (in
                                    each   case  by   Cut-off   Date   Principal
                                    Balance),    are   secured   by    mortgaged
                                    properties     located    in     California.
                                    Approximately 12.56% of the group 3 mortgage
                                    loans, 16.32% of the group 4 mortgage loans,
                                    14.04%  of the  group 5  mortgage  loans and
                                    26.95%  of the  group 7  mortgage  loans (in
                                    each case by Cut-off Date Principal Balance)
                                    are  secured  by  mortgaged   properties  in
                                    Georgia. Approximately 10.76% of the group 2
                                    mortgage  loans,   10.68%  of  the  group  5
                                    mortgage  loans,   11.22%  of  the  group  6
                                    mortgage  loans,   14.23%  of  the  group  7
                                    mortgage  loans  and  11.93%  of the group 8
                                    mortgage loans (in each case by Cut-off Date
                                    Principal  Balance) are secured by mortgaged
                                    properties located in Florida. Approximately
                                    17.20% of the group 2 mortgage loans, 10.31%
                                    of the group 5 mortgage loans, 25.13% of the
                                    group 6 mortgage loans,  10.81% of the group
                                    7  mortgage  loans and 21.42% of the group 8
                                    mortgage loans (in each case by Cut-off Date
                                    Principal  Balance) are secured by mortgaged
                                    properties      located     in     Illinois.
                                    Approximately 15.06% of the group 8 mortgage
                                    loans (by Cut-off  Date  Principal  Balance)
                                    are secured by mortgaged  properties located
                                    in  Maryland.  Approximately  13.14%  of the
                                    group 8  mortgage  loans  (by  Cut-off  Date
                                    Principal  Balance) are secured by mortgaged
                                    properties located in Massachusetts.  If the
                                    regional  economy or housing market in these
                                    areas weaken, the related mortgage loans may
                                    experience    high   rates   of   loss   and
                                    delinquency,    resulting   in   losses   to
                                    certificateholders.  The economic  condition
                                    and  housing  market  in these  areas may be
                                    adversely  affected  by a variety of events,
                                    including a downturn  in certain  industries
                                    or  other  businesses  concentrated  in that
                                    area, natural disasters such as earthquakes,
                                    mudslides, hurricanes, floods, wildfires and
                                    eruptions,  and civil  disturbances  such as
                                    riots. The depositor cannot predict whether,
                                    or to  what  extent  or for how  long,  such
                                    events may occur.

                                    See  "Description  of  the  Mortgage  Pool--
                                    General" in this prospectus supplement.

Losses on the mortgage loans of     The  applicable  coverage for special hazard
any loan group may reduce the       losses,  fraud losses and bankruptcy  losses
yield on certain senior             covers all of the mortgage loans. Therefore,
certificates unrelated to that      if mortgage loans in any loan group suffer a
loan group.                         high level of these types of losses, it will
                                    reduce the available coverage for all of the
                                    Group 1, Group 2, Group 3,

                                      S-15

                                    Group 4, Group 5, Group 6, Group 7, Group 8,
                                    Class A-X,  Class C-X,  Class D-X, Class A-P
                                    and  Class  C-P   Certificates  and  certain
                                    classes of Group C-B Certificates. Investors
                                    should be aware  that  after the  applicable
                                    coverage  amounts have been exhausted,  if a
                                    mortgage  loan  in any of  the  loan  groups
                                    suffers  these  types of losses,  all of the
                                    Group 1, Group 2, Group 3, Group 4, Group 5,
                                    Group 6, Group 7, Group 8, Group C-B,  Class
                                    A-X,  Class C-X and  Class D-X  Certificates
                                    will,  and  the  Class  A-P  and  Class  C-P
                                    Certificates  may, be allocated a portion of
                                    that loss.

                                    Because the Group C-B Certificates represent
                                    interests  in the group 1, group 2, group 3,
                                    group 4, group 5, group 6, group 7 and group
                                    8  mortgage   loans,   the  class  principal
                                    balances  of these  classes of  certificates
                                    could  be  reduced  to zero as a  result  of
                                    realized losses on the mortgage loans any of
                                    such loan groups.  Therefore, the allocation
                                    of realized  losses on the mortgage loans to
                                    the Group C-B  Certificates  will reduce the
                                    subordination  provided by those  classes of
                                    certificates to all of the Group 1, Group 2,
                                    Group 3, Group 4, Group 5, Group 6, Group 7,
                                    Group 8,  Class A-X,  Class C-X,  Class D-X,
                                    Class  A-P and Class  C-P  Certificates  and
                                    certain  classes of Group C-B  Certificates,
                                    including the senior certificates related to
                                    the  loan  group  that  did not  suffer  any
                                    losses.  This will  increase the  likelihood
                                    that future realized losses may be allocated
                                    to senior  certificates  related to the loan
                                    group  that did not  suffer  those  previous
                                    losses.

                                    See   "Description  of  the   Certificates--
                                    Cross-Collateralization"  in this prospectus
                                    supplement.

Limited Obligations

Payments on the mortgage loans      The certificates represent interests only in
and related credit enhancement      the trust. The certificates do not represent
are the only source of payments     any  interest  in or any  obligation  of the
on the offered certificates.        depositor,    the   servicer,   the   master
                                    servicer, the seller, the trustee, the trust
                                    administrator,  the  underwriter  or  any of
                                    their  affiliates.   If  proceeds  from  the
                                    assets of the trust  are not  sufficient  to
                                    make all  payments  provided  for  under the
                                    pooling and servicing  agreement,  investors
                                    will have no  recourse to the  sponsor,  the
                                    depositor,    the   servicer,   the   master
                                    servicer, the seller, the trustee, the trust
                                    administrator,  the underwriter or any other
                                    entity,  and will incur losses if the credit
                                    enhancement   for  their  class  of  offered
                                    certificates is exhausted.

Special Yield and Prepayment
Considerations

The rate of prepayments on the      Approximately  2.45% of the group 2 mortgage
mortgage loans will be affected     loans,  0.93% of the group 3 mortgage loans,
by various factors.                 5.67% of the group 4 mortgage  loans , 7.60%
                                    of the group 5 mortgage  loans  5.17% of the
                                    group 6  mortgage  loans  and  2.76%  of the
                                    group 7  mortgage  loans  (in  each  case by
                                    Cut-off Date Principal  Balance) provide for
                                    payment  by the  mortgagor  of a  prepayment
                                    premium in  connection  with certain full or
                                    partial prepayments of principal. Generally,
                                    each such mortgage loan provides for payment
                                    of a prepayment  premium in connection  with
                                    certain    voluntary,    full   or   partial
                                    prepayments  made  within the period of time
                                    specified  in  the  related  mortgage  note,
                                    generally  three  years  from  the  date  of
                                    origination   of  such  mortgage  loan.  The
                                    amount of the applicable prepayment premium,
                                    to the  extent  permitted  under  applicable
                                    law, is as provided in the related  mortgage
                                    note; generally, such amount is equal to six
                                    months'  interest  on  any  amounts  prepaid
                                    during any 12-month  period in excess of 20%
                                    of the  original  principal  balance  of the
                                    related   mortgage   loan  or  a   specified
                                    percentage  of  the  amounts  prepaid.  Such
                                    prepayment     premiums    may    discourage
                                    mortgagors  from  prepaying  their  mortgage
                                    loans   during  the   penalty   period  and,
                                    accordingly,  affect the rate of  prepayment
                                    of such

                                      S-16

                                    mortgage loans even in a declining  interest
                                    rate  environment.  All prepayment  premiums
                                    will be retained by the related servicer and
                                    will not be available  for  distribution  to
                                    the offered certificates.

                                    See "Risk  Factors--The  rate of prepayments
                                    on the  mortgage  loans will be  affected by
                                    various   factors"   in   the   accompanying
                                    prospectus.

Interest only mortgage loans        Approximately 23.78% of the group 1 mortgage
have a greater degree of risk of    loans, 53.95% of the group 2 mortgage loans,
default.                            29.04% of the group 4 mortgage loans, 53.74%
                                    of the group 5 mortgage loans, 49.83% of the
                                    group 6 mortgage loans,  46.54% of the group
                                    7  mortgage  loans and 66.64% of the group 8
                                    mortgage loans (in each case by Cut-off Date
                                    Principal  Balance)  do not  provide for any
                                    payments  of  principal   for  a  period  of
                                    approximately 10 years following the date of
                                    origination.  None of the  group 3  mortgage
                                    loans  are  interest  only  mortgage  loans.
                                    These  mortgage  loans may involve a greater
                                    degree  of  risk  because,  if  the  related
                                    mortgagor    defaults,    the    outstanding
                                    principal balance of that mortgage loan will
                                    be higher  than for an  amortizing  mortgage
                                    loan. The  mortgagor's  monthly payment will
                                    be  recalculated  after  the  interest  only
                                    period to an amount  sufficient  to amortize
                                    the  principal  balance of the loan over its
                                    remaining  term and to pay  interest  at the
                                    related  mortgage   interest  rate.  If  the
                                    recalculated      monthly     payment     is
                                    substantially  higher  than the  mortgagor's
                                    previous interest only monthly payment, that
                                    loan may be subject to an increased  risk of
                                    delinquency and loss.

Simultaneous second lien risk       Approximately 26.92% of the group 1 mortgage
                                    loans, 45.45% of the group 2 mortgage loans,
                                    11.30% of the group 3 mortgage loans, 33.87%
                                    of the group 4 mortgage loans, 49.22% of the
                                    group 5 mortgage loans,  55.18% of the group
                                    6  mortgage  loans,  34.15%  of the  group 7
                                    mortgage  loans  and  26.47%  of the group 8
                                    mortgage loans (in each case by Cut-off Date
                                    Principal  Balance)  are subject to a second
                                    lien loan that is not included in the trust.
                                    With  respect  to  those   mortgage   loans,
                                    foreclosure   frequency   may  be  increased
                                    relative   to   mortgage   loans  that  were
                                    originated  without  a  simultaneous  second
                                    lien since borrowers have less equity in the
                                    mortgaged  property.  Investors  should also
                                    note that any borrower may obtain  secondary
                                    financing at any time subsequent to the date
                                    of  origination  of their mortgage loan from
                                    the  related  originator  or from any  other
                                    lender.

An optional termination or an       If the  purchase  option is  exercised  or a
auction sale of the trust may       successful  auction  occurs with  respect to
adversely affect the                the  remaining  mortgage  loans as described
certificates.                       herein,  such  purchase  of  mortgage  loans
                                    would cause an early retirement of the Group
                                    1, Group 2, Group 3, Group 4, Group 5, Group
                                    6, Group 7,  Group 8, Group C-B,  Class A-X,
                                    Class C-X,  Class  D-X,  Class A-P and Class
                                    C-P Certificates. See "Pooling and Servicing
                                    Agreement--Optional   Termination;   Auction
                                    Sale" in this prospectus supplement. If this
                                    happens,  the  purchase  price  paid  by the
                                    servicer  or the auction  purchaser  will be
                                    passed     through     to    the     related
                                    certificateholders. This would have the same
                                    effect   as  if   all  of   such   remaining
                                    mortgagors  made  prepayments  in  full.  No
                                    assurance  can be given  that  the  purchase
                                    price  will  be   sufficient   to  pay  your
                                    certificate    in   full.   Any   class   of
                                    certificates purchased at a premium could be
                                    adversely  affected by an optional  purchase
                                    or  auction  sale  of the  related  mortgage
                                    loans.

                                    See "Maturity and Prepayment Considerations"
                                    in the prospectus.

Rapid prepayments on the            Payments  to the  holders  of the  Class A-X
mortgage loans in the related       Certificates   come   only   from   interest
loan group will reduce the yield    payments on certain of the group 1 and group
on the                              2 mortgage loans. Payments to the holders of
                                    the  Class C-X  Certificates  come only from
                                    interest  payments on certain of the group 3
                                    mortgage  loans.  Payments to the holders of
                                    the  Class D-X  Certificates  come only from
                                    interest payments on

                                      S-17

Class A-X, Class C-X and            certain  of the group 4,  group 5,  group 6,
Class D-X Certificates.             group 7 and group 8  mortgage  loans.  These
                                    mortgage   loans  are  called  premium  rate
                                    mortgage  loans because in general they have
                                    the highest  mortgage  interest rates in the
                                    loan  group.  In  general,  the  higher  the
                                    mortgage interest rate is on a mortgage loan
                                    in a loan group, the more interest the Class
                                    A-X, Class C-X or Class D-X Certificates, as
                                    applicable, receive from that mortgage loan.
                                    If mortgage  interest rates  decline,  these
                                    premium rate mortgage  loans are more likely
                                    to be refinanced and, therefore, prepayments
                                    in full on  these  mortgage  loans  are more
                                    likely to  occur.  If the  related  mortgage
                                    loans prepay  faster than expected or if the
                                    related   loan  group  or  loan  groups  are
                                    terminated  earlier than  expected,  you may
                                    not fully recover your initial investment.

                                    We  refer   you  to   "Certain   Yield   and
                                    Prepayment   Considerations--Sensitivity  of
                                    Certain Interest Only  Certificates" in this
                                    prospectus supplement for more detail.

Slower prepayments on the           Payments  to the  holders  of the  Class A-P
related mortgage loans will         Certificates come from principal payments on
reduce the yield on the Class       the discount  mortgage loans in loan group 1
A-P and Class C-P Certificates.     and loan  group 4. These  discount  mortgage
                                    loans  are the  group 1  mortgage  loans and
                                    group 4  mortgage  loans  with net  mortgage
                                    rates  less than  6.00% and 6.00% per annum,
                                    respectively. Payments to the holders of the
                                    Class C-P  Certificates  come from principal
                                    payments on the discount  mortgage  loans in
                                    loan group 3. These discount  mortgage loans
                                    are the  group 3  mortgage  loans  with  net
                                    mortgage rates less than 5.50% per annum. In
                                    general,  the lower the net mortgage rate is
                                    on a mortgage  loan,  the more principal the
                                    Class A-P or Class C-P Certificates  receive
                                    from that mortgage loan.  Because holders of
                                    the Class  A-P and  Class  C-P  Certificates
                                    receive  only  distributions  of  principal,
                                    they will be  adversely  affected  by slower
                                    than  expected  prepayments  on the  related
                                    mortgage  loans. If you are investing in the
                                    Class  A-P or Class  C-P  Certificates,  you
                                    should  consider  that  since  the  discount
                                    mortgage   loans  have  lower  net  mortgage
                                    rates,  they  are  likely  to have a  slower
                                    prepayment rate than other mortgage loans.

                                    See    "Certain    Yield   and    Prepayment
                                    Considerations--Yield   on  Principal   Only
                                    Certificates" in this prospectus  supplement
                                    for tables showing  expected  yields for the
                                    Class  A-P and  Class  C-P  Certificates  at
                                    different prepayment rates.

Additional risk is associated       Investors  in the Class  7-A-2  Certificates
with the Class 7-A-2                should be aware  that on,  any  Distribution
Certificates.                       Date, certain losses that would otherwise be
                                    allocated  to the Class  7-A-1  Certificates
                                    will  be   allocated   to  the  Class  7-A-2
                                    Certificates,   until  its  Class  Principal
                                    Balance is reduced to zero.

Prepayment, loss and delinquency    Some  of  the   loan   groups   consist   of
experience on mortgage loans in     relatively  small numbers of mortgage loans.
loan groups with smaller numbers    In particular, as of the cut-off date, there
of mortgage loans or mortgage       are 36 mortgage loans in group 8. Two of the
loans with relatively higher        mortgage  loans  in  group  8,  representing
balances may have a                 approximately  9.24% of the group 8 mortgage
disproportionate effect.            loans (by Cut-off  Date  Principal  Balance)
                                    had principal  balances  close to $1,000,000
                                    as of the cut-off date. In addition,  one of
                                    the   mortgage   loans  in  group  2  had  a
                                    principal     balance    of    approximately
                                    $1,295,252  as  of  the  cut-off  date.  The
                                    prepayment,  loss and delinquency experience
                                    on individual  mortgage  loans in these loan
                                    groups,  especially  any high balance loans,
                                    may have a  disproportionate  effect  on the
                                    yields  and  weighted  average  lives of the
                                    related classes of  certificates  and on the
                                    mortgage pool as a whole.

                                      S-18

Recent Events                       The  current  situation  in Iraq has  caused
                                    significant   uncertainty  with  respect  to
                                    global markets. The short term and long term
                                    impact  of these  events is  uncertain,  but
                                    could  have a  material  effect  on  general
                                    economic conditions, consumer confidence and
                                    market liquidity.  No assurance can be given
                                    as to the effect of these events on the rate
                                    of delinquencies  and losses on the mortgage
                                    loans and servicing  decisions  with respect
                                    thereto.  Any adverse  impact as a result of
                                    these  events  would be borne by the holders
                                    of the offered certificates.

                                    The  response  of the  United  States to the
                                    events of September 11, 2001 and the current
                                    situation   in   Iraq   involves    military
                                    operations.  The Servicemembers Civil Relief
                                    Act, as amended,  and  comparable  state and
                                    local laws,  collectively referred to herein
                                    as  the  Relief  Act,   provide   relief  to
                                    borrowers who enter active military  service
                                    and  to   borrowers   in   reserve   status,
                                    including members of the National Guard, who
                                    are   called  to  active   duty   after  the
                                    origination  of  their  mortgage  loan.  The
                                    Servicemembers  Civil  Relief  Act  provides
                                    generally  that these  borrowers  may not be
                                    charged  interest  on  a  mortgage  loan  in
                                    excess of 6% per annum  during the period of
                                    the borrower's active duty.  Shortfalls that
                                    occur due to the  application  of the Relief
                                    Act  are  not  required  to be  paid  by the
                                    borrower  at any  future  time,  will not be
                                    advanced  by  a  servicer  and  will  reduce
                                    accrued    interest   on   each   class   of
                                    certificates   on  a  pro  rata  basis.   In
                                    addition,  the act imposes  limitations that
                                    would  impair the  ability of a servicer  to
                                    foreclose  on an  affected  loan  during the
                                    borrower's period of active duty status and,
                                    under   some    circumstances    during   an
                                    additional period thereafter.

                                      S-19

                           FORWARD-LOOKING STATEMENTS

      Some of the  statements  contained  or  incorporated  by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements  relating to future  economic  performance or  projections  and other
financial   items.   These   statements   can  be   identified  by  the  use  of
forward-looking  words such as "may," "will," "should,"  "expects,"  "believes,"
"anticipates,"    "estimates,"    "assumed    characteristics,"     "structuring
assumptions," "prepayment assumption" or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties  that could cause
actual  results  to  differ  from  the  projected   results.   Those  risks  and
uncertainties  include,  among others, general economic and business conditions, competition,  changes in political,  social and economic conditions,  regulatory initiatives and compliance with governmental  regulations,  customer preferences and various  other  matters,  many of which are beyond our  control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                      S-20

                                  INTRODUCTION

      The depositor will establish the TBW  Mortgage-Backed  Trust Series 2006-2 with respect to TBW Mortgage-Backed Pass-Through Certificates,  Series 2006-2 on
the  closing  date,  pursuant  to a pooling and  servicing  agreement  among the depositor,  DLJ  Mortgage  Capital,  Inc.,  as seller,  TBW Mortgage  Corp.,  as servicer,  Wells Fargo Bank, as master servicer and as trust administrator,  and
U.S.  Bank, as the trustee,  dated as of April 1, 2006. On the closing date, the depositor will deposit into the trust eight groups of mortgage  loans,  which in the aggregate will constitute the mortgage pool.

      Some  capitalized  terms  used  in this  prospectus  supplement  have  the meanings given below under "Description of the  Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

      Information  relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be  removed  from the  eight  groups of  mortgage  loans to be  included  in the mortgage pool,  and other  mortgage loans may be substituted  for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage  loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date,  although some  characteristics  of the mortgage  loans  in the  mortgage  pool may  vary.  Numbers  expressed  below as percentages,  other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans in the related group as of the cut-off date, unless otherwise indicated.

      The sponsor  selected the mortgage  loans for sale to the  depositor  from among its  portfolio  of  mortgage  loans  based on a variety of  considerations determined  by the  depositor,  including  type  of  mortgage  loan,  geographic concentration,  range of mortgage  interest  rates,  principal  balance,  credit scores and other  characteristics.  In making this determination,  the depositor took  into  account  investor  preferences  and  the  depositor's  objective  of obtaining the most favorable combination of ratings on the certificates.

      The depositor  will acquire 155 mortgage  loans with an aggregate  Cut-off
Date Principal  Balance of approximately  $87,960,007.69  (the "group 1 mortgage loans"),  147 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately  $84,461,032.09 (the "group 2 mortgage loans"), 165 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $40,567,478.38
(the "group 3 mortgage  loans"),  553 mortgage  loans with an aggregate  Cut-off
Date Principal Balance of approximately  $119,097,138.21  (the "group 4 mortgage loans"),  895 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $167,390,876.57 (the "group 5 mortgage loans"), 346 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $57,683,149.69
(the "group 6 mortgage  loans"),  466 mortgage  loans with an aggregate  Cut-off
Date Principal  Balance of approximately  $54,674,990.95  (the "group 7 mortgage loans") and 36 mortgage loans with an aggregate  Cut-off Date Principal  Balance of approximately $20,060,973.93 (the "group 8 mortgage loans") from DLJ Mortgage
Capital, an affiliate of the depositor, pursuant to an assignment and assumption agreement.  The  mortgage  loans  acquired by the  depositor  from DLJ  Mortgage
Capital were purchased by DLJ Mortgage Capital from TBW Mortgage Corp.

      Under the pooling and servicing  agreement,  the depositor will assign the
mortgage   loans  to  the  trustee  for  the  benefit  of  the  holders  of  the certificates.

      The mortgage  loans are secured by first liens on fee simple  interests or leaseholds in one- to  four-family  residential  real  properties.  The property securing a mortgage loan is referred to as the mortgaged property.  The mortgage pool will consist of mortgage loans with stated  original terms to maturity that range from 180 to 360 months from the date of origination or modification.

      Each  mortgage  loan  will be a  conventional  fixed  rate  mortgage  loan evidenced by a mortgage  note.  None of the mortgage loans provides for deferred interest or negative amortization.

                                      S-21

      Substantially  all  of  the  mortgage  loans  will  contain  "due-on-sale"
clauses.  The  enforcement of a due-on-sale  clause will generally have the same effect as a prepayment  on a mortgage  loan.  Some of the mortgage  loans may be assumable by  purchasers of the  mortgaged  property  rather than prepaid by the
related   borrowers  in  connection  with  the  sales  of  the  those  mortgaged properties.  Any such  assumption  will  reduce the rate of  prepayments  of the mortgage  loans and extend the  weighted  average  life of the  related  offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

      The  aggregate  Cut-off Date  Principal  Balance of the mortgage  loans is expected to be approximately $631,895,647.51.  All of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments, except for approximately 23.78% of the group 1 mortgage loans, approximately 53.95% of the group 2 mortgage loans, none of the group 3 mortgage loans,  approximately 29.04% of the group 4 mortgage loans, approximately 53.74%
of the group 5  mortgage  loans,  approximately  49.83% of the group 6  mortgage loans,  approximately  46.54% of the group 7  mortgage  loans and  approximately
66.64% of the group 8  mortgage  loans (in each case by Cut-off  Date  Principal
Balance),  which do not provide for any  payments of  principal  for a period of approximately  10 years  following the date of  origination  (the "Interest Only
Mortgage Loans").  The weighted average interest only term for the Interest Only
Mortgage  Loans in loan  group 1, loan group 2, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 is approximately 120 months,  weighted in each case by Cut-off Date  Principal  Balance.  The terms of the  Interest  Only
Mortgage Loans require that their principal balances be fully amortized over the related  remaining  term of the mortgage  loans.  Except for one mortgage  loan, representing  approximately  0.01%  of  the  aggregate  Cut-off  Date  Principal
Balance,  all of the mortgage loans provide for payments due on the first day of each month.  Scheduled  monthly  payments made by the mortgagors on the mortgage loans either  earlier or later than the  scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

      As of the cut-off date, the mortgage  loans will have the  characteristics indicated in the following table:

                                        Number of     Earliest
                      Cut-off Date      Mortgage       Payment            Latest Stated       Earliest Stated
 Designation       Principal Balance     Loans           Date             Maturity Date        Maturity Date
 -----------       -----------------    ---------     --------            -------------       ---------------

   Group 1           $ 87,960,007.69      155      September 1, 2005      April 1, 2036        August 1, 2035
   Group 2           $ 84,461,032.09      147      November 1, 2005       April 1, 2036       December 1, 2025
   Group 3           $ 40,567,478.38      165        June 1, 2005         April 1, 2021          May 1, 2020
   Group 4           $119,097,138.21      553        July 1, 2005         April 1, 2036         June 1, 2035
   Group 5           $167,390,876.57      895        April 1, 2005        April 1, 2036         March 1, 2035
   Group 6           $ 57,683,149.69      346        March 1, 2005        April 1, 2036       February 1, 2035
   Group 7           $ 54,674,990.95      466        April 1, 2005        April 1, 2036         March 1, 2035
   Group 8           $ 20,060,973.93       36       January 1, 2006       April 1, 2036       December 1, 2035

      No  mortgage  loan will be 30 days or more  delinquent  as of the  cut-off date. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in  accordance  with the MBA  method,  so that,  for  example,  if a  borrower  failed  to make a monthly  payment  due on
February 1 by February 28, that  mortgage loan would be considered to be 30 days delinquent.

      No mortgage loan is subject to a buydown agreement.

      Approximately  2.45% of the group 2 mortgage  loans,  0.93% of the group 3 mortgage  loans,  5.67% of the  group 4  mortgage  loans,  7.60% of the  group 5 mortgage  loans,  5.17% of the group 6  mortgage  loans and 2.76% of the group 7 mortgage  loans (in each case by Cut-off  Date  Principal  Balance)  provide for payment by the mortgagor

                                      S-22

of a prepayment  premium in connection with certain full or partial  prepayments of  principal.  Generally,  each such  mortgage  loan  provides for payment of a prepayment  premium  in  connection  with  certain  voluntary,  full or  partial prepayments  made within the period of time  specified  in the related  mortgage note,  generally three years from the date of origination of such mortgage loan.
The amount of the applicable  prepayment  premium, to the extent permitted under applicable  law, is as provided in the related  mortgage note;  generally,  such amount is equal to six  months'  interest  on any  amounts  prepaid  during  any
12-month  period in  excess  of 20% of the  original  principal  balance  of the related mortgage loan or a specified percentage of the amounts prepaid. Any such prepayment  premiums  will be retained by the servicer and will not be available for payment to the offered certificates.

      The loan-to-value  ("LTV") ratio of a mortgage loan at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase,  the lesser of the selling  price of the related  mortgaged  property and its appraised value  determined in an appraisal obtained by the  originator  at  origination  of the mortgage loan or (b) in the case of a refinance,  the appraised value of the mortgaged  property at the time of such  refinance.  No assurance  can be given that the value of any  mortgaged property has remained or will remain at the level that existed on the  appraisal or sales date.  If  residential  real estate  values  overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of  delinquencies,  foreclosures  and  losses  that  could  occur on those mortgage loans.

      Except for 1  mortgage  loan in loan  group 1  representing  approximately
0.54%  of the  aggregate  Cut-off  Date  Principal  Balance  of loan  group 1, 3 mortgage loans in loan group 2 representing approximately 1.58% of the aggregate
Cut-off Date Principal Balance of loan group 2, 4 mortgage loans in loan group 4 representing approximately 0.50% of the aggregate Cut-off Date Principal Balance of loan group 4, 5 mortgage  loans in loan  group 5  representing  approximately
0.47% of the  aggregate  Cut-off  Date  Principal  Balance of loan group 5 and 7 mortgage loans in loan group 7 representing approximately 1.51% of the aggregate
Cut-off Date  Principal  Balance of loan group 7, each mortgage loan with an LTV ratio at  origination  greater  than 80% will be covered  by a primary  mortgage guaranty  insurance policy issued by a mortgage  insurance company acceptable to
Fannie Mae or Freddie  Mac,  or any  nationally  recognized  statistical  rating organization.  The primary mortgage guaranty insurance policy referred to in the preceding  sentence will not be required for any of those  mortgage  loans after the date on  which  the  related  LTV  ratio  is 80% or less or,  based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

      At least approximately 26.92% of the group 1 mortgage loans, 45.45% of the group 2  mortgage  loans,  11.30% of the group 3 mortgage  loans,  33.87% of the group 4  mortgage  loans,  49.22% of the group 5 mortgage  loans,  55.18% of the group 6 mortgage  loans,  34.15% of the group 7 mortgage loans and 26.47% of the group 8 mortgage  loans (in each case by Cut-off  Date  Principal  Balance)  are subject to a second lien loan which is not included in the trust.

                                      S-23

Mortgage Loan Statistical Information

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 1 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  1  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 1 mortgage loans, and may not add up to 100% due to rounding.

                             Group 1 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 1
- ------------------                    ---------       ---------       ----------
6.000 - 6.249 .......................     45       $25,744,310.52        29.27%
6.250 - 6.499 .......................     70        40,041,946.49        45.52
6.500 - 6.749 .......................     40        22,173,750.68        25.21
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 1 mortgage  loans are  approximately  6.000% per annum and 6.625% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 1 mortgage loans will be approximately 6.279% per annum.

             Group 1 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 1
- -----------------------------------   ---------       ---------       ----------
400,000.01 - 500,000.00 .............     57       $26,529,071.23        30.16%
500,000.01 - 600,000.00 .............     54        30,000,635.39        34.11
600,000.01 - 700,000.00 .............     26        16,521,200.19        18.78
700,000.01 - 800,000.00 .............      9         6,625,280.36         7.53
800,000.01 - 900,000.00 .............      4         3,476,435.28         3.95
900,000.01 - 1,000,000.00 ...........      5         4,807,385.24         5.47
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 1 mortgage loans as of the cut-off date are  approximately  $420,000 and  $1,000,000,  respectively.  As  of  the  cut-off  date,  the  average principal balance of the group 1 mortgage loans is approximately $567,484.

                        Group 1 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 1
- -------------                         ---------       ---------       ----------
Single Family Residence .............    108       $60,274,066.25        68.52%
Condo ...............................      5         2,896,241.30         3.29
PUD .................................     42        24,789,700.14        28.18
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======

                         Group 1 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 1
- ------------                          ---------       ---------       ----------
Purchase ............................     52       $29,417,141.30        33.44%
Refinance - Rate Term ...............     57        33,017,028.21        37.54
Refinance - Cashout .................     46        25,525,838.18        29.02
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======

                                      S-24

                            Group 1 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 1
- --------------                        ---------       ---------       ----------
Primary .............................    147       $82,609,205.63        93.92%
Second Home .........................      6         3,864,246.57         4.39
Investment ..........................      2         1,486,555.49         1.69
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 1 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 1
- ----------------------                ---------       ---------       ----------
25.001 - 30.000 .....................      1       $   499,048.69         0.57%
35.001 - 40.000 .....................      2         1,350,822.62         1.54
40.001 - 45.000 .....................      1           499,048.69         0.57
45.001 - 50.000 .....................      4         2,873,058.87         3.27
50.001 - 55.000 .....................      8         4,082,635.39         4.64
55.001 - 60.000 .....................     13         7,366,657.06         8.38
60.001 - 65.000 .....................     18        10,265,460.38        11.67
65.001 - 70.000 .....................     34        20,202,453.37        22.97
70.001 - 75.000 .....................     15         8,402,775.57         9.55
75.001 - 80.000 .....................     58        31,942,032.82        36.31
90.001 - 95.000 .....................      1           476,014.23         0.54
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  1  mortgage   loans  are   approximately   26.340%   and   95.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 1 mortgage loans is approximately 69.434%.

                             Group 1 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 1
- ----------------------                ---------       ---------       ----------
360 .................................    155       $87,960,007.69       100.00%
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======

                        Group 1 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 1
- ------                                ---------       ---------       ----------
Less than 1 .........................      6       $ 3,240,000.00         3.68%
1 - 3 ...............................    116        65,208,467.00        74.13
4 - 6 ...............................     25        14,797,308.86        16.82
7 - 9 ...............................      8         4,714,231.83         5.36
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 1 mortgage loans are  approximately  less than 1 month and 8 months,  respectively.  As of the cut-off  date,  the weighted average  months  since  origination  for the  group 1  mortgage  loans  is approximately 3 months.

                                      S-25

                   Group 1 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 1
- -----------------------               ---------       ---------       ----------
349 - 360 ...........................    155       $87,960,007.69       100.00%
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 1 mortgage loans are  approximately
      352 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 1 mortgage loans is approximately 357 months.

                          Group 1 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 1
- ------------------                    ---------       ---------       ----------
Full/Alternative ....................     72       $40,824,757.01        46.41%
Reduced .............................     78        44,456,589.62        50.54
Stated Income/Stated Assets .........      5         2,678,661.06         3.05
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 1 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 1
- -----                                 ---------       ---------       ----------
California ..........................     56       $32,040,277.97        36.43%
Massachusetts .......................     12         6,816,042.23         7.75
Georgia .............................     12         6,516,595.94         7.41
Colorado ............................     10         5,813,414.58         6.61
Connecticut .........................     10         5,302,508.22         6.03
Virginia ............................     10         5,234,561.62         5.95
Maryland ............................      7         3,521,109.80         4.00
Illinois ............................      5         2,829,191.88         3.22
Washington ..........................      5         2,805,866.40         3.19
Florida .............................      4         2,419,896.93         2.75
Other* ..............................     24        14,660,542.12        16.67
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     No other state represents more than  approximately  1.78% of the aggregate
      Cut-off Date Principal Balance of the group 1 mortgage loans.

                                      S-26

                       Group 1 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 1
- ------------                          ---------       ---------       ----------
641 - 660 ...........................      3       $ 1,613,352.30         1.83%
661 - 680 ...........................      8         4,581,346.45         5.21
681 - 700 ...........................     27        14,705,637.85        16.72
701 - 720 ...........................     21        12,001,180.68        13.64
721 - 740 ...........................     19        10,984,375.96        12.49
741 - 760 ...........................     25        14,812,792.16        16.84
761 - 780 ...........................     22        12,876,096.08        14.64
781 - 800 ...........................     23        12,162,044.78        13.83
801 - 820 ...........................      7         4,223,181.43         4.80
                                         ---       --------------       ------
Total: ..............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 1 mortgage  loans are  approximately  655 and 813,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 1 mortgage loans will be approximately 738.

                         Group 1 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 1
- ---------------------------------     ---------       ---------       ----------
0 ...................................    154       $87,492,027.67        99.47%
1 ...................................      1           467,980.02         0.53
                                         ---       --------------       ------
Total ...............................    155       $87,960,007.69       100.00%
                                         ===       ==============       ======

                                      S-27

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 2 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  2  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 2 mortgage loans, and may not add up to 100% due to rounding.

                             Group 2 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 2
- ------------------                    ---------       ---------       ----------
6.750 - 6.999 .......................     77       $42,442,896.18        50.25%
7.000 - 7.249 .......................     18         9,468,797.20        11.21
7.250 - 7.499 .......................     33        21,502,496.60        25.46
7.500 - 7.749 .......................     13         7,326,479.30         8.67
7.750 - 7.999 .......................      6         3,720,362.81         4.40
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 2 mortgage  loans are  approximately  6.750% per annum and 7.750% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 2 mortgage loans will be approximately 7.076% per annum.

             Group 2 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 2
- -----------------------------------   ---------       ---------       ----------
400,000.01 - 500,000.00 .............     57       $26,283,605.54        31.12%
500,000.01 - 600,000.00 .............     40        21,472,551.60        25.42
600,000.01 - 700,000.00 .............     30        19,269,201.79        22.81
700,000.01 - 800,000.00 .............      8         5,910,856.61         7.00
800,000.01 - 900,000.00 .............      4         3,389,360.83         4.01
900,000.01 - 1,000,000.00 ...........      7         6,840,204.11         8.10
1,200,000.01 - 1,300,000.00 .........      1         1,295,251.61         1.53
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 2 mortgage loans as of the cut-off date are  approximately  $416,928 and  $1,295,252,  respectively.  As  of  the  cut-off  date,  the  average principal balance of the group 2 mortgage loans is approximately $574,565.

                        Group 2 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 2
- -------------                         ---------       ---------       ----------
Single Family Residence .............     86       $49,257,305.02        58.32%
Condo ...............................     15         8,738,233.15        10.35
2-4 Family ..........................      2         1,353,222.96         1.60
PUD .................................     44        25,112,270.96        29.73
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======

                         Group 2 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 2
- ------------                          ---------       ---------       ----------
Purchase ............................     63       $34,108,552.44        40.38%
Refinance - Rate Term ...............     30        18,577,055.00        21.99
Refinance - Cashout .................     54        31,775,424.65        37.62
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======

                                      S-28

                            Group 2 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 2
- --------------                        ---------       ---------       ----------
Primary .............................    113       $65,318,716.74        77.34%
Second Home .........................     16         9,666,779.56        11.45
Investment ..........................     18         9,475,535.79        11.22
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 2 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 2
- ----------------------                ---------       ---------       ----------
35.001 - 40.000 .....................      1       $   592,000.00         0.70%
45.001 - 50.000 .....................      1           648,352.35         0.77
50.001 - 55.000 .....................      1           641,942.79         0.76
55.001 - 60.000 .....................      5         3,429,370.89         4.06
60.001 - 65.000 .....................     12         7,667,359.01         9.08
65.001 - 70.000 .....................     13         7,967,564.93         9.43
70.001 - 75.000 .....................     18        11,072,680.41        13.11
75.001 - 80.000 .....................     89        49,186,372.02        58.24
80.001 - 85.000 .....................      3         1,503,077.32         1.78
85.001 - 90.000 .....................      3         1,307,712.37         1.55
90.001 - 95.000 .....................      1           444,600.00         0.53
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  2  mortgage   loans  are   approximately   39.470%   and   95.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 2 mortgage loans is approximately 75.122%.

                             Group 2 Original Terms*

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 2
- ----------------------                ---------       ---------       ----------
240 .................................      1       $   621,074.49         0.74%
360 .................................    146        83,839,957.60        99.26
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  original  term and  maximum  original  term for the  group 2 mortgage loans are approximately 240 months and 360 months,  respectively.
      As of the cut-off date, the weighted average original term for the group 2 mortgage loans is approximately 359 months.

                        Group 2 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 2
- ------                                ---------       ---------       ----------
Less than 1 .........................     12       $ 6,798,000.00         8.05%
1 - 3 ...............................    118        68,092,454.59        80.62
4 - 6 ...............................     17         9,570,577.50        11.33
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 2 mortgage loans are  approximately  less than 1 month and 6 months,  respectively.  As of the cut-off  date,  the weighted average  months  since  origination  for the  group 2  mortgage  loans  is approximately 2 months.

                                      S-29

                   Group 2 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 2
- -----------------------               ---------       ---------       ----------
229 - 240 ...........................      1       $   621,074.49         0.74%
349 - 360 ...........................    146        83,839,957.60        99.26
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 2 mortgage loans are  approximately
      236 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 2 mortgage loans is approximately 357 months.

                          Group 2 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 2
- ------------------                    ---------       ---------       ----------
Full/Alternative ....................     29       $17,272,463.67        20.45%
Reduced .............................     93        52,868,167.78        62.59
Stated Income/Stated Assets .........     25        14,320,400.64        16.96
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 2 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 2
- -----                                 ---------       ---------       ----------
California ..........................     28       $17,500,241.56        20.72%
Illinois ............................     25        14,523,527.00        17.20
Florida .............................     17         9,088,927.73        10.76
Colorado ............................     10         5,428,347.00         6.43
Massachusetts .......................      8         4,810,743.30         5.70
Georgia .............................      8         4,327,990.56         5.12
Utah ................................      7         4,168,491.37         4.94
Arizona .............................      7         3,525,952.07         4.17
Nevada ..............................      5         3,384,945.67         4.01
South Carolina ......................      5         2,828,604.64         3.35
Other* ..............................     27        14,873,261.19        17.61
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     No other state represents more than  approximately  2.58% of the aggregate
      Cut-off Date Principal Balance of the group 2 mortgage loans.

                                      S-30

                       Group 2 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 2
- ------------                          ---------       ---------       ----------
641 - 660 ...........................      1       $   508,000.00         0.60%
661 - 680 ...........................      6         3,467,644.89         4.11
681 - 700 ...........................     35        19,099,593.68        22.61
701 - 720 ...........................     27        14,804,594.97        17.53
721 - 740 ...........................     21        13,316,769.84        15.77
741 - 760 ...........................     26        15,271,319.65        18.08
761 - 780 ...........................     20        12,214,339.24        14.46
781 - 800 ...........................      9         4,571,579.71         5.41
801 - 820 ...........................      2         1,207,190.11         1.43
                                         ---       --------------       ------
Total: ..............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 2 mortgage  loans are  approximately  653 and 813,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 2 mortgage loans will be approximately 728.

                               Group 2 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding the         Mortgage       Principal       Percent of
Cut-off Date                            Loans          Balance         Group 2
- ---------------------------------     ---------       ---------       ----------
0 ...................................    145       $83,491,054.07        98.85%
1 ...................................      2           969,978.02         1.15
                                         ---       --------------       ------
Total ...............................    147       $84,461,032.09       100.00%
                                         ===       ==============       ======

                                      S-31

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 3 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  3  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 3 mortgage loans, and may not add up to 100% due to rounding.

                             Group 3 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 3
- ------------------                    ---------       ---------       ----------
5.250 - 5.499 .......................      2       $ 1,033,732.99         2.55%
5.500 - 5.749 .......................     22         7,164,425.22        17.66
5.750 - 5.999 .......................     26         6,901,452.44        17.01
6.000 - 6.249 .......................     59        14,681,449.25        36.19
6.250 - 6.499 .......................     12         4,754,030.36        11.72
6.500 - 6.749 .......................     34         4,516,404.84        11.13
6.750 - 6.999 .......................      6         1,196,006.76         2.95
7.000 - 7.249 .......................      1            66,331.72         0.16
7.500 - 7.749 .......................      2           213,232.53         0.53
7.750 - 7.999 .......................      1            40,412.27         0.10
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 3 mortgage  loans are  approximately  5.375% per annum and 7.750% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 3 mortgage loans will be approximately 6.027% per annum.

             Group 3 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 3
- -----------------------------------   ---------       ---------       ----------
25,000.01 - 50,000.00 ...............      5       $   196,252.45         0.48%
50,000.01 - 75,000.00 ...............     18         1,190,490.49         2.93
75,000.01 - 100,000.00 ..............     18         1,635,549.30         4.03
100,000.01 - 125,000.00 .............     14         1,582,732.64         3.90
125,000.01 - 150,000.00 .............     13         1,787,739.41         4.41
150,000.01 - 175,000.00 .............     20         3,226,289.89         7.95
175,000.01 - 200,000.00 .............      9         1,725,735.26         4.25
200,000.01 - 250,000.00 .............     12         2,701,311.46         6.66
250,000.01 - 300,000.00 .............      6         1,622,033.27         4.00
300,000.01 - 400,000.00 .............     10         3,459,256.20         8.53
400,000.01 - 500,000.00 .............     18         8,369,285.90        20.63
500,000.01 - 600,000.00 .............     12         6,534,520.12        16.11
600,000.01 - 700,000.00 .............     10         6,536,281.99        16.11
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 3 mortgage  loans as of the cut-off date are  approximately  $34,089 and $692,970,  respectively. As of the cut-off date, the average principal balance of the group 3 mortgage loans is approximately $245,864.

                        Group 3 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 3
- -------------                         ---------       ---------       ----------
Single Family Residence .............    121       $28,184,337.17        69.48%
Condo ...............................      8         1,505,064.93         3.71
2-4 Family ..........................      7         1,378,233.80         3.40
PUD .................................     29         9,499,842.48        23.42
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======

                                      S-32

                         Group 3 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 3
- ------------                          ---------       ---------       ----------
Purchase ............................     30       $ 9,427,193.01        23.24%
Refinance - Rate Term ...............     47        10,114,131.05        24.93
Refinance - Cashout .................     88        21,026,154.32        51.83
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======

                            Group 3 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 3
- --------------                        ---------       ---------       ----------
Primary .............................    128       $35,003,125.93        86.28%
Second Home .........................     10         2,536,819.28         6.25
Investment ..........................     27          3,027533.17         7.46
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 3 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 3
- ----------------------                ---------       ---------       ----------
10.001 - 15.000 .....................      1       $    65,000.00         0.16%
20.001 - 25.000 .....................      3           643,265.10         1.59
25.001 - 30.000 .....................      3           704,599.93         1.74
30.001 - 35.000 .....................      3           389,197.94         0.96
35.001 - 40.000 .....................      6         1,559,663.10         3.84
40.001 - 45.000 .....................      9         3,113,436.49         7.67
45.001 - 50.000 .....................      9         2,528,113.21         6.23
50.001 - 55.000 .....................      8         2,399,410.65         5.91
55.001 - 60.000 .....................     16         3,803,101.03         9.37
60.001 - 65.000 .....................     12         3,481,810.55         8.58
65.001 - 70.000 .....................     22         5,361,844.71        13.22
70.001 - 75.000 .....................     28         5,628,145.68        13.87
75.001 - 80.000 .....................     36         9,507,109.02        23.44
80.001 - 85.000 .....................      1           135,517.22         0.33
85.001 - 90.000 .....................      4           898,971.98         2.22
90.001 - 95.000 .....................      2           193,309.05         0.48
95.001 - 100.000 ....................      2           154,982.72         0.38
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  3  mortgage   loans  are   approximately   11.660%  and   100.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 3 mortgage loans is approximately 63.834%.

                             Group 3 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 3
- ----------------------                ---------       ---------       ----------
180 .................................    165       $40,567,478.38       100.00%
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======

                                      S-33

                        Group 3 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 3
- ------                                ---------       ---------       ----------
Less than 1 .........................     16       $ 3,871,300.00         9.54%
1 - 3 ...............................    108        23,285,286.40        57.40
4 - 6 ...............................     30        10,548,415.06        26.00
7 - 9 ...............................      8         2,647,199.44         6.53
10 - 12 .............................      3           215,277.48         0.53
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 3 mortgage loans are  approximately  less than 1 month and 11 months,  respectively.  As of the cut-off date,  the weighted average  months  since  origination  for the  group 3  mortgage  loans  is approximately 3 months.

                   Group 3 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 3
- -----------------------               ---------       ---------       ----------
169 - 180 ...........................    165       $40,567,478.38       100.00%
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 3 mortgage loans are  approximately
      169 months and 180  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 3 mortgage loans is approximately 177 months.

                          Group 3 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 3
- ------------------                    ---------       ---------       ----------
Full/Alternative ....................     33       $12,744,765.68        31.42%
No Income/No Asset ..................     31         6,069,308.86        14.96
Reduced .............................     73        16,846,517.72        41.53
Stated Income/Stated Assets .........     28         4,906,886.12        12.10
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 3 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 3
- -----                                 ---------       ---------       ----------
Georgia .............................     32       $ 5,093,356.17        12.56%
Massachusetts .......................     12         3,962,008.80         9.77
Florida .............................     16         3,958,198.78         9.76
California ..........................     11         3,620,473.31         8.92
Illinois ............................      9         3,497,145.61         8.62
South Carolina ......................      5         2,295,193.69         5.66
Arizona .............................      7         2,006,822.17         4.95
North Carolina ......................      8         1,896,473.92         4.67
Colorado ............................      6         1,562,311.85         3.85
Maryland ............................      4         1,499,121.87         3.70
Other* ..............................     55        11,176,372.21        27.55
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     No other state represents more than  approximately  3.29% of the aggregate
      Cut-off Date Principal Balance of the group 3 mortgage loans.

                                      S-34

                       Group 3 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 3
- ------------                          ---------       ---------       ----------
621 - 640 ...........................     11       $ 2,102,387.08         5.18%
641 - 660 ...........................     11         2,293,624.89         5.65
661 - 680 ...........................     12         2,471,546.69         6.09
681 - 700 ...........................     21         3,707,112.75         9.14
701 - 720 ...........................     30         7,413,318.88        18.27
721 - 740 ...........................     21         5,225,464.91        12.88
741 - 760 ...........................     15         4,255,095.54        10.49
761 - 780 ...........................     24         6,099,820.41        15.04
781 - 800 ...........................     15         4,959,756.19        12.23
801 - 820 ...........................      5         2,039,351.04         5.03
                                         ---       --------------       ------
Total: ..............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 3 mortgage  loans are  approximately  625 and 811,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 3 mortgage loans will be approximately 729.

                         Group 3 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 3
- ---------------------------------     ---------       ---------       ----------
0 ...................................    157       $38,681,139.57        95.35%
1 ...................................      6         1,259,782.94         3.11
2 ...................................      2           626,555.87         1.54
                                         ---       --------------       ------
Total ...............................    165       $40,567,478.38       100.00%
                                         ===       ==============       ======

                                      S-35

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 4 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  4  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 4 mortgage loans, and may not add up to 100% due to rounding.

                             Group 4 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 4
- ------------------                    ---------       ---------       ----------
6.000 - 6.249 .....................      94        $ 21,705,125.74       18.22%
6.250 - 6.499 .....................      49          12,647,872.07       10.62
6.500 - 6.749 .....................     410          84,744,140.40       71.16
                                        ---        ---------------      ------
Total: ............................     553        $119,097,138.21      100.00%
                                        ===        ===============      ======
- --------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 4 mortgage  loans are  approximately  6.000% per annum and 6.625% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 4 mortgage loans will be approximately 6.446% per annum.

             Group 4 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 4
- -----------------------------------   ---------       ---------       ----------
25,000.01 - 50,000.00 .............       2        $     83,719.49        0.07%
50,000.01 - 75,000.00 .............      13             834,746.99        0.70
75,000.01 - 100,000.00 ............      36           3,186,517.88        2.68
100,000.01 - 125,000.00 ...........      68           7,772,723.09        6.53
125,000.01 - 150,000.00 ...........      72           9,858,877.63        8.28
150,000.01 - 175,000.00 ...........      62          10,022,051.41        8.42
175,000.01 - 200,000.00 ...........      58          10,919,693.49        9.17
200,000.01 - 250,000.00 ...........      76          17,354,092.50       14.57
250,000.01 - 300,000.00 ...........      67          18,520,497.53       15.55
300,000.01 - 400,000.00 ...........      58          19,880,066.26       16.69
400,000.01 - 500,000.00 ...........      26          11,190,287.04        9.40
500,000.01 - 600,000.00 ...........       7           3,852,641.98        3.23
600,000.01 - 700,000.00 ...........       5           3,205,577.31        2.69
700,000.01 - 800,000.00 ...........       2           1,495,645.61        1.26
900,000.01 - 1,000,000.00 .........       1             920,000.00        0.77
                                        ---        ---------------      ------
Total: ............................     553        $119,097,138.21      100.00%
                                        ===        ===============      ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 4 mortgage  loans as of the cut-off date are  approximately  $38,760 and $920,000,  respectively. As of the cut-off date, the average principal balance of the group 4 mortgage loans is approximately $215,366.

                        Group 4 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 4
- -------------                         ---------       ---------       ----------
Single Family Residence ...........     400        $ 83,551,033.52       70.15%
Condo .............................      34           6,530,257.22        5.48
2-4 Family ........................      33           8,769,004.39        7.36
PUD ...............................      86          20,246,843.08       17.00
                                        ---        ---------------      ------
Total: ............................     553        $119,097,138.21      100.00%
                                        ===        ===============      ======

                         Group 4 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 4
- ------------                          ---------       ---------       ----------
Purchase ..........................     172        $ 32,882,593.59       27.61%
Refinance - Rate Term .............     147          29,302,770.17       24.60
Refinance - Cashout ...............     234          56,911,774.45       47.79
                                        ---        ---------------      ------
Total: ............................     553        $119,097,138.21      100.00%
                                        ===        ===============      ======

                                      S-36

                            Group 4 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 4
- --------------                        ---------       ---------       ----------
Primary ...........................     461        $103,748,070.91       87.11%
Second Home .......................      22           4,812,596.08        4.04
Investment ........................      70          10,536,471.22        8.85
                                        ---        ---------------      ------
Total: ............................     553        $119,097,138.21      100.00%
                                        ===        ===============      ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 4 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 4
- ----------------------                ---------       ---------       ----------
10.001 - 15.000 ...................       1        $    195,309.98        0.16%
15.001 - 20.000 ...................       3             525,862.33        0.44
20.001 - 25.000 ...................       3             527,893.48        0.44
25.001 - 30.000 ...................       3             631,136.37        0.53
30.001 - 35.000 ...................       6           1,069,944.25        0.90
35.001 - 40.000 ...................       4             991,247.36        0.83
40.001 - 45.000 ...................      13           2,228,178.65        1.87
45.001 - 50.000 ...................      20           5,477,547.72        4.60
50.001 - 55.000 ...................      23           5,302,038.66        4.45
55.001 - 60.000 ...................      22           4,573,271.29        3.84
60.001 - 65.000 ...................      30           6,759,864.47        5.68
65.001 - 70.000 ...................      52          13,137,471.88       11.03
70.001 - 75.000 ...................      53          12,697,346.56       10.66
75.001 - 80.000 ...................     295          60,521,601.79       50.82
80.001 - 85.000 ...................       2             624,583.45        0.52
85.001 - 90.000 ...................       9           1,601,102.86        1.34
90.001 - 95.000 ...................       8           1,296,054.85        1.09
95.001 - 100.000 ..................       6             936,682.26        0.79
                                        ---        ---------------      ------
Total: ............................     553        $119,097,138.21      100.00%
                                        ===        ===============      ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  4  mortgage   loans  are   approximately   11.850%  and   100.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 4 mortgage loans is approximately 71.481%

                             Group 4 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 4
- ----------------------                ---------       ---------       ----------
360 ...............................      553       $119,097,138.21      100.00%
                                         ---       ---------------      ------
Total: ............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======

                                      S-37

                        Group 4 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 4
- ------                                ---------       ---------       ----------
Less than 1 .......................       71       $ 16,357,166.00       13.73%
1 - 3 .............................      385         79,511,095.00       66.76
4 - 6 .............................       71         16,512,974.77       13.87
7 - 9 .............................       21          5,571,373.63        4.68
10 - 12 ...........................        5          1,144,528.81        0.96
                                         ---       ---------------      ------
Total: ............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 4 mortgage loans are  approximately  less than 1 month and 10 months,  respectively.  As of the cut-off date,  the weighted average  months  since  origination  for the  group 4  mortgage  loans  is approximately 2 months.

                   Group 4 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 4
- -----------------------               ---------       ---------       ----------
349 - 360 ...........................    553       $119,097,138.21      100.00%
                                         ---       ---------------      ------
Total: ..............................    553       $119,097,138.21      100.00%
                                         ===       ===============      ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 4 mortgage loans are  approximately
      350 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 4 mortgage loans is approximately 358 months.

                          Group 4 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 4
- ------------------                    ---------       ---------       ----------
Full/Alternative ..................      140       $ 25,656,858.48       21.54%
No Income/No Assets ...............       68         13,765,795.43       11.56
Reduced ...........................      297         70,020,168.47       58.79
Stated Income/Stated Assets .......       48          9,654,315.83        8.11
                                         ---       ---------------      ------
Total: ............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 4 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 4
- -----                                 ---------       ---------       ----------
Georgia ...........................      123       $ 19,432,238.82       16.32%
California ........................       39         14,297,721.09       12.01
Massachusetts .....................       39         10,592,926.78        8.89
Florida ...........................       45          9,403,154.79        7.90
Illinois ..........................       31          6,368,846.80        5.35
Colorado ..........................       27          5,561,415.76        4.67
Nevada ............................       18          4,986,238.72        4.19
Utah ..............................       22          4,471,336.40        3.75
Maryland ..........................       20          4,410,685.81        3.70
Virginia ..........................       15          3,860,415.54        3.24
Other* ............................      174         35,712,157.70       29.99
                                         ---       ---------------      ------
Total: ............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======
- ----------
*     No other state represents more than  approximately  3.22% of the aggregate
      Cut-off Date Principal Balance of the group 4 mortgage loans.

                                      S-38

                             Group 4 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 4
- ------------                          ---------       ---------       ----------
601 - 620 .........................        2       $    397,448.63        0.33%
621 - 640 .........................       49         12,592,859.28       10.57
641 - 660 .........................       63         15,277,177.23       12.83
661 - 680 .........................       76         17,553,681.53       14.74
681 - 700 .........................       85         16,652,222.21       13.98
701 - 720 .........................       57         12,238,144.80       10.28
721 - 740 .........................       61         13,383,147.46       11.24
741 - 760 .........................       77         13,633,179.05       11.45
761 - 780 .........................       46          9,502,090.53        7.98
781 - 800 .........................       30          6,477,517.49        5.44
801 - 820 .........................        7          1,389,670.00        1.17
                                         ---       ---------------      ------
Total: ............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 4 mortgage  loans are  approximately  608 and 815,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 4 mortgage loans is approximately 703.

                         Group 4 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 4
- ---------------------------------     ---------       ---------       ----------
0 .................................      548       $117,948,262.62       99.04%
1 .................................        4            789,225.59        0.66
2 .................................        1            359,650.00        0.30
                                         ---       ---------------      ------
Total .............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======

                         Group 4 60-89 Day Delinquencies

Number of 60-89 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 4
- ---------------------------------     ---------       ---------       ----------
0 .................................      552       $118,761,493.81       99.72%
1 .................................        1            335,644.40        0.28
                                         ---       ---------------      ------
Total .............................      553       $119,097,138.21      100.00%
                                         ===       ===============      ======

                                      S-39

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 5 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  5  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 5 mortgage loans, and may not add up to 100% due to rounding.

                             Group 5 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 5
- ------------------                    ---------       ---------       ----------
6.750 - 6.999 .....................      531       $ 99,863,325.96       59.66%
7.000 - 7.249 .....................      364         67,527,550.61       40.34
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 5 mortgage  loans are  approximately  6.750% per annum and 7.125% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 5 mortgage loans will be approximately 6.918% per annum.

             Group 5 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 5
- -----------------------------------   ---------       ---------       ----------
15,000.01 - 25,000.00 .............        1       $     19,200.00        0.01%
25,000.01 - 50,000.00 .............        6            249,461.81        0.15
50,000.01 - 75,000.00 .............       60          3,816,027.70        2.28
75,000.01 - 100,000.00 ............      122         10,761,663.66        6.43
100,000.01 - 125,000.00 ...........      142         15,994,298.88        9.56
125,000.01 - 150,000.00 ...........      138         18,831,446.75       11.25
150,000.01 - 175,000.00 ...........       98         15,870,834.48        9.48
175,000.01 - 200,000.00 ...........       82         15,409,401.01        9.21
200,000.01 - 250,000.00 ...........       66         14,799,978.77        8.84
250,000.01 - 300,000.00 ...........       62         16,929,195.70       10.11
300,000.01 - 400,000.00 ...........       53         18,392,776.59       10.99
400,000.01 - 500,000.00 ...........       32         14,340,443.14        8.57
500,000.01 - 600,000.00 ...........       13          7,163,735.23        4.28
600,000.01 - 700,000.00 ...........       10          6,544,944.14        3.91
700,000.01 - 800,000.00 ...........        5          3,646,920.90        2.18
800,000.01 - 900,000.00 ...........        2          1,747,897.57        1.04
900,000.01 - 1,000,000.00 .........        3          2,872,650.24        1.72
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 5 mortgage  loans as of the cut-off date are  approximately  $19,200 and  $1,000,000,  respectively.  As  of  the  cut-off  date,  the  average principal balance of the group 5 mortgage loans is approximately $187,029.

                        Group 5 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 5
- -------------                         ---------       ---------       ----------
Single Family Residence ...........      545       $ 94,396,733.01       56.39%
Condo .............................      110         18,011,780.72       10.76
2-4 Family ........................       87         19,307,958.05       11.53
PUD ...............................      153         35,674,404.79       21.31
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======

                                      S-40

                         Group 5 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 5
- ------------                          ---------       ---------       ----------
Purchase ..........................      372       $ 68,488,521.99       40.92%
Refinance - Rate Term .............      253         40,827,377.67       24.39
Refinance - Cashout ...............      270         58,074,976.91       34.69
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======

                            Group 5 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 5
- --------------                        ---------       ---------       ----------
Primary ...........................      603       $128,493,967.77       76.76%
Second Home .......................       20          5,358,725.97        3.20
Investment ........................      272         33,538,182.83       20.04
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 5 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 5
- -----------------------               ---------       ---------       ----------
20.001 - 25.000 ...................        1       $     75,035.34        0.04%
30.001 - 35.000 ...................        1             19,200.00        0.01
35.001 - 40.000 ...................        4          1,416,687.29        0.85
45.001 - 50.000 ...................        7          2,211,700.00        1.32
50.001 - 55.000 ...................        9          3,113,199.04        1.86
55.001 - 60.000 ...................        7          2,410,837.30        1.44
60.001 - 65.000 ...................       13          3,165,633.67        1.89
65.001 - 70.000 ...................       37          8,045,738.88        4.81
70.001 - 75.000 ...................       89         16,389,966.41        9.79
75.001 - 80.000 ...................      648        119,310,051.08       71.28
80.001 - 85.000 ...................       15          2,192,117.49        1.31
85.001 - 90.000 ...................       41          5,250,271.71        3.14
90.001 - 95.000 ...................       15          2,447,867.74        1.46
95.001 - 100.000 ..................        8          1,342,570.62        0.80
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  5  mortgage   loans  are   approximately   20.860%  and   100.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 5 mortgage loans is approximately 77.433%

                                Group 5 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 5
- ----------------------                ---------       ---------       ----------
360 .................................    895       $167,390,876.57      100.00%
                                         ---       ---------------      ------
Total: ..............................    895       $167,390,876.57      100.00%
                                         ===       ===============      ======

                                      S-41

                        Group 5 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 5
- ------                                ---------       ---------       ----------
Less than 1 .......................      150       $ 26,199,201.64       15.65%
1 - 3 .............................      671        124,542,525.44       74.40
4 - 6 .............................       70         15,115,357.84        9.03
10 - 12 ...........................        3            841,022.48        0.50
13 - 24 ...........................        1            692,769.17        0.41
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 5 mortgage loans are  approximately  less than 1 month and 13 months,  respectively.  As of the cut-off date,  the weighted average  months  since  origination  for the  group 5  mortgage  loans  is approximately 2 months.

                   Group 5 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 5
- -----------------------               ---------       ---------       ----------
337 - 348 .........................        2       $  1,099,791.69        0.66%
349 - 360 .........................      893        166,291,084.88       99.34
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 5 mortgage loans are  approximately
      347 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  Group 5 mortgage loans is approximately 358 months.

                          Group 5 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 5
- ------------------                    ---------       ---------       ----------
Full/Alternative ..................      158       $ 24,638,230.00       14.72%
No Income/No Asset ................       85         19,717,840.55       11.78
Reduced ...........................      539        104,750,040.24       62.58
Stated Income/Stated Assets .......      113         18,284,765.78       10.92
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 5 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 5
- -----                                 ---------       ---------       ----------
Georgia ...........................      166       $ 23,509,816.07       14.04%
Florida ...........................       88         17,877,843.98       10.68
Illinois ..........................       79         17,260,668.46       10.31
Massachusetts .....................       40         11,380,309.73        6.80
Colorado ..........................       59         11,152,992.50        6.66
California ........................       22         10,443,091.22        6.24
Utah ..............................       56          7,779,059.72        4.65
Arizona ...........................       31          6,880,276.74        4.11
Maryland ..........................       22          5,615,751.35        3.35
South Carolina ....................       34          5,220,436.44        3.12
Other* ............................      298         50,270,630.36       30.03
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     No other state represents more than  approximately  2.68% of the aggregate
      Cut-off Date Principal Balance of the group 5 mortgage loans.

                                      S-42

                       Group 5 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 5
- ------------                          ---------       ---------       ----------
601 - 620 .........................        5       $    940,523.66        0.56%
621 - 640 .........................       77         17,514,572.34       10.46
641 - 660 .........................      111         21,511,214.56       12.85
661 - 680 .........................      149         34,481,758.13       20.60
681 - 700 .........................      175         27,576,121.79       16.47
701 - 720 .........................      132         22,188,615.47       13.26
721 - 740 .........................      115         18,426,233.01       11.01
741 - 760 .........................       64         11,743,830.62        7.02
761 - 780 .........................       47          9,227,246.66        5.51
781 - 800 .........................       19          3,137,560.33        1.87
801 - 820 .........................        1            643,200.00        0.38
                                         ---       ---------------      ------
Total: ............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 5 mortgage  loans are  approximately  603 and 802,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 5 mortgage loans is approximately 693.

                         Group 5 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 5
- ---------------------------------     ---------       ---------       ----------
0 .................................      881       $164,831,700.25       98.47%
1 .................................       14          2,559,176.32        1.53
                                         ---       ---------------      ------
Total .............................      895       $167,390,876.57      100.00%
                                         ===       ===============      ======

                                      S-43

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 6 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  6  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 6 mortgage loans, and may not add up to 100% due to rounding.

                             Group 6 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 6
- ------------------                    ---------       ---------       ----------
7.250 - 7.499 .......................    179       $29,870,490.71        51.78%
7.500 - 7.749 .......................    115        19,616,622.39        34.01
7.750 - 7.999 .......................     52         8,196,036.59        14.21
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 6 mortgage  loans are  approximately  7.250% per annum and 7.750% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 6 mortgage loans will be approximately 7.433% per annum.

             Group 6 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 6
- -----------------------------------   ---------       ---------       ----------
15,000.01 - 25,000.00 ...............      1       $    17,903.22         0.03%
25,000.01 - 50,000.00 ...............      5           195,306.71         0.34
50,000.01 - 75,000.00 ...............     32         2,064,964.51         3.58
75,000.01 - 100,000.00 ..............     37         3,248,675.77         5.63
100,000.01 - 125,000.00 .............     45         5,107,727.14         8.85
125,000.01 - 150,000.00 .............     63         8,636,633.66        14.97
150,000.01 - 175,000.00 .............     45         7,354,789.91        12.75
175,000.01 - 200,000.00 .............     28         5,211,019.71         9.03
200,000.01 - 250,000.00 .............     37         8,445,411.18        14.64
250,000.01 - 300,000.00 .............     22         6,063,180.46        10.51
300,000.01 - 400,000.00 .............     25         8,648,688.12        14.99
400,000.01 - 500,000.00 .............      6         2,688,849.30         4.66
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 6 mortgage  loans as of the cut-off date are  approximately  $17,903 and $499,629,  respectively. As of the cut-off date, the average principal balance of the group 6 mortgage loans is approximately $166,714.

                        Group 6 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 6
- -------------                         ---------       ---------       ----------
Single Family Residence .............    206       $31,108,600.71        53.93%
Condo ...............................     67        10,741,117.13        18.62
2-4 Family ..........................     30         7,794,014.68        13.51
PUD .................................     43         8,039,417.17        13.94
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======

                         Group 6 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 6
- ------------                          ---------       ---------       ----------
Purchase ............................    181       $26,974,483.07        46.76%
Refinance - Rate Term ...............     69        12,492,985.65        21.66
Refinance - Cashout .................     96        18,215,680.97        31.58
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======

                                      S-44

                            Group 6 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 6
- --------------                        ---------       ---------       ----------
Primary .............................    327       $54,557,564.28        94.58%
Second Home .........................     19         3,125,585.41         5.42
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 6 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 6
- ----------------------                ---------       ---------       ----------
60.001 - 65.000 .....................      3       $   501,638.62         0.87%
65.001 - 70.000 .....................      7         1,139,264.83         1.98
70.001 - 75.000 .....................     11         2,167,828.09         3.76
75.001 - 80.000 .....................    261        44,921,253.76        77.88
80.001 - 85.000 .....................      9         1,813,361.83         3.14
85.001 - 90.000 .....................     18         2,308,350.97         4.00
90.001 - 95.000 .....................     30         3,937,108.37         6.83
95.001 - 100.000 ....................      7           894,343.22         1.55
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  6  mortgage   loans  are   approximately   60.290%  and   100.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 6 mortgage loans is approximately 81.087%.

                             Group 6 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 6
- ----------------------                ---------       ---------       ----------
360 .................................    346       $57,683,149.69       100.00%
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======

                        Group 6 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 6
- ------                                ---------       ---------       ----------
Less than 1 .........................     53       $ 9,243,900.00        16.03%
1 - 3 ...............................    270        45,233,786.74        78.42
4 - 6 ...............................     21         2,971,234.39         5.15
10 - 12 .............................      1           156,750.00         0.27
13 - 24 .............................      1            77,478.56         0.13
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 6 mortgage loans are  approximately  less than 1 month and 14 months,  respectively.  As of the cut-off date,  the weighted average  months  since  origination  for the  group 6  mortgage  loans  is approximately 2 months.

                                      S-45

                   Group 6 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 6
- -----------------------               ---------       ---------       ----------
337 - 348 ...........................      1       $    77,478.56         0.13%
349 - 360 ...........................    345        57,605,671.13        99.87
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 6 mortgage loans are  approximately
      346 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 6 mortgage loans is approximately 358 months.

                          Group 6 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 6
- ------------------                    ---------       ---------       ----------
Full/Alternative ....................     41       $ 5,737,115.42         9.95%
No Income /No Asset .................    101        15,613,307.09        27.07
Reduced .............................    121        22,546,709.61        39.09
Stated Income/Stated Assets .........     83        13,786,017.57        23.90
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 6 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 6
- -----                                 ---------       ---------       ----------
Illinois ............................     76       $14,495,841.17        25.13%
Florida .............................     36         6,473,248.16        11.22
Massachusetts .......................     22         6,164,822.77        10.69
Georgia .............................     40         4,870,374.22         8.44
Connecticut .........................     16         3,041,488.10         5.27
Colorado ............................     12         2,159,513.86         3.74
Pennsylvania ........................     17         2,013,013.22         3.49
South Carolina ......................     10         1,403,926.01         2.43
Arizona .............................      8         1,375,010.56         2.38
Utah ................................     10         1,348,332.61         2.34
Other* ..............................     99        14,337,579.01        24.86
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     No other state represents more than  approximately  2.33% of the aggregate
      Cut-off Date Principal Balance of the group 6 mortgage loans.

                                      S-46

                       Group 6 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 6
- ------------                          ---------       ---------       ----------
621 - 640 ...........................     43       $ 6,604,526.02        11.45%
641 - 660 ...........................     66        11,919,166.94        20.66
661 - 680 ...........................     58         9,555,850.34        16.57
681 - 700 ...........................     79        12,777,233.20        22.15
701 - 720 ...........................     40         6,178,991.47        10.71
721 - 740 ...........................     29         4,568,633.55         7.92
741 - 760 ...........................     15         2,909,448.15         5.04
761 - 780 ...........................      9         1,898,848.36         3.29
781 - 800 ...........................      6         1,037,878.77         1.80
801 - 820 ...........................      1           232,572.89         0.40
                                         ---       --------------       ------
Total: ..............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 6 mortgage  loans are  approximately  621 and 801,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 6 mortgage loans is approximately 685.

                         Group 6 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 6
- ---------------------------------     ---------       ---------       ----------
0 ...................................    341       $56,727,748.85        98.34%
1 ...................................      5           955,400.84         1.66
                                         ---       --------------       ------
Total ...............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======

                         Group 6 60-89 Day Delinquencies

Number of 60-89 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 6
- ---------------------------------     ---------       ---------       ----------
0 ...................................    345       $57,534,020.76        99.74%
1 ...................................      1           149,128.93         0.26
                                         ---       --------------       ------
Total ...............................    346       $57,683,149.69       100.00%
                                         ===       ==============       ======

                                      S-47

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 7 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  7  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 7 mortgage loans, and may not add up to 100% due to rounding.

                             Group 7 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 7
- -------------------                   ---------       ---------       ----------
7.250 - 7.499 .......................    169       $18,434,234.89        33.72%
7.500 - 7.749 .......................    156        18,997,855.42        34.75
7.750 - 7.999 .......................    141        17,242,900.64        31.54
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 7 mortgage  loans are  approximately  7.250% per annum and 7.750% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 7 mortgage loans will be approximately 7.523% per annum.

             Group 7 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 7
- -----------------------------------   ---------       ---------       ----------
25,000.01 - 50,000.00 ...............     46       $ 1,797,665.45         3.29%
50,000.01 - 75,000.00 ...............    114         7,081,423.64        12.95
75,000.01 - 100,000.00 ..............     72         6,350,242.83        11.61
100,000.01 - 125,000.00 .............     71         8,190,455.09        14.98
125,000.01 - 150,000.00 .............     60         8,137,684.39        14.88
150,000.01 - 175,000.00 .............     30         4,889,716.03         8.94
175,000.01 - 200,000.00 .............     19         3,623,344.44         6.63
200,000.01 - 250,000.00 .............     22         4,761,411.07         8.71
250,000.01 - 300,000.00 .............     20         5,475,625.72        10.01
300,000.01 - 400,000.00 .............      9         3,019,243.87         5.52
400,000.01 - 500,000.00 .............      2           824,000.00         1.51
500,000.01 - 600,000.00 .............      1           524,178.42         0.96
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 7 mortgage  loans as of the cut-off date are  approximately  $26,381 and $524,178,  respectively. As of the cut-off date, the average principal balance of the group 7 mortgage loans is approximately $117,328.

                        Group 7 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 7
- -------------                         ---------       ---------       ----------
Single Family Residence .............    321       $33,228,806.65        60.78%
Condo ...............................     41         5,644,398.60        10.32
2-4 Family ..........................     54         8,865,296.32        16.21
PUD .................................     50         6,936,489.38        12.69
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======

                         Group 7 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 7
- ------------                          ---------       ---------       ----------
Purchase ............................    264       $31,264,188.98        57.18%
Refinance - Rate Term ...............    126        14,446,719.98        26.42
Refinance - Cashout .................     76         8,964,081.99        16.40
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======

                                      S-48

                            Group 7 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 7
- --------------                        ---------       ---------       ----------
Investment ..........................    466       $54,674,990.95       100.00%
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 7 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 7
- ----------------------                ---------       ---------       ----------
50.001 - 55.000 .....................      1       $    55,000.00         0.10%
60.001 - 65.000 .....................      4           208,600.00         0.38
65.001 - 70.000 .....................     32         3,138,738.88         5.74
70.001 - 75.000 .....................     70         8,637,835.94        15.80
75.001 - 80.000 .....................    281        34,482,203.32        63.07
80.001 - 85.000 .....................      6           800,037.25         1.46
85.001 - 90.000 .....................     61         6,448,889.14        11.79
90.001 - 95.000 .....................     11           903,686.42         1.65
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  7  mortgage   loans  are   approximately   52.380%   and   95.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 7 mortgage loans is approximately 79.782%

                                      S-49

                             Group 7 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 7
- ----------------------                ---------       ---------       ----------
360 .................................    466       $54,674,990.95       100.00%
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======

                        Group 7 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 7
- ------                                ---------       ---------       ----------
Less than 1 .........................     49       $ 5,516,607.90        10.09%
1 - 3 ...............................    385        45,781,626.67        83.73
4 - 6 ...............................     29         2,865,027.75         5.24
7 - 9 ...............................      2           391,813.32         0.72
13 - 24 .............................      1           119,915.31         0.22
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 7 mortgage loans are  approximately  less than 1 month and 13 months,  respectively.  As of the cut-off date,  the weighted average  months  since  origination  for the  group 7  mortgage  loans  is approximately 2 months.

                                      S-49

                   Group 7 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 7
- ------------------------              ---------       ---------       ----------
337 - 348 ...........................      1       $   119,915.31         0.22%
349 - 360 ...........................    465        54,555,075.64        99.78
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 7 mortgage loans are  approximately
      347 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 7 mortgage loans is approximately 358 months.

                          Group 7 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 7
- ------------------                    ---------       ---------       ----------
Full/Alternative ....................     44       $ 5,683,629.80        10.40%
No Income/No Asset ..................     92         7,706,261.75        14.09
Reduced .............................    225        27,650,017.69        50.57
Stated Income/Stated Assets .........    105        13,635,081.71        24.94
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 7 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 7
- -----                                 ---------       ---------       ----------
Georgia .............................    138       $14,732,570.98        26.95%
Florida .............................     50         7,777,774.62        14.23
Illinois ............................     38         5,909,087.98        10.81
Utah ................................     35         5,054,920.80         9.25
Alabama .............................     51         4,261,964.59         7.80
Arizona .............................     13         2,520,468.28         4.61
Colorado ............................     15         1,883,514.41         3.44
Michigan ............................     25         1,745,428.39         3.19
Connecticut .........................      8         1,374,594.92         2.51
North Carolina ......................     14         1,033,313.84         1.89
Other* ..............................     79         8,381,352.14        15.33
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     No other state represents more than  approximately  1.66% of the aggregate
      Cut-off Date Principal Balance of the group 7 mortgage loans.

                                      S-50

                       Group 7 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 7
- ------------                          ---------       ---------       ----------
621 - 640 ...........................     10       $ 1,490,481.68         2.73%
641 - 660 ...........................     56         6,168,264.47        11.28
661 - 680 ...........................     81        10,739,435.21        19.64
681 - 700 ...........................     94        10,501,997.28        19.21
701 - 720 ...........................     64         8,443,486.50        15.44
721 - 740 ...........................     61         6,620,889.22        12.11
741 - 760 ...........................     40         3,266,552.49         5.97
761 - 780 ...........................     29         3,294,300.16         6.03
781 - 800 ...........................     16         2,186,788.95         4.00
801 - 820 ...........................     15         1,962,794.99         3.59
                                         ---       --------------       ------
Total: ..............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 7 mortgage  loans are  approximately  621 and 806,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 7 mortgage loans is approximately 704.

                         Group 7 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 7
- ---------------------------------     ---------       ---------       ----------
0 ...................................    457       $53,147,938.92        97.21%
1 ...................................      8         1,457,671.17         2.67
2 ...................................      1            69,380.86         0.13
                                         ---       --------------       ------
Total ...............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======

                         Group 7 60-89 Day Delinquencies

Number of 60-89 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 7
- ----------------------------------    ---------       ---------       ----------
0 ...................................    465       $54,547,284.92        99.77%
1 ...................................      1           127,706.03         0.23
                                         ---       --------------       ------
Total ...............................    466       $54,674,990.95       100.00%
                                         ===       ==============       ======

                                      S-51

      Set  forth  below  is  a  description  of  some   additional   statistical
characteristics  of the group 8 mortgage  loans as of the  cut-off  date  unless otherwise  indicated.  All  percentages  of  the  group  8  mortgage  loans  are approximate  percentages  of the Cut-off Date  Principal  Balance of the group 8 mortgage loans, and may not add up to 100% due to rounding.

                             Group 8 Mortgage Rates*

                                      Number of
                                       Mortgage       Principal       Percent of
Mortgage Rates (%)                      Loans          Balance         Group 8
- ------------------                    ---------       ---------       ----------
7.250 - 7.499 .......................     24       $13,109,856.44        65.35%
7.500 - 7.749 .......................      9         5,357,117.49        26.70
7.750 - 7.999 .......................      3         1,594,000.00         7.95
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     The minimum  mortgage  rate and the maximum  mortgage rate for the group 8 mortgage  loans are  approximately  7.250% per annum and 7.750% per annum, respectively.  As of the cut-off date, the weighted  average mortgage rate of the group 8 mortgage loans will be approximately 7.380% per annum.

             Group 8 Cut-off Date Mortgage Loan Principal Balances*

                                      Number of
                                       Mortgage       Principal       Percent of
Cut-off Date Principal Balances ($)     Loans          Balance         Group 8
- -----------------------------------   ---------       ---------       ----------
400,000.01 - 500,000.00 .............     18       $ 8,358,770.81        41.67%
500,000.01 - 600,000.00 .............      7         3,723,604.58        18.56
600,000.01 - 700,000.00 .............      5         3,177,250.00        15.84
700,000.01 - 800,000.00 .............      4         2,947,500.00        14.69
900,000.01 - 1,000,000.00 ...........      2         1,853,848.54         9.24
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     The minimum  principal  balance and the maximum  principal  balance of the group 8 mortgage loans as of the cut-off date are  approximately  $417,544 and $939,849,  respectively. As of the cut-off date, the average principal balance of the group 8 mortgage loans is approximately $557,249.

                        Group 8 Mortgaged Property Types

                                      Number of
                                       Mortgage       Principal       Percent of
Property Type                           Loans          Balance         Group 8
- -------------                         ---------       ---------       ----------
Single Family Residence .............     24       $13,373,917.39        66.67%
Condo ...............................      1           450,000.00         2.24
PUD .................................     11         6,237,056.54        31.09
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======

                         Group 8 Mortgage Loan Purposes

                                      Number of
                                       Mortgage       Principal       Percent of
Loan Purpose                            Loans          Balance         Group 8
- ------------                          ---------       ---------       ----------
Purchase ............................     12       $ 6,443,251.98        32.12%
Refinance - Rate Term ...............     10         5,285,618.03        26.35
Refinance - Cashout .................     14         8,332,103.92        41.53
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======

                                      S-52

                            Group 8 Occupancy Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Occupancy Type                          Loans          Balance         Group 8
- --------------                        ---------       ---------       ----------
Primary .............................     32       $17,692,584.54        88.19%
Second Home .........................      2         1,439,104.08         7.17
Investment ..........................      2           929,285.31         4.63
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                          Group 8 Original LTV Ratios*

                                      Number of
                                       Mortgage       Principal       Percent of
Original LTV Ratio (%)                  Loans          Balance         Group 8
- ----------------------                ---------       ---------       ----------
45.001 - 50.000 .....................      1       $   650,000.00         3.24%
50.001 - 55.000 .....................      1           914,000.00         4.56
55.001 - 60.000 .....................      1           765,000.00         3.81
60.001 - 65.000 .....................      1           620,000.00         3.09
65.001 - 70.000 .....................      3         1,561,108.71         7.78
70.001 - 75.000 .....................      4         2,852,348.54        14.22
75.001 - 80.000 .....................     20        10,382,075.58        51.75
85.001 - 90.000 .....................      2           899,257.61         4.48
90.001 - 95.000 .....................      3         1,417,183.49         7.06
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     The minimum  original LTV ratio and the maximum original LTV ratio for the
      group  8  mortgage   loans  are   approximately   50.000%   and   95.000%,
      respectively.  The  weighted  average  original  LTV ratio for the group 8 mortgage loans is approximately 76.037%.

                             Group 8 Original Terms

                                      Number of
                                       Mortgage       Principal       Percent of
Original Term (months)                  Loans          Balance         Group 8
- ----------------------                ---------       ---------       ----------
360 .................................     36       $20,060,973.93       100.00%
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======

                        Group 8 Months Since Origination*

                                      Number of
                                       Mortgage       Principal       Percent of
Months                                  Loans          Balance         Group 8
- ------                                ---------       ---------       ----------
Less than 1 .........................      5       $ 3,130,450.00        15.60%
1 - 3 ...............................     28        15,459,369.91        77.06
4 - 6 ...............................      3         1,471,154.02         7.33
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     The  minimum  months  since  origination  and  the  maximum  months  since origination for the group 8 mortgage loans are  approximately  less than 1 month and 4 months,  respectively.  As of the cut-off  date,  the weighted average  months  since  origination  for the  group 8  mortgage  loans  is approximately 2 months.

                   Group 8 Remaining Terms to Stated Maturity*

                                      Number of
                                       Mortgage       Principal       Percent of
Remaining Term (months)                 Loans          Balance         Group 8
- -----------------------               ---------       ---------       ----------
349 - 360 ...........................     36       $20,060,973.93       100.00%
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     The minimum  remaining term to stated  maturity and the maximum  remaining term to stated  maturity for the group 8 mortgage loans are  approximately
      356 months and 360  months,  respectively.  As of the  cut-off  date,  the weighted  average  remaining  term to  stated  maturity  for  the  group 8 mortgage loans is approximately 358 months.

                                      S-53

                          Group 8 Documentation Types*

                                      Number of
                                       Mortgage       Principal       Percent of
Documentation Type                      Loans          Balance         Group 8
- ------------------                    ---------       ---------       ----------
No Income/No Asset ..................      7       $ 3,965,467.62        19.77%
Reduced .............................     24        13,781,493.13        68.70
Stated Income/Stated Assets .........      5         2,314,013.18        11.53
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     For  a  description  of  the  documentation   types,  see  "--Underwriting
      Standards."

             Group 8 Geographic Distribution of Mortgaged Properties

                                      Number of
                                       Mortgage       Principal       Percent of
State                                   Loans          Balance         Group 8
- -----                                 ---------       ---------       ----------
Illinois ............................      8       $ 4,296,199.49        21.42%
Maryland ............................      6         3,021,355.84        15.06
California ..........................      5         2,883,594.61        14.37
Massachusetts .......................      4         2,636,216.35        13.14
Florida .............................      4         2,393,285.31        11.93
Arizona .............................      2         1,270,000.00         6.33
Georgia .............................      2           930,918.54         4.64
Nevada ..............................      1           618,300.00         3.08
North Carolina ......................      1           550,000.00         2.74
Connecticut .........................      1           540,000.00         2.69
Other* ..............................      2           921,103.79         4.59
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     No other state represents more than  approximately  2.51% of the aggregate
      Cut-off Date Principal Balance of the group 8 mortgage loans.

                             Group 8 Credit Score Distribution*

                                      Number of
                                       Mortgage       Principal       Percent of
Credit Score                            Loans          Balance         Group 8
- ------------                          ---------       ---------       ----------
621 - 640 ...........................      5       $ 2,902,658.71        14.47%
641 - 660 ...........................      4         1,882,681.61         9.38
661 - 680 ...........................     15         8,565,724.67        42.70
681 - 700 ...........................      3         1,807,300.00         9.01
701 - 720 ...........................      2           946,866.04         4.72
741 - 760 ...........................      2         1,043,183.49         5.20
761 - 780 ...........................      2         1,003,559.41         5.00
781 - 800 ...........................      2         1,415,000.00         7.05
801 - 820 ...........................      1           494,000.00         2.46
                                          --       --------------       ------
Total: ..............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======
- ----------
*     The  minimum  credit  score and the maximum  credit  score for the group 8 mortgage  loans are  approximately  623 and 802,  respectively.  As of the cut-off date,  the weighted  average credit score for the group 8 mortgage loans is approximately 687.

                               Group 8 30-59 Day Delinquencies

Number of 30-59 Day Delinquencies     Number of
in the 12 Months Preceding             Mortgage       Principal       Percent of
the Cut-off Date                        Loans          Balance         Group 8
- ---------------------------------     ---------       ---------       ----------
0 ...................................     34       $19,146,434.11        95.44%
1 ...................................      2           914,539.82         4.56
                                          --       --------------       ------
Total ...............................     36       $20,060,973.93       100.00%
                                          ==       ==============       ======

                                      S-54

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged  properties  is  based  upon  the  mortgage  pool  as  expected  to be constituted  at the close of business on the cut-off  date,  as adjusted for the scheduled  principal  payments due on or before the cut-off  date.  Prior to the issuance of the offered  certificates,  mortgage  loans may be removed  from the mortgage  pool as a result of  incomplete  documentation  or  otherwise,  if the depositor deems that removal necessary or appropriate. A limited number of other mortgage  loans may be added to the  mortgage  pool prior to the issuance of the offered  certificates.  The  depositor  believes  that the  information  in this
prospectus   supplement   will   be   substantially    representative   of   the
characteristics  of the mortgage pool as it will be  constituted at the time the offered  certificates  are  issued  although  the  range of  mortgage  rates and maturities and some other  characteristics of the mortgage loans in the mortgage pool may vary.

      The credit  score  tables  included  among the  foregoing  tables show the credit  scores,  if any, that the  originators or  underwriters  of the mortgage loans collected for some mortgagors.  Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers.  Although  different  credit  reporting  organizations  use different methodologies, higher credit scores generally indicate greater creditworthiness.
However,  credit  scores do not  necessarily  correspond to the  probability  of default  over the life of the related  mortgage  loan  because they reflect past credit  history,  rather than an assessment of future  payment  performance.  In addition,  the credit scores shown were collected from a variety of sources over a period of weeks or months,  and the credit scores do not  necessarily  reflect the credit  scores  that  would be  reported  as of the date of this  prospectus supplement.  Credit scores also only indicate general consumer creditworthiness, and credit  scores are not  intended to  specifically  apply to  mortgage  debt.
Therefore,  credit scores  should not be considered as an accurate  predictor of the likelihood of repayment of the related mortgage loans.

      A  current  report  on Form 8-K will be  available  to  purchasers  of the offered certificates and will be filed,  together with the pooling and servicing agreement,  with the  Securities  and  Exchange  Commission  after  the  initial issuance of the offered certificates.

                             STATIC POOL INFORMATION

      The depositor  will make  available any of the sponsor's  material  static pool  information as required under the SEC's rules and regulations on a website on the world wide web. The static pool information  material to this offering of
certificates   is   located   in   the   hyperlink   labeled   TBW   2006-2   at
http://www.credit-suisse.tbw.static-pool.com.  Access  to this  web  address  is unrestricted  and free of  charge.  The static  pool  information  includes  (i)
information about the original characteristics of each prior securitized pool as of the  cut-off  date for that pool and (ii)  delinquency,  loss and  prepayment information about each prior securitized pool.

      The static pool  information is not deemed to be a part of this prospectus or the  registration  statement of which this prospectus is a part to the extent that  the  static  pool  information  relates  to (a) any  trust  fund  that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                       AFFILIATES AND RELATED TRANSACTIONS

      The seller, the depositor and the underwriter are affiliated  entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. The sponsor, the originator  and the  servicer are the same entity.  There is not  currently  and there was not  during  the past two years any  material  business  relationship, arrangement or other understanding  between any of the sponsor, the depositor or the underwriter that was entered into outside the ordinary course of business of each such  party or on terms  other than would be  obtained  in an arm's  length transaction with unaffiliated entities.

                                      S-55

                                   THE SPONSOR

      Taylor,  Bean & Whitaker  Mortgage Corp. (the "Company,"  "Taylor,  Bean &
Whitaker" or "TBW"),  a Florida  corporation,  is referred to in the  prospectus supplement as the "sponsor," "the "originator" and "the servicer." Its executive offices are located at 101 NE 2nd Street,  Ocala, Florida 34470. The sponsor has not previously been engaged as sponsor in the securitization of assets.

             TBW'S UNDERWRITING GUIDELINES AND SERVICING OPERATIONS

General

      As of the cut-off date, TBW Mortgage  Corp.  originated or acquired all of the mortgage loans. No other originator  originated or acquired more than 10% of the mortgage loans in any mortgage group (by Cut-off Date Principal Balance).

Company Overview

      TBW is a leading  independent  mortgage  banking company that  originates, purchases,  sells and services  residential  mortgage loans. TBW is consistently ranked among the top 15 residential  mortgage wholesalers based on volume in the
United  States by  National  Mortgage  News.  TBW has  achieved  this  status by originating and purchasing loans through  community bank and wholesale  channels utilizing  sophisticated  technology  and  emphasizing  a high level of customer service.  The Company offers a range of residential  mortgage products primarily designed to meet the needs of high credit-quality borrowers. To a lesser extent,
TBW also offers  selected loan  products for less  creditworthy  borrowers.  The
Company's current product line includes  agency-eligible loans,  FHA-insured and
VA-guaranteed  loans,  jumbo loans,  adjustable rate  mortgages,  "Alt-A" loans, subprime loans, home equity loans and second mortgage loans.

      Taylor,  Bean & Whitaker has  identified  and targeted the community  bank market as one in which it can  systematically  build market  share.  Independent
Community Banks of America reports there are over 39,000 community bank branches in the United States. Currently, TBW has relationships with over 1,400 community bank  branches  in  29  states.  The  community  bank  partners  rely  on  TBW's
CommunityBanksOnlineTM  system to enable them to underwrite,  process, close and fund mortgage loans. The company's  wholesale channel originates loans through a network of approximately  5,500 brokers who rely on TBW's account executives and centralized  underwriting  and processing teams to assist them with the mortgage loan process. TBW emphasizes the marketing of loan products to homebuyers rather than  homeowners who are seeking  refinancing  simply for better rates or terms.
For the seven month period ended  November  30,  2005,  Taylor,  Bean & Whitaker originated  $10.9  billion of loans.  As of November  30, 2005,  Taylor,  Bean &
Whitaker had a servicing portfolio of $20.5 billion.

      The Company  typically  funds  mortgage  loans  through a bank  syndicated credit  facility  or through the use of  gestation  repurchase  facilities.  The
Company generally sells conforming loans within 25-30 days of closing.  Eligible loans are sold to  Freddie  Mac in  exchange  for  Freddie  Mac  mortgage-backed securities.  FHA  and  VA  loans  are  pooled  and  securitized  as  Ginnie  Mae securities.  Freddie Mac and Ginnie Mae securities  collateralized  by the loans are sold to either Freddie Mac or approved broker-dealers. TBW either aggregates and sells loans that are not  eligible as  collateral  for Freddie Mac or Ginnie
Mae  securities in bulk or sells these loans on an individual  basis as they are originated.  Buyers of non-Freddie Mac and non-Ginnie Mae eligible loans include large  depository  financial  institutions,  large  mortgage  banks,  securities dealers,  real estate  investment  trusts and other  institutional  loan buyers;
these  types of loan  sales  generally  are  consummated  within 60 days of loan origination.  The Company  generally  retains the servicing  rights  relating to loans that it originates  and then sells them  separately on a quarterly  basis.
Depending on market and other factors, however, TBW may sell loans together with their respective servicing rights.

                                      S-56

The Sponsor's Historical Data

      The following  table sets forth the number,  total  principal  balance and average principal balance of the Sponsor's  first-lien  mortgage loan production in the periods indicated:

                     The Sponsor's Mortgage Loan Production

                                                                                         Seven Months Ended
                                           Twelve Months Ended May 31                        December 31
                    -------------------------------------------------------------------- -------------------
                          2002             2003               2004             2005              2005
                    --------------    --------------    --------------   ---------------    ---------------

Total Number of             55,248            66,535            60,861            65,373            52,009
Loans

Total Principal     $6,806,469,000    $9,674,281,000    $9,012,864,000   $10,990,006,000    $9,885,687,000
Balance of Loans

Average                   $123,198          $145,401          $148,089          $168,112          $190,076
Principal
Balance of Loans

      The  following  table sets forth  various  classifications  of  first-lien mortgage loan production by the Sponsor in the periods indicated:

         The Sponsor's Mortgage Loan Production by Product Type(1)

                                                                 Seven Months
                                 Twelve Months Ended May 31          Ended
                             -----------------------------------  December 31
                             2002      2003      2004      2005       2005
                             -----     -----     -----     -----  -----------
Fixed Rate(2)                94.9%     90.0%     83.4%     85.3%     92.6%

Adjustable Rate(2)            1.6%      2.4%     11.1%     14.1%      6.0%

Balloons                      0.3%      5.3%      0.6%      0.5%      0.0%

Other                         3.2%      2.3%      4.9%      0.1%      1.4%
                            -----     -----     -----     -----     -----
Total                       100.0%    100.0%    100.0%    100.0%    100.0%
                            =====     =====     =====     =====     =====

Conforming Loans(3)          93.8%     92.8%     92.8%     84.4%     92.8%

Non-Conforming Loans(3)       6.2%      7.2%      7.2%     15.6%      7.2%
                            -----     -----     -----     -----     -----
Total                       100.0%    100.0%    100.0%    100.0%    100.0%
                            =====     =====     =====     =====     =====

(1)   The table sets forth the  percentage  of the  principal  balance  based on total dollar volume of the Sponsor's  mortgage  loans  produced by product type for the periods indicated.

(2)   These mortgage loans are fully amortizing.

(3)   Conforming  loans are loans that meet the FNMA,  FHLMC or GNMA guidelines.
      Non-Conforming loans are all other loans.

                                      S-57

        The  following  table sets forth the states with the largest  geographic concentration  of first lien  mortgage  loans  produced  by the  Sponsor for the periods indicated:

                   The Sponsor's Origination Volume by Year(1)

                                                                                     Seven Months Ended
                           Twelve Months Ended May 31                                    December 31
- ----------------------------------------------------------------------------------   -------------------
      2002                 2003                  2004                  2005                 2005
- ----------------   -------------------   -------------------   -------------------   -------------------

Florida      24%   Georgia         17%   Georgia         19%   Massachusetts   17%   Massachusetts   22%

Georgia      22    Illinois        15    Massachusetts   16    Georgia         16    Georgia         10

Illinois     16    Florida         12    Florida         11    Florida          9    California      10

California   11    California      11    Illinois         8    California       8    Florida          7

Colorado      3    Massachusetts   10    California       6    Illinois         7    Arizona          5

Virginia      3    Colorado         5    Colorado         6    Colorado         5    Maryland         5
- ----------
(1)   The table sets forth the  percentage  of the  principal  balance  based on total dollar volume of the Sponsor's  mortgage  loans  originated  for the periods  indicated.  No other  state  represents  a higher  percentage  of origination volume by year than the lowest percentage represented.

Sale of Loans

      Taylor,  Bean & Whitaker  customarily sells all  agency-eligible  mortgage loans the Company originates or purchases. The related mortgage servicing rights may be sold  with  the  loan,  retained,  or  sold  separately.  Under  programs currently  established  with  Freddie  Mac,  the Company  aggregates  conforming conventional  loans into pools that are  transferred  to Freddie Mac in exchange for  mortgage-backed  securities  or sells  individual  loans to Freddie Mac for cash.  FHA mortgage  loans and VA mortgage  loans  originated by the Company are generally  pooled  and sold  either  in the form of Ginnie  Mae  mortgage-backed securities  issued by TBW or on an  assignment-of-trade  basis to other approved
Ginnie Mae  sellers.  TBW pays  certain  fees to Freddie  Mac or Ginnie  Mae, as applicable,  in connection with these  programs.  The Company then sells Freddie
Mac and Ginnie Mae securities to approved  securities dealers.  Historically,  a majority of the Company's  mortgage  loans qualify under the various Fannie Mae,
Freddie Mac and Ginnie Mae program  guidelines,  as  applicable,  which  include specific  property and credit standards,  including a loan size limit.  Subprime and non-conforming  conventional  residential mortgage loans are sold to private investors through whole loan sales for cash.

      Until April 2002, the Sponsor was an Approved  Seller with each of Freddie
Mac, Ginnie Mae and Fannie Mae. In April 2002,  Fannie Mae terminated the status of Taylor, Bean & Whitaker Mortgage Corp. as an Approved Seller. The termination occurred  after Fannie Mae  expressed to the Company its concerns  regarding the its growth rate and operational problems that adversely affected the accuracy of data  regarding  mortgage  loans  provided by the Company and the  conformity of mortgage  loans  originated  by the Company  with Fannie  Mae's  Guidelines.  In connection with the  termination of its Approved Seller status,  Fannie Mae also required  the Company to sell its  portfolio  of  servicing  rights for mortgage loans owned by Fannie Mae.

      Taylor,  Bean & Whitaker  has been  engaged in the  business of  servicing residential  mortgage loans since 1997. The Company became an Approved  Servicer in June  of  1998  and  September  of 1999  with  Freddie  Mac  and  Ginnie  Mae respectively,  and is currently approved by each such Agency. There have been no material  changes to TBW's  servicing  policies and  procedures  during the past three years. The Company has applied for and been granted Approved Seller status by Freddie Mac and may,  but is not  obligated  to,  apply for  Approved  Seller status with Ginnie Mae in the future.

                                      S-58

      TBW loan sales are governed by  agreements  that do not  generally  have a limitation  as to the maximum or minimum  value of loans sold and  establish  an ongoing sale program under which these  institutions stand ready to buy, as long as the loans offered for sale meet their underwriting  standards. In the case of conventional loans,  subject to the obligations of any primary mortgage insurer, the Company is generally at risk for any mortgage loan default until the loan is sold,  which typically occurs within 25-30 days. Once the loan is sold, the risk of loss from  mortgage  loan  default and  foreclosure  generally  passes to the purchaser  or  insurer of the loan.  In the case of FHA and VA loans,  generally within 60 days of loan closing the Company must request insurance or a guarantee certificate  and the loan must be current at the time of the  request.  Once the insurance or the  guarantee  certificate  is issued,  generally the insurance or guarantee will be available for  foreclosure and related losses as a result of a borrower default.  Certain losses related to foreclosures and similar procedures in connection with FHA mortgage loans are not covered by FHA insurance,  nor are losses that exceed the VA's guarantee  limitations.  Additionally,  FHA can seek
indemnification   from  the  Company  for  failure  to  comply  with  applicable guidelines in the origination or servicing of loans,  and can curtail  insurance claim payments based on failures to comply with FHA's claims guidelines.  The VA can reduce guarantee  payments based on failures to comply with VA requirements, and in  certain  cases  the VA can  deny  any  liability  under a  guaranty.  In connection with TBW loan exchanges and sales, the Company makes  representations and  warranties  customary  in the industry  relating  to,  among other  things, compliance with laws,  regulations  and program  standards and as to accuracy of information.  In the event of a breach of these  representations and warranties,
TBW may become liable for certain  damages or may be required to repurchase such loans and bear any  potential  related loss on the  disposition  of those loans.
Typically, with respect to loans that the Company repurchases,  TBW corrects the flaws  that had  resulted  in the  repurchase,  and the loans are  resold in the market  or are  repurchased  by the  original  correspondent  pursuant  to prior agreement.

      The sale of  mortgage  loans may  generate a gain or loss to the  Company.
Gains or losses result  primarily from two factors.  First, TBW may originate or purchase a loan at a price (i.e., interest rate and discount) that may be higher or lower than what the Company would receive if it were to immediately  sell the loan in the secondary market.  These pricing  differences occur principally as a result of competitive pricing conditions in the primary loan origination market.
Second,  gains or  losses  upon the sale of loans may  result  from  changes  in interest  rates,  which  cause  changes  in the market  value of the  loans,  or commitments to originate or purchase loans,  from the time the price  commitment is given to the customer  until the time that the loan is sold by the Company to the investor. To reduce the effect of interest-rate changes on the gain and loss on loan sales, TBW generally commits to sell all agency-eligible warehouse loans and a portion of the pipeline  loans to investors  for delivery at a future time for a stated price.

      The Company uses hedging  techniques  to reduce  exposure to interest rate risk in connection with loans not yet sold or securitized.  The Company projects the portion of the  pipeline  loans that is  anticipated  to close.  The Company assesses the  interest-rate  risk associated with the commitments that have been extended to originate or purchase loans and evaluates the interest-rate  risk of these commitments  based upon a number of factors,  including the remaining term of the  commitment,  the interest  rate at which the  commitment  was  provided, current interest rates and interest-rate volatility.  The Company monitors these factors and adjusts the hedging when  appropriate  throughout each business day.
The hedging currently consists of utilizing  mandatory forward sales commitments on mortgage-backed securities and mortgage loans.

      In connection with the Company  agency-eligible  loan sale program,  which involves the sale of mortgage loans and mortgage-backed  securities on a forward or other  deferred  delivery  and  payment  basis,  the  Company has credit risk exposure to the extent  purchasers are unable to meet the terms of their forward purchase  contracts.  As is  customary in the  marketplace,  none of the forward payment  obligations  of any of the  Company's  counterparties  are  secured  or subject to margin  requirements.  However,  the Company attempts to limit credit exposure on forward sales  arrangements by entering into forward sales contracts solely with  institutions  that are sound credit risks, and by limiting exposure
to  any  single   counterparty  by  selling  to  a  number  of  investors.   All
counterparties  are obligated to settle such sales in accordance  with the terms of the related forward sale agreement.

      Secondary  Marketing.  The following  table sets forth the total principal balance and total percentage (by outstanding principal balance) of the Company's first-lien  mortgage  loan  production  sold  to the  Agencies  in  the  periods indicated:

                                      S-59

      The Company's Loan Sales by Agency as a Percentage of Total Sales(1)

                                                                                               Seven Months
                                     Twelve Months Ended May 31                              Ended December 31
                 --------------------------------------------------------------------       -------------------
Agency                    2003                   2004                     2005                     2005
- -----------      -------------------      ------------------       ------------------       -------------------

Freddie Mac      $4,883       55.11%      $3,693      42.26%       $5,072      50.94%       $6,708       73.48%

Ginnie Mae          405        4.58%         323       3.70%        1,128      11.32%          711        7.79%

Fannie Mae           --          --           --         --            --         --            --         --

Non-Agency        3,571       40.31%       4,723      54.04%        3,757      37.73%        1,710       18.73%

Total            $8,859      100.00%      $8,739     100.00%       $9,957     100.00%       $9,129      100.00%

(1) All dollar amounts are expressed in millions.

The Originator's Underwriting Guidelines

       The Company's  products  currently  consist of  conventional  loans (both
Conforming Loans and  Non-Conforming  Loans),  government  insured FHA loans and government guaranteed VA loans.  Conforming conventional loans may be originated by the Company and are eligible for purchase by the Company when underwritten in accordance  with the guidelines of the Agencies.  Additionally,  the Company has made  some  exceptions  to the  guidelines  as  contractually  permitted  by the
Agencies.  Loans  insured by FHA that  conform to all  applicable  FHA  one-four family  housing  requirements  may be originated by the Company and are eligible for  purchase  by the  Company.  Loans  guaranteed  by VA  that  conform  to all applicable  VA one-four  family  housing  requirements  may be originated by the
Company and are eligible for purchase by the Company.  Non-Conforming  loans may be originated by the Company and are eligible for purchase when  underwritten to acceptable guidelines approved by the Company.

      The Company's  underwriting  standards  with respect to the Mortgage Loans generally  will  conform  to  those  published  in  the  Company's  underwriting
guidelines.   The   underwriting   standards  as  set  forth  in  the  Company's
underwriting  guidelines are continually revised based on prevailing  conditions in the residential mortgage market and the market for mortgage securities.

      The  underwriting  standards  set  forth  in  the  Company's  underwriting guidelines with respect to Non-Conforming Loans originated or acquired under the
Company's  15 and 30 Year  Non-Conforming  Loan  Programs and  Conforming  Loans
originated  or  acquired  under the  Company's  15 and 30 Year  Conforming  Loan
Programs provide for varying levels of documentation. The level of documentation
required  with  respect  to  Conforming   Loans  may  also  vary  based  on  the
requirements of Fannie Mae's Desktop  Underwriter  program or Freddie Mac's Loan
Prospector  program,  each  as  described  below  in  further  detail.  For  the
"Standard"  documentation  loan program,  a prospective  borrower is required to complete a detailed  application  providing  pertinent credit  information.  The application  contains a description of a borrower's assets and liabilities and a statement of income and  expenses,  as well as an  authorization  to apply for a credit report which summarizes the borrower's  credit history with merchants and lenders and any record of bankruptcy.  In addition,  employment  verification is obtained which reports the borrower's  current salary and may contain the length of  employment  and an indication as to whether it is expected that the borrower will  continue  such  employment  in the future.  If a  prospective  borrower is self-employed  or if income is received  from  dividends  and  interest,  rental properties or other income which can be verified from tax returns,  the borrower may also be required to submit  copies of signed tax returns.  In addition,  the borrower  may be required to  authorize  verification  of deposits at  financial institutions where the borrower has accounts.

      Both mortgage loans purchased by the Company and mortgage loans originated by the  Company  may use Fannie  Mae's  Desktop  Underwriter  program  ("DU") or
Freddie Mac's Loan  Prospector  program  ("LP").  These  automated  underwriting systems were  developed by Fannie Mae and Freddie Mac and are used to underwrite conventional  and  governmentally-insured  loans  based  on  established  Agency guidelines.  Loans that receive an  "Approve/Eligible"  in connection with DU or
"Accept Plus" or "Accept" in connection  with LP are  considered  loans eligible for  origination or purchase by the Company.  If any other Agency  establishes a similar automated

                                      S-60

underwriting system and/or Fannie Mae or Freddie Mac replace its existing system
with  a  new  automated   underwriting   system,  the  Company  may  permit  the
documentation   levels  required  under  its   underwriting   programs  to  vary
accordingly.

      In determining  the adequacy of the mortgaged  property as collateral,  an appraisal  may be required  of each  property  considered  for  financing.  Such appraisals  are  performed  by  appraisers  independent  from the Company or its affiliates.  Such  appraisals,  however,  will not establish  that the mortgaged properties  provide  assurance of repayment of the mortgage loans. The appraiser is  required  to  verify  that  the  property  is in  good  condition  and  that construction,  if new,  has been  completed.  The  appraisal is based on various factors,  including  the  market  value  of  comparable  homes  and the  cost of replacing the improvements.  For existing  properties,  if the appraisal is more than 120 days old but less  than 180  days  old,  the  original  appraiser  must certify that the value has not declined.  If the appraisal is more than 180 days old, a new appraisal is required.  For new construction or  construction-to-term loans,  if the  appraisal  is more than 180 days old but less than 360 days old, the  original  appraiser  must  certify  that the  value has not  declined.  The re-certification  must be dated within 180 days of the settlement or closing. If the  appraisal is more than 360 days old, a new  appraisal  is required.  To the extent that the appraised value of a mortgaged  property declines over time, the actual  loan-to-value  ratio with respect to such  mortgage  loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

      Once  all  applicable  employment,  credit  and  property  information  is received,  a determination  is made as to whether the  prospective  borrower has sufficient monthly income available to meet the borrower's  monthly  obligations on the proposed  mortgage loan and other  expenses  related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

      Non-Conforming  Loans may also be originated  under the Company's  "Stated
Income" policy, which allows self-employed borrowers to state his or her income, therefore not requiring the borrower to verify income. For these loans, a credit check, an appraisal,  and verification of sufficient  assets is required.  These loans generally will not exceed a 75% loan-to-value  ratio on primary residences and a 70% loan-to-value ratio on second homes.

      The  underwriting  standards  set  forth  in  the  Company's  underwriting guidelines may be varied for certain refinance transactions,  including "limited documentation" or "reduced documentation"  mortgage loan refinances.  Limited or reduced  documentation  refinances,  including the "Streamline" program for both
Conforming and  Non-Conforming  Loans and  "Non-Conforming  Express" program for
Non-Conforming Loans, generally permit fewer supporting documents to be obtained or waive income,  appraisal,  asset,  credit score and employment  documentation requirements.  Limited or reduced documentation  refinances generally compensate for increased credit risk by placing greater emphasis on the borrower's  payment
history.   Generally,  in  order  to  be  eligible  for  a  limited  or  reduced documentation refinance, the borrower: (i) with respect to Non-Conforming Loans, must be an existing  customer of the Company,  have a good credit history and an excellent  mortgage payment history,  and the borrower or the mortgage loan must demonstrate other compensating  factors,  such as a relatively low loan-to-value ratio, stable employment or other favorable  underwriting factors, and (ii) with respect to  Conforming  Loans,  must be an existing  customer of the Company and have a good credit history and an excellent mortgage payment history.

      The  underwriting  standards  set  forth  in  the  Company's  underwriting guidelines  with  respect  to  mortgage  loans  originated  under the  Company's
Mortgage  15 and 30 Year  Non-Conforming  Loan  Programs  and its 15 and 30 Year
Conforming  Loan Programs may be varied in  appropriate  cases.  There can be no assurance that every Mortgage Loan was or will be originated in conformity  with the  applicable  underwriting  standards in all material  respects,  or that the quality  or  performance  of the  Mortgage  Loans will be  equivalent  under all circumstances.

      The Company's  underwriting  standards  include a set of specific criteria pursuant to which the underwriting  evaluation is made. However, the application of the  Company's  underwriting  standards  does not imply  that  each  specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance  with a given set of  underwriting  standards if, based  on  an  overall  qualitative  evaluation,  the  loan  is  in  substantial compliance with those underwriting  standards.  For example, a mortgage loan may be considered  to comply with a set of  underwriting  standards,  even if one or more  specific  criteria  included  in  those  underwriting  standards  were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial  compliance  with the underwriting standards.

                                      S-61

The Servicer's Servicing Historical Data

      Servicing  activity  covers:  (i)  the  collection  of  due  interest  and
principal  payments.  (ii)  the  management  of  foreclosures,   (iii)  investor
accounting, (iv) escrow management and (v) certain other services.

      All of the Company's servicing portfolio is non-recourse and TBW primarily
services   agency-eligible   mortgages.  The  following  table  sets  forth  the
composition  of the  Company's  servicing  portfolio by dollar  volume as of the dates indicated for (i) agency  composition,  (ii) interest rate type, and (iii)
major geographical concentration:

          Composition of the Company's Servicing Portfolio(1)(2)

                                                                                                                   Seven Months
                                                   Twelve Months Ended May 31                                    Ended December 31
                      -------------------------------------------------------------------------------------      -----------------
                              2002                 2003                  2004                   2005                    2005
                      ----------------      ----------------       ----------------      ------------------      -----------------

Freddie Mac             $249        8%      $4,105       67%       $5,374       72%      $10,047        78%      $15,553       76%
Ginnie Mae               430       14%         696       11%          717       10%        1,321        10%        1,823        9%
Fannie Mae             1,777       58%         --        --            --       --           --         --          --         --
Non-Agency               624       20%       1,360       22%        1,324       18%        1,524        12%        3,166       15%
Interest Rate
Fixed Rate            $3,015       98%      $6,023       98%       $6,626       89%      $11,382        88%      $18,816       92%
Adjustable Rate           65        2%         138        2%          789       11%        1,510        12%        1,725        8%
Major
Geographical
Concentration
                        GA         24%         GA        19%          GA        19%         GA          16%         MA         17%
                        FL         20%         IL        15%          IL        12%         MA          15%         GA         14%
                        IL         13%         FL        13%          FL        12%         IL          10%         FL          9%
                        CA         12%         CA        12%          MA        11%         FL          10%         IL          8%
                        VA          4%         MA         8%          CA         8%         CA           8%         CA          8%

(1) All dollar amounts are expressed in millions.

(2) All percentages of principal balances are based on dollar volume.

                                   THE SELLER

      DLJ Mortgage Capital, Inc., a Delaware corporation ("DLJMC"),  is referred to in this  prospectus  supplement as the  "seller."  Its executive  offices are located at 11 Madison Avenue,  New York, NY 10010. The seller is an affiliate of both the depositor and the underwriter.

      The  seller  will  make  certain  representations  and  warranties  to the
depositor   and  the  trustee   regarding   the  mortgage   loans  and  if  such
representations  and warranties are breached,  the seller may have an obligation to repurchase or substitute  such mortgage loans from the depositor (or directly from the trustee). To mitigate this risk, however, the seller will have obtained appropriate  representations and warranties from TBW Mortgage Corp. as described under "Pooling and Servicing Agreement--Representations and Warranties Regarding
the Mortgage Loans" in this prospectus supplement.

                                      S-62

      Credit Suisse Financial  Corporation ("CSFC"), an affiliate of the sponsor and an originator,  is a Delaware  corporation.  CSFC conducts  lending  through wholesale  loan  production  offices.  CSFC operates more than 2 wholesale  loan production  offices located in 3 states and makes loans throughout all 50 states and the District of Columbia.  CSFC has been  originating  mortgage  loans since
2003.

      The  principal  executive  offices  of CSFC are  located  at 302  Carnegie
Center, 2nd Floor, Princeton, New Jersey 08540.

                                  THE DEPOSITOR

      Credit Suisse First Boston Mortgage  Securities Corp., the depositor,  was incorporated  in the State of Delaware on December 31, 1985,  as a  wholly-owned subsidiary  of First  Boston  Securities  Corporation,  the  name of  which  was subsequently  changed to Credit Suisse First Boston Securities  Corporation,  or
CSFBSC.  CSFBSC,  the name of which was  subsequently  changed to Credit  Suisse
First Boston  Management LLC and more recently to Credit Suisse  Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal  executive  offices of the depositor are located at 11 Madison Avenue,
New York, N.Y. 10010. Its telephone number is (212) 325-2000.

      For more information  regarding the Depositor,  see "The Depositor" in the prospectus.

                         SERVICING OF THE MORTGAGE LOANS

General

      Wells Fargo Bank will act as master servicer of all of the mortgage loans.
The mortgage loans will initially be serviced by TBW Mortgage Corp.

      The master servicer will oversee and enforce the servicing by TBW Mortgage
Corp. of the mortgage loans in accordance  with the servicing  provisions of the pooling and servicing  agreement.  The pooling and servicing  agreement provides that the master  servicer will oversee and enforce the servicing by the servicer in accordance with the servicing provisions of the servicing agreement among TBW
Mortgage  Corp.,  DLJ  Mortgage  Capital,  Wells Fargo Bank and the trustee (the
"Servicing  Agreement").  The servicing provisions of the Servicing Agreement do not materially differ from the servicing provisions of the pooling and servicing agreement.  Pursuant to the pooling and servicing agreement, the master servicer will be required to make  advances  and  compensating  interest  payments to the extent that the servicer is required to do so under the Servicing Agreement, but fails to do so. See "Fees and  Expenses  of the  Issuing  Entity--Adjustment  to
Servicing Fee in Connection  with Prepaid  Mortgage Loans" and "Servicing of the
Mortgage  Loans--Advances  from the Servicer,  the Master Servicer and the Trust
Administrator" in this prospectus  supplement.  If the servicer fails to perform in accordance  with the terms of the Servicing  Agreement,  the master  servicer will be required to terminate the servicer and either find a successor  servicer or service the related  mortgage  loans  itself.  In either case,  the successor servicer will be required to service the related mortgage loans according to the servicing provisions of the pooling and servicing agreement.

      TBW Mortgage Corp. will be directly responsible for servicing the mortgage loans under the terms of the Servicing Agreement. Under the Servicing Agreement,
the  servicer  may  contract  with  subservicers  to perform  some or all of its servicing  duties.  Regardless of the servicing  arrangement,  the servicer will remain  liable for its  servicing  duties and  obligations  under the  Servicing
Agreement as if the servicer alone were servicing the mortgage loans.

      The  servicer  will make  reasonable  efforts  to  collect  or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the
Servicing  Agreement,  will follow  collection  procedures  as are  followed for mortgage loans  comparable to the mortgage loans in the trust in the local areas where each mortgaged  property is located.  Under the Servicing  Agreement,  the servicer will establish and maintain, or cause to be established and maintained, one or more  collection  accounts  into which  deposits  will be made on a daily basis,  within two business days of receipt,  of payments and collections on the mortgage loans serviced by it net of the servicing compensation.  Funds credited to a  collection  account may be invested for the benefit and at the risk of the servicer in permitted investments, as

                                      S-63

described in the Servicing Agreement that are scheduled to mature on or prior to the servicer  remittance date in accordance with the provisions of the Servicing
Agreement.  If permitted by the Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the servicer.

      Under the pooling and servicing  agreement,  the trust  administrator will establish and maintain a certificate account. Each month, on a date specified in the Servicing Agreement,  the servicer will withdraw from its collection account all amounts representing  collections on the mortgage loans that are required to be distributed to  certificateholders on the distribution date in that month and remit such amounts to the trust administrator. Funds credited to the certificate account  may  be  invested  for  the  benefit  and  at the  risk  of  the  trust administrator  in  permitted  investments,  as  described  in  the  pooling  and servicing  agreement,  that  are  scheduled  to  mature  on or  prior to the day immediately  preceding  the related  distribution  date in  accordance  with the provisions of the pooling and servicing agreement. See "-Flow of Funds" herein.

      The pooling and  servicing  agreement  prohibits  the  resignation  of the master  servicer and the Servicing  Agreement  prohibits the  resignation of the
Servicer except upon (a) appointment of a successor  master servicer or servicer
(which  may be with  respect to all or a portion of the  mortgage  loans  master serviced by the master servicer or serviced by the servicer,  respectively),  as applicable,  and, in the case of the Master Servicer, receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and  appointment  will not result in a  downgrading  of the rating of any of the certificates  or  (b)  a  determination  that  the  master  servicer's,  or  the servicer's  duties  thereunder are no longer  permitted under applicable law. In addition,  the entity  specified in the pooling and servicing  agreement and its assigns or its  transferee  may  request  that the master  servicer,  subject to certain conditions specified in the pooling and servicing agreement,  resign and appoint a successor  servicer or master servicer,  as applicable,  provided such entity  delivers  to the trustee  and trust  administrator  the letter from each rating agency described in the previous  sentence.  No resignation of the master servicer will be effective  until a successor  master  servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement.  No  resignation of TBW Mortgage  Corp.  will be effective  until the master servicer or a successor  servicer has assumed such servicing  obligations in the manner provided in the pooling and servicing  agreement and the Servicing
Agreement. If the master servicer acts as successor servicer with respect to any mortgage  loans,  there will be a period of  transition,  not to exceed 90 days, before  servicing  functions can be fully  transferred to the master servicer as successor  servicer;  provided,  however,  that during such  period,  the master servicer  will  continue to be  responsible  to make  advances and  compensating interest  payments with respect to such mortgage  loans.  In connection with the appointment  of a  successor  servicer  to TBW  Mortgage  Corp.  or  the  master servicer,  the servicing  provisions of the Servicing  Agreement and the pooling
and   servicing   agreement   may  be  amended   without   the  consent  of  the
certificateholders,  provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Flow of Funds

      On the Cash  Remittance  Date (see table  immediately  below) the servicer will remit all amounts on deposit in the collection  account to the  certificate account. On each distribution date, to the extent of the Available  Distribution
Amount  for each loan group on deposit  in the  certificate  account,  the trust administrator,  on behalf of the trustee, will make distributions to the related certificateholders.  The  following  table  sets  forth  the flow of funds  from collections  of payments on the mortgage  loans,  the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

 Period/Event                           Dates                               Flow of Funds
- ------------------    --------------------------------------    ------------------------------------------

Due Period            The period beginning on the second day    The servicer shall hold in the collection
                      of a calendar month and ending on the     account all scheduled installments of
                      first day of the succeeding calendar      interest (net of the servicing fees) and
                      month.                                    principal collected on the related mortgage
                                                                loans, together with any monthly advances
                                                                in respect thereof.

                                      S-64

Prepayment Period     For any full or partial prepayments,      The servicer shall hold in the collection
                      the calendar month immediately            account all partial or full prepayments of
                      preceding the distribution date.          principal and certain other unscheduled
                                                                payments of principal, together with any
                                                                accrued interest thereon, on the related
                                                                mortgage loans during such period plus any
                                                                amounts required to be paid by that servicer
                                                                in respect of Prepayment Interest Shortfalls
                                                                on such mortgage loans.

Cash Remittance Date  The 18th day of each calendar month       On the cash remittance date, the servicer
                      (or, if the 18th is not a business        will remit to the certificate account,
                      day, the immediately preceding            scheduled payments received on the mortgage
                      business day).                            loans serviced by it due during the related
                                                                due period and any monthly advances in
                                                                respect thereof, prepayments received on the
                                                                mortgage loans serviced by it during the
                                                                related Prepayment Period and certain other
                                                                unscheduled amounts required to be remitted
                                                                by the servicer in accordance with the
                                                                Servicing Agreement.

Distribution Date     The 25th day of each month, or if         On each distribution date, the trust
                      such day is not a business day,           administrator will remit amounts on deposit
                      on the first business day thereafter.     in the certificate account to
                                                                certificateholders in accordance with the
                                                                priority of distributions set forth herein.

Advances from the Servicer, the Master Servicer and the Trust Administrator

      Subject to the limitations  described below, the servicer will be required to  advance,  prior to each  distribution  date,  from its own funds or  amounts received for the mortgage  loans that are not required to be distributed on that distribution  date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans,  net of the servicing fees, that were due on the previous due date and which were  delinquent on the  determination  date for that distribution date.

      In the event that a Balloon Loan is not paid in full on its maturity date, the servicer will also be obligated to make advances with respect to the assumed monthly  payments  that would have been due on such  Balloon Loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable. In no event will the servicer be obligated to advance the balloon payment due on any Balloon Loan.

      If the amount of  advances  received  from the  servicer  is less than the amount  required to be advanced by the servicer  under the Servicing  Agreement, the  master  servicer  will be  required  to make  such  advance,  prior to each distribution date, subject to the master servicer's reasonable  determination as to recoverability.

      Advances are intended to maintain a regular flow of scheduled interest and principal  payments  on the  certificates  rather  than to  guarantee  or insure against losses. The servicer or the master servicer, as applicable, is obligated to make  advances  for  delinquent  payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable  from future  payments  and  collections  or  insurance  payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property.
If the servicer  determines on any determination  date to make an advance,  that advance will be included  with the  distribution  to  certificateholders  on the related distribution date. Any failure by the master servicer to make an advance as required under the pooling and servicing  agreement

                    S-65

will  constitute an event of default  under the pooling and servicing  agreement subject to a specified  grace period.  If the master servicer is terminated as a result of the  occurrence of an event of default,  the trustee will be obligated to make that advance,  in accordance with the terms of the pooling and servicing agreement.  For a discussion  of other  events of default  under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default,  see "Description of the  Certificates--Events  of
Default" and"--Rights Upon Event of Default" in the prospectus.

      Neither the master  servicer nor the servicer  will be required to advance shortfalls  in  interest  payments  on the  mortgage  loans  resulting  from the application of the Relief Act.

                   THE MASTER SERVICER AND TRUST ADMINISTRATOR

      Wells Fargo Bank,  National  Association  ("Wells Fargo Bank") will act as master  servicer  and  trust  administrator  under  the  pooling  and  servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified  financial  services company with  approximately  $482 billion in assets,  23 million  customers  and 153,000 employees as of December 31, 2005,  Wells Fargo & Company is a U.S. bank holding company  providing  banking,  insurance,  trust,  mortgage and consumer  finance services  throughout  the United  States and  internationally.  Wells Fargo Bank provides retail and commercial  banking services and corporate  trust,  custody, securities lending, securities transfer, cash management,  investment management and other  financial and fiduciary  services.  The depositor,  the sponsor,  the seller and the servicer may maintain banking and other commercial  relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains  principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045-1951 (among other locations) and its office for purposes of presentment of certificates for registration of transfer,  exchange or final payment,  is Wells
Fargo  Bank,   National   Association,   Sixth  Street  and  Marquette   Avenue,
Minneapolis, Minnesota 55479, Attention: TBW 2006-2.

      The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Servicing Agreement.  In particular,  the master servicer independently  calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Servicing Agreement.  In addition, upon the occurrence  of  certain  servicer  events  of  default  under  the  terms of the
Servicing  Agreement,  the master  servicer  may be required to enforce  certain remedies  on behalf of the trust  against  the  Servicer.  Wells  Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31,
2006,  Wells Fargo Bank was acting as master  servicer for  approximately  1,155 series of residential  mortgage-backed  securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

      Wells Fargo Bank  serves or may have  served  within the past two years as loan file  custodian  for  various  mortgage  loans  owned by the  Sponsor or an affiliate of the Sponsor and  anticipates  that one more of those mortgage loans may be included in the Trust.  The terms of any custodial  agreement under which those  services  are  provided  by  Wells  Fargo  Bank  are  customary  for  the mortgage-backed  securitization industry and provide for the delivery,  receipt, review and safekeeping of mortgage loan files.

      Under the terms of the pooling and servicing  agreement,  Wells Fargo Bank
also  is  responsible  for  securities   administration,   which  includes  pool
performance  calculations,  distribution  calculations  and the  preparation  of monthly  distribution  reports.  As trust  administrator,  Wells  Fargo  Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D,  periodic reports on Form 8-K and annual  reports on Form 10-K that are  required to be filed with the  Securities and Exchange  Commission on behalf of the issuing  trust.  Wells
Fargo Bank has been engaged in the business of securities  administration  since
June 30, 1995.  As of March 31, 2006,  Wells Fargo Bank was acting as securities
administrator  with  respect  to  more  than   $829,726,924,092  of  outstanding
residential mortgage-backed securities.

                     FEES AND EXPENSES OF THE ISSUING ENTITY

      The expense  fees for the  mortgage  loans are payable out of the interest payments on each  mortgage  loan.  The expense fees consist of the servicing fee and any lender paid mortgage guaranty  insurance  premiums,  if

                                      S-66

applicable.  The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to be approximately  0.25% per annum of the  outstanding  principal  balance of each  mortgage  loan. As of the cut-off  date,  the  weighted  average per annum rate at which the expense  fees accrue is expected to equal  approximately  0.25% with  respect to the  mortgage loans in each loan group.  The net mortgage  rate of a mortgage loan is equal to its  mortgage  rate  less the rate at which  the  expense  fees  accrue  on that mortgage loan.

      The  servicer or the master  servicer  is  obligated  to pay some  ongoing expenses  associated  with the  mortgage  loans  serviced  or  master  serviced, respectively,  by it and  incurred  by  the  servicer  or  master  servicer,  as applicable,  in  connection  with its  responsibilities  under the  pooling  and servicing  agreement  and the  Servicing  Agreement,  as  applicable,  and those amounts will be paid by the servicer or master servicer,  as applicable,  out of its  servicing fee or master  servicing  fee, as  applicable.  The amount of the servicing  fee for the servicer is subject to  adjustment  for prepaid  mortgage loans,  as  described  in this  prospectus  supplement  under  "--Adjustment  to
Servicing Fee in Connection with Prepaid Mortgage Loans." The servicer will also be entitled to receive all late payment fees,  prepayment  premiums,  assumption fees and other similar charges, and will be entitled to receive all reinvestment income earned on amounts on deposit in its  collection  account for the mortgage loans.

      The  following  table sets forth certain  information  with respect to the fees payable to the servicer,  the master servicer,  the trust administrator and the trustee.

                                                      Amount/                           Priority/
Party                Fee Payable               Description of Fee                  Source of Payment
- -------------------  ---------------   -----------------------------------   -----------------------------

Servicer             Monthly           With respect to the servicer and      The servicer will withdraw or
                                       each mortgage loan, an amount equal   withhold from the collection
                                       to 1/12 of the product of (1) the     account its aggregate
                                       principal balance of such mortgage    servicing fee from interest
                                       loan as of the first day of the       actually collected on each
                                       calendar month and (2) the            mortgage loan, prior to such
                                       servicing fee rate with respect to    amounts being available to
                                       such mortgage loan.  The servicing    make payments on the
                                       fee rate for a mortgage loan is       certificates.
                                       equal to the expense fee rate less
                                       the portion of the rate, if any,
                                       allocable to lender paid mortgage
                                       insurance premiums.

Trust Administrator  Monthly           The trust administrator will          On each distribution date, the
                                       receive as its fee net investment     trust administrator will
                                       earnings on amounts on deposit in     withdraw the net investment
                                       the certificate account.              earnings on amounts on deposit
                                                                             in the certificate account
                                                                             prior to distributions to
                                                                             certificateholders.

Master Servicer      As determined     The fees of the master servicer       The fees of the master
                     by the master     will be determined by agreement       servicer will be paid by the
                     servicer and      between the master servicer and the   trust administrator from the
                     trust             trust administrator.                  trust administrator's fee.
                     administrator.

Trustee              As determined     The fees of the trustee will be       The fees of the trustee will
                     by the trust      determined by agreement between the   be paid by the trust
                     administrator     trust administrator and the trustee.  administrator from the trust
                     and the trustee.                                        administrator fee.

                                      S-67

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

      When a  principal  prepayment  in full is made  on a  mortgage  loan,  the mortgagor  is  charged  interest  only for the  period  from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the  due  date  occurring  in the  month  in  which  such  partial  principal prepayment  was made,  with a resulting  reduction in interest  payable for such month.

      Compensating  Interest  Payments by the  Servicer.  The  servicer  (or the master  servicer,  if the servicer fails to do so), is obligated to remit to the trust  administrator  prior to each  distribution  date,  with  respect  to each mortgage loan, an amount generally equal to the lesser of:

o     any shortfall  for the previous  month in interest  collections  resulting from the timing of principal  prepayments  in full on the  mortgage  loans directly serviced by the servicer made during the calendar month preceding such distribution date, and

o     the  servicing fee that the servicer is entitled to receive from the trust on the  related  distribution  date,  equal  to  0.25%  per  annum  of the aggregate Stated Principal Balance of the mortgage loans.

      Any remaining shortfall in interest  collections  resulting from principal prepayments  on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related loan group or groups, according to the amount of interest to which that class of the  certificates  would  otherwise be
entitled,     in    reduction     thereof.     See     "Description    of    the
Certificates--Distributions of Interest" in this prospectus supplement.

                                      S-68

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued under the pooling and servicing agreement.
Described  below  in this  section  are  summaries  of the  specific  terms  and provisions under which the certificates will be issued. The following  summaries do not  purport to be complete  and  additional  information  is provided in the provisions of the pooling and servicing agreement.

Senior Certificates

      The TBW  Mortgage-Backed  Pass-Through  Certificates,  Series  2006-2 will include the classes of senior certificates set forth in the table on page S-7.

      All classes of senior certificates are offered hereby.

Subordinate Certificates

      In  addition  to  the  senior   certificates,   the  TBW   Mortgage-Backed
Pass-Through  Certificates,  Series  2006-2,  will also  include  the  following classes of subordinate certificates:

            (a) the Class C-B-1 Certificates, which are subordinate to the Group
      1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7, Group 8, Class
      A-X, Class C-X, Class D-X, Class A-P and Class C-P Certificates;

            (b) the Class C-B-2 Certificates, which are subordinate to the Group
      1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7, Group 8, Class
      A-X,  Class  C-X,  Class  D-X,  Class  A-P,  Class  C-P  and  Class  C-B-1
      Certificates;

            (c) the Class C-B-3 Certificates, which are subordinate to the Group
      1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7, Group 8, Class
      A-X,  Class C-X,  Class D-X,  Class A-P,  Class C-P, Class C-B-1 and Class
      C-B-2 Certificates;

            (d) the Class C-B-4 Certificates, which are subordinate to the Group
      1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7, Group 8, Class
      A-X, Class C-X, Class D-X, Class A-P, Class C-P, Class C-B-1,  Class C-B-2
      and Class C-B-3 Certificates;

            (e) the Class C-B-5 Certificates, which are subordinate to the Group
      1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7, Group 8, Class
      A-X, Class C-X, Class D-X, Class A-P, Class C-P, Class C-B-1, Class C-B-2,
      Class C-B-3 and Class C-B-4 Certificates;

            (f) the Class C-B-6 Certificates, which are subordinate to the Group
      1,  Group 2,  Group 3,  Group 4, Group 5, Group 6, Group 7, Group 8, Class
      A-X, Class C-X, Class D-X, Class A-P, Class C-P, Class C-B-1, Class C-B-2,
      Class C-B-3, Class C-B-4 and Class C-B-5 Certificates;

       All  classes of  subordinate  certificates,  other than the Class  C-B-4,
Class C-B-5 and Class C-B-6 Certificates, are offered hereby.

Designations

o  The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class
   AR Certificates are referred to as the Group 1 Certificates.

o  The Class 2-A-1 Certificates are referred to as the Group 2 Certificates.

                                      S-69

o  The Class 3-A-1 Certificates are referred to as the Group 3 Certificates.

o  The Class 4-A-1 Certificates are referred to as the Group 4 Certificates.

o  The Class 5-A-1 Certificates are referred to as the Group 5 Certificates.

o  The Class 6-A-1 Certificates are referred to as the Group 6 Certificates.

o  The Class 7-A-1 and Class 7-A-2  Certificates  are referred to as the Group 7
   Certificates.

o  The Class 8-A-1 Certificates are referred to as the Group 8 Certificates.

o  The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class
   C-B-6 Certificates are referred to as the Group C-B Certificates.

o  The Class A-X, Class C-X and Class D-X  Certificates  are also referred to as the Interest Only Certificates.

o  The  Class  A-P and  Class  C-P  Certificates  are  also  referred  to as the
   Principal Only Certificates.

o  The  Class  1-A-4   Certificates   are  also   referred  to  as  the  Lockout
   Certificates.

o  The Class AR Certificates are also referred to as the Residual Certificates.

Assets of the Trust

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

o  the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

o  any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

o  the trustee's  rights with respect to the mortgage  loans under all insurance policies  required to be  maintained  pursuant  to the pooling and  servicing agreement and their proceeds;

o  the  collection  account,  the  certificate  account  and the assets that are deposited in each of them from time to time; and

o  all proceeds of any of the foregoing.

      Notwithstanding the foregoing,  however,  the trust specifically  excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

      The  offered  certificates  will have the  denominations  set forth in the tables on pages S-7 and S-8.

Book-Entry Registration

      The offered  certificates,  other than the Class AR Certificates,  will be book-entry  certificates.  The book-entry  certificates will be issued in one or more  certificates  which  equal the  aggregate  initial  certificate  principal balance or notional  amount of each of those classes of  certificates  and which will be held by a nominee of DTC,  and are  collectively  referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream,  Luxembourg or the Euroclear System, referred to as  Euroclear,  in Europe,  if they are  participants  of these  systems,  or indirectly  through  organizations  which  are  participants  in these  systems.
Clearstream,  Luxembourg and Euroclear will hold omnibus  positions on behalf of their  participants  through  customers'  securities  accounts  in  Clearstream,
Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold  positions  in  customers'  securities  accounts  in the depositaries' names on the books of DTC. Citibank, N.A.,

                                      S-70

referred to as Citibank, will act as depositary for Clearstream,  Luxembourg and
JPMorgan  Chase,  National  Association  will act as depositary  for  Euroclear.
Collectively these entities are referred to as the European depositaries.

      The depositor has been informed by DTC that its nominee will be Cede & Co.
Accordingly,  Cede & Co.  is  expected  to be the  holder  of  record of the DTC registered  certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate  representing that certificate,  a definitive  certificate,  except as described under "--Definitive  Certificates"
below.

      Unless and until  definitive  certificates  are issued,  it is anticipated that the only  "certificateholder"  of the DTC registered  certificates  will be
Cede & Co.,  as  nominee  of  DTC.  Beneficial  owners  of  the  DTC  registered certificates will not be certificateholders, as that term is used in the pooling and servicing  agreement.  Beneficial  owners are only permitted to exercise the rights of  certificateholders  indirectly through  participants and DTC. Monthly and annual  reports on the trust  provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures  creating and affecting DTC, and to the  participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

      For a  description  of the  procedures  applicable  to the DTC  registered certificates, see "Description of the Certificates--Form of Certificates" in the
prospectus.

Definitive Certificates

      Definitive  certificates  will  be  issued  to  beneficial  owners  of DTC registered certificates, or their nominees, rather than to DTC, only if:

o     DTC or the depositor  advises the trust  administrator in writing that the depository is no longer willing,  qualified or able to discharge  properly its  responsibilities  as nominee and  depository  for the DTC  registered certificates  and the  depositor or the trust  administrator  is unable to locate a qualified successor;

o     the   depositor,   in  writing,   with  the  consent  of  the   applicable
      participants, elects to terminate the book-entry system through DTC; or

o     after the  occurrence  of an event of  default,  beneficial  owners of any class of DTC registered certificates representing not less than 51% of the related aggregate  certificate principal balance or notional amount advise the trust  administrator  and DTC through the participants in writing that the  continuation  of a  book-entry  system  through  DTC,  or a successor thereto,  is no longer in the best interests of the beneficial owners, and the participants consent to the termination.

      In the case of any of the events  described in the  immediately  preceding paragraph,  the trust  administrator  will be required to notify all  beneficial owners of the  occurrence  of that  event  and the  availability  of  definitive certificates.  At the time of  surrender  by DTC of the  global  certificate  or certificates  representing the DTC registered  certificates and instructions for re-registration, the trust administrator will issue the definitive certificates.
After  that,  the  trust  administrator  will  recognize  the  holders  of those definitive  certificates as  certificateholders  under the pooling and servicing agreement.

      According  to DTC,  the  information  above for DTC has been  provided for informational  purposes  only and is not intended to serve as a  representation, warranty or contract modification of any kind.

                                      S-71

Distributions

      Distributions on the certificates will be made by the trust  administrator on the 25th day of each  month,  or if such day is not a  business  day,  on the first  business day  thereafter  commencing in May 2006, to the persons in whose names those certificates are registered on the related Record Date.

      Distributions  on each  distribution  date will be made by check mailed to the address of the person entitled to those  distributions  as it appears on the applicable  certificate  register.  In the case of a certificateholder who holds
100% of a class of  certificates  or who holds  certificates  with an  aggregate principal  balance  of  $1,000,000  or more and who has so  notified  the  trust administrator in writing in accordance with the pooling and servicing agreement, distributions  on each  distribution  date  will be  made  by wire  transfer  in immediately  available funds to the account of that  certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final  distribution  in  retirement  of the  certificates  will be made  only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

      The  following  terms are given the meanings  shown below to help describe the cash flows on the certificates:

      Accrual  Period--For any distribution  date and any class of certificates, the calendar month immediately preceding that distribution date.

      Available Funds--For any distribution date and loan group, the sum of:

      (a)   all  scheduled  installments  of interest and  principal  due on the related due date and  received  prior to the  related  determination date on the related  mortgage loans,  together with any advances for the related mortgage loans;

      (b)   (i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the servicer's  standard servicing  procedures) and Liquidation
            Proceeds  received  during the calendar month preceding the month of that  distribution  date on the related mortgage loans, in each case
            net  of  unreimbursed   expenses   incurred  in  connection  with  a
            liquidation or foreclosure and  unreimbursed  advances,  if any, and
            (ii) all Recoveries, if any, for such distribution date;

      (c)   all  partial  and full  principal  prepayments  received  during the
            applicable   Prepayment   Period  on  the  related  mortgage  loans,
            exclusive of prepayment premiums and interest accruals received with any  prepayments  in full if such  prepayment in full is received in
            the  month   that  such   prepayment   is  to  be   distributed   to
            certificateholders  and such interest  represents  interest accruals for that month;

      (d)   amounts  received  for  that  distribution  date in  respect  of the substitution  of a related  mortgage loan or a purchase of a related mortgage loan by the seller as of that distribution date; and

      (e)   any amounts payable as Compensating  Interest by the master servicer or the servicer on that  distribution  date on the related  mortgage loans;

      (f)   minus, in the case of clauses (a) through (e) above, (i) the amounts to which the  trustee,  the master  servicer,  the servicer or trust administrator is entitled under the pooling and servicing agreement, including  accrued  and unpaid  servicing  fees or excess  servicing fees,  unreimbursed  advances and certain expenses allocable to such loan  group,  and  (ii)  lender  paid  mortgage  guaranty  insurance premiums, as applicable.

                                      S-72

      With respect to each of the mortgage loans and any distribution  date, the determination  date is the 15th day of the month in which that distribution date occurs or, if that 15th day is not a business  day,  the  immediately  preceding business day.

      Bankruptcy  Loss  Coverage  Amount--With  respect to the loan groups,  the aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B
Certificates, initially, approximately $239,144.21.

      Bankruptcy  Losses--With respect to any loan group, Realized Losses on the mortgage  loans  in that  loan  group  incurred  as a  result  of  Debt  Service
Reductions and Deficient Valuations.

      Class A-P Deferred  Amounts--As of any date of  determination,  the amount required  to be paid to the  holders of the Class A-P  Certificates  pursuant to paragraph (i)(i)(a) and (b) below under "--Priority of Distributions."

      Class A-X Notional  Amount--For  any  distribution  date and the Class A-X
Certificates,  the product of (x) the aggregate Stated Principal Balance,  as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and  distributed in the month prior to that  distribution  date, or for the initial  distribution  date,  as of the cut-off  date,  of the Premium  Rate
Mortgage  Loans  with  respect  to loan  group 1 and  loan  group  2;  and (y) a fraction, the numerator of which is the weighted average of the related Stripped
Interest  Rates for the Premium Rate Mortgage Loans with respect to loan group 1 and loan group 2 and the  denominator of which is 6.00%.  The Class A-X Notional
Amount as of the closing date will be approximately $5,869,010.

      Class C-P Deferred  Amounts--As of any date of  determination,  the amount required  to be paid to the  holders of the Class C-P  Certificates  pursuant to paragraph (i)(i)(c) below under "--Priority of Distributions."

      Class C-X Notional  Amount--For  any  distribution  date and the Class C-X
Certificates,  the product of (x) the aggregate Stated Principal Balance,  as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and  distributed in the month prior to that  distribution  date, or for the initial  distribution  date,  as of the cut-off  date,  of the Premium  Rate
Mortgage  Loans with respect to loan group 3; and (y) a fraction,  the numerator of which is the weighted average of the related Stripped  Interest Rates for the
Premium Rate Mortgage Loans with respect to loan group 3 and the  denominator of which is 5.50%.  The Class C-X  Notional  Amount as of the closing  date will be approximately $2,371,444.

      Class D-X Notional  Amount--For  any  distribution  date and the Class D-X
Certificates,  the product of (x) the aggregate Stated Principal Balance,  as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and  distributed in the month prior to that  distribution  date, or for the initial  distribution  date,  as of the cut-off  date,  of the Premium  Rate
Mortgage  Loans  with  respect to loan group 4, loan group 5, loan group 6, loan group 7 and loan  group 8; and (y) a  fraction,  the  numerator  of which is the weighted  average of the related  Stripped  Interest  Rates for the Premium Rate
Mortgage  Loans  with  respect to loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 and the  denominator  of which is 6.00%.  The Class D-X
Notional Amount as of the closing date will be approximately $13,910,748.

      Class  P  Certificates--The  Class  A-P  Certificates  and the  Class  C-P
Certificates.

      Class P Fraction--With  respect to each Class P Mortgage Loan, a fraction, the  numerator of which is the Required  Coupon for the related loan group minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is the Required Coupon for the related loan group.

      Class P  Mortgage  Loans--With  respect  to loan group 1, loan group 3 and loan group 4, the mortgage  loans in that loan group  having Net Mortgage  Rates less than the Required Coupon for that loan group. There are no Class P Mortgage
Loans in loan group 2, loan group 5, loan group 6, loan group 7 or loan group 8.

                                      S-73

      Class P Principal Distribution Amount--For each distribution date and loan group 1, loan group 3 and loan group 4, a portion of the Available  Funds (other than  any  Recoveries)  for the  mortgage  loans  in that  loan  group  for such distribution  date equal to the  applicable  Class P Fraction  of the sum of (i)
scheduled   principal  due  (whether  or  not  received)  and  (ii)  unscheduled collections of principal received (including  Liquidation  Proceeds allocable to principal  with respect to the Class P Mortgage  Loans in that loan  group),  in each case, on or in respect of each Class P Mortgage Loan in that loan group for that distribution date.

      Class Principal  Balance--For  any class of  certificates,  other than the
Interest Only Certificates, as of any date of determination,  an amount equal to the initial  principal  balance of that class,  reduced by the  aggregate of the following amounts allocable to that class:

o     All amounts  previously  distributed  to holders of  certificates  of that class as payments of principal;

o     The amount of Realized Losses,  including Excess Losses, allocated to that class; and

o     In the case of the Group C-B Certificates, any amount allocated to a class in reduction of its Class  Principal  Balance for the payment of Class A-P
      Deferred  Amounts or Class C-P Deferred  Amounts or if the aggregate Class
      Principal  Balance  of the Group 1,  Group 2,  Group 3,  Group 4, Group 5,
      Group 6, Group 7, Group 8, Group C-B, Class A-P and Class C-P Certificates
      exceeds the aggregate Stated  Principal  Balance of the mortgage loans, as described below under "--Allocation of Losses;"

provided,   however,   that  the  Class  Principal  Balance  of  each  class  of
certificates (other than the Class P Certificates) to which Realized Losses have been  allocated  (including any such class of  certificates  for which the Class
Principal Balance has been reduced to zero) will be increased,  up to the amount of related Non-PO Recoveries for such distribution date, as follows:  (a) first, the Class Principal Balance of each class of senior certificates  related to the loan group from which each Non-PO Recovery was collected will be increased,  pro rata,  up to the amount of Realized  Losses  previously  allocated to reduce the
Class Principal Balance of each such class of certificates,  and (b) second, the
Class Principal Balance of each of the Group C-B Certificates will be increased, in order of seniority,  up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates and not previously reimbursed.

      Collection Period--For any distribution date is the period from the second day of the month  immediately  preceding such distribution date to and including the first day of the month of that distribution date.

      Compensating Interest--For each of the mortgage loans and any distribution date,  an amount to be paid by the servicer as  described  above under "Fees and
Expenses of the Issuing  Entity--Adjustment  to Servicing Fee in Connection with
Prepaid Mortgage Loans" in this prospectus supplement.

      Credit  Support  Depletion  Date--  With  respect to the Group 1, Group 2,
Group 3,  Group 4,  Group 5,  Group 6, Group 7, Group 8, Class A-P and Class C-P
Certificates, the first distribution date on which the aggregate Class Principal
Balance of the Group C-B Certificates has been or will be reduced to zero.

      Debt Service  Reduction--With respect to any mortgage loan, a reduction in its  scheduled  monthly  payment  by a  court  of  competent  jurisdiction  in a
proceeding  under  the  United  States   Bankruptcy  Code,  except  a  reduction
constituting a Deficient  Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient  Valuation--With  respect to any mortgage loan, a valuation by a court  of  competent  jurisdiction  in a  proceeding  under  the  United  States
Bankruptcy Code in an amount less than the then outstanding  indebtedness  under the mortgage loan, or that results in a permanent forgiveness of principal.

      Excess  Losses--Special  Hazard  Losses in excess of the  related  Special
Hazard  Loss  Coverage  Amount;  Bankruptcy  Losses  in  excess  of the  related
Bankruptcy  Loss Coverage Amount and Fraud Losses in excess of the related Fraud
Loss Coverage Amount.

                                      S-74

      Fraud Loss--With respect to any loan group, a Realized Loss sustained on a
Liquidated  Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

      Fraud Loss Coverage Amount--With respect to the loan groups, the aggregate amount of Fraud Losses that are allocated solely to the Group C-B  Certificates, initially  approximately  (i)  2.00% of the  aggregate  Cut-off  Date  Principal
Balance  of the  mortgage  loans in year one and (ii) 1.00% in years two to five after the cut-off date.

      Group 1 Percentage--For any distribution date will equal the lesser of (a)
99.99%  and  (b) the sum of the  Class  Principal  Balance  of the  Class  1-A-4
Certificates and $2,797,078  divided by the aggregate Class Principal Balance of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates,  in each case  immediately  prior to any allocations of losses or  distributions  on that distribution  date.  The  Group 1  Percentage  as of the  closing  date  will be approximately 27.00%.

      Group 1 Priority  Amount--For any distribution  date, the Group 1 Priority
Percentage of the portion of the Senior Principal  Distribution  Amount for Loan
Group 1  described  in  clause  (II) (B)  under the  heading  "Distributions  of
Principal--Group  1  Certificate  Principal   Distributions--  Senior  Principal
Distribution  Amount for Loan Group 1." The Group 1  Priority  Amount  generally will equal zero until the distribution date in May 2011.

      Group 1 Priority Percentage--For any distribution date, the product of (a)
the Group 1 Percentage and (b) the Stepdown Percentage.

      Group C-B Component  Balance--With  respect to any loan group, the excess, if any, of (i) the then outstanding  aggregate  Stated Principal  Balance of the mortgage loans in that loan group over (ii) the then outstanding aggregate Class
Principal Balance of the related senior certificates.

      Group C-B  Percentage--For  any  distribution  date,  the aggregate  Class
Principal  Balance  of the  Group  C-B  Certificates  immediately  prior  to the distribution date, divided by the outstanding aggregate Stated Principal Balance of the mortgage loans as of the due date for that distribution date.

      Group C-B Principal  Distribution  Amount--For the Group C-B  Certificates
and any distribution date, the sum of the following amounts:

o     the related  Subordinate  Percentage of the Principal  Payment  Amount for
      each loan group;

o     the related Subordinate  Prepayment Percentage of the Principal Prepayment
      Amount for each loan group; and

o     the related Subordinate Liquidation Amount for each loan group;

      less

o     the amount of certain cross-collateralization  payments as described under
      "--Cross-Collateralization"; and

o     the amounts  required to be distributed on that  distribution  date to the
      Class A-P  Certificates  pursuant to clause  (i)(i)(a)  and (b) and to the
      Class C-P Certificates  pursuant to clause (i)(i)(c) under  "--Priority of
      Distributions."

      Insurance  Proceeds--Amounts  paid pursuant to any  insurance  policy with respect  to a  mortgage  loan  that have not been used to  restore  the  related mortgaged  property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement,  subject to the terms and conditions of the related mortgage note and mortgage.

                                      S-75

      Liquidated  Mortgage  Loan--A  mortgage  loan for which the  servicer  has determined  that it has  received all amounts that it expects to recover from or on account of the mortgage loan,  whether from Insurance  Proceeds,  Liquidation
Proceeds or otherwise.

      Liquidation  Principal--The  principal  portion  of  Liquidation  Proceeds received on a mortgage loan that became a Liquidated  Mortgage  Loan, but not in excess of the principal balance of that mortgage loan, during the calendar month preceding the month of the distribution date,  exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount.

      Liquidation  Proceeds--Amounts,  including Insurance Proceeds,  net of (1)
unreimbursed,  reasonable  out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the  liquidation of defaulted  mortgage loans, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection  with any  condemnation or partial release of a mortgaged property, other than Recoveries.

      Net Interest  Shortfall--For  any distribution  date and a loan group, the sum of:

o     the amount of  interest  that would  otherwise  have been  received  for a mortgage  loan in that loan group that was the subject of (x) a Relief Act
      Reduction or (y) a Special  Hazard Loss,  Fraud Loss or  Bankruptcy  Loss,
      after the exhaustion of the amounts of coverage  provided by the Group C-B
      Certificates, for those types of losses; and

o     any related Net Prepayment Interest Shortfalls.

      Net Mortgage Rate--With respect to any mortgage loan, the mortgage rate of the  mortgage  loan  less the rate at which  the  expense  fees  accrue  on such mortgage loan.

      Net Prepayment Interest Shortfall--For any distribution date and each loan group, the amount by which the aggregate of Prepayment  Interest  Shortfalls for such loan group  during the related  Prepayment  Period  exceeds  the  available
Compensating Interest for that period.

      Non-PO  Recoveries--For  each  distribution  date and each loan group, the excess of (i) the amount of Recoveries for such loan group for such distribution date  over  (ii) the  amount  of PO  Recoveries  for such  loan  group  for such distribution date.

      Overcollateralization  Amount--For  each  distribution  date and each loan group, the excess of (i) the aggregate Stated Principal  Balance of the mortgage loans in such loan group (less the  applicable  Class P Fraction of each Class P
Mortgage Loan) over (ii) the aggregate  Class  Principal  Balance of the related senior certificates  (other than the Class P Certificates)  related to such loan group.

      PO Recoveries--For  each distribution date and loan group 1, the lesser of
(i) the amount required to be paid to the holders of the Class A-P  Certificates pursuant to paragraph  (i)(i)(a) below under  "--Priority of  Distributions"  on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in loan group 1 received  during the prior calendar month.

      For each  distribution date and loan group 4, the lesser of (i) the amount required  to be paid to the  holders of the Class A-P  Certificates  pursuant to
paragraph   (i)(i)(b)  below  under   "--Priority  of   Distributions"  on  such
distribution  date and (ii) the applicable Class P Fraction of the Recovery,  if any,  on each  Class P Mortgage  Loan in loan group 4 received  during the prior calendar month.

      For each  distribution date and loan group 3, the lesser of (i) the amount required  to be paid to the  holders of the Class C-P  Certificates  pursuant to
paragraph   (i)(i)(c)  below  under   "--Priority  of   Distributions"  on  such
distribution  date and (ii) the applicable Class P Fraction of the Recovery,  if any,  on each  Class P Mortgage  Loan in loan group 3 received  during the prior calendar month.

                                      S-76

      Premium Rate Mortgage Loans--With respect to each loan group, the mortgage loans in such loan group  having Net  Mortgage  Rates in excess of the  Required
Coupon for such loan group.

      Prepayment  Interest  Shortfall--The  amount by which  interest  paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount  required  to be paid as a  servicing  fee,  is less than one month's interest at the related  mortgage rate, net of the amount required to be paid as a servicing fee, on the principal balance of that mortgage loan being prepaid.

      Prepayment  Period--For any distribution date and any principal prepayment in full or any principal  prepayment in part received on any mortgage  loan, the calendar month preceding that distribution date.

      Principal  Payment  Amount--For any distribution date and each loan group, the sum of:

o     scheduled  principal payments on the mortgage loans in that loan group due on the related due date;

o     the principal portion of repurchase  proceeds received with respect to any mortgage  loan in that loan group that was  repurchased  as  permitted  or required by the pooling and servicing  agreement during the calendar month preceding the month of the distribution date; and

o     any other  unscheduled  payments of  principal  that were  received on the mortgage  loans in that loan group during the  preceding  calendar  month, other than Principal Prepayments or Liquidation Principal.

      Principal  Prepayment  Amount--For  any  distribution  date and each  loan group, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution  date and (ii) all  Non-PO  Recoveries  related  to that loan group received  during the calendar  month  preceding  the month of that  distribution date.

      Principal   Prepayments--Any   mortgagor  payment  or  other  recovery  of
principal on a mortgage  loan that is received in advance of its  scheduled  due date and is not accompanied by an amount as to interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal   Transfer   Amount--  For  each   distribution  date  and  each
Undercollateralized Group, the excess, if any, of the Class Principal Balance of the senior  certificates  (other than the Class P Certificates)  related to such
Undercollateralized  Group over the aggregate  Stated  Principal  Balance of the mortgage loans in such group (less the applicable Class P Fraction of each Class
P Mortgage Loan in such group).

      Realized Loss--With respect to any mortgage loan, the amount determined by the related servicer and evidenced by an officers'  certificate delivered to the trustee and the trust administrator,  in connection with any mortgage loan equal to:

o     for any  Liquidated  Mortgage  Loan,  the excess of its  Stated  Principal
      Balance plus interest at a rate equal to the  applicable Net Mortgage Rate from the due date as to which  interest  was last paid up to the first due date after the liquidation over Liquidation Proceeds;

o     for  any  mortgage  loan  that  has  become  the  subject  of a  Deficient
      Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal  amount as reduced in connection  with the  proceedings resulting in the Deficient Valuation; or

o     for any  mortgage  loan that has  become  the  subject  of a Debt  Service
      Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan,  assuming that the mortgagor  pays each  scheduled  monthly payment on the applicable due date and that no principal  prepayments  are received  on the  mortgage  loan,  discounted  monthly  at the  applicable mortgage rate.

                                      S-77

      Record Date--For any distribution date, the last business day of the month preceding the month of that distribution date.

      Recovery--With  respect to any Liquidated  Mortgage Loan and  distribution date, an amount received in respect of such Liquidated  Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

      Relief  Act--The  Servicemembers  Civil  Relief Act,  as amended,  and any similar state or local statute.

      Relief Act Reduction--A  reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

      Required Coupon--With respect to Group 1, 6.00% per annum. With respect to
Group 2, 6.50% per annum. With respect to Group 3, 5.50% per annum. With respect to Group 4, 6.00% per  annum.  With  respect  to Group 5, 6.50% per annum.  With respect to Group 6, 7.00% per annum.  With  respect to Group 7, 7.00% per annum.
With respect to Group 8, 7.00% per annum.

      Senior Liquidation  Amount--For any distribution date and in the aggregate for a loan  group,  for each  related  mortgage  loan that  became a  Liquidated
Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the related Senior Percentage of the Stated Principal
Balance of that mortgage loan  (exclusive of the applicable  Class P Fraction of that balance,  if that  mortgage  loan is a Class P Mortgage  Loan) and (ii) the related Senior Prepayment  Percentage of the Liquidation  Principal with respect to that mortgage loan.

      Senior  Percentage--For  any  distribution  date and each loan group,  the percentage  equivalent  of a fraction,  the  numerator of which is the aggregate
Class Principal  Balance of the classes of senior  certificates  related to such group (other than the Class P  Certificates  related to such group)  immediately prior  to that  date  and the  denominator  of  which  is the  aggregate  Stated
Principal  Balance of the mortgage loans (less the Class P Fraction of the Class
P Mortgage Loans in that loan group,  if applicable) in that group as of the due date related to such distribution date.

      In no event will the Senior Percentage for any group exceed 100%.

      Senior  Prepayment  Percentage--For  any of the Group 1, Group 2, Group 3,
Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates  and any distribution date occurring during the five years beginning on the first  distribution  date,
100%.  Thereafter,  the Senior  Prepayment  Percentage will, except as described below, be subject to gradual reduction as described in the following  paragraph.
This disproportionate allocation of unscheduled payments in respect of principal will have the effect of  accelerating  the  amortization  of the related  senior certificates  while, in the absence of Realized Losses,  increasing the interest in the aggregate  Stated Principal  Balance  evidenced by the related classes of subordinate  certificates.  Increasing the respective  interest of the Group C-B
Certificates  relative  to that of the Group 1, Group 2, Group 3, Group 4, Group
5, Group 6, Group 7, Group 8, Class A-P and Class C-P  Certificates  is intended to preserve  the  availability  of the  subordination  provided by the Group C-B
Certificates.

      Except as provided below, the Senior Prepayment  Percentage for each group and any  distribution  date  occurring on or after the fifth  anniversary of the first distribution date will be as follows:

o     for any distribution date in the first year thereafter, the related Senior
      Percentage  plus  70% of  the  related  Subordinate  Percentage  for  that distribution date;

o     for any  distribution  date in the second  year  thereafter,  the  related
      Senior Percentage plus 60% of the related Subordinate  Percentage for that distribution date;

o     for any distribution date in the third year thereafter, the related Senior
      Percentage  plus  40% of  the  related  Subordinate  Percentage  for  that distribution date;

                                      S-78

o     for any  distribution  date in the fourth  year  thereafter,  the  related
      Senior Percentage plus 20% of the related Subordinate  Percentage for that distribution date; and

o     for any distribution  date after the fourth year  thereafter,  the related
      Senior Percentage for that distribution date.

      If on any of the foregoing  distribution  dates the Senior  Percentage for any of the Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6, Group 7 or
Group  8  Certificates  exceeds  its  initial  Senior  Percentage,   the  Senior
Prepayment  Percentage for each of the Group 1, Group 2, Group 3, Group 4, Group
5, Group 6, Group 7 and Group 8  Certificates  for that  distribution  date will once again equal 100%.

      With  respect to the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6,
Group 7 and Group 8 Certificates,  in spite of the foregoing,  no reduction to a
Senior  Prepayment  Percentage as described above will occur if, as of the first distribution  date as to which that decrease  applies the outstanding  principal balance of the mortgage  loans in the related loan group  delinquent  60 days or more  (including all REO and loans in  foreclosure)  averaged over the preceding six month period,  as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized
Losses for the mortgage loans in the related loan group exceed:

o     for  the  distribution   date  on  the  fifth  anniversary  of  the  first
      distribution  date,  30% of  the  original  related  Group  C-B  Component
      Balance;

o     for  the  distribution   date  on  the  sixth  anniversary  of  the  first
      distribution  date,  35% of  the  original  related  Group  C-B  Component
      Balance;

o     for  the  distribution  date  on the  seventh  anniversary  of  the  first distribution  date,  40% of  the  original  related  Group  C-B  Component
      Balance;

o     for  the  distribution  date  on  the  eighth  anniversary  of  the  first distribution  date,  45% of  the  original  related  Group  C-B  Component
      Balance; and

o     for  the  distribution   date  on  the  ninth  anniversary  of  the  first
      distribution  date,  50% of  the  original  related  Group  C-B  Component
      Balance.

      If the Senior Prepayment Percentage for any of the Group 1, Group 2, Group
3, Group 4, Group 5, Group 6, Group 7 or Group 8  Certificates  is not permitted to reduce due to the  limitations  set forth above,  then the Senior  Prepayment
Percentage for each other group will not be reduced on such date.  However,  any such  reduction  not  permitted on the first  distribution  date as to which any decrease applies will be permitted on any subsequent  distribution date on which these criteria are satisfied.

      If on any distribution date the allocation to the senior certificates of a group of Principal  Prepayments  and other  amounts in the  percentage  required above  would  reduce  the  aggregate  Class  Principal  Balance  of  the  senior certificates of that group below zero, the related Senior Prepayment  Percentage for that distribution date will be limited to the percentage necessary to reduce the Class Principal Balance of the senior certificates of that group to zero.

      Senior Principal  Distribution  Amount--For any distribution date and each loan group, the sum of:

o     the related  Senior  Percentage of the Principal  Payment  Amount for such loan group (exclusive of the portion  attributable to the applicable Class
      P Principal Distribution Amount);

o     the related  Senior  Prepayment  Percentage  of the  Principal  Prepayment
      Amount for such loan group  (exclusive of any portion  attributable to the applicable Class P Principal Distribution Amount); and

                                      S-79

o     the Senior Liquidation Amount for such loan group.

      Special  Hazard  Loss--With  respect to a loan group, a Realized Loss on a mortgage  loan in that loan group  attributable  to damage or a direct  physical loss suffered by a mortgaged  property  (including  any Realized Loss due to the presence or suspected  presence of hazardous wastes or substances on a mortgaged property)  other than any such  damage or loss  covered by a hazard  policy or a flood  insurance  policy  required to be maintained in respect of such mortgaged property  under the pooling and  servicing  agreement  or any loss due to normal wear and tear or certain other causes.

      Special  Hazard  Loss  Coverage  Amount--The  aggregate  amount of Special
Hazard Losses that are allocated solely to the Group C-B Certificates, initially approximately $6,307,885.13.

      Stated  Principal  Balance--As  to any mortgage loan in any loan group and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after  application of all scheduled  principal  payments due on or before  such  cut-off  date,  whether or not  received,  reduced by all  amounts allocable to principal  that have been  distributed to  certificateholders  with respect to that  mortgage loan on or before that date of  determination,  and as further  reduced to the extent that any Realized  Loss on that mortgage loan has been allocated to one or more classes of  certificates on or before that date of determination.

      Stepdown  Percentage--For any distribution date, the percentage  indicated
below:

       DISTRIBUTION DATE OCCURRING IN              STEPDOWN PERCENTAGE
       ------------------------------              -------------------
        May 2006 through April 2011                       0%
        May 2011 through April 2012                       30%
        May 2012 through April 2013                       40%
        May 2013 through April 2014                       60%
        May 2014 through April 2015                       80%
        May 2015 and thereafter                          100%

      Stripped  Interest  Rate--For each Premium Rate Mortgage Loan and any loan group,  the  excess of the Net  Mortgage  Rate for that  mortgage  loan over the
Required Coupon for that loan group.

      Subordinate  Liquidation  Amount--For any distribution  date and each loan group,  the  excess,  if any, of the  aggregate  Liquidation  Principal  for all mortgage loans related to that loan group that became Liquidated  Mortgage Loans during the calendar month preceding the month of that distribution date over the related Senior Liquidation Amount for that distribution date.

      Subordinate  Percentage--For  any distribution  date and a loan group, the excess of 100% over the related Senior Percentage for that date.

      Subordinate  Prepayment  Percentage--For  any distribution date and a loan group, the excess of 100% over the related Senior Prepayment Percentage for that distribution  date;  provided,  however,  that if the aggregate  Class Principal
Balance of the related senior  certificates (other than the Class P Certificates related to such loan  group) is reduced to zero,  then the  related  Subordinate
Prepayment Percentage will equal 100%.

      Subordination  Level--On any distribution  date for any class of Group C-B
Certificates, the percentage obtained by dividing the sum of the Class Principal
Balances of all classes of Group C-B Certificates  that are subordinate in right of payment to that class by the aggregate Class Principal Balance of all classes of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class
A-P,  Class C-P and Group C-B  Certificates  as of the last day of the preceding calendar month.

                                      S-80

Priority of Distributions

      (a) With  respect  to the Group 1,  Class A-P and Class A-X  Certificates,
before the related Credit Support Depletion Date, to the extent of the Available
Funds for the group 1 mortgage loans for that distribution date:

            (i)   first,  to the Class A-P  Certificates,  the Class P Principal
                  Distribution Amount for loan group 1;

            (ii)  second,   concurrently,   to  the   Group  1  and   Class  A-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class A-X Certificates pursuant to this paragraph (a)(ii), only the portion of the Class A-X Notional Amount derived from the group 1  mortgage  loans will be used to  calculate  these distributions; and

            (iii) third, to the Group 1 Certificates,  as principal,  the Senior
                  Principal  Distribution  Amount  for loan group 1 in the order
                  described   in    "--Distributions   of   Principal--Group   1
                  Certificate    Principal    Distributions--Senior    Principal
                  Distribution  Amount  for  Loan  Group  1" in this  prospectus supplement.

      (b) With  respect  to the Group 2 and Class A-X  Certificates,  before the related Credit Support  Depletion Date, to the extent of the Available Funds for the group 2 mortgage loans for that distribution date:

            (i)   first,   concurrently,   to  the   Group  2  and   Class   A-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class A-X Certificates  pursuant to this paragraph (b)(i), only the portion of the Class A-X Notional Amount derived from the group 2  mortgage  loans will be used to  calculate  these distributions; and

            (ii)  second, to the Group 2 Certificates,  as principal, the Senior
                  Principal  Distribution  Amount  for loan group 2 in the order
                  described   in    "--Distributions   of   Principal--Group   2
                  Certificate    Principal    Distributions--Senior    Principal
                  Distribution  Amount  for  Loan  Group  2" in this  prospectus supplement.

      (c) With  respect  to the Group 3,  Class C-P and Class C-X  Certificates,
before the related Credit Support Depletion Date, to the extent of the Available
Funds for the group 3 mortgage loans for that distribution date:

            (i)   first,  to the Class C-P  Certificates,  the Class P Principal
                  Distribution Amount for loan group 3;

            (ii)  second,   concurrently,   to  the   Group  3  and   Class  C-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  and

            (iii) third, to the Group 3 Certificates,  as principal,  the Senior
                  Principal  Distribution  Amount  for loan group 3 in the order described in "--Distribution of Principal--Group 3 Certificate
                  Principal  Distributions--Senior Principal Distribution Amount
                  for Loan Group 3" in this prospectus supplement.

      (d) With  respect  to the Group 4,  Class A-P and Class D-X  Certificates,
before the related Credit Support Depletion Date, to the extent of the Available
Funds for the group 4 mortgage loans for that distribution date:

            (i)   first,  to the Class A-P  Certificates,  the Class P Principal
                  Distribution Amount for loan group 4;

            (ii)  second,   concurrently,   to  the   Group  4  and   Class  D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates

                                      S-81

                  pursuant to this  paragraph  (d)(ii),  only the portion of the
                  Class D-X  Notional  Amount  derived from the group 4 mortgage loans will be used to calculate these distributions; and

            (iii) third, to the Group 4 Certificates,  as principal,  the Senior
                  Principal  Distribution  Amount  for loan group 4 in the order
                  described   in    "--Distributions   of   Principal--Group   4
                  Certificate    Principal    Distributions--Senior    Principal
                  Distribution  Amount  for  Loan  Group  4" in this  prospectus supplement.

      (e) With  respect  to the Group 5 and Class D-X  Certificates,  before the related Credit Support  Depletion Date, to the extent of the Available Funds for the group 5 mortgage loans for that distribution date:

            (i)   first,   concurrently,   to  the   Group  5  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates  pursuant to this paragraph (e)(i), only the portion of the Class D-X Notional Amount derived from the group 5  mortgage  loans will be used to  calculate  these distributions; and

            (ii)  second, to the Group 5 Certificates,  as principal, the Senior
                  Principal  Distribution  Amount for loan group 5, in the order described in "Distributions of  Principal--Group 5 Certificate
                  Principal  Distributions--Senior Principal Distribution Amount
                  for Loan Group 5" in this prospectus supplement.

      (f) With  respect  to the Group 6 and Class D-X  Certificates,  before the related Credit Support  Depletion Date, to the extent of the Available Funds for the group 6 mortgage loans for that distribution date:

            (i)   first,   concurrently,   to  the   Group  6  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates  pursuant to this paragraph (f)(i), only the portion of the Class D-X Notional Amount derived from the group 6  mortgage  loans will be used to  calculate  these distributions; and

            (ii)  second, to the Group 6 Certificates,  as principal, the Senior
                  Principal  Distribution  Amount  for loan group 6 in the order
                  described   in    "--Distributions   of   Principal--Group   6
                  Certificate    Principal    Distributions--Senior    Principal
                  Distribution  Amount  for  Loan  Group  6" in this  prospectus supplement.

      (g) With  respect  to the Group 7 and Class D-X  Certificates,  before the related Credit Support  Depletion Date, to the extent of the Available Funds for the group 7 mortgage loans for that distribution date:

            (i)   first,   concurrently,   to  the   Group  7  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates  pursuant to this paragraph (g)(i), only the portion of the Class D-X Notional Amount derived from the group 7  mortgage  loans will be used to  calculate  these distributions; and

            (ii)  second, to the Group 7 Certificates entitled to principal,  as principal,  the Senior Principal  Distribution Amount for loan
                  group  7  in  the  order  described  in   "--Distributions  of
                  Principal--Group 7 Certificate Principal Distributions--Senior
                  Principal  Distribution  Amount  for  Loan  Group  7" in  this prospectus supplement.

      (h) With  respect  to the Group 8 and Class D-X  Certificates,  before the related Credit Support  Depletion Date, to the extent of the Available Funds for the group 8 mortgage loans for that distribution date:

            (i)   first,   concurrently,   to  the   Group  8  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates pursuant to this

                                      S-82

                  paragraph  (h)(i),  only the portion of the Class D-X Notional
                  Amount derived from the group 8 mortgage loans will be used to calculate these distributions; and

            (ii)  second, to the Group 8 Certificates entitled to principal,  as principal,  the Senior Principal  Distribution Amount for loan
                  group  8  in  the  order  described  in   "--Distributions  of
                  Principal--Group 8 Certificate Principal Distributions--Senior
                  Principal  Distribution  Amount  for  Loan  Group  8" in  this prospectus supplement.

      (i) Before the related Credit Support Depletion Date, to the extent of the
Available Funds remaining after the payments described in paragraphs (a) through
(h) above and further subject to any payments being made to certain certificates
of  other   groups   as   described   in  this   prospectus   supplement   under
"--Cross-Collateralization":

            (i)   first, concurrently,

                  (a)   to the Class A-P  Certificates,  first, to the extent of
                        PO  Recoveries  for loan  group 1,  and  second,  to the
                        extent of amounts  otherwise  available to pay the Group
                        C-B Principal  Distribution  Amount on that distribution
                        date, the sum of (x) principal in an amount equal to the
                        applicable  Class P  Fraction  of any  loss on a Class P
                        Mortgage  Loan in loan group 1 incurred in the  previous
                        calendar  month  (other than an Excess Loss) and (y) the
                        sum  of  the  amounts,  if  any,  by  which  the  amount
                        described in subclause  (x) of this clause  (i)(i)(a) on
                        each  prior   distribution   date  exceeded  the  amount
                        actually  distributed on those prior  distribution dates
                        and not  subsequently  distributed;  provided,  however,
                        that  any  amounts  distributed  in  respect  of  losses
                        pursuant to this  paragraph  (i)(i)(a)  will not cause a
                        further  reduction in the Class Principal Balance of the
                        Class A-P Certificates;

                  (b)   to the Class A-P  Certificates,  first, to the extent of
                        PO  Recoveries  for loan  group 4,  and  second,  to the
                        extent of amounts  otherwise  available to pay the Group
                        C-B Principal  Distribution  Amount on that distribution
                        date, the sum of (x) principal in an amount equal to the
                        applicable  Class P  Fraction  of any  loss on a Class P
                        Mortgage  Loan in loan group 4 incurred in the  previous
                        calendar  month  (other than an Excess Loss) and (y) the
                        sum  of  the  amounts,  if  any,  by  which  the  amount
                        described in subclause  (x) of this clause  (i)(i)(b) on
                        each  prior   distribution   date  exceeded  the  amount
                        actually  distributed on those prior  distribution dates
                        and not  subsequently  distributed;  provided,  however,
                        that  any  amounts  distributed  in  respect  of  losses
                        pursuant to this  paragraph  (i)(i)(b)  will not cause a
                        further  reduction in the Class Principal Balance of the
                        Class A-P Certificates; and

                  (c)   to the Class C-P  Certificates,  first, to the extent of
                        PO  Recoveries  for loan  group 3,  and  second,  to the
                        extent of amounts  otherwise  available to pay the Group
                        C-B Principal  Distribution  Amount on that distribution
                        date, the sum of (x) principal in an amount equal to the
                        applicable  Class P  Fraction  of any  loss on a Class P
                        Mortgage  Loan in loan group 3 incurred in the  previous
                        calendar  month  (other than an Excess Loss) and (y) the
                        sum  of  the  amounts,  if  any,  by  which  the  amount
                        described in subclause  (x) of this clause  (i)(i)(c) on
                        each  prior   distribution   date  exceeded  the  amount
                        actually  distributed on those prior  distribution dates
                        and not  subsequently  distributed;  provided,  however,
                        that  any  amounts  distributed  in  respect  of  losses
                        pursuant to this  paragraph  (i)(i)(c)  will not cause a
                        further  reduction in the Class Principal Balance of the
                        Class C-P Certificates;

            (ii)  second, to each class of Group C-B Certificates,  interest and
                  then   principal  in   increasing   order  of   alphanumerical
                  designation,  with both interest and  principal  being paid to one class before any payments are made to the next class;

            (iii) third,  to the Class C-B-1,  Class C-B-2,  Class C-B-3,  Class
                  C-B-4,  Class  C-B-5 and  Class  C-B-6  Certificates,  in that order,  up  to  an  amount  of  unreimbursed  Realized  Losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to

                                      S-83

                  this paragraph  (i)(iii) will not cause a further reduction in
                  the  Class  Principal   Balances  of  any  of  the  Group  C-B
                  Certificates; and

            (iv)  fourth, to the Class AR Certificates,  the remainder (which is expected to be zero) of all such Available Funds.

      Notwithstanding paragraph (i) above, on any distribution date on which the
Subordination  Level for any class of Group  C-B  Certificates  is less than the
Subordination  Level as of the closing  date,  Principal  Prepayments  otherwise allocable to the class or classes of the Group C-B  Certificates  junior to such class will be  allocated  to that class and to any class or classes of Group C-B
Certificates  senior to that class,  pro rata  according to the Class  Principal
Balances of those classes.

      (j) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 1 mortgage loans  will be made  with  respect  to the  Group 1,  Class  A-P and  Class  A-X
Certificates as follows:

            (i)   first,  to the Class A-P  Certificates,  the Class P Principal
                  Distribution Amount for loan group 1;

            (ii)  second,   concurrently,   to  the   Group  1  and   Class  A-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class A-X Certificates pursuant to this paragraph (j)(ii), only the portion of the Class A-X Notional Amount derived from the group 1  mortgage  loans will be used to  calculate  these distributions;

            (iii) third, to the Group 1 Certificates entitled to principal,  pro rata based on Class  Principal  Balances,  as  principal,  the
                  Senior Principal  Distribution  Amount for loan group 1, until their respective Class Principal Balances are reduced to zero;
                  and

            (iv)  fourth,  after any payments to certain Group 2, Group 3, Group
                  4,  Group 5,  Group 6,  Group 7 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

      (k) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 2 mortgage loans  will be made  with  respect  to the  Group  2,  Class  A-X and  Class  AR
Certificates as follows:

            (i)   first,   concurrently,   to  the   Group  2  and   Class   A-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class A-X Certificates  pursuant to this paragraph (k)(i), only the portion of the Class A-X Notional Amount derived from the group 2  mortgage  loans will be used to  calculate  these distributions;

            (ii)  second,  to the Class 2-A-1  Certificates,  as principal,  the
                  Senior Principal  Distribution  Amount for loan group 2, until its Class Principal Balance is reduced to zero; and

            (iii) third,  after any payments to certain  Group 1, Group 3, Group
                  4,  Group 5,  Group 6,  Group 7 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

      (l) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 3 mortgage loans will be made with  respect to the Group 3, Class C-P,  Class C-X and Class
AR Certificates as follows:

            (i)   first,  to the Class C-P  Certificates,  the Class P Principal
                  Distribution Amount for loan group 3;

                                      S-84

            (ii)  second,   concurrently,   to  the   Group  3  and   Class  C-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions of Interest" in this prospectus supplement;

            (iii) third,  to the Class 3-A-1  Certificates,  as  principal,  the
                  Senior Principal  Distribution  Amount for loan group 3, until its Class Principal Balance is reduced to zero; and

            (iv)  fourth,  after any payments to certain Group 1, Group 2, Group
                  4,  Group 5,  Group 6,  Group 7 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

      (m) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 4 mortgage loans will be made with  respect to the Group 4, Class A-P,  Class D-X and Class
AR Certificates as follows:

            (i)   first,  to the Class A-P  Certificates,  the Class P Principal
                  Balance Amount for loan group 4;

            (ii)  second,   concurrently,   to  the   Group  4  and   Class  D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates pursuant to this paragraph (m)(ii), only the portion of the Class D-X Notional Amount derived from the group 4  mortgage  loans will be used to  calculate  these distributions;

            (iii) third,  to the Class 4-A-1  Certificates,  as  principal,  the
                  Senior Principal  Distribution  Amount for loan group 4, until its Class Principal Balance is reduced to zero; and

            (iv)  fourth,  after any payments to certain Group 1, Group 2, Group
                  3,  Group 5,  Group 6,  Group 7 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

      (n) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 5 mortgage loans  will be made  with  respect  to the  Group  5,  Class  D-X and  Class  AR
Certificates as follows:

            (i)   first,   concurrently,   to  the   Group  5  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates  pursuant to this paragraph (n)(i), only the portion of the Class D-X Notional Amount derived from the group 5  mortgage  loans will be used to  calculate  these distributions;

            (ii)  second,  to the Class 5-A-1  Certificates,  as principal,  the
                  Senior Principal  Distribution  Amount for loan group 5, until their respective  Class Principal  Balance is reduced to zero;
                  and

            (iii) third,  after any payments to certain  Group 1, Group 2, Group
                  3,  Group 4,  Group 6,  Group 7 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization--,"  to the Class AR  Certificates,
                  the  remainder  (which  is  expected  to be  zero) of all such
                  Available Funds.

      (o) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 6 mortgage loans  will be made  with  respect  to the  Group  6,  Class  D-X and  Class  AR
Certificates as follows:

            (i)   first, concurrently, to the Group 6 Certificates and Class D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates

                                      S-85

                  pursuant  to this  paragraph  (o)(i),  only the portion of the
                  Class D-X  Notional  Amount  derived from the group 6 mortgage loans will be used to calculate these distributions;

            (ii)  second,  to the Class 6-A-1  Certificates,  as principal,  the
                  Senior Principal  Distribution  Amount for loan group 6, until its Class Principal Balance is reduced to zero; and

            (iii) third,  after any payments to certain  Group 1, Group 2, Group
                  3,  Group 4,  Group 5,  Group 7 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

      (p) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 7 mortgage loans  will be made  with  respect  to the  Group  7,  Class  D-X and  Class  AR
Certificates as follows:

            (i)   first,   concurrently,   to  the   Group  7  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates  pursuant to this paragraph (p)(i), only the portion of the Class D-X Notional Amount derived from the group 7  mortgage  loans will be used to  calculate  these distributions;

            (ii)  second,  to the Group 7 Certificates,  pro rata based on Class
                  Principal  Balances,   as  principal,   the  Senior  Principal
                  Distribution  Amount for loan group 7, until their  respective
                  Class Principal Balances are reduced to zero; and

            (iii) third,  after any payments to certain  Group 1, Group 2, Group
                  3,  Group 4,  Group 5,  Group 6 and Group 8  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

      (q) On each  distribution  date on or after  the  related  Credit  Support
Depletion  Date,  distributions  of the Available Funds for the group 8 mortgage loans  will be made  with  respect  to the  Group  8,  Class  D-X and  Class  AR
Certificates as follows:

            (i)   first,   concurrently,   to  the   Group  8  and   Class   D-X
                  Certificates,  accrued  and unpaid  interest as  described  in
                  "--Distributions  of Interest" in this prospectus  supplement;
                  provided,  however,  that for the purpose of  distributions to the Class D-X Certificates  pursuant to this paragraph (q)(i), only the portion of the Class D-X Notional Amount derived from the group 8  mortgage  loans will be used to  calculate  these distributions;

            (ii)  second,  to the Class 8-A-1  Certificates,  as principal,  the
                  Senior Principal  Distribution  Amount for loan group 8, until its Class Principal Balance is reduced to zero; and

            (iii) third,  after any payments to certain  Group 1, Group 2, Group
                  3,  Group 4,  Group 5,  Group 6 and Group 7  Certificates,  as
                  described    in    this    prospectus     supplement     under
                  "--Cross-Collateralization," to the Class AR Certificates, the
                  remainder (which is expected to be zero) of all such Available
                  Funds.

Distributions of Interest

      The pass-through  rates for the certificates are described in the table on pages S-7 and S-8 of this prospectus supplement and in the notes to that table.

      The  pass-through  rate on the Group C-B  Certificates  will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of, for each loan group, the product of (x) the Required Coupon for such

                                      S-86

loan  group  and (y) the  Group  C-B  Component  Balance  for  such  loan  group immediately prior to such distribution date, divided by (b) the aggregate of the
Group C-B  Component  Balances  for all loan  groups  immediately  prior to such distribution  date.  The  initial  pass-through  rate on each class of Group C-B
Certificates will be approximately 6.377% per annum.

      With respect to each class of certificates and each distribution  date, an amount of  interest  will accrue on each such class of  certificates,  generally equal to 1/12th of the applicable pass-through rate for that class multiplied by
the  related  Class  Principal   Balance  or  notional  amount,  as  applicable,
immediately prior to that distribution  date.  Interest to be distributed on the certificates  on any  distribution  date will  consist  of  accrued  and  unpaid interest as of  previous  distribution  dates and  interest  accrued  during the applicable Accrual Period. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day months.

      The   interest   entitlement   described   above   for   each   class   of
interest-bearing  certificates  will  be  reduced  by  Net  Interest  Shortfalls experienced by the mortgage loans in the related loan group (or, with respect to the Group C-B,  Class A-X and Class D-X  Certificates,  loan  groups),  for that
distribution  date.  Net  Interest   Shortfalls  for  each  loan  group  on  any
distribution  date  will be  allocated  pro  rata  among  all  such  classes  of certificates related to such loan group, based on the amount of interest each of those  classes of  certificates  would  otherwise be entitled to receive on that distribution  date from such loan group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls.  The amount the Class A-X and Class D-X  Certificates  would  otherwise  be entitled  to receive  from the mortgage loans in a loan group before taking into account such reduction will be based on the  amount  of  interest  accruing  on the  portion  of the  Class A-X
Notional Amount or Class D-X Notional  Amount derived from that loan group.  The amount a class of Group C-B Certificates  would otherwise be entitled to receive from the  mortgage  loans in a loan group  before  taking into  account any such reduction  will be based on the  amount of  interest  accruing  at the  Required
Coupon for that group, on that class's  proportionate  share, based on the Class
Principal  Balance,  of  the  related  Group  C-B  Component  Balance  for  that distribution date. The Class A-P and Class C-P Certificates will not be entitled to receive any distributions of interest.

Distributions of Principal

General

      On each distribution date,  holders of certificates  entitled to principal distributions will be entitled to receive principal distributions from the funds available  therefor  to the  extent  and  in  the  priority  described  in  this prospectus  supplement.  See " --Priority of  Distributions"  in this prospectus supplement.  The Group 1,  Group 2,  Group 3, Group 4, Group 5, Group 6, Group 7
and Group 8  Certificates  generally will receive  principal  collected from the group 1,  group 2,  group 3,  group 4,  group 5,  group 6,  group 7 and  group 8 mortgage loans, respectively.  The Group C-B Certificates will receive principal collected  from all of the  mortgage  loans.  The  Class A-P  Certificates  will receive  principal  collected from the group 1 and group 4 mortgage  loans.  The
Class  C-P  Certificates  will  receive  principal  collected  from the  group 3 mortgage loans. The Interest Only  Certificates  will not be entitled to receive any distributions of principal.

Group 1 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 1

      On each  distribution  date, the Class A-P  Certificates  will receive the
Class P  Principal  Distribution  Amount for loan group 1 for that  distribution date  from the  Available  Funds of the  group 1  mortgage  loans.  The  Class P
Principal  Distribution Amount for loan group 1 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 1

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 1 for that distribution date will be distributed, sequentially, as follows:

      (I)   first,  to the Class AR  Certificates,  until  its  Class  Principal
            Balance is reduced to zero; and

                                      S-87

      (II)  second, concurrently, as follows:

            (A)   approximately 50.9069599437%, to the Class 1-A-5 Certificates,
                  until its Class Principal Balance is reduced to zero; and

            (B)   approximately 49.0930400563%, sequentially, as follows:

                  (1)   first,  to the  Class  1-A-4  Certificates,  the Group 1
                        Priority Amount for that  distribution  date,  until its
                        Class Principal Balance is reduced to zero;

                  (2)   second,  beginning on the  distribution  date in October
                        2007,  the lesser of (x) 99.99% of the amount  available
                        pursuant to this clause (II)(B)(2) and (y) $323,354,  to
                        the Class 1-A-2 Certificates,  until its Class Principal
                        Balance is reduced to zero;

                  (3)   third,  sequentially,  to the Class 1-A-1,  Class 1-A-2,
                        Class 1-A-3 and Class 1-A-4 Certificates, in that order,
                        until their  respective  Class  Principal  Balances  are
                        reduced to zero.

Group 2 Certificate Principal Distributions

      Senior Principal Distribution Amount for Loan Group 2

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 2 for that distribution date will be  distributed  to the Class  2-A-1  Certificates,  until  its Class  Principal
Balance is reduced to zero.

Group 3 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 3

      On each  distribution  date, the Class C-P  Certificates  will receive the
Class P  Principal  Distribution  Amount for loan group 3 for that  distribution date  from the  Available  Funds of the  group 3  mortgage  loans.  The  Class P
Principal  Distribution Amount for loan group 3 will be paid in the priority set forth above under "--Priority of Distributions."

      Senior Principal Distribution Amount for Loan Group 3

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 3 for that distribution date will be  distributed  to the Class  3-A-1  Certificates,  until  its Class  Principal
Balance is reduced to zero.

Group 4 Certificate Principal Distributions

      Class P Principal Distribution Amount for Loan Group 4

      On each  distribution  date, the Class A-P  Certificates  will receive the
Class P  Principal  Distribution  Amount for loan group 4 for that  distribution date  from the  Available  Funds of the  group 4  mortgage  loans.  The  Class P
Principal  Distribution Amount for loan group 4 will be paid in the priority set forth above under "--Priority of Distributions."

                                      S-88

      Senior Principal Distribution Amount for Loan Group 4

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 4 for that distribution date will be  distributed  to the Class  4-A-1  Certificates,  until  its Class  Principal
Balance is reduced to zero.

Group 5 Certificate Principal Distributions

      Senior Principal Distribution Amount for Loan Group 5

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 5 for that distribution date will be  distributed  to the Class  5-A-1  Certificates,  until  its Class  Principal
Balance is reduced to zero.

Group 6 Certificate Principal Distributions

      Senior Principal Distribution Amount for Loan Group 6

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 6 for that distribution date will be  distributed  to the Class  6-A-1  Certificates,  until  its Class  Principal
Balance is reduced to zero.

Group 7 Certificate Principal Distributions

      Senior Principal Distribution Amount for Loan Group 7

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 7 for that distribution date will be distributed to the Class 7-A-1 and Class 7-A-2  Certificates,  pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

Group 8 Certificate Principal Distributions

      Senior Principal Distribution Amount for Loan Group 8

      On each  distribution  date,  an  amount up to the  amount  of the  Senior
Principal  Distribution  Amount for loan group 8 for that distribution date will be distributed to the Class 8-A-1 Certificates until its Class Principal Balance is reduced to zero.

Group C-B Principal Distribution Amount

      On each  distribution  date,  an amount up to the  amount of the Group C-B
Principal  Distribution Amount for that distribution date will be distributed as principal, to the Group C-B Certificates,  in accordance with the priorities set forth  above in  "--Priority  of  Distributions"  and to the  extent of  amounts available  therefore.  On each  distribution  date,  each  class  of  Group  C-B
Certificates will be entitled to receive (except on distribution  dates on which the Subordination Level for any class of the Group C-B Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective  Class  Principal  Balance,  of the Group C-B Principal  Distribution
Amount. Distributions of principal of the Group C-B Certificates will be made on each distribution date sequentially in the order of their  alphanumerical  class designation,  beginning with the Class C-B-1  Certificates,  until each class of
Group C-B  Certificates  has received its respective pro rata share of the Group
C-B  Principal  Distribution  Amount for that  distribution  date.  The order of alphanumerical  designation of the Group C-B  Certificates is as follows:  Class
C-B-1,  Class C-B-2,  Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6. See
"--Priority of Distributions" in this prospectus supplement.

                                      S-89

Allocation of Losses

      On each distribution date, the applicable Class P Fraction of any Realized
Loss,  including  any Excess Loss, on a Class P Mortgage Loan in loan group 1 or loan group 4 will be  allocated to the Class A-P  Certificates,  until its Class
Principal Balance is reduced to zero, and the applicable Class P Fraction of any
Realized  Loss,  including  any Excess Loss,  on a Class P Mortgage Loan in loan group 3 will be  allocated  to the  Class  C-P  Certificates,  until  its  Class
Principal  Balance is reduced to zero. To the extent funds are available on that distribution date or on any future  distribution date from related PO Recoveries or  amounts  that  would  otherwise  be  allocable  to the Group  C-B  Principal
Distribution  Amount for the Group C-B Certificates,  Class A-P Deferred Amounts
will be paid on the Class A-P  Certificates  and Class C-P Deferred Amounts will be paid on the Class C-P  Certificates,  prior to distributions on the Group C-B
Certificates.  See "--Priority of Distributions" in this prospectus  supplement.
Any  distribution  of Class A-P Deferred  Amounts or Class C-P Deferred  Amounts
will  not  further  reduce  the  Class  Principal   Balance  of  the  Class  A-P
Certificates  or Class C-P  Certificates,  respectively.  The Class A-P Deferred
Amounts and the Class C-P  Deferred  Amounts will not bear  interest.  The Class
Principal  Balance of the class of Group C-B Certificates  then outstanding with the highest  alphanumerical  class  designation will be reduced by the amount of any  payments in respect of Class A-P  Deferred  Amounts and Class C-P  Deferred
Amounts to the extent such  payments  come from amounts that would  otherwise be allocable  to the  Group C-B  Principal  Distribution  Amount  for the Group C-B
Certificates.  After the related Credit Support Depletion Date, no new Class A-P
Deferred  Amounts or Class C-P  Deferred  Amounts will be created or paid to the
Class A-P  Certificates or Class C-P  Certificates,  respectively,  from amounts that would otherwise be allocable to the Group C-B Principal Distribution Amount for the Group C-B Certificates.

      Credit  enhancement  for the Group 1,  Group 2, Group 3, Group 4, Group 5,
Group 6, Group 7, Group 8, Class A-X,  Class C-X, Class D-X, Class A-P and Class
C-P  Certificates  includes the  subordination of the Group C-B Certificates and the priority of application of Realized Losses.  The Group C-B Certificates will be subordinate in right of payment to and provide credit support to the Group 1,
Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class A-X,  Class
C-X, Class D-X, Class A-P and Class C-P  Certificates to the extent described in this prospectus  supplement.  The support provided by the Group C-B Certificates is intended to enhance the  likelihood of regular  receipt of the full amount of the monthly  distributions  of interest and principal to which they are entitled and to afford the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7,
Group 8, Class A-X, Class C-X,  Class D-X, Class A-P and Class C-P  Certificates
protection against certain losses.

      As of the closing date, the aggregate Class Principal Balance of the Group
C-B Certificates  will equal  approximately  6.50% of the aggregate Cut-off Date
Principal  Balance of the  mortgage  loans.  As of the closing  date,  the Class
Principal   Balance  of  each  class  of  Group  C-B  Certificates   will  equal
approximately  the  percentage  listed  below  of  the  aggregate  Cut-off  Date
Principal Balance of the mortgage loans.

               Class C-B-1...................       2.90%
               Class C-B-2...................       1.20%
               Class C-B-3...................       0.70%
               Class C-B-4...................       0.70%
               Class C-B-5...................       0.60%
               Class C-B-6...................       0.40%

      Any  Realized  Loss  with  respect  to a  mortgage  loan,  other  than the applicable  Class P Fraction of the Realized  Loss on a Class P Mortgage Loan in
loan group 1, loan group 3 or loan group 4 and Excess Losses,  will be allocated among the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8
and Group C-B Certificates as follows:

                                      S-90

            (a)   first,  to the  Class  C-B-6  Certificates,  until  its  Class
                  Principal Balance is reduced to zero;

            (b)   second,  to the  Class  C-B-5  Certificates,  until  its Class
                  Principal Balance is reduced to zero;

            (c)   third,  to the  Class  C-B-4  Certificates,  until  its  Class
                  Principal Balance is reduced to zero;

            (d)   fourth,  to the  Class  C-B-3  Certificates,  until  its Class
                  Principal Balance is reduced to zero;

            (e)   fifth,  to the  Class  C-B-2  Certificates,  until  its  Class
                  Principal Balance is reduced to zero;

            (f)   sixth,  to the  Class  C-B-1  Certificates,  until  its  Class
                  Principal Balance is reduced to zero; and

            (g)   seventh, to the senior certificates of the related loan group, other than the Class P and the Interest Only Certificates, pro rata,  according  to, and in reduction  of,  their  respective
                  Class  Principal  Balances;  provided  however,  that Realized
                  Losses  which would  otherwise be allocated to the Class 7-A-1
                  Certificates,  will  instead be  allocated  to the Class 7-A-2
                  Certificates,  until the Class Principal  Balance of the Class
                  7-A-2 Certificates is reduced to zero.

      Investors  in the Class 7-A-2  Certificates  should be aware that,  on any
Distribution  Date,  certain  losses  which would  otherwise be allocated to the
Class  7-A-1  Certificates,  will  instead  be  allocated  to  the  Class  7-A-2
Certificates,  until the Class Principal Balance of the Class 7-A-2 Certificates
is reduced to zero.

      On each distribution  date, Excess Losses with respect to a mortgage loan, other  than the  applicable  Class P Fraction  of the  Excess  Loss on a Class P
Mortgage  Loan in loan group 1, loan group 3 or loan group 4, will be  allocated pro rata among the classes of Group 1, Group 2, Group 3, Group 4, Group 5, Group
6, Group 7 and Group 8 Certificates,  other than the Class A-P Certificates, the
Class  C-P  Certificates,  the  Interest  Only  Certificates  and the  Group C-B
Certificates, based on their respective Class Principal Balances.

      On each  distribution  date, if the sum of the aggregate  Class  Principal
Balance of all  classes of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6,
Group 7, Group 8, Group C-B,  Class A-P and Class C-P  Certificates  exceeds the aggregate Stated Principal  Balance of the mortgage loans after giving effect to
distributions   of  principal  and  the   allocation  of  all  losses  to  these
certificates on that  distribution  date, that excess will be deemed a principal loss and will be allocated  to the most junior  class of Group C-B  Certificates then outstanding.

      Investors  in the Group 1,  Group 2,  Group 3,  Group 4, Group 5, Group 6,
Group 7,  Group 8,  Class A-X,  Class  C-X,  Class D-X,  Class A-P and Class C-P
Certificates should be aware that, because the Group C-B Certificates  represent interests  in loan group 1, loan group 2, loan group 3, loan group 4, loan group
5, loan group 6, loan group 7 and loan group 8, the Class Principal  Balances of the  Group  C-B  Certificates  could  be  reduced  to  zero  as  a  result  of a disproportionate amount of Realized Losses on the mortgage loans in any of these loan groups. Therefore,  notwithstanding that Realized Losses, other than Excess
Losses,  on the  mortgage  loans in each loan group may only be allocated to the related senior  certificates,  the allocation to the Group C-B  Certificates  of
Realized  Losses on the  mortgage  loans in one loan  group  will  increase  the likelihood  that losses may be allocated to the senior  certificates  related to the other loan groups.

      The Group C-B Certificates will provide limited  protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $6,307,885.13, the "Special
Hazard Loss  Coverage  Amount"),  (ii)  Bankruptcy  Losses in an initial  amount expected to be up to  approximately  $239,144.21,  the "Bankruptcy Loss Coverage
Amount")  and (iii)  Fraud  Losses in an  initial  amount  expected  to be up to approximately  $12,637,912.95 in year one and $6,318,956.48 in years two to five after the cut-off date, the "Fraud Loss Coverage Amount").

      The Fraud Loss Coverage Amount will be reduced,  from time to time, by the amount of Fraud Losses allocated to the Group C-B Certificates. In addition, (a)
on each  anniversary  prior to the fifth  anniversary  of the cut-off date,  the
Fraud Loss  Coverage  Amount  will be  reduced to an amount  equal to (i) on the first  anniversary  of the cut-off  date,  the lesser of (A) 2.0% of the current aggregate principal balance of the mortgage loans and (B) the

                                      S-91

excess  of the  Fraud  Loss  Coverage  Amount  as of the  cut-off  date over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates  since the cut-off date and (ii) on the second,  third and fourth  anniversaries of the cut-off date, the lesser of (A) 1.0% of the current aggregate  principal balance of the mortgage loans and (B) the excess of the Fraud Loss Coverage Amount as of the  preceding  anniversary  of the cut-off date over the  cumulative  amount of
Fraud  Losses  allocated  to the Group C-B  Certificates  since  such  preceding anniversary and (b) on the fifth anniversary of the cut-off date, to zero.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

      The Special  Hazard  Loss  Coverage  Amount will be reduced,  from time to time, to an amount equal on any distribution date to the lesser of:

      (i)   the greatest of:

            o     1% of the aggregate of the principal  balances of the mortgage loans,

            o     twice the principal balance of the largest mortgage loan,

            o     the aggregate  principal balance of the mortgage loans secured by  mortgaged  properties  located  in the  single  California postal zip code area  having the highest  aggregate  principal balance of any such zip code area, and

      (ii)  the Special Hazard  Coverage  Amount as of the closing date less the amount,  if any, of Special Hazard Losses allocated to the Group C-B
            Certificates since the closing date.

      The amount of coverage  provided by the Group C-B Certificates for Special
Hazard  Losses,  Bankruptcy  Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered,  provided that the then current ratings of the certificates  assigned by the applicable  rating agencies are not adversely affected thereby. In addition,  a reserve fund or other form of credit support  may be  substituted  for  the  protection  provided  by the  Group  C-B
Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Investors  in the Group 1,  Group 2,  Group 3,  Group 4, Group 5, Group 6,
Group 7, Group 8, Class A-P and Class C-P Certificates  should be aware that the applicable  coverage for Special  Hazard  Losses,  Fraud  Losses and  Bankruptcy
Losses cover mortgage  loans in all loan groups.  In the event mortgage loans in one of these loan groups suffers a high level of losses,  the available coverage for the senior certificates related to the other loan groups will be reduced and may cause the senior  certificates  related  to the other loan  groups to suffer losses in the event those  mortgage  loans  suffer  losses  after the  available coverage has been exhausted.

Cross-Collateralization

Cross-Collateralization due to rapid prepayments

      With  respect to the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6,
Group 7 and Group 8 Certificates, on each distribution date prior to the related
Credit Support  Depletion  Date, but after the date on which the aggregate Class
Principal  Balance  of any of the Group 1,  Group 2,  Group 3, Group 4, Group 5,
Group 6, Group 7 and Group 8  Certificates  (other  than the Class A-P and Class
C-P  Certificates)  is reduced to zero,  all  principal  on the  mortgage  loans relating to the group or groups that have been paid in full will be allocated to the other  group or groups,  pro rata  based on the  aggregate  Class  Principal
Balance of the  outstanding  senior  certificates  (other than the Class A-P and
Class C-P  Certificates) of such groups.  Such allocated amounts will be paid as principal  to the senior  certificates  (other  than the Class A-P and Class C-P
Certificates)  of the other  groups in the same  priority  as such  certificates would receive other distributions of principal.  However,  principal will not be distributed as described  above if on that  distribution  date (a) the Group C-B
Percentage  for that  distribution  date is greater than or equal to 200% of the
Group C-B  Percentage  as of the closing  date and (b) the  average  outstanding principal balance of the mortgage loans in each group delinquent 60 days or more
(including all REO and loans in foreclosure) over the last

                                      S-92

six months, as a percentage of the related Group C-B Component Balance,  is less than 50%.  If  principal  from one or more groups is  distributed  to the senior certificates  of the other  groups  according to this  paragraph,  the Group C-B
Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

      If on any  distribution  date the Class  Principal  Balance  of any of the
Group 1,  Group 2,  Group 3,  Group 4,  Group 5,  Group 6,  Group 7 and  Group 8
Certificates,  other than the Class A-P and Class C-P  Certificates,  is greater than the aggregate Stated Principal  Balance of the mortgage loans in that group
(less the applicable  Class P Fraction of each Class P Mortgage Loan) (each such loan group, an "Undercollateralized Group"), then the following will occur:

o     The Available  Funds in the other groups that are not  Undercollateralized
      Groups  (the   "Overcollateralized   Groups")   will  be  reduced,   after
      distributions   of   interest   to   the   senior   certificates   of  the
      Overcollateralized  Groups,  in an amount equal to one month's interest on the Principal  Transfer  Amount of each  Undercollateralized  Group at the
      Required Coupon  applicable to that  Undercollateralized  Group,  and that
      amount  will  be  added  to  the   Available   Funds  of  the   applicable
      Undercollateralized Group; and

o     The portion of the Available Funds in respect of principal on the mortgage loans in the  Overcollateralized  Groups, after distributions of principal to the  senior  certificates  of the  Overcollateralized  Groups,  will be distributed to the senior certificates (other than the Class A-P and Class
      C-P Certificates) of each Undercollateralized  Group, as principal, in the same priority as such  certificates  would receive other  distributions of principal, until the Class Principal Balance of the senior certificates of each  Undercollateralized  Group  equals the  aggregate  Stated  Principal
      Balance of the mortgage loans in that group (less the  applicable  Class P
      Fraction of each Class P Mortgage Loan in such loan group).

Consequently,  the Group C-B Certificates  will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      In the event  more than one  group is an  Overcollateralized  Group on any distribution  date,  reductions  in the  Available  Funds of such groups to make payment to the  Undercollateralized  Group or Groups will be made pro rata based on the  Overcollateralization  Amount for each Overcollateralized  Group. In the event more than one group is an  Undercollateralized  Group on any  distribution
date,   payments  made  to  such  groups  from  the   Available   Funds  of  the
Overcollateralized Group or Groups will be made pro rata based on the amounts of payments required to be made to the Undercollateralized Groups.

      All or a portion  of the  distributions  to the Group 1, Group 2, Group 3,
Group 4,  Group 5,  Group 6, Group 7 and Group 8  Certificates  pursuant  to the
cross-collateralization   provisions   described   above  may  be  made  on  the
distribution  date in the month  following  the month during which such transfer payment  occurs  (without any  additional  distribution  of interest or earnings thereon with respect to such delay).

      In the event that the weighted  average of the Required  Coupon related to the Undercollateralized  Group or Groups is greater than the weighted average of the  Required  Coupon  related to the  Overcollateralized  Group or Groups,  the
payment   of   interest   to   the   senior   certificates    related   to   the
Undercollateralized   Group  or  Groups  from  the  interest  collected  on  the
Overcollateralized  Group or  Groups  may  cause a  shortfall  in the  amount of principal and interest otherwise distributable to the Group C-B Certificates. In addition,  after the aggregate  principal  balance of the Group C-B Certificates has been reduced to zero,  this may cause a shortfall of principal that would be allocated to such senior certificates related to the Overcollateralized Group or
Groups.

                                      S-93

                         POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement,  on the closing date, the depositor will sell,  transfer,  assign,  set over and otherwise  convey without recourse to the trustee in trust for the benefit of the  certificateholders  all right,  title  and  interest  of the  depositor  in and to each  mortgage  loan, including  all  principal  and  interest  received  on or with  respect  to such mortgage  loans,  exclusive  of  principal  and  interest due on or prior to the cut-off date.

      In  connection  with such  transfer and  assignment,  the  depositor  will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage  file for each  mortgage  loan which will  consist  of,  among  other things, the original  promissory note, or mortgage note, and any modification or amendment  thereto endorsed in blank without recourse (except that the depositor may  deliver  or cause to be  delivered  a lost  note  affidavit  in lieu of any original mortgage note that has been lost), the original  instrument  creating a first lien on the related mortgaged property, or the mortgage,  with evidence of recording  indicated thereon,  an assignment in recordable form of the mortgage, the title  policy  with  respect  to the  related  mortgaged  property  and,  if applicable,  all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public  recording  office,  which will be delivered to the trustee or its  custodian  as soon as the same is  available  to the  depositor.
Assignments of the mortgage loans to the trustee or its nominee will be recorded in the  appropriate  public office for real property  records,  except in states where, in the opinion of counsel,  such recording is not required to protect the trustee's  interest in the  mortgage  loan  against the claim of any  subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date,  or promptly  after receipt by the trustee or its custodian of any document  permitted to be delivered  after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect  within 90 days of notice  thereof from the trustee or its  custodian  or within such  longer  period not to exceed 720 days after such date in the case of missing  documents  not returned  from the public recording  office,  the seller  will be  obligated  to  repurchase  the  related mortgage  loan from the trust.  Rather  than  repurchase  the  mortgage  loan as provided  above,  the seller may remove such mortgage  loan (a deleted  mortgage loan)  from the  trust and  substitute  in its place  another  mortgage  loan (a replacement mortgage loan).  However, such substitution is permitted only within two  years of the  closing  date and,  if made more than 90 days of the  closing date,  may not be made  unless an opinion of counsel is  provided  to the effect that such  substitution  will not disqualify any REMIC or result in a prohibited transaction  tax under the Code. Any  replacement  mortgage loan generally will, or,  if more  than one  replacement  mortgage  loan is being  substituted  for a mortgage  loan,  generally  will have in the aggregate or on a weighted  average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

o     have a principal balance, after deduction of all scheduled payments due in the month of  substitution,  not in excess  of, and not more than 10% less than,  the Stated  Principal  Balance of the  deleted  mortgage  loan (the amount  of any  shortfall  to be  deposited  by the  seller  and  held for distribution to the certificateholders on the related distribution date);

o     have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

o     have an LTV ratio not higher than that of the deleted mortgage loan;

o     have a remaining  term to maturity  not more than one year greater than or less than that of the deleted  mortgage loan;  provided that the remaining term to maturity of any such  mortgage  loan shall be no greater  than the last  maturing  mortgage  loan  in  the  trust  immediately  prior  to any substitution; and

o     comply with all of the  representations  and  warranties  set forth in the pooling and servicing agreement as of the date of substitution.

                                      S-94

      This cure,  repurchase or  substitution  obligation  constitutes  the sole remedy  available  to  certificateholders  or the trustee for  omission of, or a material defect in, a mortgage loan document.

      Notwithstanding  the  foregoing,  in lieu of providing  the duly  executed assignment of the mortgage to the trustee and the original  recorded  assignment or assignments of the mortgage together with all interim recorded assignments of that  mortgage,  the depositor may at its discretion  provide  evidence that the related mortgage is held through the MERS(R) System. In addition,  the mortgages for some of the  mortgage  loans in the trust that are not already  held through the MERS(R) System may, at the  discretion of a servicer,  in the future be held through the MERS(R)  System.  For any mortgage held through the MERS(R)  System, the  mortgage  is  recorded  in the  name of  Mortgage  Electronic  Registration
Systems,  Inc.,  or MERS,  as nominee  for the owner of the  mortgage  loans and subsequent  assignments  of the mortgage  were,  or in the future may be, at the discretion of a servicer,  registered electronically through the MERS(R) System.
For each of these  mortgage  loans,  MERS serves as  mortgagee  of record on the mortgage  solely as a nominee  in an  administrative  capacity  on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

      In connection  with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement,  the seller will make as of the closing date  representations  and  warranties  relating to each mortgage loan. These representations and warranties include the following:

   o  the  information  set forth in the mortgage loan schedule that is attached to the pooling and  servicing  agreement is complete,  true and correct in all material respects;

   o  all payments due prior to the cut-off date for the mortgage loan have been made as of the  closing  date,  the  Mortgage  Loan is not 30 days or more delinquent in payment and there are no material  defaults  under the terms of such mortgage loan;

   o  all taxes, governmental assessments,  insurance premiums, water, sewer and municipal  charges,  leasehold  payments or ground rents which  previously became due and owing have been paid, or escrow funds have been established in an amount  sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

   o  the terms of the mortgage  note and the mortgage  have not been  impaired, waived, altered or modified in any respect,  except by written instruments which  have been  recorded  or sent for  recording  to the extent any such recordation  is required by law, or,  necessary to protect the interest of the depositor.  No other instrument of waiver,  alteration or modification has been  executed,  and no mortgagor  has been  released,  in whole or in part,  from the terms  thereof  except in  connection  with an  assumption agreement and which assumption agreement is part of the mortgage file; the substance of any such waiver, alteration or modification has been approved by the issuer of any related mortgage guaranty  insurance policy and title insurance policy, to the extent required by the related policies;

   o  the  mortgage  note  and the  mortgage  are not  subject  to any  right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury,  nor will the  operation  of any of the terms of the mortgage  note or the mortgage,  or the exercise of any right  thereunder, render the mortgage note or mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense, including the defense of usury, and no such right of rescission,  set-off, counterclaim or defense has been asserted with respect thereto;

   o  all buildings or other customarily insured improvements upon the mortgaged property  are  insured by an  insurer  acceptable  under the FNMA  Guides, against loss by fire,  hazards of extended coverage and such other hazards as are  provided  for in the FNMA  Guides or by FHLMC.  All such  standard hazard  policies  are  in  full  force  and  effect  and on  the  date  of origination  contained a standard  mortgagee  clause naming the seller and its  successors  in interest  and assigns as loss payee and such clause is still in effect and all premiums  due thereon have been paid.  If required by the Flood  Disaster  Protection  Act of 1973, as

                                      S-95

      amended,  the mortgage loan is covered by a flood insurance policy meeting the  requirements  of the  current  guidelines  of the  Federal  Insurance
      Administration which policy conforms to FNMA and FHLMC requirements.  Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines.
      The  mortgage  obligates  the  mortgagor  thereunder  to maintain all such insurance  at the  mortgagor's  cost and expense,  and on the  mortgagor's failure to do so,  authorizes  the holder of the mortgage to maintain such insurance at the  mortgagor's  cost and expense and to seek  reimbursement therefor from the mortgagor;

   o  each  mortgage  loan at the  time it was  made  complied  in all  material respects with applicable  federal,  state or local law including,  without limitation,  usury,  truth-in-lending,  real estate settlement procedures, consumer  credit  protection,  equal credit  opportunity,  disclosure  and predatory and abusive lending laws applicable to the mortgage loan;

   o  the related  mortgage is a valid,  subsisting,  enforceable  and perfected first lien on the mortgaged  property,  including for mortgage  loans that are not cooperative loans, all buildings on the mortgaged property and all installations  and  mechanical,  electrical,  plumbing,  heating  and  air conditioning  systems  affixed  to  such  buildings,  and  all  additions, alterations  and  replacements  made  at  any  time  with  respect  to the foregoing  securing the mortgage note's original  principal  balance.  The mortgage and the mortgage note do not contain any evidence of any security interest or other interest or right  thereto.  Such lien is free and clear of all adverse  claims,  liens and  encumbrances  having priority over the first lien, as applicable, of the mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights  of way, easements  and  other  matters  of the  public  record  as of the  date of recording which are acceptable to mortgage lending institutions  generally and  either  (A) which are  referred  to or  otherwise  considered  in the appraisal  made for the  originator of the mortgage  loan, or (B) which do not adversely affect the appraised value of the mortgaged  property as set forth in such  appraisal,  and (3) other matters to which like  properties are commonly  subject which do not materially  interfere with the benefits of the  security  intended  to be  provided  by the  mortgage  or the use, enjoyment,  value or marketability of the related mortgaged property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection  with the mortgage loan  establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property  described  therein,  and the seller has the full right to sell and assign the same to the depositor;

   o  the  mortgage  note and the related  mortgage are original and genuine and each is the legal,  valid and  binding  obligation  of the maker  thereof, enforceable  in all  respects  in  accordance  with its terms  subject  to bankruptcy,  insolvency,  moratorium,  reorganization  and  other  laws of general  application  affecting  the  rights of  creditors  and by general equitable principles;

   o  the seller or its  affiliate is the sole owner of record and holder of the mortgage  loan  and  the  indebtedness  evidenced  by the  mortgage  note.
      Immediately  prior to the transfer and  assignment to the depositor on the closing  date,  the mortgage  loan,  including  the mortgage  note and the mortgage,  were not subject to an assignment or pledge, and the seller had good and  marketable  title thereto and was the sole owner thereof and had full right to transfer and sell the mortgage  loan to the  depositor  free and clear of any  encumbrance,  equity,  lien,  pledge,  charge,  claim or security  interest  and has the full  right and  authority  subject  to no interest or participation  of, or agreement with, any other party, to sell and assign the mortgage loan. Following the sale of the mortgage loan, the depositor  will own such mortgage loan free and clear of any  encumbrance, equity,  participation  interest,  lien, pledge, charge, claim or security interest;

   o  there are no  mechanics'  or similar liens or claims which have been filed for work,  labor or material (and no rights are outstanding that under law could give rise to such liens)  affecting the related  mortgaged  property which  are or may be liens  prior  to or equal to the lien of the  related mortgage;

   o  all  improvements  subject  to  the  mortgage  which  were  considered  in determining  the  appraised  value of the  mortgaged  property  lie wholly within the  boundaries  and building  restriction  lines of the  mortgaged property  (and wholly  within the project  with  respect to a  condominium unit) except for de minimis encroachments  permitted by the FNMA Guide and which have been noted on the  appraisal or the title policy  affirmatively insures  against loss or damage by reason of any  violation,  variation or encroachment

                                      S-96

      adverse  circumstances  which  is  either  disclosed  or would  have  been disclosed  by  an  accurate  survey,  and  no  improvements  on  adjoining properties  encroach  upon the mortgaged  property  except those which are insured against by the title insurance policy or are acceptable under FNMA or FHLMC  guidelines and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

   o  the  mortgaged  property is not subject to any  material  damage by waste, fire,  earthquake,  windstorm,  flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

   o  the mortgage file contains an appraisal of the related mortgaged  property signed prior to the final  approval of the mortgage loan  application by a qualified  appraiser,  who had no  interest,  direct or  indirect,  in the mortgaged property or in any loan made on the security thereof,  and whose compensation  is  not  affected  by the  approval  or  disapproval  of the mortgage loan;

   o  the loan has been  serviced in all material  respects in  compliance  with accepted servicing practices;

   o  the mortgage loan complies with all the terms, conditions and requirements of the  originator's  underwriting  standards  in  effect  at the  time of origination of such mortgage loan.

   o  the seller has  delivered  or caused to be delivered to the trustee or the custodian on behalf of the trustee the original  mortgage bearing evidence that such instruments  have been recorded in the appropriate  jurisdiction where the  mortgaged  property is located as determined by the seller (or, in lieu of the  original of the  mortgage  or the  assignment  thereof,  a duplicate  or  conformed  copy  of  the  mortgage  or  the  instrument  of assignment, if any, together with a certificate of receipt from the seller or the  settlement  agent who handled the  closing of the  mortgage  loan, certifying that such copy or copies  represent true and correct  copy(ies)
      of the  originals)  and that such  original(s)  have been or are currently submitted to be recorded in the appropriate  governmental recording office of  the  jurisdiction  where  the  mortgaged  property  is  located)  or a certification or receipt of the recording authority evidencing the same;

   o  the mortgage file contains each of documents and instruments  with respect to the mortgage loan as specified in the pooling and servicing agreement;

   o  with  respect to each  mortgage  loan,  either (a) the  mortgage  loan was originated  by a mortgagee  approved by the Secretary of Housing and Urban
      Development  pursuant to Sections 203 and 211 of the National Housing Act,
      a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state  authority  or (b) at the time the mortgage loan was  originated,  the  originator  was a mortgagee  duly  licensed as required by the State within which the mortgage loan was  originated,  and was subject to  supervision  and  examination  conducted by the applicable
      State authority of such State;

   o  the  mortgage  loan   constitutes  a  qualified   mortgage  under  Section
      860G(a)(3)(A)  of the  Internal  Revenue  Code of 1986,  as  amended  (the
      "Code");

   o  with respect to each  mortgage  loan,  (i) no borrower  obtained a prepaid single-premium  credit insurance policy in connection with the origination of a mortgage  loan,  (ii) the  servicer of such  mortgage  loan has fully furnished,  in  accordance  with the  Fair  Credit  Reporting  Act and its
      implementing  regulations,   accurate  and  complete  information  on  its
      borrower  credit  files  to  Equifax,  Experian  and  Trans  Union  Credit
      Information  Company,  on a monthly  basis and (iii) no such mortgage loan will impose a Prepayment Penalty for a term in excess of five years;

   o  with respect to each mortgage loan that was originated on or after October
      1, 2002 and before March 7, 2003,  no such  mortgage  loan is secured by a mortgaged  property  located in the State of Georgia and no mortgage  loan secured by  mortgaged  property  located in the State of Georgia  that was originated on or after March 7, 2003 is a "high cost home loan" as defined in the Georgia Fair Lending Act (HB 1361), as amended;

                                      S-97

   o  no mortgage loan is classified  as (a) a "high cost  mortgage"  loan under the Home  Ownership and Equity  Protection Act of 1994 or (b) a "high cost home," "covered," "high-cost," "high-risk home," or "predatory" loan under any other applicable state, federal or local law;

   o  with respect to each mortgage loan that has a Prepayment  Penalty feature, each such Prepayment Penalty is enforceable and, at the time such mortgage loan was  originated,  each  Prepayment  Penalty  complied with applicable federal,  state  and  local  law,  subject  to  federal  preemption  where applicable;

   o  each  mortgage  loan that is secured by  residential  real  property (or a leasehold  interest therein) has a loan-to-value  ratio of 100% or less by
      Cut-off Date Principal Balance;

   o  no mortgage loan is a "High Cost Loan" or "Covered Loan" as such terms are defined in the Standard & Poor's LEVELS(R) Glossary, Appendix E, in effect as of the closing date; and

   o  with respect to any mortgage  loan  originated on or after August 1, 2004, either (a) the related  mortgage  and the related  mortgage  note does not contain a mandatory  arbitration  clause (that is, a clause that  requires the  related  mortgagor  to submit to  arbitration  to resolve any dispute arising  out of or relating  in any way to the  mortgage  loan) or (b) the related  mortgage  and the  related  mortgage  note  contained a mandatory arbitration clause as of the related  origination date and such clause has or will be waived by the originator or an entity  designated by the seller in writing no later than sixty (60) days after the  related  closing  date which notice  included or will  include the  following  language:  "WE ARE
      HEREBY NOTIFYING YOU THAT THE MANDATORY  ARBITRATION  CLAUSE OF YOUR LOAN,
      REQUIRING THAT YOU SUBMIT TO  ARBITRATION  TO RESOLVE ANY DISPUTE  ARISING
      OUT OF OR RELATING IN ANY WAY TO YOUR MORTGAGE LOAN, IS  IMMEDIATELY  NULL
      AND VOID. YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE
      ANY REMEDIES UNDER YOUR MORTGAGE LOAN THROUGH THE COURT SYSTEM." A copy of the written notice referred to in the immediately  preceding sentence,  if applicable, is retained in the related mortgage file.

      In the event of a breach of any  representation  or warranty relating to a mortgage  loan that  materially  and  adversely  affects  the  interests  of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

o     cure that breach,

o     repurchase  that  mortgage  loan at an amount  equal to the sum of (i) the unpaid  principal  balance of the mortgage loan on the date of repurchase,
      (ii) accrued  interest on that  mortgage loan at the  applicable  mortgage rate (net of the servicing  fee, if the seller is the  servicer)  from the date through which  interest was last paid by the mortgagor to the date of repurchase,  (iii) the amount of any unreimbursed  servicing advances made by the servicer  with respect to such mortgage loan and (iv) any costs and damages  actually  incurred  and paid by or on  behalf  of the  trust as a result of a failure to comply,  at the time such  mortgage  loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

o     substitute a replacement mortgage loan for that mortgage loan.

      However,  substitution  is permitted  only within two years of the closing date and,  if made more than 90 days  after the  closing  date,  may not be made unless an opinion of counsel is  provided  to the effect  that the  substitution will not disqualify the REMICs, or result in a prohibited  transaction under the
Code.  The  depositor  will  make no  representations  or  warranties  as to the mortgage  loans and will have no obligation  to  repurchase  or  substitute  for mortgage loans with deficient documentation or that are otherwise defective. The seller  is  selling  the  mortgage  loans  without  recourse  and  will  have no obligations  for the  mortgage  loans in its  capacity as seller  other than the cure, repurchase or substitution obligations described above. The obligations of the servicer and the master servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement or the servicing agreement.

                                      S-98

Optional Termination; Auction Sale

      On any applicable distribution date on or after which the aggregate Stated
Principal Balance of the mortgage loans is less than 10% of the aggregate Stated
Principal  Balance of the  mortgage  loans as of the cut-off  date,  and certain conditions in the pooling and servicing  agreement are  satisfied,  the servicer will have the option to purchase the mortgage loans, all real property  acquired in respect of all of the  mortgage  loans in such loan groups  remaining  in the trust,  and any related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate  outstanding  principal balance of the mortgage loans plus accrued interest  thereon at the applicable  mortgage rate to but not including  the due date in the month of such  distribution  date,  (ii) the fair market value of all other  property of the trust  related to the mortgage  loans and (iii) any unreimbursed  advances,  fees and servicing fees and other amounts payable to the  master  servicer,  the  servicer  (other  than to the extent the servicer is the Terminating  Entity),  the trust  administrator  and the trustee related to the  mortgage  loans (with  respect to the mortgage  loans,  the "Par
Value"),  and (b) the fair market value of all property of the trust  related to the mortgage loans.

      If either of such options is exercised, and the amount specified in clause
(b) of the  second or third  immediately  preceding  paragraph,  as  applicable, exceeds the amount  specified  in clause (a) of the second or third  immediately preceding paragraph,  as applicable,  the Class AR Certificates will be entitled to receive the amount of that excess. There can be no assurance that any of such options will be  exercised,  or that if any of such options is  exercised,  that there will be any  excess  amount  available  for  distribution  to the Class AR
Certificates.

      If the option to purchase the  mortgage  loans and the other assets in the trust  related to the loan groups as described  above is not  exercised  and the aggregate  Stated  Principal  Balance of the mortgage loans declines below 5% of the aggregate Stated  Principal  Balance of the mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the mortgage loans and the other assets in the trust related to the loan groups.

      With respect to any  auction,  the trust  administrator  will solicit good faith bids for the related  mortgage  loans and the other related  assets in the trust  from at least  three  institutions  that are  regular  purchasers  and/or sellers in the secondary  market of  residential  mortgage  loans similar to the mortgage  loans in the  mortgage  pool.  The trust  administrator  will sell the related  mortgage  loans to the  institution  with the highest bid exceeding the related Par Value plus certain  expenses set forth in the pooling and  servicing agreement.  If less than three bids are  received or the highest bid received is less than the related Par Value plus such expenses, the trust administrator will not sell the related  mortgage  loans and the other related  assets in the trust and, unless certain conditions  specified in the pooling and servicing agreement are not satisfied,  the trust  administrator will continue  conducting  auctions every six months until the earlier of (a) the completion of a successful auction and (b) the  exercise  by the  Terminating  Entity of its  purchase  option with respect to the related mortgage loans.

      If an auction  is  successfully  completed  with  respect to the  mortgage loans,  and the highest bid is in excess of the related Par Value,  the Class AR
Certificates will be entitled to receive the amount of that excess. There can be no assurance  that any auction  will be  successfully  completed,  or that if an auction  is  successfully  completed,  that  there  will  be any  excess  amount available for distribution to the Class AR Certificates.

      If the purchase option is exercised or if a successful auction occurs with respect  to the  mortgage  loans  it will  effect  an  early  retirement  of the certificates.  Distributions  on  the  certificates  relating  to  any  optional termination or successful auction will be treated as a prepayment of the related mortgage loans and paid in accordance  with the priorities and amounts set forth
above  under   "Description  of  the   Certificates."  The  proceeds  from  that
distribution  may not be sufficient to distribute  the full amount to which each class of certificates is entitled.

The Issuing Entity

      On the  closing  date,  and until the  termination  of the trust,  the TBW
Mortgage-Backed Pass-Through Certificates,  Series 2006-2, referred to herein as the  issuing  entity,  will be a common law trust  formed  under the laws of the state of New York pursuant to the pooling and servicing  agreement.  The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the  issuing  entity  will be  December  31 of each  year.  The assets of the
issuing   entity   are   described    herein   under    "Description    of   the
Certificates--Assets of the Trust."

                                      S-99

      The issuing entity will not have any employees, officers or directors. The trustee,  the  depositor,  the  master  servicer,  the  servicer  and the  trust administrator  will act on behalf of the issuing  entity,  and may only  perform those actions on behalf of the issuing  entity that are specified in the pooling and  servicing  agreement.  See  "Servicing  of  the  Mortgage  Loans"  in  this prospectus supplement.

      The trustee,  on behalf of the issuing  entity,  is only permitted to take such  actions  as  are  specifically  provided  in  the  pooling  and  servicing agreement.  Under the pooling and servicing agreement,  the trustee on behalf of the  issuing  entity  will not have the power to issue  additional  certificates representing  interests  in the issuing  entity,  borrow  money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity,  without the  amendment  of the pooling and  servicing  agreement  by certificateholders and the other parties thereto as described under "Description of the Certificates - Amendment" in the prospectus.

      If  the  assets  of  the  issuing  entity  are  insufficient  to  pay  the certificateholders  all principal and interest owed, holders of certificates may not receive all of their  expected  payments of interest and  principal  and may suffer a loss. The issuing entity,  as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of bankruptcy of the sponsor, the depositor or the originator,  it is not  anticipated  that the assets of the issuing  entity  would  become part of the  bankruptcy  estate or subject to the bankruptcy control of a third party.

The Trustee

General

      U.S. Bank National Association ("U.S. Bank") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a  wholly-owned  subsidiary of U.S.  Bancorp,  which is currently  ranked as the sixth  largest  bank  holding  company in the United  States  with total  assets exceeding  $209 billion as of December 31, 2005.  As of December 31, 2005,  U.S.
Bancorp  served  approximately  13.4 million  customers,  operated  2,419 branch offices in 24 states and had over  51,000  employees.  A network of  specialized
U.S.  Bancorp  offices  across the  nation,  inside  and  outside  its  24-state footprint,  provides a  comprehensive  line of  banking,  brokerage,  insurance,
investment,   mortgage,  trust  and  payment  services  products  to  consumers, businesses, governments and institutions.

Corporate Trust General

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S.  cities.  The pooling and  servicing  agreement  will be administered  from U.S.  Bank's  corporate trust office located at 60 Livingston
Avenue, St. Paul, Minnesota 55051.

       U.S.  Bank has  provided  corporate  trust  services  since  1924.  As of
December 31, 2005, U.S. Bank was acting as trustee with respect to approximately
54,019 issuances of securities with an aggregate  outstanding  principal balance of over $1.5 trillion.  This portfolio  includes  corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      On  December  30,  2005,  U.S.  Bank  purchased  the  corporate  trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the  acquisition,  the Wachovia  affiliate  named as fiduciary or agent,  as  applicable,  under each client  agreement will continue in that role until  U.S.  Bank  succeeds  to that  role in  accordance  with the terms of the governing instrument or agreement and applicable law.

      As of December 31, 2005,  U.S.  Bank (and its  affiliate  U.S.  Bank Trust
National   Association)  was  acting  as  trustee  on  576  issuances  of  prime mortgage-backed  securities with an outstanding  aggregate  principal balance of approximately $215,303,100,000.00.

      The trustee will have the following  material duties under the pooling and servicing agreement:

      o     directly  or  through  a  custodian,  to hold  the  mortgage  notes, mortgages and other legal  documents in the mortgage  files relating to all or some of the mortgage loans;

                                     S-100

      o     directly or through a custodian,  to review each  mortgage  file and deliver a certification  to the effect that,  except as noted in the
            certification,   all  required  documents  have  been  executed  and
            received; and

      o     in the event of a default  by the  servicer  under the  pooling  and servicing  agreement that has not been remedied,  either the trustee or holders  of  certificates  evidencing  at least 25% of the voting rights will have the right to terminate the master servicer.  If the master servicer is terminated,  or the master servicer resigns,  the trustee will become the successor master servicer.  However,  if the trustee is unwilling or unable to act as successor  master servicer, it may appoint,  or petition a court to appoint,  a successor master servicer.

      The trustee may resign at any time, in which event the  depositor  will be obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the  trustee  ceases to be  eligible  to  continue  as such under the pooling and servicing  agreement or if the trustee  becomes  incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the  certificateholders  evidencing  not less than 50% of the voting rights  evidenced by the  certificates.  In such  circumstances,  the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective  until  acceptance of the  appointment by the successor  trustee.  Any expenses  associated  with the  resignation  or removal of the  trustee  and the appointment  of a  successor  will  generally  be  paid  by the  trustee  or the depositor.

      The trustee,  or any of its  affiliates,  in its  individual  or any other capacity,  may  become the owner or pledgee  of  certificates  and may  transact business with other interested  parties with the same rights as it would have if it were not trustee.

      The trustee will not be liable under the pooling and servicing agreement:

      o     expect for the  performance  of such duties and  obligations  as are specifically set forth in the pooling and servicing agreement;

      o     for any action  taken or omitted by it in good faith and  reasonably believed by it to be authorized  or within the  discretion or rights or powers conferred upon it by the pooling and servicing  agreement;
            or

      o     for any action  taken or  omitted by it in good faith in  accordance with the  direction of holders of  certificates  evidencing at least
            50% of the voting rights  relating to the time,  method and place of conducting any proceeding for any remedy  available to such trustee, or relating to the  exercise  of any trust or power  conferred  upon such trustee under the pooling and servicing agreement.

      In the absence of bad faith,  the trustee may  conclusively  rely upon any certificates or opinions of counsel  furnished to such trustee under the pooling and servicing  agreement.  Any such opinion of counsel will be full and complete authorization  and  protection  in respect of any action  taken or omitted to be taken by such  trustee  in good  faith and in  accordance  with such  opinion of counsel.  The  trustee  will not be  deemed to have  knowledge  or notice of any matter,  including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trust Administrator

      The  trust  administrator  may  resign  at any  time,  in which  event the depositor  will be obligated  to appoint a successor  trust  administrator.  The depositor  may also remove the trust  administrator  if the trust  administrator ceases to be  eligible  to  continue  as such under the  pooling  and  servicing
agreement  or  if  the  trust   administrator   becomes  insolvent.   The  trust
administrator   may  also  be  removed  at  any  time  by  the   trustee  or  by
certificateholders  evidencing not less than 50% of the voting rights  evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor  trust  administrator.  Any resignation or removal of the trust  administrator and appointment of a successor trust administrator will not become  effective  until  acceptance of the  appointment by the successor  trust administrator.

                                     S-101

      The trust  administrator,  or any of its affiliates,  in its individual or any other  capacity,  may become the owner or pledgee of  certificates  with the same rights as it would have if it were not the trust administrator.

      The pooling and servicing  agreement  requires the trust  administrator to maintain,  at its own  expense,  an office or agency where  certificates  may be surrendered  for  registration  of transfer or  exchange  and where  notices and demands to or upon the trust  administrator  and the  certificate  registrar  in respect of the certificates  pursuant to the pooling and servicing agreement may be served.

      The  trust  administrator  will  also  act as  paying  agent,  certificate registrar and authenticating agent under the pooling and servicing agreement.

      The trust administrator will be required to notify  certificateholders and the rating  agencies of any event of default by the master  servicer or servicer known to the trust  administrator,  and the appointment of any successor  master servicer or servicer.

      The trust  administrator  is  responsible  for the  aggregation of monthly servicer reports. The trust administrator will make the reports of distributions to  certificateholders  (and, at its option, any additional files containing the
same   information   in  an   alternative   format)   available  each  month  to
certificateholders  and other interested  parties via the trust  administrator's website,  which is presently  located at  http://www.ctslink.com.  Assistance in using the website can be obtained by calling the trust administrator's  customer service desk at (301) 815-6600. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust  administrator at (301) 815-6600.  The trust  administrator shall have the right to change the way such  reports  are made  available  in order to make distributions more convenient and/or more accessible to the above parties and to the  certificateholders.  The  trust  administrator  shall  provide  timely  and adequate  notification  to all  above  parties  and  to  the  certificateholders regarding any such change.

Voting Rights

      At all times 97% of all voting rights will be allocated  among the holders of each class of  certificates,  other than the Class A-X,  Class C-X, Class D-X and Class AR Certificates. The portion of such 97% of all voting rights shall be allocated among such classes based on their respective class principal balances.
At all times 1% of all voting  rights will be  allocated  to the holders of each class of Class A-X, Class C-X and Class D-X Certificates. Voting rights shall be allocated among the certificates  within each class of certificates  (other than the  Class AR  Certificates)  based on their  respective  certificate  principal balances.  At all times,  no voting  rights  will be  allocated  to the Class AR
Certificates.

Restrictions on Transfer of the Residual Certificates

      The Residual  Certificates will be subject to the restrictions on transfer
described   in   the   prospectus    under   "Material    Federal   Income   Tax
Consequences--Taxation  of  Owners  of  REMIC  Residual   Certificates--Tax  and
Restrictions   on  Transfers   of  REMIC   Residual   Certificates   to  Certain
Organizations."  The pooling and servicing  agreement provides that the Residual
Certificates, in addition to other classes of certificates,  may not be acquired by a Plan or with assets of such a Plan unless  certain  conditions are met. See
"ERISA Considerations" in this prospectus supplement.  Each Residual Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

      The final scheduled  distribution date (the "Final Scheduled  Distribution
Date") for the offered  certificates  is the  distribution  date in July,  2036, which is the distribution date for the certificates occurring in the third month following  the month in which the latest  stated  maturity of any mortgage  loan occurs.  The actual final  distribution date for any class of certificates could be  substantially  earlier.  No event of default,  change in the  priorities for distribution  among  the  classes  or other  provision  under  the  pooling  and servicing  agreement  will  arise or become  applicable  solely by reason of the failure  to retire the entire  Class  Principal  Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

                                     S-102

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

      The yields to maturity of each class of the offered  certificates  and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related  mortgage loans.  The rate of principal  payments on the mortgage loans will be affected by the  amortization  schedules of the mortgage loans and by the  rate of  principal  prepayments  thereon.  For  this  purpose,  the term
"prepayment"  includes  prepayments  and  liquidations  due to defaults or other dispositions  of the  mortgage  loans  or the  mortgaged  properties,  including application  of  insurance  proceeds or  condemnation  awards,  the  purchase of mortgage  loans by a seller  due to  uncured  breaches  of  representations  and warranties or the purchase of certain mortgage loans by a Terminating  Entity or
other   purchaser  of  mortgage  loans   pursuant  to  an  auction,   under  the
circumstances   described  under  "Pooling  and  Servicing   Agreement--Optional
Termination;  Auction Sale" in this prospectus  supplement.  No assurance can be given as to the rate or timing of principal  payments or  prepayments  on any of the mortgage  loans.  Prepayments,  liquidations  and  purchases of the mortgage loans will result in (a)  principal  distributions  to  certificateholders  that would  otherwise be distributed  over the remaining  terms of the mortgage loans and (b) the termination of ongoing interest  distributions  with respect to such mortgage  loans  to  the  certificateholders.  See  "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

      The rate of principal  prepayments  on mortgage  loans is  influenced by a variety of economic,  geographic,  social and other factors, including the level of mortgage  interest  rates and the rate at which  mortgagors  default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage  rates on the mortgage  loans,  the mortgage  loans (and the applicable offered  certificates)  are  likely  to be  subject  to a  higher  incidence  of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage  loans.  Conversely,  if prevailing  interest rates rise  significantly above the mortgage  rates on the  mortgage  loans,  the mortgage  loans (and the applicable  offered  certificates) are likely to be subject to a lower incidence of prepayment than if prevailing  rates remain at or below the mortgage rates on the mortgage loans.

      Approximately  2.45% of the group 2 mortgage  loans,  0.93% of the group 3 mortgage  loans,  5.67% of the  group 4  mortgage  loans,  7.60% of the  group 5 mortgage  loans,  5.17% of the group 6  mortgage  loans and 2.76% of the group 7 mortgage loans (in each case by Cut-off Date  Principal  Balance) are subject to
prepayment   premiums   during   intervals,   generally  three  years  following
origination,  as described  under  "Description  of the Mortgage  Pool--General"
herein.  Such prepayment  premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      The  depositor  makes  no  representation  as  to  the  expected  rate  of prepayments on the mortgage  loans.  See  "Description of the Mortgage Pool" and
"Description   of  the   Certificates"   herein  and  "Maturity  and  Prepayment
Considerations" in the prospectus for additional information about the effect of the  rate  of  prepayments  on  the  yields  on  and  maturity  of  the  offered certificates.

      Investors in the offered  certificates should consider the risk that rapid rates  of  prepayments  on  the  mortgage  loans,  and  therefore  of  principal distributions  on the offered  certificates,  may  coincide  with periods of low prevailing interest rates. During such periods,  the effective interest rates on securities  in which an  investor  in the  offered  certificates  may  choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates  of  prepayments  on  the  mortgage  loans,  and  therefore  of  principal distributions  on the offered  certificates,  may coincide  with periods of high prevailing  interest  rates.  During  such  periods,  the  amount  of  principal
distributions   available  to  an  investor  in  the  offered  certificates  for reinvestment at such high prevailing interest rates may be relatively low.

      Substantially  all  of  the  mortgage  loans  will  contain  "due-on-sale"
clauses. The sale of mortgaged properties  encumbered by non-assumable  mortgage loans will result in the prepayment of such mortgage  loans and a  corresponding decrease  in the  weighted  average  life of the  applicable  class  of  offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

                                     S-103

Sequentially Paying Certificates

      The senior  certificates,  other than the interest only certificates,  are entitled to receive  distributions  in accordance  with various  priorities  for payment of principal as described in this prospectus  supplement.  Distributions of principal on classes  having an earlier  priority of payment will be affected by the  rates  of  prepayment  of the  mortgage  loans  early in the life of the mortgage pool. The timing of  commencement  of principal  distributions  and the weighted average lives of certificates  with a later priority of payment will be affected by the rates of prepayment of the mortgage  loans both before and after the commencement of principal distributions on those classes.

Lockout Certificates

      Investors  in the Class 1-A-4  Certificates  should be aware that  because such  certificates  will  generally  not be entitled  to receive  any  principal distributions  prior to the distribution  date in May 2011, the weighted average lives of such  certificates will be longer than would otherwise be the case, and the effect on the market  value of such  certificates  arising out of changes in market  interest rates or market yields for similar  securities  will be greater than for other related classes of certificates.

Modeling Assumptions

      For purposes of preparing the tables below,  indicating  the percentage of initial Class Principal  Balances  outstanding and the weighted average lives of the offered  certificates  under  certain  prepayment  scenarios,  the following assumptions (the "Modeling Assumptions"), among others, have been made:

(1) the  mortgage  loans  consist  of 20  hypothetical  mortgage  loans with the following characteristics:

                            Cut-off Date                                                            Original
                                                                    Net       Remaining             Interest-
                              Principal                                      Amortization   Loan       Only
   Loan                        Balance       Mortgage Rate     Mortgage Rate      Term       Age      Period
  Number    Loan Group           ($)              (%)                 (%)       (months)   (months)  (Months)
  ------    ----------       ----------      -------------     ------------- ------------  -------- ---------

     1          1           19,003,940.47    6.0549000348       5.8049000348      357         3        N/A
     2          1            6,740,370.05    6.0442792067       5.7942792067      356         4        120
     3          1           48,040,837.23    6.3779115276       6.1279115276      358         2        N/A
     4          1           14,174,859.94    6.3561604515       6.1061604515      357         3        120
     5          2           38,894,068.23    7.0494492341       6.7994492341      355         2        N/A
     6          2           45,566,963.86    7.0993205026       6.8493205026      358         2        120
     7          3            8,198,158.21    5.5283378209       5.2783378209      175         5        N/A
     8          3           32,369,320.17    6.1529415863       5.9029415863      178         2        N/A
     9          4           15,564,443.95    6.0793275407       5.8293275407      358         2        N/A
     10         4            6,140,681.79    6.0640261714       5.8140261714      356         4        120
     11         4           68,947,843.96    6.5291116017       6.2791116017      358         2        N/A
     12         4           28,444,168.51    6.5279543092       6.2779543092      358         2        120
     13         5           77,437,675.02    6.9013629202       6.6513629202      358         2        N/A
     14         5           89,953,201.55    6.9329221127       6.6829221127      358         2        120
     15         6           28,939,740.48    7.4376403925       7.1876403925      358         2        N/A
     16         6           28,743,409.21    7.4288620563       7.1788620563      358         2        120
     17         7           29,227,343.22    7.5157611280       7.2657611280      358         2        N/A
     18         7           25,447,647.73    7.5323768737       7.2823768737      358         2        120
     19         8            6,692,501.17    7.3896596719       7.1396596719      358         2        N/A
     20         8           13,368,472.76    7.3756080279       7.1256080279      358         2        120

            (2)   there are no repurchases of the mortgage loans;

            (3)   the certificates will be purchased on April 28, 2006;

                                     S-104

            (4)   distributions on the certificates will be made on the 25th day of each month commencing in May 2006;

            (5)   no  mortgage  loan is  delinquent  and there  are no  Realized
                  Losses  on the  mortgage  loans  while  the  certificates  are outstanding;

            (6)   there  are  no  shortfalls  of  interest  with  regard  to the mortgage loans;

            (7)   there is no optional  termination of the mortgage loans by the
                  Terminating  Entity or purchase of the mortgage loans pursuant to an auction;

            (8)   scheduled  payments on the mortgage  loans are received on the first  day of each  month  commencing  in the  calendar  month following the closing date for the mortgage loans; and

            (9)   principal  prepayments  on the mortgage  loans are received on the last day of each  month  commencing  in April 2006 for the mortgage loans..

      The   Modeling   Assumptions   have  been   based  on   weighted   average
characteristics  or  aggregate   characteristics,   as  applicable.  The  actual
characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

      Prepayments  on  mortgage  loans  are  commonly  measured  relative  to  a prepayment  standard  or model (the  "Prepayment  Assumption").  The  Prepayment
Assumptions used in this prospectus  supplement (the "PSA" for loan groups 1 and
2 and the "PPC" for loan groups 3, 4, 5, 6, 7 and 8)  represents an assumed rate of prepayment each month relative to the then outstanding  principal  balance of the related pool of mortgage loans.

      The Prepayment  Assumption  represents an assumed rate of prepayment  each month relative to the then outstanding  principal balance of the related pool of mortgage loans for the life of such mortgage loans. With respect to loan group 1 and loan group 2, a prepayment  assumption of 100% PSA assumes  prepayment rates of 0.2% per annum of the then outstanding  principal  balance of a mortgage loan in the first month of the life of such mortgage  loan and an additional  0.2% in each month  thereafter  (for  example,  at an annual  rate of 0.4% in the second month) until the thirtieth  month.  Beginning in the thirtieth month and in each month  thereafter  during the life of such  mortgage,  100% PSA assumes that the rate of prepayment  remains constant at 6% per annum. With respect to loan group
3, loan  group 4, loan  group 5, loan  group 6, loan group 7 and loan group 8, a
100% PPC  Prepayment  Assumption  assumes a constant  prepayment  rate of 8% per annum of the outstanding  principal  balance of such mortgage loans in the first month  of the  life  of  such  mortgage  loans  and  additionally  approximately
1.09090909%  (precisely  12/11 percent) per annum in each month thereafter until the eleventh month;  beginning in the twelfth month and in each month thereafter during the life of such mortgage  loans, a constant  prepayment  rate of 20% per annum is  assumed.  As used in the  tables  below,  a 0%  Prepayment  Assumption assumes  prepayment  rates  equal to 0% of the  Prepayment  Assumption,  i.e. no prepayments;  a 50% Prepayment  Assumption assumes prepayment rates equal to 50%
of the Prepayment Assumption, and so forth.

      Neither PSA nor PPC purports to be either an historical description of the prepayment  experience  of any pool of  mortgage  loans or a  prediction  of the anticipated  rate of  prepayment  of any pool of mortgage  loans,  including the mortgage pool underlying the certificates.

      The actual  characteristics  and  performance  of the mortgage  loans will differ from the  assumptions  used in  constructing  the tables set forth below, which are  hypothetical  in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.
For example, it is very unlikely that the mortgage loans will prepay at the same rate until  maturity.  Any difference  between such  assumptions  and the actual characteristics  and  performance of the mortgage  loans,  or actual  prepayment experience,  will affect the  percentages  of initial  Class  Principal  Balance
outstanding   over  time  and  the  weighted   average   lives  of  the  offered
certificates.

Weighted Average Life

      Weighted  average  life  refers  to the  average  amount of time that will elapse  from the date of  issuance  of a security  to the date of payment to the investor of each dollar paid in net  reduction  of  principal  of such  security
(assuming no losses).  The weighted  average  lives of the offered  certificates will be influenced by, among other

                                     S-105

            things, the rate at which principal of the related mortgage loans is
            paid,   which  may  be  in  the  form  of  scheduled   amortization,
            prepayments or liquidations.

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                                        Class AR
                                  ----------------------------------------------
                                  Percentage of Applicable Prepayment Assumption
                                  ----------------------------------------------
Distribution Date                   0%       100%      300%       400%      500%
Initial Percentage..........       100%      100%      100%       100%      100%
April 25, 2007 and thereafter       0          0         0         0          0
Weighted Average Life to
Maturity (Years)**..........       0.08      0.08      0.08       0.08      0.08

**   The weighted  average life of a  certificate  of any class is determined by
     (i)  multiplying  the amount of each net  distribution  of Class  Principal
     Balance by the number of years from the date of issuance of the certificate to the  related  distribution  date,  (ii)  adding the  results,  and (iii)
     dividing the sum by the aggregate of the net distributions described in (i)
     above.

                                     S-106

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                            Class 1-A-1                        Class 1-A-2                      Class 1-A-3
                                -------------------------------    -------------------------------    ------------------------------
Distribution Date               0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%  400%   500%
- -----------------               --    ----   ----   ----   ----    --    ----   ----   ----   ----    --    ----   ----  ----   ----

Initial Percentage ........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
April 25, 2007 ............     97     90     76     69     62    100    100    100    100    100    100    100    100    100    100
April 25, 2008 ............     95     83     47     26      6     99     93     88     88     88    100    100    100    100    100
April 25, 2009 ............     95     83     24      0      0     97     78     67     61     43    100    100    100    100    100
April 25, 2010 ............     95     83     11      0      0     94     65     46     29      8    100    100    100    100    100
April 25, 2011 ............     95     83      7      0      0     92     52     26      5      0    100    100    100    100      0
April 25, 2012 ............     95     83      7      0      0     89     41     12      0      0    100    100    100     39      0
April 25, 2013 ............     95     83      7      0      0     87     32      3      0      0    100    100    100      0      0
April 25, 2014 ............     95     83      4      0      0     84     25      0      0      0    100    100    100      0      0
April 25, 2015 ............     95     83      1      0      0     82     19      0      0      0    100    100    100      0      0
April 25, 2016 ............     95     83      1      0      0     79     13      0      0      0    100    100    100      0      0
April 25, 2017 ............     95     83      1      0      0     76      8      0      0      0    100    100    100      0      0
April 25, 2018 ............     95     83      1      0      0     72      4      0      0      0    100    100    100      0      0
April 25, 2019 ............     95     82      1      0      0     68      0      0      0      0    100    100    100      0      0
April 25, 2020 ............     95     75      0      0      0     64      0      0      0      0    100    100     90      0      0
April 25, 2021 ............     95     68      0      0      0     60      0      0      0      0    100    100     71      0      0
April 25, 2022 ............     95     62      0      0      0     55      0      0      0      0    100    100     55      0      0
April 25, 2023 ............     95     56      0      0      0     50      0      0      0      0    100    100     43      0      0
April 25, 2024 ............     95     50      0      0      0     44      0      0      0      0    100    100     34      0      0
April 25, 2025 ............     95     45      0      0      0     39      0      0      0      0    100    100     26      0      0
April 25, 2026 ............     95     40      0      0      0     32      0      0      0      0    100    100     20      0      0
April 25, 2027 ............     95     33      0      0      0     26      0      0      0      0    100    100     15      0      0
April 25, 2028 ............     95     25      0      0      0     19      0      0      0      0    100    100     11      0      0
April 25, 2029 ............     95     18      0      0      0     12      0      0      0      0    100    100      8      0      0
April 25, 2030 ............     95     12      0      0      0      4      0      0      0      0    100    100      6      0      0
April 25, 2031 ............     87      5      0      0      0      0      0      0      0      0    100    100      4      0      0
April 25, 2032 ............     72      0      0      0      0      0      0      0      0      0    100     96      3      0      0
April 25, 2033 ............     52      0      0      0      0      0      0      0      0      0    100     69      2      0      0
April 25, 2034 ............     27      0      0      0      0      0      0      0      0      0    100     43      1      0      0
April 25, 2035 ............      1      0      0      0      0      0      0      0      0      0    100     18      *      0      0
April 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years) **..  25.83  16.23   2.41   1.45   1.20  15.77   5.85   3.96   3.38   2.91  29.45  27.78  17.43   5.95   4.60

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the amount of each net  distribution  of Class Principal
      Balance  by  the  number  of  years  from  the  date  of  issuance  of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                     S-107

       Percentage of Initial Class Principal Balance Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                            Class 1-A-4                         Class 1-A-5                      Class 2-A-1
                                -------------------------------    -------------------------------    ------------------------------
Distribution Date               0%    100%   300%   400%   500%    0%    100%   300%   400%   500%    0%    100%   300%  400%   500%
- -----------------               --    ----   ----   ----   ----    --    ----   ----   ----   ----    --    ----   ----  ----   ----

Initial Percentage ........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
April 25, 2007 ............    100    100    100    100    100     99     97     93     91     89    100     98     94     92     90
April 25, 2008 ............    100    100    100    100    100     98     92     80     74     68     99     93     81     76     70
April 25, 2009 ............    100    100    100    100    100     97     85     64     54     46     98     87     65     56     47
April 25, 2010 ............    100    100    100    100    100     96     79     50     39     30     98     80     52     40     31
April 25, 2011 ............    100    100    100    100     92     95     73     40     28     18     97     75     41     29     19
April 25, 2012 ............     99     97     91     88     57     94     67     31     20     11     97     69     33     21     12
April 25, 2013 ............     99     93     79     70     35     92     62     25     14      7     96     65     26     15      7
April 25, 2014 ............     98     87     65     50     21     91     57     20     10      4     95     60     21     11      5
April 25, 2015 ............     96     79     49     37     13     89     53     16      7      3     94     56     17      8      3
April 25, 2016 ............     93     70     33     27      9     88     49     13      5      2     93     52     13      6      2
April 25, 2017 ............     90     61     21     20      6     85     45     10      4      1     91     48     11      4      1
April 25, 2018 ............     86     53     11     15      4     83     41      8      3      1     88     44      9      3      1
April 25, 2019 ............     82     45      2     11      3     80     37      6      2      1     86     40      7      2      1
April 25, 2020 ............     78     38      0      8      2     78     34      5      2      *     83     36      5      2      *
April 25, 2021 ............     74     31      0      6      1     75     30      4      1      *     80     33      4      1      *
April 25, 2022 ............     69     24      0      4      1     71     27      3      1      *     77     30      3      1      *
April 25, 2023 ............     64     18      0      3      1     68     25      2      1      *     73     27      3      1      *
April 25, 2024 ............     59     12      0      2      *     64     22      2      *      *     70     24      2      *      *
April 25, 2025 ............     54      7      0      2      *     61     19      1      *      *     66     21      2      *      *
April 25, 2026 ............     48      2      0      1      *     57     17      1      *      *     62     18      1      *      *
April 25, 2027 ............     41      0      0      1      *     52     15      1      *      *     57     16      1      *      *
April 25, 2028 ............     35      0      0      1      *     48     13      1      *      *     52     14      1      *      *
April 25, 2029 ............     27      0      0      *      *     43     11      *      *      *     47     12      1      *      *
April 25, 2030 ............     20      0      0      *      *     38      9      *      *      *     41     10      *      *      *
April 25, 2031 ............     12      0      0      *      *     32      7      *      *      *     35      8      *      *      *
April 25, 2032 ............      3      0      0      *      *     26      5      *      *      *     29      6      *      *      *
April 25, 2033 ............      0      0      0      *      *     20      4      *      *      *     22      4      *      *      *
April 25, 2034 ............      0      0      0      *      *     13      2      *      *      *     14      3      *      *      *
April 25, 2035 ............      0      0      0      *      *      6      1      *      *      *      6      1      *      *      *
April 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years) **..  18.81  12.69   9.02   8.99   7.01  19.92  11.30   5.30   4.11   3.36  20.98  11.80   5.46   4.22   3.44

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the amount of each net  distribution  of Class Principal
      Balance  by  the  number  of  years  from  the  date  of  issuance  of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                     S-108

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                          Class 3-A-1                         Class 4-A-1                       Class 5-A-1
                                -------------------------------    -------------------------------    ------------------------------
Distribution Date               0%    50%    100%   150%   200%    0%    50%    100%   150%   200%    0%    50%    100%   150%  200%
------------------               --    ---    ----   ----   ----    --    ---    ----   ----   ----    --    ---    ----   ----  ----

Initial Percentage ........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
April 25, 2007 ............     96     87     79     70     62     99     91     82     74     65    100     91     83     74     65
April 25, 2008 ............     91     74     59     45     33     98     80     64     49     36     99     81     64     49     36
April 25, 2009 ............     86     63     43     28     16     97     71     49     32     19     98     72     50     32     19
April 25, 2010 ............     81     52     31     17      7     96     62     38     20      8     98     63     38     20      9
April 25, 2011 ............     76     43     22      9      2     95     55     28     12      2     97     56     29     12      2
April 25, 2012 ............     70     36     16      5      0     94     48     22      7      0     97     50     22      7      0
April 25, 2013 ............     63     29     11      3      0     93     43     16      4      0     96     44     17      4      0
April 25, 2014 ............     57     23      8      1      0     92     38     12      2      0     95     39     13      2      0
April 25, 2015 ............     50     18      5      1      0     90     33     10      1      0     94     35     10      1      0
April 25, 2016 ............     42     14      4      *      0     89     29      8      1      0     93     31      8      1      0
April 25, 2017 ............     35     10      2      *      0     87     26      6      1      0     91     27      6      1      0
April 25, 2018 ............     26      7      1      *      0     84     23      5      *      0     88     24      5      *      0
April 25, 2019 ............     17      4      1      *      0     82     20      4      *      0     86     21      4      *      0
April 25, 2020 ............      8      2      *      *      0     79     17      3      *      0     83     18      3      *      0
April 25, 2021 ............      0      0      0      0      0     76     15      2      *      0     80     16      2      *      0
April 25, 2022 ............      0      0      0      0      0     73     13      2      *      0     77     14      2      *      0
April 25, 2023 ............      0      0      0      0      0     69     11      1      *      0     73     12      1      *      0
April 25, 2024 ............      0      0      0      0      0     66      9      1      *      0     70     10      1      *      0
April 25, 2025 ............      0      0      0      0      0     62      8      1      *      0     66      8      1      *      0
April 25, 2026 ............      0      0      0      0      0     58      7      1      *      0     61      7      1      *      0
April 25, 2027 ............      0      0      0      0      0     53      6      *      *      0     57      6      *      *      0
April 25, 2028 ............      0      0      0      0      0     49      5      *      *      0     52      5      *      *      0
April 25, 2029 ............      0      0      0      0      0     44      4      *      *      0     47      4      *      *      0
April 25, 2030 ............      0      0      0      0      0     39      3      *      *      0     41      3      *      *      0
April 25, 2031 ............      0      0      0      0      0     33      2      *      *      0     35      2      *      *      0
April 25, 2032 ............      0      0      0      0      0     27      2      *      *      0     29      2      *      *      0
April 25, 2033 ............      0      0      0      0      0     20      1      *      *      0     22      1      *      *      0
April 25, 2034 ............      0      0      0      0      0     14      1      *      *      0     15      1      *      *      0
April 25, 2035 ............      0      0      0      0      0      6      *      *      *      0      7      *      *      *      0
April 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years)**...   8.51   5.16   3.35   2.32   1.71  20.17   7.73   4.07   2.55   1.82  21.00   7.94   4.13   2.58   1.83

*     Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a  certificate  of any class is determined by
     (i)  multiplying  the amount of each net  distribution  of Class  Principal
     Balance by the number of years from the date of issuance of the certificate to the  related  distribution  date,  (ii)  adding the  results,  and (iii)
     dividing the sum by the aggregate of the net distributions described in (i)
     above.

                                     S-109

      Percentage of Initial Class Principal Balance  Outstanding for the Offered
Certificates  at  the  Respective   Percentages  of  the  Applicable  Prepayment
Assumption:

                                          Class 6-A-1                Class 7-A-1 and Class 7-A-2                Class 8-A-1
                                -------------------------------    -------------------------------    ------------------------------
Distribution Date               0%    50%    100%   150%   200%    0%    50%    100%   150%   200%    0%    50%    100%   150%  200%
- -----------------               --    ---    ----   ----   ----    --    ---    ----   ----   ----    --    ---    ----   ----  ----

Initial Percentage ........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
April 25, 2007 ............    100     91     83     74     65    100     91     82     74     65    100     91     83     74     65
April 25, 2008 ............     99     81     64     49     36     99     81     64     49     36     99     81     65     50     36
April 25, 2009 ............     98     72     50     32     19     98     72     50     32     19     99     72     50     33     19
April 25, 2010 ............     98     63     38     20      9     98     63     38     20      9     99     64     39     21      9
April 25, 2011 ............     97     56     29     12      2     97     56     29     12      2     98     57     29     12      2
April 25, 2012 ............     97     50     22      7      0     96     50     22      7      0     98     50     22      7      0
April 25, 2013 ............     96     44     17      4      0     96     44     17      4      0     97     45     17      4      0
April 25, 2014 ............     95     39     13      2      0     95     39     13      2      0     97     40     13      2      0
April 25, 2015 ............     94     35     10      1      0     94     35     10      1      0     96     35     10      1      0
April 25, 2016 ............     93     31      8      1      0     93     31      8      1      0     95     32      8      1      0
April 25, 2017 ............     91     27      6      1      0     91     27      6      1      0     93     28      6      1      0
April 25, 2018 ............     89     24      5      *      0     88     24      5      *      0     91     24      5      *      0
April 25, 2019 ............     86     21      4      *      0     86     21      4      *      0     88     21      4      *      0
April 25, 2020 ............     83     18      3      *      0     83     18      3      *      0     85     19      3      *      0
April 25, 2021 ............     81     16      2      *      0     80     16      2      *      0     82     16      2      *      0
April 25, 2022 ............     77     14      2      *      0     77     14      2      *      0     79     14      2      *      0
April 25, 2023 ............     74     12      1      *      0     74     12      1      *      0     76     12      1      *      0
April 25, 2024 ............     71     10      1      *      0     70     10      1      *      0     72     10      1      *      0
April 25, 2025 ............     67      9      1      *      0     67      9      1      *      0     68      9      1      *      0
April 25, 2026 ............     63      7      1      *      0     62      7      1      *      0     64      7      1      *      0
April 25, 2027 ............     58      6      *      *      0     58      6      *      *      0     59      6      *      *      0
April 25, 2028 ............     53      5      *      *      0     53      5      *      *      0     54      5      *      *      0
April 25, 2029 ............     48      4      *      *      0     48      4      *      *      0     49      4      *      *      0
April 25, 2030 ............     42      3      *      *      0     42      3      *      *      0     43      3      *      *      0
April 25, 2031 ............     36      2      *      *      0     36      2      *      *      0     37      3      *      *      0
April 25, 2032 ............     30      2      *      *      0     30      2      *      *      0     30      2      *      *      0
April 25, 2033 ............     23      1      *      *      0     23      1      *      *      0     23      1      *      *      0
April 25, 2034 ............     15      1      *      *      0     15      1      *      *      0     16      1      *      *      0
April 25, 2035 ............      7      *      *      *      0      7      *      *      *      0      7      *      *      *      0
April 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years)**...  21.14   7.96   4.13   2.58   1.83  21.11   7.94   4.13   2.58   1.83  21.49   8.05   4.16   2.59   1.84

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the amount of each net  distribution  of Class Principal
      Balance  by  the  number  of  years  from  the  date  of  issuance  of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                     S-110

                                   Class C-B-1, Class C-B-2
                                         and Class C-B-3                      Class A-P                         Class C-P
                               --------------------------------  ----------------------------------   ------------------------------
                               0%/   100%/  300%/  400%/  500%/   0%/   100%/  300%/  400%/  500%/
Distribution Date              0%+    50%+  100%+  150%+  200%+  0%++   50%++  100%++ 150%++ 200%++   0%    50%    100%   150%  200%
- -----------------              ---    ----  -----  -----  -----  ----   -----  ------ ------ ------   --    ---    ----   ----  ----

Initial Percentage ........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
April 25, 2007 ............     99     99     99     99     99     99     95     89     84     80     95     87     78     69     61
April 25, 2008 ............     98     98     98     98     98     98     87     74     65     56     91     74     59     46     35
April 25, 2009 ............     97     97     97     97     97     97     80     60     48     38     85     63     45     30     20
April 25, 2010 ............     96     96     96     96     96     96     73     48     35     25     80     53     34     20     11
April 25, 2011 ............     95     95     95     95     95     95     67     38     26     17     74     44     25     13      6
April 25, 2012 ............     94     91     88     85     78     94     61     31     19     11     68     37     18      8      3
April 25, 2013 ............     93     87     80     74     53     93     56     25     14      8     62     30     13      5      2
April 25, 2014 ............     91     81     69     59     35     91     51     20     10      5     55     24      9      3      1
April 25, 2015 ............     90     74     57     45     23     90     46     16      7      3     48     19      7      2      1
April 25, 2016 ............     88     66     45     32     15     88     42     13      5      2     40     14      4      1      *
April 25, 2017 ............     86     59     35     22      9     86     38     10      4      2     32     10      3      1      *
April 25, 2018 ............     83     52     28     15      6     83     34      8      3      1     24      7      2      *      *
April 25, 2019 ............     80     46     21     11      4     80     31      6      2      1     15      4      1      *      *
April 25, 2020 ............     77     40     17      8      2     78     28      5      1      *      6      1      *      *      *
April 25, 2021 ............     73     35     13      5      2     74     25      4      1      *      0      0      0      0      0
April 25, 2022 ............     71     31     10      4      1     71     22      3      1      *      0      0      0      0      0
April 25, 2023 ............     67     27      8      3      1     68     19      2      1      *      0      0      0      0      0
April 25, 2024 ............     64     23      6      2      *     64     17      2      *      *      0      0      0      0      0
April 25, 2025 ............     60     20      4      1      *     60     15      1      *      *      0      0      0      0      0
April 25, 2026 ............     56     17      3      1      *     56     13      1      *      *      0      0      0      0      0
April 25, 2027 ............     52     15      3      1      *     52     11      1      *      *      0      0      0      0      0
April 25, 2028 ............     48     12      2      *      *     47      9      1      *      *      0      0      0      0      0
April 25, 2029 ............     43     10      1      *      *     42      8      *      *      *      0      0      0      0      0
April 25, 2030 ............     38      8      1      *      *     37      6      *      *      *      0      0      0      0      0
April 25, 2031 ............     32      6      1      *      *     32      5      *      *      *      0      0      0      0      0
April 25, 2032 ............     26      5      *      *      *     26      4      *      *      *      0      0      0      0      0
April 25, 2033 ............     20      3      *      *      *     19      3      *      *      *      0      0      0      0      0
April 25, 2034 ............     13      2      *      *      *     13      2      *      *      *      0      0      0      0      0
April 25, 2035 ............      6      1      *      *      *      6      1      *      *      *      0      0      0      0      0
April 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years)**...  19.93  13.51  10.31   9.05   7.68  19.88  10.01   5.10   3.79   3.02   8.29   5.19   3.50   2.52   1.90

*     Indicates a number that is greater than zero but less than 0.5%.

+     The indicated  percentages  of the  applicable  Prepayment  Assumption are stated in the format "PSA for the group 1 and 2 mortgage loans/PPC for the group 3 through group 8 mortgage loans."

++    The indicated  percentages  of the  applicable  Prepayment  Assumption are stated in the format "PSA for the group 1 mortgage loans/PPC for the group
      4 mortgage loans."

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the amount of each net  distribution  of Class Principal
      Balance  by  the  number  of  years  from  the  date  of  issuance  of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                     S-111

Sensitivity of Certain Interest Only Certificates

As  indicated  in the tables  below,  the yields to  investors on the Class A-X,
Class C-X and Class D-X Certificates  will be sensitive to the rate of principal payments  (including  prepayments) of the related  mortgage  loans.  The related mortgage  loans  generally  can be  prepaid  at any  time.  On the  basis of the assumptions  described  below, the yield to maturity on the Class A-X, Class C-X and Class D-X  Certificates  would be  approximately  0% if prepayments  were to occur at a constant prepayment rate per annum of approximately 22%, 25% and 27%, respectively,  assuming the Modeling  Assumptions  and purchase prices below. If the actual  prepayment  rate of the  related  mortgage  loans were to exceed the applicable  level for as little as one month while  equaling  such level for the remaining  months,  the  investors  in  Class  A-X,  Class  C-X  and  Class  D-X
Certificates would not fully recoup their initial investments.

      The information set forth in the following tables has been prepared on the basis of the Modeling  Assumptions (which assume no Realized Losses), and on the assumption  that the purchase  prices  (expressed  as a percentage of applicable initial  notional amount) of the Class A-X, Class C-X and Class D-X Certificates
are as follows:

                CLASS OF CERTIFICATES                     PRICE*
                ---------------------                     ------
                Class A-X                             23.000000000%
                Class C-X                             15.500000000%
                Class D-X                             18.000000000%
- ----------
*     The prices do not include  accrued  interest.  Accrued  interest  has been added to such  prices in  calculating  the  yields set forth in the tables below.

            Sensitivity of the Class A-X Certificates to Prepayments
                                (Pre-Tax Yields)

                Percentage of the Applicable Prepayment Assumption
     ------------------------------------------------------------------------
     CLASS            0%         100%         300%         400%          500%
     -----            --         ----         ----         ----          ----
   Class A-X        26.05%      20.87%       10.19%        4.69%       (0.92%)

            Sensitivity of the Class C-X Certificates to Prepayments
                                (Pre-Tax Yields)

                Percentage of the Applicable Prepayment Assumption
     ------------------------------------------------------------------------
     CLASS            0%          50%         100%         150%          200%
     -----            --         ----         ----         ----          ----
   Class C-X        30.20%      19.52%        8.27%       (3.69%)      (16.47%)

            Sensitivity of the Class D-X Certificates to Prepayments
                                (Pre-Tax Yields)

                Percentage of the Applicable Prepayment Assumption
     ------------------------------------------------------------------------
     CLASS            0%          50%         100%         150%          200%
     -----            --         ----         ----         ----          ----
   Class D-X        34.01%      23.03%       11.44%       (0.86%)      (14.01%)

      It is highly unlikely that all of the related mortgage loans will have the characteristics  assumed or that the related  mortgage  loans will prepay at any constant  rate until  maturity  or that all of the related  mortgage  loans will prepay  at the same  rate or time.  As a result of these  factors,  the  pre-tax yields on the Class  A-X,  Class C-X and Class D-X  Certificates  are  likely to differ from those shown in the tables above, even if all of the related mortgage
loans  prepay  at  the  indicated   percentages  of  the  applicable  Prepayment
Assumption.  No  representation  is made  as to the  actual  rate  of  principal payments  on the  mortgage  loans in any loan  group for any  period or over the lives of the Class A-X, Class C-X and Class D-X  Certificates or as to the yield on the Class A-X, Class C-X and Class D-X

                                     S-112

Certificates.  Investors  must make their own  decisions  as to the  appropriate prepayment assumptions to be used in deciding whether to purchase such class.

Yield on the Principal Only Certificates

      The  Class  A-P  and  Class  C-P  Certificates  will be  "principal  only"
certificates,  will  not bear  interest  and will be  offered  at a  substantial discount to their original  principal amount. As indicated in the table below, a low rate of principal payments  (including  prepayments) on the related mortgage loans  will have a material  negative  effect on the yield to  investors  in the
Class A-P and Class C-P Certificates.

      The  significance of the effects of prepayments on the Class A-P and Class
C-P  Certificates  is illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant  percentages of the applicable  Prepayment  Assumption.
The yields of such certificates set forth in the following table were calculated using the Modeling  Assumptions,  and the further  assumption  that the purchase prices of the Class A-P and Class C-P Certificates are approximately  66.00% and
73.00%  (expressed as a percentage of their initial Class  Principal  Balances), respectively.

      It is not likely that the  mortgage  loans will prepay at a constant  rate until maturity or that all of the mortgage loans will prepay at the same rate or that they will have the characteristics  assumed. There can be no assurance that the mortgage  loans will prepay at any of the rates shown in the table or at any other  particular  rate.  The timing of changes in the rate of  prepayments  may affect significantly the yield realized by a holder of a Class A-P and Class C-P
Certificates and there can be no assurance that the pre-tax yield to an investor in those certificates will correspond to any of the pre-tax yields shown herein.
Each  investor  must  make its own  decision  as to the  appropriate  prepayment assumptions  to be used in  deciding  whether or not to  purchase a Class A-P or
Class C-P Certificate.

            Sensitivity of the Class A-P Certificates to Prepayments
                                (Pre-Tax Yields)

               Percentage of the Applicable Prepayment Assumption
    ---------------------------------------------------------------------------
                     0%/          100%/        300%/        400%/         500%/
    CLASS            0%+          50%+         100%+        150%+         200%+
    -----            ---          ----         -----        -----         -----
  Class A-P         2.17%         4.78%        9.74%        13.21%       16.65%

+ The indicated  percentages of the applicable  Prepayment Assumption are stated
in the format "PSA for the group 1 mortgage  loans/PPC  for the group 4 mortgage loans."

            Sensitivity of the Class C-P Certificates to Prepayments
                                (Pre-Tax Yields)

               Percentage of the Applicable Prepayment Assumption
     ------------------------------------------------------------------------
     CLASS            0%          50%          100%         150%         200%
     -----            --          ---          ----         ----         ----
  Class C-P         4.00%        6.76%        10.41%       14.80%       19.88%

      The yields set forth in the preceding table were calculated by determining the monthly  discount  rates which,  when applied to the assumed  stream of cash flows to be paid on the Class A-P and Class C-P  Certificates,  would  cause the discounted  present  value of such  assumed  stream  of cash  flows to equal the assumed  purchase prices of the Class A-P and Class C-P  Certificates  indicated
above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which  investors  may be able to  reinvest  funds  received  by them as
payments  of  principal  on  the  Class  A-P  and  Class  C-P   Certificate  and
consequently  does not  purport to reflect the return on any  investment  in the
Class A-P and Class C-P Certificate when such reinvestment rates are considered.

                                     S-113

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The  Residual  Certificateholders'  after-tax  rate  of  return  on  their
Residual Certificates will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of
Residual  Certificates  may have tax liabilities  with respect to their Residual
Certificates  during  the early  years of the  trust's  term that  substantially exceed any  distributions  payable thereon during any such period.  In addition, holders of Residual  Certificates may have tax liabilities with respect to their
Residual  Certificates  the  present  value of which  substantially  exceeds the present value of distributions  payable thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the
Residual  Certificates  may  be  negative  or  may  otherwise  be  significantly adversely affected.  The timing and amount of taxable income attributable to the
Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

      The Residual  Certificateholders  should  consult their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders in connection with the purchase of the Residual  Certificates on after-tax rates of return on the Residual  Certificates.  See "Federal Income Tax  Consequences" in
this prospectus supplement and "Material Federal Income Tax Consequences" in the
prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The pooling and servicing  agreement provides that the trust will comprise a tiered REMIC  structure.  The assets of the lower-tier  REMICs will consist of the  assets of the trust  (other  than any  interest  in  another  REMIC  formed pursuant to the pooling and servicing agreement). The Class AR Certificates will represent  ownership of the residual  interest in each REMIC formed  pursuant to the pooling and servicing agreement.

      Upon the  issuance  of the  offered  certificates,  McKee  Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and  servicing  agreement  will qualify as a REMIC within the meaning of Section
860D of the Code.

Tax Treatment of the Offered Certificates

      Each class of offered certificates (other than the Residual  Certificates)
will  represent  REMIC regular  interests for federal  income tax purposes.  See
"Material Federal Income Tax  Consequences--Taxation  of Owners of REMIC Regular
Certificates" in the prospectus.

Original Issue Discount

      Each class of Principal Only  Certificates  will be treated as issued with original issue discount  equal,  in the case of each class, to the excess of all payments  on such  class  over  the  issue  price  of such  class.  The  Accrual
Certificates  will be, and although the tax  treatment is not entirely  certain, the trust administrator will also account for each class of offered certificates that are Interest Only  Certificates  as if they were issued with original issue discount  equal,  in the  case of each  class,  to the  excess  of all  expected payments on such class over the issue price of such class.  Although unclear,  a holder of any such Interest Only Certificate may be entitled to deduct a loss to the  extent  that its  remaining  basis  exceeds  the  maximum  amount of future payments  to which the  certificateholder  would be  entitled  if there  were no further  prepayments  of the  mortgage  loans.  The  other  classes  of  offered certificates,  depending on their issue price, may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount,  market discount,  and bond premium, if any, will be at a rate  equal to 300% of the PSA for the group 1 and group 2 and 100%
of the PPC for the  group 3,  group 4,  group 5,  group 6,  group 7 and  group 8 mortgage loans. No  representation is made that the mortgage loans will actually prepay at this rate or at any other rate.

                                     S-114

      If the method for  computing  original  issue  discount  described  in the prospectus  results  in a  negative  amount  for any  period  with  respect to a beneficial  owner of a  certificate,  the  amount  of  original  issue  discount allocable  to such  period  would  be zero  and such  beneficial  owner  will be permitted to offset such  negative  amount only against  future  original  issue discount (if any) attributable to such certificate.

      In certain circumstances,  the OID Regulations permit the beneficial owner of a debt  instrument to recognize  original  issue discount under a method that differs  from that used by the  issuer.  Accordingly,  it is  possible  that the beneficial  owner of an offered  certificate  may be able to select a method for recognizing  original  issue  discount that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

      Certain  classes of the  offered  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether any  beneficial owner of such a class of  offered  certificates  will be  treated  as  holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner.  Beneficial owners of such classes  of  certificates  should  consult  their  tax  advisors  regarding  the possibility  of making an election  to  amortize  such  premium.  See  "Material
Federal   Income  Tax   Consequences--Taxation   of  Owners  of  REMIC   Regular
Certificates--Market Discount" and "--Premium" in the prospectus.

Status of the Offered Certificates

      The offered  certificates  will be treated as assets  described in Section
7701(a)(19)(C)   of  the  Code,  and  as  "real  estate  assets"  under  Section
856(c)(5)(B) of the Code,  generally,  in the same proportion that the assets of the  trust,  exclusive  of the  assets not  included  in any REMIC,  would be so treated.  In addition,  the interest derived from an offered certificate will be interest on  obligations  secured by interests in real  property for purposes of section  856(c)(3) of the Code,  subject to the same limitation in the preceding sentence.

The Residual Certificates

      Purchasers of the Residual  Certificates should consider carefully the tax consequences of an investment in those certificates  discussed in the prospectus and should consult their own tax advisors for those consequences.  See "Material
Federal   Income  Tax   Consequences--Taxation   of  Owners  of  REMIC  Residual
Certificates" in the prospectus.  For information  reporting  purposes,  all the regular  interests in a  lower-tier  REMIC will be  aggregated  and treated as a single debt instrument for OID purposes, because they will be issued to a single
holder   in  a  single   transaction.   See   "Material   Federal   Income   Tax
Consequences--Taxation of Owners of REMIC Residual  Certificates--Taxable Income
of the  REMIC"  in the  prospectus.  In  addition,  prospective  holders  of the
Residual  Certificates  should consult their tax advisors regarding whether,  at
the  time  of  acquisition,   a  Residual  Certificate  will  be  treated  as  a
"noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance  potential residual interest." See "Material Federal Income Tax
Consequences--Taxation  of  Owners of REMIC  Residual  Certificates--Noneconomic
REMIC Residual Certificates,"  "--Excess Inclusions" and "--Tax and Restrictions
on Transfers of REMIC Residual  Certificates  to Certain  Organizations"  in the
prospectus.

                             METHOD OF DISTRIBUTION

      In accordance with the terms and conditions of an underwriting  agreement, dated April 25, 2006,  Credit Suisse  Securities  (USA) LLC, an affiliate of the depositor and DLJ Mortgage  Capital,  has agreed to purchase,  and the depositor has agreed to sell,  the offered  certificates.  It is expected that delivery of the offered  certificates,  other than the Residual  Certificates,  will be made only in book-entry form through the Same Day Funds Settlement  System of DTC, on or about April 28,  2006,  against  payment  therefor in  immediately  available funds.  It is expected  that the Residual  Certificates  will be  available  for delivery  at  the  office  of  the  underwriter,  against  payment  therefor  in immediately available funds.

      The underwriter has agreed, in accordance with the terms and conditions of the underwriting  agreement,  to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

                                     S-115

      The   underwriting   agreement   provides  that  the  obligations  of  the
underwriter  to pay for and accept  delivery  of the  offered  certificates  are subject to the receipt of legal  opinions and to the  conditions,  among others, that no stop order suspending the effectiveness of the depositor's  registration statement  shall be in effect and that no proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The  distribution  of the offered  certificates  by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying  prices to be determined  at the time of sale.  The  underwriter  may effect  the  transactions  by selling  the  offered  certificates  to or through dealers,  and these dealers may receive compensation in the form of underwriting discounts,  concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates,  the underwriter may be deemed to have  received  compensation  from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be  underwriters  and any  profit  on the  resale  of the  offered  certificates positioned by them may be deemed to be  underwriting  discounts and  commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the  offered  certificates,  before  deducting  expenses  payable by the depositor,  will be approximately 100.17% of the aggregate certificate principal balance of the offered certificates, plus accrued interest.

      The underwriting  agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      The primary  source of information  available to investors  concerning the offered  certificates will be the monthly statements discussed in the prospectus under "Description of the  Certificates--Reports  to Certificateholders,"  which will include information as to the outstanding  certificate principal balance of the  offered  certificates.  There  can  be no  assurance  that  any  additional information  regarding the offered  certificates  will be available  through any other  source.  In addition,  the  depositor is not aware of any source  through which price information  about the offered  certificates will be available on an ongoing  basis.  The limited  nature of this  information  regarding the offered certificates  may adversely  affect the  liquidity of the offered  certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by McKee Nelson LLP,  Washington,  District of
Columbia.

                               LEGAL PROCEEDINGS

      There are no material legal  proceedings  currently pending against any of the sponsor, the depositor or the issuing entity.

                                     RATINGS

      It is a condition to the issuance of the offered certificates that they be rated as  indicated  on page S-7 of this  prospectus  supplement  by  Standard &
Poor's Ratings Services,  a division of The McGraw Hill Companies,  Inc. ("S&P")
and Fitch Ratings ("Fitch").

      The ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of all  distributions  on the  underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects  associated  with such  certificates, including the nature of the underlying  mortgage loans.  The ratings assigned to mortgage  pass-through  certificates  do not  represent  any  assessment  of the likelihood that principal  prepayments  will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility  that  certificateholders  might suffer a lower than anticipated  yield. The ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings assigned by
S&P to the Class AR Certificates  address only the return of the Class Principal
Balance  of the Class AR and  interest  on such Class  Principal  Balance at the
Class AR Certificates' pass-through rate.

                                     S-116

      A security rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each  security  rating should be evaluated  independently  of any other security rating. In the event that the ratings  initially  assigned to the offered  certificates  are  subsequently  lowered for any  reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

      When  issued,  the  offered  certificates,  other than the Class C-B-2 and
Class C-B-3  Certificates,  will constitute  "mortgage  related  securities" for purposes  of SMMEA so long as they are  rated in one of the two  highest  rating categories by at least one nationally recognized statistical organization,  and, as such, are legal  investments  for certain  entities to the extent provided in
SMMEA.  SMMEA  provides,  however,  that states could override its provisions on legal  investment  and  restrict or  condition  investment  in mortgage  related securities by taking  statutory  action on or prior to October 3, 1991.  Certain states have enacted  legislation  which  overrides the preemption  provisions of
SMMEA.

      The depositor makes no representations  as to the proper  characterization of any class of the offered certificates for legal investment or other purposes, or as to the  ability  of  particular  investors  to  purchase  any class of the offered  certificates  under  applicable legal  investment  restrictions.  These uncertainties  may  adversely  affect  the  liquidity  of any  class of  offered certificates.  Accordingly,  all institutions  whose  investment  activities are
subject  to  legal   investment  laws  and   regulations,   regulatory   capital
requirements or review by regulatory authorities should consult with their legal advisors  in  determining  whether  and to what  extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      Any plan  fiduciary  that  proposes to cause an employee  benefit  plan or other retirement  arrangement  subject to the Employment  Retirement  Investment
Security Act of 1974, as amended ("ERISA") and/or to Section 4975 of the Code to acquire any of the offered  certificates  should  consult with its counsel about the  potential  consequences  under  ERISA,  and/or  the  Code,  of  the  plan's acquisition and ownership of those Certificates.  See "ERISA  Considerations" in the  prospectus.  Section  406 of ERISA and  Section  4975 of the Code  prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific  transactions  involving  that plan and its assets  unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes  various excise taxes on prohibited  transactions  involving plans  and  other  arrangements,  including,  but  not  limited  to,  individual
retirement  accounts,   described  under  that  Section.  ERISA  authorizes  the
imposition of civil  penalties for prohibited  transactions  involving plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans,  including governmental plans and some church plans,  are not subject to ERISA's  requirements.  Accordingly,  assets of those plans may be invested in the offered  certificates  without  regard to the ERISA considerations  described in this  prospectus  supplement and in the prospectus, subject to the  provisions  of other  applicable  federal,  state and local law.
However,  any of these plans that are qualified  and exempt from taxation  under
Sections  401(a)  and  501(a)  of the  Code  may be  subject  to the  prohibited transaction rules described in Section 503 of the Code.

      Except as noted above, investments by plans are subject to ERISA's general fiduciary  requirements,  including the  requirement of investment  prudence and diversification  and  the  requirement  that a  plan's  investments  be  made in accordance  with the documents  governing the plan. A fiduciary  that decides to invest the assets of a plan in the offered  certificates should consider,  among other  factors,  the  extreme  sensitivity  of the  investment  to the  rate  of principal payments, including prepayments, on the mortgage loans.

      The U.S.  Department  of Labor has  granted an  individual  administrative exemption  to the  underwriter  (the  "Exemption")  from some of the  prohibited transaction rules of ERISA and the related excise tax provisions of

                                     S-117

Section  4975  of the  Code  for  the  initial  purchase,  the  holding  and the subsequent  resale by plans of  securities,  including  certificates,  issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other  obligations  that meet the conditions and  requirements  of the
Exemption.  If the general  conditions  of the  Exemption are met, the Exemption applies to  certificates  that  qualify  for the  Exemption  and that  represent fractional  undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

      For a general  description of the Exemption,  and the conditions that must be satisfied  for the  Exemption  to apply,  see "ERISA  Considerations"  in the prospectus.  It is expected that the Exemption will apply to the acquisition and
holding  by  plans  of  the  offered  certificates,   other  than  the  Residual
Certificates,  and that all conditions of the Exemption  other than those within the control of the  investors  will be met. In addition,  as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate  unamortized  principal  balance of the assets of the trust.

      The rating of a security may change.  If a class of  certificates  such as the subordinate  offered  certificates is no longer rated at least BBB- or Baa3, the  certificates  of that class will no longer be eligible for relief under the
Exemption  (although a plan that had  purchased the  certificate  when it had an investment-grade  rating  would not be required by the  Exemption  to dispose of
it). In addition,  because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual
Certificates by an employee benefit plan or other retirement arrangement subject to Title I of ERISA  or  Section  4975 of the  Code  may  result  in  prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Residual  Certificates and any offered certificates rated below investment grade  (collectively,  "ERISA Restricted Offered  Certificates") will not  be  registered  by the  trustee  unless  the  trustee  receives  one of the following:

      o     a representation from the transferee of the ERISA Restricted Offered
            Certificates,  acceptable to and in form and substance  satisfactory to the  trustee,  to  the  effect  that  that  transferee  is not an employee  benefit  plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

      o     if the purchaser is an insurance company, a representation  that the purchaser  is an insurance  company  which is  purchasing  the ERISA
            Restricted   Offered   Certificates   with  funds  contained  in  an
            "insurance  company  general  account,"  as that term is  defined in
            Section V(e) of Prohibited  Transaction  Class  Exemption  95-60, or
            PTCE  95-60,  and that  the  purchase  and  holding  of those  ERISA
            Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

      o     an opinion of counsel  satisfactory to the trustee that the purchase or holding of the ERISA Restricted  Offered  Certificates by a plan, any person acting on behalf of a plan or using plan's  assets,  will not result in  prohibited  transactions  under  Section 406 of ERISA and/or  Section 4975 of the Code and will not subject the depositor, the  trustee,  the trust  administrator,  the master  servicer,  the special  servicer or any servicer to any  obligation  in addition to those undertaken in the Pooling and Servicing Agreement.

      In the event  that the  representation  is  violated,  or any  attempt  to transfer  to a plan or person  acting on behalf of a plan or using  that  plan's assets is attempted  without the opinion of counsel,  the attempted  transfer or acquisition shall be void and of no effect.

      Prospective  plan  investors  should  consult  with their  legal  advisors concerning the impact of ERISA and Section 4975 of the Code,  the  applicability
of  the   Exemption,   and  the  potential   consequences   in  their   specific
circumstances,  prior to  making  an  investment  in the  offered  certificates.
Moreover,  each plan  fiduciary  should  determine  whether  under  the  general fiduciary standards of investment prudence and diversification, an investment in the offered  certificates is appropriate  for the plan,  taking into account the overall  investment  policy  of the  plan  and  the  composition  of the  plan's investment portfolio.

                                     S-118

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited  circumstances,  the offered certificates (other
than  the  Class  AR  Certificates)   will  be  offered  globally  (the  "Global
Securities")  and will be available  only in book-entry  form.  Investors in the
Global Securities may hold such Global Securities  through any of The Depository
Trust  Company  ("DTC"),  Clearstream,   Luxembourg  or  Euroclear.  The  Global
Securities will be tradable as home market  instruments in both the European and
U.S. domestic markets.  Initial  settlement and all secondary trades will settle in same-day funds.

      Secondary  market trading  between  investors  holding  Global  Securities through Clearstream,  Luxembourg and Euroclear will be conducted in the ordinary way in  accordance  with their  normal  rules and  operating  procedures  and in accordance  with  conventional  eurobond  practice  (i.e.,  seven  calendar  day settlement).

      Secondary  market trading  between  investors  holding  Global  Securities through DTC will be conducted  according to the rules and procedures  applicable to U.S. corporate debt obligations.

      Secondary   cross-market  trading  between   Clearstream,   Luxembourg  or
Euroclear  and DTC  Participants  holding  Certificates  will be  effected  on a
delivery-against-payment   basis   through  the   respective   Depositaries   of
Clearstream,   Luxembourg   and  Euroclear   (in  such   capacity)  and  as  DTC
Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S.  withholding  taxes unless such holders  meet certain  requirements  and deliver appropriate U.S. tax documents to the securities clearing  organizations or their participants.

Initial Settlement

      All Global  Securities  will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the Global Securities will be represented  through  financial  institutions  acting on their behalf as direct and indirect  Participants in DTC. As a result,  Clearstream,  Luxembourg and Euroclear will hold positions on behalf of their participants  through their respective  Depositaries,  which in turn will hold such positions in accounts as
DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary  global  security and no  "lock-up" or  restricted  period.
Investor  securities  custody  accounts  will be  credited  with their  holdings against payment in same-day funds on the settlement date.

      Investors  electing to hold their Global Securities  through  Clearstream,
Luxembourg  or  Euroclear   accounts  will  follow  the  settlement   procedures
applicable  to  conventional  eurobonds,  except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the  securities  custody  accounts on the  settlement  date  against payment in same-day funds.

Secondary Market Trading

      Since the purchaser  determines the place of delivery,  it is important to establish  at the time of the trade  where  both the  purchaser's  and  seller's accounts are located to ensure that  settlement can be made on the desired value date.

      Trading  between DTC  Participants.  Secondary  market trading between DTC
Participants  will be settled using the procedures  applicable to prior mortgage loan asset backed certificates issues in same-day funds.

                                      I-1

      Trading between  Clearstream,  Luxembourg  and/or Euroclear  Participants.
Secondary  market  trading  between  Clearstream,   Luxembourg  Participants  or
Euroclear  Participants  will be  settled  using the  procedures  applicable  to conventional eurobonds in same-day funds.

      Trading  between  DTC  seller and  Clearstream,  Luxembourg  or  Euroclear purchaser.  When Global  Securities are to be transferred  from the account of a
DTC  Participant  to the account of a Clearstream,  Luxembourg  Participant or a
Euroclear  Participant,  the purchaser will send  instructions  to  Clearstream,
Luxembourg  or  Euroclear  through  a  Clearstream,  Luxembourg  Participant  or
Euroclear   Participant   at  least  one  business  day  prior  to   settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include  interest  accrued on the Global  Securities from and including the last coupon  payment date to and excluding the  settlement  date, on the basis of the actual number of days in such  interest  period and a year assumed to consist of
360 days.  For  transactions  settling  on the 31st of the month,  payment  will include  interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective  Depositary of the DTC Participant's account against  delivery of the Global  Securities.  After  settlement has been completed,  the Global Securities will be credited to their respective  clearing system and by the clearing system, in accordance with its usual  procedures,  to the Clearstream,  Luxembourg  Participant's or Euroclear  Participant's account.
The securities credit will appear the next day (European time) and the cash debt will be back-valued  to, and the interest on the Global  Securities  will accrue from, the value date (which would be the preceding day when settlement  occurred in New York).  If settlement is not completed on the intended  value date (i.e., the trade fails),  the  Clearstream,  Luxembourg or Euroclear  cash debt will be valued instead as of the actual settlement date.

      Clearstream,  Luxembourg Participants and Euroclear Participants will need to make  available to the  respective  clearing  systems the funds  necessary to process  same-day  funds  settlement.  The most  direct  means of doing so is to preposition funds for settlement,  either from cash on hand or existing lines of
credit,  as  they  would  for  any  settlement   occurring  within  Clearstream,
Luxembourg or Euroclear.  Under this approach,  they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream,  Luxembourg or Euroclear has extended a line of  credit  to them,  Clearstream,  Luxembourg  Participants  or  Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg
Participants or Euroclear Participants  purchasing Global Securities would incur overdraft  charges for one day,  assuming  they cleared the  overdraft  when the
Global  Securities  were credited to their  accounts.  However,  interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially  reduce or offset the amount of such overdraft  charges,  although this  result  will  depend  on each  Clearstream,  Luxembourg  Participant's  or
Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business  hours,  DTC
Participants can employ their usual procedures for sending Global  Securities to the respective  European  Depositary for the benefit of Clearstream,  Luxembourg
Participants or Euroclear  Participants.  The sale proceeds will be available to the  DTC  seller  on the  settlement  date.  Thus,  to the  DTC  Participants  a cross-market transaction will settle no differently than a trade between two DTC
Participants.

      Trading  between  Clearstream,  Luxembourg  or  Euroclear  Seller  and DTC
Purchaser. Due to time zone differences in their favor, Clearstream,  Luxembourg
Participants and Euroclear  Participants  may employ their customary  procedures for  transactions  in  which  Global  Securities  are to be  transferred  by the respective  clearing  system,  through  the  respective  Depositary,  to  a  DTC
Participant.  The seller will send  instructions to  Clearstream,  Luxembourg or
Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant
at least one  business  day prior to  settlement.  In these  cases  Clearstream,
Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver  the  Global  Securities  to the DTC  Participant's  account  against payment. Payment will include interest accrued on the Global Securities from and including the last coupon  payment to and excluding the  settlement  date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include  interest  accrued to and  excluding the first day of the following month.  The payment will then be  reflected  in the account of the  Clearstream,
Luxembourg  Participant or Euroclear  Participant the following day, and receipt of the cash proceeds in the Clearstream,

                                      I-2

Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in
New  York).  Should  the  Clearstream,   Luxembourg   Participant  or  Euroclear
Participant have a line of credit with its respective  clearing system and elect to be in debt in  anticipation  of receipt of the sale  proceeds in its account, the  back-valuation  will  extinguish  any overdraft  incurred over that one-day period.  If settlement is not  completed on the intended  value date (i.e.,  the trade  fails),  receipt  of the cash  proceeds  in the  Clearstream,  Luxembourg
Participant's or Euroclear  Participant's  account would instead be valued as of the actual settlement date.

      Finally,  day traders that use  Clearstream,  Luxembourg  or Euroclear and
that  purchase  Global   Securities  from  DTC   Participants  for  delivery  to
Clearstream,  Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques  should be readily  available to eliminate this potential problem:

            (a) borrowing through  Clearstream,  Luxembourg or Euroclear for one day  (until  the  purchase  side of the day  trade is  reflected  in their
      Clearstream,  Luxembourg  or Euroclear  accounts) in  accordance  with the clearing system's customary procedures;

            (b)  borrowing  the  Global  Securities  in  the  U.S.  from  a  DTC
      Participant  no later than one day prior to  settlement,  which would give
      the  Global   Securities   sufficient   time  to  be  reflected  in  their
      Clearstream,  Luxembourg or Euroclear  account in order to settle the sale side of the trade; or

            (c)  staggering  the value  dates for the buy and sell  sides of the trade so that the value date for the purchase from the DTC  Participant is at least one day prior to the value date for the sale to the  Clearstream,
      Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial  owner that is not a United  States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate  through  Clearstream,  Euroclear  or DTC  may be  subject  to  U.S.
withholding tax unless such beneficial owner provides  certain  documentation to the  trustee  or to  the  U.S.  entity  required  to  withhold  tax  (the  "U.S.
withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

            I.    the trust administrator or the U.S. withholding agent receives a statement--

                  (a)   from the beneficial  owner on Internal  Revenue  Service
                        (IRS) From W-8BEN (or any successor form) that--

                        (i)   is signed by the beneficial  owner under penalties
                              of perjury,

                        (ii)  certifies  that  such  beneficial  owner  is not a
                              United States person, and

                        (iii) provides  the name and  address of the  beneficial
                              owner, or

                  (b)   from a securities clearing organization, a bank or other
                        financial  institution that holds customers'  securities
                        in the ordinary course of its trade or business that--

                        (i)   is  signed  under   penalties  of  perjury  by  an
                              authorized   representative   of   the   financial
                              institution,

                        (ii)  states that the financial institution has received
                              an IRS Form  W-8BEN (or any  successor  form) from
                              the  beneficial  owner or that  another  financial
                              institution  acting on  behalf  of the  beneficial
                              owner has  received  such IRS Form  W-8BEN (or any
                              successor form),

                                      I-3

                        (iii) provides  the name and  address of the  beneficial
                              owner, and

                        (iv)  attaches  the IRS Form  W-8BEN  (or any  successor
                              form) provided by the beneficial owner;

            II.   the beneficial owner claims an exemption or reduced rate based on a treaty and  provides a properly  executed IRS Form W-8BEN
                  (or any successor form) to the trustee or the U.S. withholding agent;

            III.  the  beneficial  owner  claims an  exemption  stating that the income is  effectively  connected to a U.S.  trade or business and  provides  a  properly  executed  IRS Form  W-8ECI (or any successor form) to the trustee or the U.S.  withholding agent;
                  or

            IV.   the  beneficial  owner  is a  nonwithholding  partnership  and provides a properly executed IRS Form W-8IMY (or any successor form) with all  necessary  attachments  to the  trustee or the
                  U.S.  withholding agent.  Certain  pass-through  entities that have entered into agreements with the Internal Revenue Service
                  (for  example  qualified  intermediaries)  may be  subject  to different documentation  requirements;  it is recommended that such  beneficial  owner  consult with their tax advisors  when purchasing the certificates.

      A beneficial owner holding book-entry  certificates through Clearstream or
Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing  agency,  in the case of persons  holding  directly on the books of the clearing  agency.  Under certain  circumstances  a Form W-8BEN,  if furnished with a taxpayer  identification  number,  (TIN), will remain in effect until the status of the beneficial  owner changes,  or a change in circumstances makes any  information on the form  incorrect,  provided at least one payment is reported  annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished  without a TIN,  and a Form  W-8ECI will remain in effect for a period starting  on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all beneficial owners holding book-entry certificates through
Clearstream,  Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

            I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form
      W-8IMY  (or any  successor  forms) if that  person is not a United  States person;

            II.  provides a properly  executed  IRS Form W-9 (or any  substitute form) if that person is a United States person; or

            III. is a corporation,  within the meaning of Section 7701(a) of the
      Internal  Revenue  Code of 1986,  or  otherwise  establishes  that it is a recipient exempt from United States backup withholding.

      This  summary  does not deal  with  all  aspects  of  federal  income  tax withholding or backup withholding that may be relevant to investors that are not
United States persons within the meaning of Section  7701(a)(30) of the Internal
Revenue Code.  Such  investors are advised to consult their own tax advisors for specific tax advice  concerning  their holding and  disposing of the  book-entry certificates.  For example, additional rules may apply in the case of beneficial owners holding certificates through a partnership or grantor trust.

      The term  United  States  person  means (1) a citizen or  resident  of the
United  States,  (2) an entity,  for United States  federal income tax purposes, that is a  corporation  or  partnership  organized  in or under  the laws of the
United  States or any state  thereof or the  District of Columbia  (other than a partnership  that is not treated as a United States person under any  applicable
Treasury regulations),  (3) an estate the income of which is includable in gross income for United States tax purposes,  regardless of its source, (4) a trust if a court within the United States is able to exercise  primary  supervision  over the  administration  of the trust and one or more  United  States  persons  have authority  to control all  substantial  decisions  of the trust,  and (5) to the extent provided in  regulations,  certain trusts in existence on August 20, 1996 that are treated as United  States  persons prior to such date and that elect to continue to be treated as United States persons.

                                      I-4

PROSPECTUS

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

      o     closed-end and/or revolving credit mortgage loans secured by one- to four-family residential properties;

      o     mortgage loans secured by multifamily  residential rental properties consisting of five or more dwelling units;

      o     mortgage loans secured by commercial real estate properties;

      o     mortgage  loans secured by mixed  residential  and  commercial  real estate properties;

      o     loans secured by unimproved land;

      o     loans made to finance  the  purchase of certain  rights  relating to cooperatively  owned  properties  secured  by the  pledge  of shares issued  by a  cooperative  corporation  and  the  assignment  of the proprietary  lease or occupancy  agreement  providing  the exclusive right to occupy a particular dwelling unit; or

      o     manufactured  housing  installment  sales  contracts and installment loan agreements.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 April 26, 2006

              Important notice about information presented in this
              prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      o     this prospectus,  which provides general information,  some of which may not apply to your series of certificates; and

      o     the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled
"Glossary" beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                       2

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of securities to the public in that
Relevant Member State at any time:

      (a)   to legal  entities  which are  authorised or regulated to operate in the financial  markets or, if not so authorised or regulated,  whose corporate purpose is solely to invest in securities;

      (b)   to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year;  (2) a total balance  sheet of more than  (euro)43,000,000  and (3) an annual net turnover of more than (euro)50,000,000,  as shown in its last annual or consolidated accounts; or

      (c)   in any other  circumstances  which do not require the publication by the issuer of a prospectus  pursuant to Article 3 of the  Prospectus
            Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that
Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

      (a)   it has only  communicated or caused to be communicated and will only communicate or cause to be  communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the Financial  Services and Markets Act (the "FSMA")) received by it in  connection  with  the  issue  or  sale of the  securities  in circumstances  in which  Section 21(1) of the FSMA does not apply to the issuer; and

      (b)   it has complied and will comply with all  applicable  provisions  of the FSMA with  respect to  anything  done by it in  relation  to the securities in, from or otherwise involving the United Kingdom.

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                                                                            Page
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   Enforcement of Due-on-Sale Clauses; Realization
     Upon Defaulted Mortgage Loans ........................................   65
   Enforcement of "Due-on-Sale" Clauses; Realization Upon

   Certain Matters Regarding the Servicer,
     the Depositor, the Trustee and the

   Standard Hazard Insurance Policies on
     Mortgage Loans .......................................................   84
   Standard Hazard Insurance Policies on the

                                       4

                                     RISK FACTORS

       The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities.
You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments  When you buy a security, you will not own an for your securities other than  interest in or a debt obligation of Credit payments on the mortgage loans  Suisse First Boston Mortgage Securities Corp.,
in the trust and any credit     the master servicer or any of their affiliates.
enhancement.                    You will own an interest in the trust. Your
                                payments come only from assets in the trust.
                                Therefore, the mortgagors' payments on the
                                mortgage loans included in the trust (and any
                                credit enhancements) will be the sole source of
                                payments to you. If those amounts are
                                insufficient to make required payments of
                                interest or principal to you, there is no other
                                source of payments. Moreover, no governmental
                                agency either guarantees or insures payments on
                                the securities or any of the mortgage loans,
                                except as otherwise described in the related
                                prospectus supplement.

In some instances, the return   In certain instances, a large percentage of the
on your securities may be       mortgage loans are secured by second liens. In
reduced by losses on the        the case of second liens, proceeds from
mortgage loans, which are more  liquidation of the mortgaged property will be
likely if substantially all     available to satisfy the mortgage loans only if
are secured only by second      the claims of any senior mortgages have been
liens.                          satisfied in full. When it is uneconomical to
                                foreclose on a mortgaged property or engage in
                                other loss mitigation procedures, the related
                                servicer may write off the entire outstanding
                                balance of the mortgage loan as a bad debt.
                                These are risks particularly applicable to
                                mortgage loans secured by second liens that have
                                high combined loan to value ratios or have small
                                balances relative to the total indebtedness of
                                the borrower because it is more likely that the
                                related servicer would determine foreclosure to
                                be uneconomical for those types of mortgage
                                loans than for first lien mortgage loans with
                                low loan-to-value ratios.

Debt incurred by the borrowers  With respect to mortgage loans that were used in addition to that related to  for debt consolidation, there can be no
the mortgage loans could        assurance that the borrower will not incur
increase your risk.             further debt in addition to the mortgage loan.
                                This additional debt could impair the ability of
                                borrowers to service their debts, which in turn
                                could result in higher rates of delinquency and
                                loss on the mortgage loans.

Loss mitigation may increase    In some instances, the related servicer may use
your risk.                      a wide variety of practices to limit losses on
                                defaulted mortgage loans, including writing off
                                part of the debt, reducing future payments, and
                                deferring the collection of past due payments.
                                The use of these practices may result in
                                recognition of losses.

You bear the risk of mortgagor  Because your securities are backed by the
defaults; some kinds of         mortgage loans, your investment may be affected
mortgage loans may be           by a decline in real estate values and changes
especially prone to defaults.   in each individual mortgagor's financial
                                conditions. You should be aware that the value
                                of the mortgaged properties may decline. If the
                                outstanding balance of a mortgage loan and any
                                secondary financing on the

                                       5

                                underlying property is greater than the value of
                                the property, there is an increased risk of
                                delinquency, foreclosure and losses. To the
                                extent your securities are not covered by credit
                                enhancements, you will bear all of the risks
                                resulting from defaults by mortgagors. In
                                addition, several types of mortgage loans which
                                have higher than average rates of default or
                                loss may be included in the trust that issues
                                your security. The following types of loans may
                                be included:

                                o       mortgage loans that are subject to
                                        "negative amortization". The principal
                                        balances of these loans may be increased
                                        to amounts greater than the value of the
                                        underlying property. This increases the
                                        likelihood of default;

                                o       mortgage loans that do not fully
                                        amortize over their terms to maturity
                                        which are sometimes referred to as
                                        "balloon loans" and some revolving
                                        credit loans that do not significantly
                                        amortize prior to maturity. Balloon
                                        loans and revolving credit loans, if
                                        applicable, involve a greater degree of
                                        risk because the ability of a mortgagor
                                        to make the final payment on these types
                                        of mortgage loans typically depends on
                                        the ability to refinance the loan or
                                        sell the related mortgaged property. In
                                        addition, due to the unpredictable
                                        nature of principal payments for
                                        revolving credit loans, the rates of
                                        principal payments for those loans may
                                        be more volatile than for typical first
                                        lien loans. To the extent the principal
                                        payments on certain revolving credit
                                        loans are being reinvested on Draws on
                                        other revolving credit loans in the
                                        pool, principal distributions on your
                                        securities may be further reduced;

                                o       adjustable rate mortgage loans and other
                                        mortgage loans that provide for
                                        escalating or variable payments by the
                                        mortgagor. The mortgagor may have
                                        qualified for those loans based on an
                                        income level sufficient to make the
                                        initial payments only. As the payments
                                        increase, the likelihood of default will
                                        increase;

                                o       loans secured by second or more junior
                                        liens. The cost of foreclosure on these
                                        loans compared to the potential
                                        foreclosure proceeds, after repaying all
                                        senior liens, may cause these loans to
                                        be effectively unsecured; and

                                o       mortgage loans that are concentrated in
                                        one or more regions, states (including,
                                        but not limited to, California) or zip
                                        code areas of the United States. If the
                                        regional economy or housing market in
                                        that area weakens, the mortgage loans
                                        may experience high rates of loss and
                                        delinquency, resulting in losses to
                                        securityholders. The economic condition
                                        and housing market in that area may be
                                        adversely affected by a variety of
                                        events, including a downturn in certain
                                        industries or other businesses
                                        concentrated in that area, natural
                                        disasters such as earthquakes,
                                        mudslides, hurricanes, floods, wildfires
                                        and eruptions, and civil disturbances
                                        such as riots. The

                                       6

                                        depositor cannot predict whether, or to
                                        what extent or for how long, such events
                                        may occur. See "The Mortgage Pool" in
                                        the prospectus supplement to see if any
                                        of these or other types of special risk
                                        loans are included in the mortgage pool
                                        applicable to your securities.

The underwriting guidelines     The mortgage loans were originated or acquired
used to originate the mortgage  generally in accordance with the underwriting
loans may impact losses.        guidelines described in this prospectus. The
                                underwriting standards typically differ from,
                                and are generally less stringent than, the
                                underwriting standards established by Fannie Mae
                                or Freddie Mac. In addition, the mortgage loans
                                may have been made to mortgagors with imperfect
                                credit histories, ranging from minor
                                delinquencies to bankruptcy, or mortgagors with
                                relatively high ratios of monthly mortgage
                                payments to income or relatively high ratios of
                                total monthly credit payments to income.
                                Consequently, the mortgage loans may experience
                                rates of delinquency, foreclosure and bankruptcy
                                that are higher, and that may be substantially
                                higher, than those experienced by mortgage loans
                                underwritten in accordance with higher
                                standards.

There is a risk that there may  Substantial delays could be encountered in
be a delay in receipt of        connection with the liquidation of defaulted
liquidation proceeds and        mortgage loans. Further, liquidation expenses
liquidation proceeds may be     such as legal fees, real estate taxes and
less than the mortgage loan     maintenance and preservation expenses will
balance.                        reduce the portion of liquidation proceeds
                                payable to you. In addition, in some instances a
                                large portion of the mortgage loans are secured
                                by second liens on the related mortgaged
                                property. If a mortgagor on a mortgage loan
                                secured by a second lien defaults, the trust's
                                rights to proceeds on the liquidation of the
                                related mortgaged property are subordinate to
                                the rights of the holder of the first lien on
                                the related mortgaged property. There may not be
                                enough proceeds to pay both the first lien and
                                the second lien. If a mortgaged property fails
                                to provide adequate security for the mortgage
                                loan and the available credit enhancement is
                                insufficient to cover the loss, you will incur a
                                loss on your investment.

There are risks relating to     Certain mortgage loans are or may become
alternatives to foreclosure.    delinquent after the closing date. A servicer
                                may either foreclose on a delinquent mortgage
                                loan or, under certain circumstances, work out
                                an agreement with the related mortgagor, which
                                may involve waiving or modifying any term of the
                                mortgage loan or charge off the mortgage loan.
                                If a servicer extends the payment period or
                                accepts a lesser amount than stated in the
                                mortgage note in satisfaction of the mortgage
                                note or charges off the mortgage loan, your
                                yield may be reduced.

To the extent applicable,       To the extent applicable, with respect to some
losses on the mortgage loans    series and any group of subordinate securities,
in one asset group related to   the applicable coverage for special hazard
a group of subordinate          losses, fraud losses and bankruptcy losses
securities may reduce the       covers all of the mortgage loans in each asset
yield on certain senior         group related to that group of subordinate
securities related to one or    securities. Therefore, if mortgage loans in any
more other asset groups         of such asset groups suffer a high level of
related to that group of        these types of losses, it will reduce the
subordinate securities.         available coverage for all

                                       7

                                of the senior securities related to each of such
                                asset groups and certain classes of such group
                                of subordinate securities. Investors should be
                                aware that after the applicable coverage amounts
                                have been exhausted, if a mortgage loan in any
                                of such asset groups suffers these types of
                                losses, all of the senior securities related to
                                such asset groups will, and certain principal
                                only securities related to such asset groups may
                                be allocated a portion of that loss.

                                Because each group of subordinate securities
                                represents interests in the mortgage loans in
                                each asset group related to such group of
                                subordinate securities, the class principal
                                balances of these classes of securities could be
                                reduced to zero as a result of realized losses
                                on the mortgage loans in any of such asset
                                groups. Therefore, the allocation of realized
                                losses on the mortgage loans in each asset group
                                related to such group of subordinate securities
                                will reduce the subordination provided by those
                                classes of securities to all of the senior
                                securities related to such asset groups and
                                certain classes of such group of subordinate
                                securities, including the senior securities
                                related to the asset group that did not suffer
                                any losses. This will increase the likelihood
                                that future realized losses may be allocated to
                                senior securities related to the asset group
                                that did not suffer those previous losses.

Credit enhancements may be      The prospectus supplement related to your
limited or reduced and this     securities may specify that credit enhancements
may cause your securities to    will provide some protection to cover various
bear more risk of mortgagor     losses on the underlying mortgage loans. The
defaults.                       forms of credit enhancement include (but are not
                                limited to) the following: subordination of one
                                or more classes of securities to other classes
                                of securities in the same series evidencing
                                beneficial ownership in the same pool of
                                collateral or different pools; having assets in
                                the trust with a greater amount of aggregate
                                principal balance than the aggregate principal
                                balance of the securities in a series; an
                                insurance policy on a particular class of
                                securities; a letter of credit; a mortgage pool
                                insurance policy; a reserve fund; or any
                                combination of the above. See "Credit Support"
                                in this prospectus. See also "Credit
                                Enhancement" in the prospectus supplement in
                                order to see what forms of credit enhancements
                                apply to your securities.

                                Regardless of the form of credit enhancement, an
                                investor should be aware that:

                                o       The amount of coverage is usually
                                        limited;

                                o       The amount of coverage will usually be
                                        reduced over time according to a
                                        schedule or formula;

                                o       The particular forms of credit
                                        enhancement may provide coverage only to
                                        some types of losses on the mortgage
                                        loans, and not to other types of losses;

                                o       The particular forms of credit
                                        enhancement may provide coverage only to
                                        some securities and not other securities
                                        of the same series; and

                                       8

                                o       If the applicable rating agencies
                                        believe that the rating on the
                                        securities will not be adversely
                                        affected, some types of credit
                                        enhancement may be reduced or
                                        terminated.

If you hold auction             For certain series, certain securities may be
securities, when those          offered, referred to in this prospectus as
securities are transferred on   auction securities, which will be transferred to
the auction distribution date,  third-party investors on a certain distribution
you may not receive par for     date, referred to in this prospectus as the
those securities if the money   auction distribution date. If you purchase an
available under the auction     auction security, your investment in that
and the swap agreement is       security will end on the related auction
insufficient                    distribution date.

                                If the outstanding principal balance of any
                                class of auction securities, after application
                                of principal distributions and realized losses
                                on the related auction distribution date, is
                                greater than the amount received in the auction,
                                a swap counterparty, pursuant to a swap
                                agreement, will be obligated to pay the amount
                                of that excess to the auction administrator for
                                distribution to the holders of the auction
                                securities. If all or a portion of a class of
                                auction securities is not sold in the auction,
                                the auction price for such unsold securities
                                will be deemed to be zero and the swap
                                counterparty will pay the auction administrator
                                the entire outstanding principal balance of the
                                unsold securities, after application of
                                principal distributions and realized losses on
                                the related auction distribution date. If the
                                swap counterparty defaults on its obligations
                                under the swap agreement, you may receive an
                                amount less than the outstanding principal
                                balance of your auction security, after
                                application of principal distributions and
                                realized losses on the auction distribution
                                date. In addition, if the swap counterparty
                                defaults and if not all of a class of securities
                                is purchased by third-party investors in the
                                auction, then your auction security (or part of
                                your auction security) will not be transferred,
                                in which case you will not receive any proceeds
                                from the auction and you will retain your
                                auction security (or part of your auction
                                security).

The ratings of your securities  Any class of securities offered under this
may be lowered or withdrawn,    prospectus and the accompanying prospectus
and do not take into account    supplement will be rated in one of the four
risks other than credit risks   highest rating categories of at least one
which you will bear.            nationally recognized rating agency. A rating is
                                based on the adequacy of the value of the trust
                                assets and any credit enhancement for that
                                class, and reflects the rating agency's
                                assessment of how likely it is that holders of
                                the class of securities will receive the
                                payments to which they are entitled. A rating
                                does not constitute an assessment of how likely
                                it is that principal prepayments on the
                                underlying loans will be made, the degree to
                                which the rate of prepayments might differ from
                                that originally anticipated, or the likelihood
                                that the securities will be redeemed early. A
                                rating is not a recommendation to purchase,
                                hold, or sell securities because it does not
                                address the market price of the securities or
                                the suitability of the securities for any
                                particular investor. If the performance of the
                                related mortgage loans is substantially worse
                                than assumed by the rating agencies, the ratings
                                of any class of the certificates may be lowered
                                in the future. This

                                       9

                                would probably reduce the value of those
                                certificates. None of the depositor, the
                                servicers, the master servicer, the special
                                servicer, the seller, the trustee, the trust
                                administrator, the underwriter or any other
                                entity will have any obligation to supplement
                                any credit enhancement, or to take any other
                                action to maintain any rating of the
                                certificates.

                                A rating may not remain in effect for any given
                                period of time and the rating agency could lower
                                or withdraw the rating, entirely in the future.
                                For example, the rating agency could lower or
                                withdraw its rating due to:

                                o       a decrease in the adequacy of the value
                                        of the trust assets or any related
                                        credit enhancement, an adverse change in
                                        the financial or other condition of a
                                        credit enhancement provider, or

                                o       a change in the rating of the credit
                                        enhancement provider's long-term debt.

                                The amount, type, and nature of credit
                                enhancement established for a class of
                                securities will be determined on the basis of
                                criteria established by each rating agency
                                rating classes of the securities. These criteria
                                are sometimes based on an actuarial analysis of
                                the behavior of similar loans in a larger group.
                                That analysis is often the basis on which each
                                rating agency determines the amount of credit
                                enhancement required for a class. The historical
                                data supporting any actuarial analysis may not
                                accurately reflect future experience, and the
                                data derived from a large pool of similar loans
                                may not accurately predict the delinquency,
                                foreclosure, or loss experience of any a
                                particular pool of mortgage loans.

Your yield may be reduced due   The master servicer or another entity specified
to the optional redemption of   in the related prospectus supplement may elect
the securities or the options   to repurchase all of the assets of the trust if
repurchase of underlying        the aggregate outstanding principal balance of
mortgage loans.                 those assets is less than a percentage of their
                                initial outstanding principal amount specified
                                in the prospectus supplement. This kind of event
                                will subject the trust related to your
                                securities to early retirement and would affect
                                the average life and yield of each class of
                                securities in those series. See "Yield,
                                Prepayment and Maturity Considerations" in this
                                prospectus and in the accompanying prospectus
                                supplement.

Violation of various federal    Applicable state laws generally regulate
and state laws may result in    interest rates and other charges, require
losses on the mortgage loans    certain disclosures, and require licensing of
                                mortgage loan originators. In addition, other
                                state laws, public policy and general principles
                                of equity relating to the protection of
                                consumers, unfair and deceptive practices and
                                debt collection practices may apply to the
                                origination, servicing and collection of the
                                mortgage loans.

                                The mortgage loans are also subject to federal
                                laws, including:

                                o       the Federal Truth-in-Lending Act and
                                        Regulation Z promulgated thereunder,
                                        which require certain disclosures

                                       10

                                        to the borrowers regarding the terms of
                                        the mortgage loans;

                                o       the Equal Credit Opportunity Act and
                                        Regulation B promulgated thereunder,
                                        which prohibit discrimination on the
                                        basis of age, race, color, sex,
                                        religion, marital status, national
                                        origin, receipt of public assistance or
                                        the exercise of any right under the
                                        Consumer Credit Protection Act, in the
                                        extension of credit; and

                                o       the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the borrower's
                                        credit experience.

                                Violations of certain provisions of these state
                                and federal laws may limit the ability of the
                                related servicer to collect all or part of the
                                principal of or interest on the mortgage loans
                                and in addition could subject the trust to
                                damages, including monetary penalties, and
                                administrative enforcement. In particular, an
                                originator's failure to comply with certain
                                requirements of the Federal Truth-in-Lending
                                Act, as implemented by Regulation Z, could
                                subject the related trust to monetary penalties,
                                and result in the related obligors' rescinding
                                the mortgage loans against that trust.

                                The seller will represent that any and all
                                requirements of any federal and state law
                                (including applicable predatory and abusive
                                lending laws) applicable to the origination of
                                each mortgage loan sold by it have been complied
                                with. In the event of a breach of that
                                representation, the seller will be obligated to
                                cure such breach or repurchase or replace the
                                affected mortgage loan in the manner described
                                in this prospectus.

                                Given that the mortgage lending and servicing
                                business involves compliance with numerous
                                local, state and federal lending laws, lenders
                                and servicers, including the originators and the
                                servicers of the mortgage loans, are subject to
                                numerous claims, legal actions (including class
                                action lawsuits), investigations, subpoenas and
                                inquiries in the ordinary course of business. It
                                is impossible to determine the outcome of any
                                such actions, investigations or inquiries and
                                the resultant legal and financial liability with
                                respect thereto. If any finding were to have a
                                material adverse effect on the financial
                                condition or results of an originator or on the
                                validity of the mortgage loans, losses on the
                                securities could result.

You may have to hold your       A secondary market for the offered securities
offered securities to their     may not develop. Even if a secondary market does
maturity because of difficulty  develop, it may not continue or it may be
in reselling the offered        illiquid. Neither the underwriter nor any other
securities.                     person will have any obligation to make a
                                secondary market in your securities. Illiquidity
                                means an investor may not be able to find a
                                buyer to buy its securities readily or at prices
                                that will enable the investor to realize a
                                desired yield. Illiquidity can have a severe
                                adverse effect on the market value of the
                                offered securities. Any class of offered
                                securities may experience illiquidity, although

                                       11

                                generally illiquidity is more likely for classes
                                that are especially sensitive to prepayment,
                                credit or interest rate risk, or that have been
                                structured to meet the investment requirements
                                of limited categories of investors.

The absence of physical         The offered securities, other than certain
securities may cause delays in  classes of residual securities, will not be
payments and cause difficulty   issued in physical form. Securityholders will be
in pledging or selling the      able to transfer securities, other than such
offered securities.             residual securities, only through The Depository
                                Trust Company (referred to in this prospectus as
                                DTC), participating organizations, indirect
                                participants and certain banks. The ability to
                                pledge a security to a person that does not
                                participate in DTC may be limited because of the
                                absence of a physical security. In addition,
                                securityholders may experience some delay in
                                receiving distributions on these securities
                                because the trustee or trust administrator, as
                                applicable, will not send distributions directly
                                to them. Instead, the trustee or trust
                                administrator, as applicable, will send all
                                distributions to DTC, which will then credit
                                those distributions to the participating
                                organizations. Those organizations will in turn
                                credit accounts securityholders have either
                                directly or indirectly through indirect
                                participants.

The yield to maturity on your   The yield to maturity on each class of offered
securities will depend on       securities will depend on a variety of factors,
various factors, including the  including:
rate of prepayments.
                                o       the rate and timing of principal
                                        payments on the related mortgage loans
                                        (including prepayments, defaults and
                                        liquidations, and repurchases due to
                                        breaches of representations or
                                        warranties);

                                o       the pass-through rate for that class;

                                o       with respect to any class of securities
                                        that receives payments under a yield
                                        maintenance agreement, whether the
                                        required payments are made under the
                                        yield maintenance agreement and are
                                        sufficient;

                                o       interest shortfalls due to mortgagor
                                        prepayments on the related mortgage
                                        loans;

                                o       whether losses on the mortgage loans are
                                        covered by credit enhancements;

                                o       rapid prepayment of the mortgage loans
                                        may result in a reduction of excess
                                        spread which will make it difficult to
                                        create or maintain
                                        overcollateralization, if applicable;

                                o       repurchases of mortgage loans as a
                                        result of defective documentation and
                                        breaches of representations and
                                        warranties

                                o       whether an optional termination or an
                                        auction sale of the related loan group
                                        or loan groups occurs; and

                                o       the purchase price of that class.

                                The rate of prepayments is one of the most
                                important and least predictable of these
                                factors.

                                       12

                                In general, if a class of securities is
                                purchased at a price higher than its outstanding
                                principal balance and principal distributions on
                                that class occur faster than assumed at the time
                                of purchase, the yield will be lower than
                                anticipated. Conversely, if a class of
                                securities is purchased at a price lower than
                                its outstanding principal balance and principal
                                distributions on that class occur more slowly
                                than assumed at the time of purchase, the yield
                                will be lower than anticipated.

The rate of prepayments on the  Since mortgagors can generally prepay their
mortgage loans will be          mortgage loans at any time, the rate and timing
affected by various factors.    of principal distributions on the offered
                                securities are highly uncertain. Generally, when
                                market interest rates increase, borrowers are
                                less likely to prepay their mortgage loans. Such
                                reduced prepayments could result in a slower
                                return of principal to holders of the offered
                                securities at a time when they may be able to
                                reinvest such funds at a higher rate of interest
                                than the pass-through rate on their class of
                                securities. Conversely, when market interest
                                rates decrease, borrowers are generally more
                                likely to prepay their mortgage loans. Such
                                increased prepayments could result in a faster
                                return of principal to holders of the offered
                                securities at a time when they may not be able
                                to reinvest such funds at an interest rate as
                                high as the pass-through rate on their class of
                                securities.

                                Some of the mortgage loan in a trust may be
                                adjustable rate mortgage loans, in which case,
                                the mortgage loans generally adjust after a one
                                year, two year, three year, five year or seven
                                year initial fixed rate period. We are not aware
                                of any publicly available statistics that set
                                forth principal prepayment experience or
                                prepayment forecasts of mortgage loans of the
                                type included in the trust over an extended
                                period of time, and the experience with respect
                                to the mortgage loans included in the trust is
                                insufficient to draw any conclusions with
                                respect to the expected prepayment rates on such
                                mortgage loans. As is the case with conventional
                                fixed rate mortgage loans, adjustable rate
                                mortgage loans may be subject to a greater rate
                                of principal prepayments in a declining interest
                                rate environment. For example, if prevailing
                                mortgage interest rates fall significantly,
                                adjustable rate mortgage loans with an initial
                                fixed rate period could be subject to higher
                                prepayment rates either before or after the
                                interest rate on the mortgage loan begins to
                                adjust than if prevailing mortgage interest
                                rates remain constant because the availability
                                of fixed rate mortgage loans at competitive
                                interest rates may encourage mortgagors to
                                refinance their mortgage loans to "lock in"
                                lower fixed interest rates. The features of
                                adjustable rate mortgage loan programs during
                                the past years have varied significantly in
                                response to market conditions including the
                                interest rate environment, consumer demand,
                                regulatory restrictions and other factors. The
                                lack of uniformity of the terms and provisions
                                of such adjustable rate mortgage loan programs
                                have made it impracticable to compile meaningful
                                comparative data on prepayment rates and,
                                accordingly, we cannot assure you as to the rate
                                of

                                       13

                                prepayments on the mortgage loans in stable or
                                changing interest rate environments.

                                Refinancing programs, which may involve
                                soliciting all or some of the mortgagors to
                                refinance their mortgage loans, may increase the
                                rate of prepayments on the mortgage loans. These
                                refinancing programs may be offered by an
                                originator, the servicers, the master servicer,
                                any sub-servicer or their affiliates and may
                                include streamlined documentation programs.

                                Certain mortgage loans in each asset group may
                                provide for payment by the mortgagor of a
                                prepayment premium in connection with certain
                                full or partial prepayments of principal.
                                Generally, each such mortgage loan provides for
                                payment of a prepayment premium in connection
                                with certain voluntary, full or partial
                                prepayments made within the period of time
                                specified in the related mortgage note,
                                generally ranging from six months to five years
                                from the date of origination of such mortgage
                                loan. The amount of the applicable prepayment
                                premium, to the extent permitted under
                                applicable law, is as provided in the related
                                mortgage note; generally, such amount is equal
                                to six months' interest on any amounts prepaid
                                during any 12-month period in excess of 20% of
                                the original principal balance of the related
                                mortgage loan or a specified percentage of the
                                amounts prepaid. Such prepayment premiums may
                                discourage mortgagors from prepaying their
                                mortgage loans during the penalty period and,
                                accordingly, affect the rate of prepayment of
                                such mortgage loans even in a declining interest
                                rate environment. All prepayment premiums will
                                either be retained by the related servicer, or
                                in some instances, be paid to the holder of a
                                class of non-offered securities, if applicable,
                                and in either case, will not be available for
                                distribution to the offered securities.

                                The seller may be required to purchase mortgage
                                loans from the trust in the event certain
                                breaches of representations and warranties made
                                by it have not been cured. In addition, a
                                special servicer may have the option to purchase
                                certain mortgage loans from the trust that
                                become ninety days or more delinquent. These
                                purchases will have the same effect on the
                                holders of the offered securities as a
                                prepayment of the mortgage loans.

The yield on your securities    With respect to certain adjustable-rate mortgage
may also be affected by         loans, after an initial fixed-rate period, each
changes in the mortgage         mortgage loan provides for adjustments to the
interest rate, if applicable.   interest rate generally every six months or
                                twelve months. The interest rate on each
                                mortgage loan will adjust to equal the sum of an
                                index and a margin. Interest rate adjustments
                                may be subject to limitations stated in the
                                mortgage note with respect to increases and
                                decreases for any adjustment (i.e., a "periodic
                                cap"). In addition, the interest rate may be
                                subject to an overall maximum and minimum
                                interest rate.

                                       14

                                With respect to certain of the variable rate
                                offered securities, if applicable, the
                                pass-through rates may decrease, and may
                                decrease significantly, after the mortgage
                                interest rates on the mortgage loans begin to
                                adjust as a result of, among other factors, the
                                dates of adjustment, the margins, changes in the
                                indices and any applicable periodic cap or
                                lifetime rate change limitations. Each
                                adjustable-rate mortgage loan has a maximum
                                mortgage interest rate and substantially all of
                                the adjustable-rate mortgage loans have a
                                minimum mortgage interest rate. Generally, the
                                minimum mortgage interest rate is the applicable
                                margin. In the event that, despite prevailing
                                market interest rates, the mortgage interest
                                rate on any mortgage loan cannot increase due to
                                a maximum mortgage interest rate limitation or a
                                periodic cap, the yield on the securities could
                                be adversely affected.

                                Further, investment in the variable rate offered
                                securities, if applicable, involves the risk
                                that the level of one-month LIBOR may change in
                                a direction or at a rate that is different from
                                the level of the index used to determine the
                                interest rates on the related adjustable-rate
                                mortgage loans. In addition, because the
                                mortgage rates on the adjustable-rate mortgage
                                loans adjust at different times and in different
                                amounts, there may be times when one-month LIBOR
                                plus the applicable margin could exceed the
                                applicable rate cap. This will have the effect
                                of reducing the pass-through rates on the
                                related securities, at least temporarily. This
                                difference up to certain limits described herein
                                will be paid to you on future distribution dates
                                only to the extent that there is sufficient
                                cashflow as described in the prospectus
                                supplement. No assurances can be given that such
                                additional funds will be available.

Interest only mortgage loans    Certain of the mortgage loans may not provide
have a greater degree of risk   for any payments of principal (i) for a period
of default.                     generally ranging from five to fifteen years
                                following the date of origination or (ii) prior
                                to their first adjustment date. These mortgage
                                loans may involve a greater degree of risk
                                because, if the related mortgagor defaults, the
                                outstanding principal balance of that mortgage
                                loan will be higher than for an amortizing
                                mortgage loan.

Additional risk is associated   Investors in certain classes of securities,
with mezzanine securities.      referred to in this prospectus as mezzanine
                                securities, should be aware that, on any
                                distribution date, certain losses which would
                                otherwise be allocated to one ore more other
                                classes of securities, will be allocated to the
                                related class of mezzanine securities, until its
                                class principal balance is reduced to zero.

An optional termination or, in  With respect to each group of subordinate
some instances, an auction      securities and any series, when the aggregate
sale of the trust may           outstanding principal balance of the mortgage
adversely affect the            loans in the asset groups related to such group
securities.                     of subordinate securities is less than 10% of
                                the aggregate principal balance of those
                                mortgage loans as of the cut-off date for that
                                series, the terminating entity, as provided in
                                the related pooling and servicing

                                       15

                                agreement or servicing agreement, may purchase
                                from the trust all of the remaining mortgage
                                loans in those asset groups.

                                If so specified in the related prospectus
                                supplement, if the option to purchase the
                                mortgage loans in each asset group related to a
                                group of subordinate securities as described
                                above is not exercised and the aggregate
                                outstanding principal balance of those mortgage
                                loans declines below 5% of the aggregate
                                principal balance of those mortgage loans as of
                                the cut-off date for that series, the related
                                trustee or trust administrator, as applicable,
                                will conduct an auction to sell those mortgage
                                loans and the other assets in the trust related
                                to each asset group related to such group of
                                subordinate securities.

                                If the purchase option is exercised or a
                                successful auction occurs with respect to the
                                remaining mortgage loans in the asset groups
                                related to a group of subordinate securities as
                                described above, such purchase of mortgage loans
                                would cause an early retirement or partial
                                prepayment of the senior securities and
                                subordinate securities related to those asset
                                groups. If this happens, the purchase price paid
                                by the terminating entity or the auction
                                purchaser will be passed through to the related
                                securityholders. This would have the same effect
                                as if all of such remaining mortgagors made
                                prepayments in full. No assurance can be given
                                that the purchase price will be sufficient to
                                pay your security in full. Any class of
                                securities purchased at a premium could be
                                adversely affected by an optional purchase or
                                auction sale of the related mortgage loans. See
                                "Maturity and Prepayment Considerations" in this
                                prospectus.

If you own a special retail     Certain classes of securities that may be
security, you may not receive   offered with respect to any series, referred to
a principal distribution on     in this prospectus as special retail securities,
any particular date principal   are subject to special rules regarding the
distributions are made on that  procedures, practices and limitations applicable
class.                          to the distribution of principal to the holders
                                of these securities. Special retail securities
                                may not be an appropriate investment for you if
                                you require a distribution of a particular
                                amount of principal on a predetermined date or
                                an otherwise predictable stream of principal
                                distributions. If you purchase special retail
                                securities, we cannot give you any assurance
                                that you will receive a distribution in
                                reduction of principal on any particular
                                distribution date.

Rapid prepayments on the        Payments to the holders of certain classes of
mortgage loans in a loan group  interest only securities that may be offered
will reduce the yield on any    with respect to any series, referred to in this
related classes of              prospectus as ratio-stripped interest only
interest-only securities.       securities, come only from interest payments on
                                certain of the mortgage loans in the related
                                asset groups. These mortgage loans are called
                                premium rate mortgage loans because in general
                                they have the highest mortgage interest rates in
                                the loan group. In general, the higher the
                                mortgage interest rate is on a mortgage loan in
                                a loan group, the more interest the related
                                class of ratio-stripped interest only
                                securities, if any, receives from that mortgage
                                loan. If mortgage interest rates decline, these
                                premium rate mortgage

                                       16

                                loans are more likely to be refinanced, and,
                                therefore, prepayments in full on these mortgage
                                loans are more likely to occur. If the related
                                mortgage loans prepay faster than expected or if
                                the related asset group or asset groups are
                                terminated earlier than expected, you may not
                                fully recover your initial investment.

                                Certain classes of securities that may be
                                offered with respect to any series, referred to
                                in this prospectus as interest only securities,
                                receive only distributions of interest.
                                Distributions to the holders of any class of
                                interest only securities are based on its
                                related notional amount, calculated as described
                                in the related prospectus supplement. You should
                                fully consider the risks associated with an
                                investment in any class of interest-only
                                securities. If the mortgage loans in the related
                                asset group prepay faster than expected or if
                                the related asset group is terminated earlier
                                than expected, you may not fully recover your
                                initial investment.

Slower prepayments on the       Payments to the holders of certain principal
mortgage loans will reduce the  only securities that may be offered with respect
yield on any related class of   to any series, referred to in this prospectus as
principal-only securities.      ratio-stripped principal only securities, come
                                only from principal payments on the discount
                                mortgage loans in the related asset group or
                                asset groups. These discount mortgage loans are
                                the mortgage loans in each of such asset groups
                                with net mortgage rates less than a certain
                                percentage for each asset group, referred to in
                                this prospectus and the related prospectus
                                supplement as the required coupon. In general,
                                the lower the net mortgage rate is on a mortgage
                                loan, the more principal the related class of
                                ratio-stripped principal only securities receive
                                from that mortgage loan. Because holders of the
                                ratio-stripped principal only securities receive
                                only distributions of principal, they will be
                                adversely affected by slower than expected
                                prepayments on the related mortgage loans. If
                                you are investing in a class of ratio-stripped
                                principal only securities, you should consider
                                that since the discount mortgage loans have
                                lower net mortgage rates, they are likely to
                                have a slower prepayment rate than other
                                mortgage loans.

                                Certain classes of securities that may be
                                offered with respect to any series of
                                securities, referred to in this prospectus as
                                principal only securities, receive only
                                distributions of principal. You should fully
                                consider the risks associated with an investment
                                in any class of principal only securities. If
                                the mortgage loans in the related asset group
                                prepay slower than expected, your yield will be
                                adversely affected.

Any yield maintained            The mortgage loans in the asset group related to
securities may not receive      any class of yield maintained securities may not
amounts expected from the       generate enough interest to pay the full
related yield maintenance       pass-through rate on that class on certain
agreement.                      distribution dates and interest distributions on
                                those distribution dates will be made in part
                                from payments under the related yield
                                maintenance agreement. Payments under the
                                related yield maintenance agreement for any
                                distribution date will be based on a notional
                                amount (as set forth in an annex to the related
                                prospectus supplement), which will decrease

                                       17

                                during the life of that yield maintenance
                                agreement. The notional amounts specified in the
                                annex were derived by assuming a certain rate of
                                payment on the mortgage loans in the related
                                asset group (which will be described in the
                                related prospectus supplement). The actual rate
                                of payment on those mortgage loans is likely to
                                differ from the rate assumed. If prepayments on
                                those mortgage loans occur at a rate slower than
                                the rate used in determining the notional
                                amounts specified in the related annex, the
                                class principal balance of the class of yield
                                maintained securities may be greater than such
                                notional amount for a distribution date. For any
                                class of yield maintained securities and any
                                distribution date on which the notional amount
                                is lower than the actual class principal balance
                                of that class of securities, the amount paid by
                                the related cap counterparty under the related
                                yield maintenance agreement will not be enough
                                to pay the full amount of interest due for such
                                distribution date, adversely affecting the yield
                                on those securities.

Certain classes of securities   Certain classes of securities that may be
that may be offered with        offered with respect to any series, referred to
respect to any series will be   in this prospectus as floating rate securities,
sensitive to changes in LIBOR.  will receive interest at a rate which varies directly with the rate of LIBOR subject, in each
                                case, to a certain minimum pass-through rate and
                                a certain maximum pass-through rate.
                                Accordingly, these securities will be sensitive
                                to changes in the rate of LIBOR.

Certain classes of              Certain classes of securities that may be
certificates that may be        offered with respect to any series, referred to
offered with respect to any     in this prospectus as inverse floating rate
series will be very sensitive   securities, will receive interest at a rate
to increases in the level of    which varies inversely with the rate of LIBOR to
LIBOR.                          a certain minimum pass-though rate and a certain
                                maximum pass-through rate. Accordingly, the
                                yield to maturity on these securities will be
                                extremely sensitive to changes in the rate of
                                LIBOR.

With respect to certain         Certain classes of securities that may be
classes of securities that may  offered with respect to any series, referred to be offered with respect to any  in this prospectus as planned amortization
series, referred to in this     classes or PAC securities, will generally be
prospectus as PAC securities,   less affected by the rate of principal
although principal payments to  prepayments than other related classes of senior
the PAC securities generally    securities. This is because on each distribution
follow a schedule, the rate of  date, each class of PAC securities will receive
prepayments on the related      principal distributions according to a schedule
mortgage loans may still        set forth in an annex to the related prospectus
affect distributions to these   supplement. The schedule for each class of PAC
securities.                     securities assumes that the rate of prepayments
                                on the mortgage loans in the related asset group
                                remains at a constant rate between a range set
                                forth in the related prospectus supplement.
                                However, there is no guarantee that the rate of
                                prepayments on the mortgage loans in the related
                                asset group will remain at a constant rate
                                between those levels. If the mortgage loans in
                                the related asset group prepay at a rate faster
                                or slower than the related schedule allows for,
                                or do not prepay at a constant rate between
                                these levels, distributions of principal may no
                                longer be made according to such schedule.
                                Moreover, once certain classes of securities set
                                forth in the related prospectus supplement have
                                been paid in full, the PAC securities will

                                       18

                                become very sensitive to the rate of prepayments
                                and may no longer be paid according to their
                                schedule.

With respect to certain         Certain classes of securities that may be
classes of securities that may  offered with respect to any series, referred to be offered with respect to any  in this prospectus as targeted amortization
series, referred to in this     classes or TAC securities, will generally be
prospectus as TAC securities,   less affected by the rate of principal
although principal payments to  prepayments than other related classes of senior
the TAC securities generally    securities. This is because on each distribution
follow a schedule, the rate of  date, each class of TAC securities will receive
prepayments on the related      principal distributions according to a schedule
mortgage loans may still        set forth in an annex to the related prospectus
affect distributions to these   supplement. The schedule for each class of TAC
securities.                     securities assumes that the rate of prepayments
                                on the mortgage loans in the related asset group
                                remains at a constant rate set forth in the
                                related prospectus supplement. However, it is
                                very unlikely that the rate of prepayments on
                                the mortgage loans in the related asset group
                                will remain constant at that level. If the
                                mortgage loans in the related asset group prepay
                                at a rate faster or slower than the related
                                schedule allows for, or do not prepay at a
                                constant rate between these levels,
                                distributions of principal may no longer be made
                                according to such schedule. Moreover, once
                                certain classes of securities set forth in the
                                related prospectus supplement have been paid in
                                full, the TAC securities will become very
                                sensitive to the rate of prepayments and may no
                                longer be paid according to their schedule.

Certain classes of securities   Certain classes of securities that may be
that may be offered with        offered with respect to any series, referred to
respect to any series,          in this prospectus as support securities, will
referred to in this prospectus  be especially sensitive to the rate of as support securities, will be  prepayments on the mortgage loans in the related
very sensitive to the rate of   asset group. The support securities will act as
prepayments on the related      a prepayment cushion for certain classes of PAC
mortgage loans and may not      and/or TAC securities, absorbing excess
receive distributions of        principal prepayments. On each distribution
principal for a long time.      date, each class of support securities receive
                                principal only if the related PAC and/or TAC
                                securities have been paid according to schedule.
                                If the rate of prepayments on the mortgage loans
                                in the related asset group is slow enough so
                                that the TAC and/or PAC securities are not paid
                                according to their aggregate schedule, then the
                                support securities will not receive any
                                distribution of principal on that distribution
                                date. However, if the rate of prepayments is
                                high enough so that the TAC and PAC securities
                                have been paid according to their schedule, then
                                all or certain of the classes of support
                                securities will receive all of the remaining
                                principal otherwise available for distribution
                                to the TAC and PAC securities in accordance with
                                the priority of payment rules set forth in the
                                related prospectus supplement. This may cause
                                wide variations in the amount of principal the
                                support securities will receive on each
                                distribution date. Certain classes of support
                                securities may be more stable than other classes
                                of support securities if they are also TAC or
                                PAC securities.

Potential inadequacy of credit  The subordination and other credit enhancement
enhancement.                    features described in this prospectus are
                                intended to enhance the likelihood that the
                                classes of securities will receive regular

                                       19

                                payments of interest and principal, but such
                                credit enhancements are limited in nature and
                                may be insufficient to cover all losses on the
                                mortgage loans.

                                None of the depositor, the master servicer, the
                                servicers, the special servicer, the seller, the
                                trustee, the trust administrator, the
                                underwriter or any other entity will have any
                                obligation to supplement any credit enhancement.

To the extent applicable,       In some instances, in order to create
certain factors may limit the   overcollateralization, it will be necessary that
amount of excess interest on    certain of the mortgage loans generate more
the mortgage loans reducing     interest than is needed to pay interest on the
overcollateralization.          related securities and the related fees and
                                expenses of the trust. In such scenario, we
                                expect that such mortgage loans will generate
                                more interest than is needed to pay those
                                amounts, at least during certain periods,
                                because the weighted average mortgage rate on
                                the those mortgage loans is higher than the net
                                WAC rate on the related securities. We cannot
                                assure you, however, that enough excess interest
                                will be generated to reach the rating agencies'
                                targeted overcollateralization level. The
                                following factors will affect the amount of
                                excess interest that such mortgage loans will
                                generate:

                                Prepayments. Each time one of such mortgage loan
                                is prepaid, total excess interest after the date
                                of prepayment will be reduced because that
                                mortgage loan will no longer be outstanding and
                                generating interest. Prepayment of a
                                disproportionately high number of such mortgage
                                loans with high mortgage rates would have a
                                greater adverse effect on future excess
                                interest.

                                Defaults. The actual rate of defaults on such
                                mortgage loans may be higher than expected.
                                Defaulted mortgage loans may be liquidated, and
                                liquidated mortgage loans will no longer be
                                outstanding and generating interest.

                                Level of One-Month LIBOR. If one-month LIBOR
                                increases, more money will be needed to
                                distribute interest to the holders of the
                                related securities, so less money will be
                                available as excess interest.

Holding subordinate securities  In some instances, the protections afforded the
creates additional risks.       senior securities in any transaction create
                                risks for the related subordinate securities.
                                Prior to any purchase of these types of
                                subordinate securities, consider the following
                                factors that may adversely impact your yield:

                                o       Because the subordinate securities
                                        receive interest and principal
                                        distributions after the related senior
                                        securities receive such distributions,
                                        there is a greater likelihood that the
                                        subordinate securities will not receive
                                        the distributions to which they are
                                        entitled on any distribution date.

                                o       With respect to certain series, the
                                        subordinate securities will not be
                                        entitled to a proportionate share of
                                        principal prepayments on the related
                                        mortgage loans until the beginning of
                                        the tenth and in some cases, twelfth,
                                        year after the closing date.

                                       20

                                o       If certain losses on the related
                                        mortgage loans exceed stated levels, a
                                        portion of the principal distribution
                                        payable to classes of subordinate
                                        securities with higher alphanumerical
                                        class designations will be paid to the
                                        related classes of subordinate
                                        securities with lower alphanumerical
                                        class designations.

                                o       If a related servicer or the master
                                        servicer determines not to advance a
                                        delinquent payment on a mortgage loan
                                        because such amount is not recoverable
                                        from a mortgagor, there may be a
                                        shortfall in distributions on the
                                        securities which will impact the related
                                        subordinate securities.

                                o       Losses on the mortgage loans will
                                        generally be allocated to the related
                                        subordinate securities in reverse order
                                        of their priority of payment. A loss
                                        allocation results in a reduction of a
                                        security balance without a corresponding
                                        distribution of cash to the holder. A
                                        lower security balance will result in
                                        less interest accruing on the security.

                                o       Certain of the subordinate securities
                                        may not be expected to receive principal
                                        distributions until, at the earliest,
                                        the distribution date occurring in the
                                        thirty-six month after the related
                                        closing date, unless the class principal
                                        balances of certain senior securities
                                        have been reduced to zero prior to such
                                        date.

                                o       In some instances, after extinguishing
                                        all other credit enhancement available
                                        to a group, losses on the mortgage loans
                                        will be allocated to the related
                                        subordinate securities in reverse order
                                        of their priority of payment. A loss
                                        allocation results in a reduction of a
                                        class principal balance without a
                                        corresponding distribution of cash to
                                        the holder. A lower class principal
                                        balance will result in less interest
                                        accruing on the security.

                                o       The earlier in the transaction that a
                                        loss on a mortgage loan occurs, the
                                        greater the impact on the yield.

If servicing is transferred,    In certain circumstances, the entity specified
delinquencies may increase.     in the pooling and servicing agreement or
                                servicing agreement and its transferee or
                                assigns may request that that certain servicers
                                or the master servicer, subject to certain
                                conditions specified in the related pooling and
                                servicing agreement or servicing agreement,
                                resign and appoint a successor servicer or
                                master servicer, as applicable. If this happens,
                                a transfer of servicing will occur that may
                                result in a temporary increase in the
                                delinquencies on the transferred mortgage loans,
                                which in turn may result in delays in
                                distributions on the offered securities and/or
                                losses on the offered securities.

                                Any servicing transfer will involve notifying
                                mortgagors to remit payments to the new
                                servicer, transferring physical possession of
                                the loan files and records to the new servicer
                                and entering loan and mortgagor data on the
                                management

                                       21

                                information systems of the new servicer, and
                                such transfers could result in misdirected
                                notices, misapplied payments, data input errors
                                and other problems. Servicing transfers may
                                result in a temporary increase in delinquencies,
                                defaults and losses on the mortgage loans. There
                                can be no assurance as to the severity or
                                duration of any increase in the rate of
                                delinquencies, defaults or losses due to
                                transfers of servicing.

The yield, market price,        A trust may include one or more financial
rating and liquidity of your    instruments including interest rate or other
securities may be reduced if    swap agreements and interest rate cap or floor
the provider of any financial   agreements. These financial instruments provide
instrument defaults or is       protection against some types of risks or
downgraded.                     provide specific cashflow characteristics for
                                one or more classes of a series. The protection
                                or benefit to be provided by any specific
                                financial instrument will be dependent on, among
                                other things, the credit strength of the
                                provider of that financial instrument. If that
                                provider were to be unable or unwilling to
                                perform its obligations under the financial
                                instrument, the securityholders of the
                                applicable class or classes would bear that
                                credit risk. This could cause a material adverse
                                effect on the yield to maturity, the rating or
                                the market price and liquidity for that class.
                                For example, suppose a financial instrument is
                                designed to cover the risk that the interest
                                rates on the mortgage assets that adjust based
                                on one index will be less than the interest rate
                                payable on the securities based on another
                                index. If that financial instrument does not
                                perform, then the investors will bear basis
                                risk, or the risk that their yield will be
                                reduced if the first index declines relative to
                                the second. Even if the provider of a financial
                                instrument performs its obligations under that
                                financial instrument, a withdrawal or reduction
                                in a credit rating assigned to that provider may
                                adversely affect the rating or the market price
                                and liquidity of the applicable class or classes
                                of securities.

                                       22

                                 THE TRUST FUND

      Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

      To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

      (1)   financial guaranty insurance policies or surety bonds;

      (2)   letters of credit;

      (3)   pool insurance policies;

      (4)   special hazard insurance policies;

      (5)   mortgagor bankruptcy bonds;

      (6)   the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

      (7)   the establishment of a reserve fund;

      (8)   by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

      (9)   overcollateralization;

      (10)  interest rate swaps and yield supplement agreements;

      (11)  performance bonds; or

      (12)  by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.

The Mortgage Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

      (1) one or more mortgage pools containing:

      o     conventional one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans,

      o     Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

      o     mortgage loans secured by multifamily property,

      o     mortgage loans secured by commercial property,

      o     mortgage loans secured by Mixed-Use Property,

      o     mortgage loans secured by unimproved land, or

      o     mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

                                       23

      (2)   one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements; or

      (3)   any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities
Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor. Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

      All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative
Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes
(multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

      If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See
"Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or
"deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

      If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the

                                       24

interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or
VA, under the Servicemen's Readjustment Act of 1944, as amended. The
Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

      FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States
Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No
FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

      A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

      With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

      o     the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

      o     the type of mortgaged properties securing the mortgage loans,

      o     the range of original terms to maturity of the mortgage loans,

      o     the range of principal balances and average principal balance of the mortgage loans,

      o     the earliest origination date and latest maturity date of the mortgage loans,

      o     the aggregate principal balance of mortgage loans having
            loan-to-value ratios at origination exceeding 80%,

      o     the interest rate or range of interest rates borne by the mortgage loans,

      o     the geographical distribution of the mortgage loans,

      o     the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

      o     the delinquency status of the mortgage loans as of the Cut-off Date,

      o     with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans,

      o     for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

                                       25

      o     whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

      No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing
Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal
Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

      The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series.
The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See " -- Mortgage Loan Program" and "Description of the
Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

      If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.
See "Description of the Certificates -- Assignment of Mortgage Loans." The
seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by
Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "-- Mortgage Loan Program --
Representations by Unaffiliated Sellers; Repurchases," and "Description of the
Certificates -- Assignment of Mortgage Loans," and its obligations to make
Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates -- Advances."

                                       26

Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the
Certificate Account or otherwise. See "Description of the Certificates --
Advances," "Credit Support" and "Description of Insurance" in this prospectus.

      No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties.
Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

      Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

      Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down
Loan shall be compensated for from amounts on deposit in the related Buy-Down
Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See "Description of the Certificates --
Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

      If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

      If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower

                                       27

has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

      Revolving Credit Loans. As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note.
As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.
An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw
Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period.
During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment
Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

      Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

      With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded
Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust
Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and

                                       28

related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

      Certain of the commercial mortgage loans, multifamily mortgage loans and
Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      The commercial mortgage loans, multifamily mortgage loans and Mixed-Use
Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents" in this prospectus.

      The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

      Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

      Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received

                                       29

under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Static Pool Information

      For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

      With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards for Mortgage Loans

      The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

      The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made.
However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

      Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

                                       30

      Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie
Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of
Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.
In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.
Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative,"
"reduced documentation," "stated income/stated assets" or "no income/no asset"
programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and
"alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a
"stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test"
is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such

                                       31

mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and must be on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

      Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

      The majority of originators of commercial mortgage loans or Mixed-Use
Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

      If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

      No assurance can be given that values of any commercial properties or
Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

                                       32

FICO Scores

      The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly
Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the
300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Unaffiliated Sellers

      Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA
Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

      o     with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

      o     that the seller had good and marketable title to each mortgage loan sold by it;

      o     to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

      o     with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

      o     that there were no delinquent tax or assessment liens against the mortgaged property.

      With respect to a Cooperative Loan, the seller will represent and warrant that:

      o     the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

      o     the related cooperative apartment was free from damage and was in good repair.

      The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of

                                       33

certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

      In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

      If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

      o     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      o     have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

      o     have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

      o     comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of
            substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

      No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so. The servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Mortgage Certificates

      If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the

                                       34

entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating
Agency.

The Contract Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

      The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban
Development and complies with the standards established under [this] chapter."

      The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See
"Description of the Program -- Representations by Unaffiliated Sellers;
Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

      The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

      o     the range of dates of origination of the contracts;

      o     the weighted average annual percentage rate on the contracts;

      o     the range of outstanding principal balances as of the Cut-off Date;

      o     the average outstanding principal balance of the contracts as of the
            Cut-off Date;

      o     the weighted average term to maturity as of the Cut-off Date; and

      o     the range of original maturities of the contracts.

      The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described

                                       35

below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

      Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

      With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

      o     the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

      o     such other ratio as described in the related prospectus supplement.

Pre-Funding

      If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible
Investments, or other investments that may be specified in the related prospectus supplement.

      Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

      Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

      o     the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

      o     the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

                                 The Depositor

      The depositor will be Credit Suisse First Boston Mortgage Securities Corp.
for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities
Corporation, the name of which was subsequently changed to Credit Suisse First
Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

                                       36

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series. The Trust Assets for each series will be acquired by the depositor directly or through one or more affiliates.

      After issuance of the certificates for a series, the depositor will have no material obligations with respect to the certificates and Trust Assets, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

                                Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

      None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust
Assets and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

                              Yield Considerations

      The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

      In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.
In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

                                       37

      The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment
Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

      In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

      The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

      The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the
Certificates -- Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

      For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

      The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured

                                       38

by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

      Similarly, a borrower of a Balloon Loan will be required to pay the
Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

      The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

      If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

      If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

      No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the

                                       39

value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.
Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.

                     Maturity and Prepayment Considerations

      As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in borrowers' housing needs;

      o     job transfers;

      o     unemployment;

      o     borrowers' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the borrower.

      All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing

                                       40

interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

      Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states'
laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

      The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

      Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract.
FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

      An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," " --
Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage
Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts --
Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

      Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. There is a risk that revolving credit loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment.

      Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

      For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate

                                       41

and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

      The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates -- Enforcement of "Due-On-Sale" Clauses; Realization Upon
Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and
Contracts -- The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

      At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

      For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.
If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

      Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

      If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund.
The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying
Mortgage Certificates may be subject to repurchase under circumstances similar to those described above.

                                       42

Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program
- -- Representations by Unaffiliated Sellers; Repurchases," "Description of the
Certificates -- Assignment of Mortgage Loans," " -- Assignment of Mortgage
Certificates," " -- Assignment of Contracts" and "--Termination."

                        Description of the Certificates

      Each series of securities will be issued pursuant to an agreement consisting of either:

      o     a pooling and servicing agreement; or

      o     a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement.
A trust agreement will be an agreement between the depositor and the trustee.
Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement. As to each series of securities, the related agreements will be filed with the
Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

General

The trust fund with respect to a series will consist of:

      o     the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

      o     the assets as from time to time identified as deposited in the related Certificate Account;

      o     the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

      o     the surety bond or financial guaranty insurance policy, if any, with respect to that series;

      o     the letter of credit, if any, with respect to that series;

      o     the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance";

      o     the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

      o     the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of
            Insurance";

      o     the performance bond and proceeds thereof, if any, with respect to that series;

      o     the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

      o     the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance";
            and

      o     the GPM Funds and Buy-Down Funds, if any, with respect to that series.

      Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

      If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

      If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to

                                       43

those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

      The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series.
All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax
Consequences" in this prospectus.

      If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

      If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

      In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the
Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933. If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual
Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the
Securities Act of 1933, as amended, and pursuant to any applicable state law.
Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or
Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

      As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form.
If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or

                                       44

holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

      If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be
DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate
Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through
DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of
DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date,

                                       45

but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear
System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the
Belgian branch of a New York banking corporation which is a member bank of the
Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear
System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear
System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                                       46

Distributions of Principal and Interest

      Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement.
Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

      On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

      o     the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the
            distribution of principal and the distribution of interest; or

      o     some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

      If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

      Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement.
Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual
Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

      Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero.
Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

      The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

      Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates

                                       47

will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

      Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed.......................  A class of securities designated to receive principal payments primarily
                                           from the interest that accrues on
                                           specified Accrual Classes.

Accrual..................................  A class of securities where the accrued interest otherwise payable to
                                           such certificates is allocated to
                                           specified classes of certificates as
                                           principal payments in reduction of
                                           their certificate principal balance.
                                           The certificate principal balance of
                                           the Accrual Class will be increased
                                           to the extent such accrued interest
                                           is so allocated.

Companion................................  A class that receives principal payments on any distribution date
                                           only if scheduled payments have been
                                           made on specified planned principal
                                           classes, targeted principal classes
                                           or scheduled principal classes.

Component................................  A class consisting of "components."
                                           The components of a class of
                                           component securities may have
                                           different principal and/or interest
                                           payment characteristics but together
                                           constitute a single class. Each
                                           component of a class of component
                                           securities may be identified as
                                           falling into one or more of the
                                           categories in this list.

Fixed Rate...............................  A class with an interest rate that is fixed throughout the life of the
                                           class.

Floating Rate............................  A class that receives interest payments based on an interest rate
                                           that fluctuates each payment period
                                           based on a designated index plus a
                                           specified margin.

Interest Only or IO......................  A class of securities with no principal balance and which is not
                                           entitled to principal payments.
                                           Interest usually accrues based on a
                                           specified notional amount.

Inverse Floating Rate....................  A class of securities where the pass-through rate adjusts based on
                                           the excess between a specified rate
                                           and LIBOR or another index.

Lock Out.................................  A class of securities which is
                                           "locked out" of certain payments,
                                           usually principal, for a specified
                                           period of time.

Partial Accrual..........................  A class that accretes a portion of the amount of accrued interest
                                           thereon, which amount will be added
                                           to the principal balance of such
                                           class on each applicable distribution
                                           date, with the remainder of such
                                           accrued interest to be distributed
                                           currently as interest on such class.
                                           Such accretion may continue until a
                                           specified event has occurred or until
                                           such Partial Accrual class is
                                           retired.

Principal Only...........................  A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC........  A class of securities with a principal balance that is reduced
                                           based on a schedule of principal
                                           balances, assuming a certain range of
                                           prepayment rates on the underlying
                                           assets.

Scheduled Principal......................  A class that is designed to receive principal payments using a
                                           predetermined principal balance
                                           schedule but is not designated as a
                                           Planned Principal Class or Targeted
                                           Principal Class. In many cases, the
                                           schedule is derived by

                                       48

                                           assuming two constant prepayment
                                           rates for the underlying assets.
                                           These two rates are the endpoints for
                                           the "structuring range" for the
                                           scheduled principal class.

Senior Support...........................  A class that absorbs the realized losses other than excess losses that
                                           would otherwise be allocated to a
                                           Super Senior Class after the related
                                           classes of subordinated securities
                                           are no longer outstanding.

Sequential Pay...........................  Classes that receive principal payments in a prescribed sequence,
                                           that do not have predetermined
                                           principal balance schedules and that
                                           under all circumstances receive
                                           payments of principal continuously
                                           from the first distribution date on
                                           which they receive principal until
                                           they are retired. A single class that
                                           receives principal payments before or
                                           after all other classes in the same
                                           series of securities may be
                                           identified as a sequential pay class.

Super Senior.............................  A class that will not bear its proportionate share of realized
                                           losses (other than excess losses) as
                                           its share is directed to another
                                           class, referred to as the "support
                                           class" until the class principal
                                           balance of the support class is
                                           reduced to zero.

Target Amortization or TAC...............  A class of securities with a principal balance that is reduced
                                           based on a scheduled of principal
                                           balances, assuming a certain targeted
                                           rate of prepayments on the related
                                           collateral.

Variable Rate............................  A class with an interest rate that resets periodically and is
                                           calculated by reference to the rate
                                           or rates of interest applicable to
                                           specified assets or instruments
                                           (e.g., the Loan Rates borne by the
                                           underlying loans).

Determination of LIBOR

      With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month
United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of
11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a "LIBOR Determination Date"). Telerate
Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying
LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.
If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York
City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will

                                       49

be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

      In connection with such transfer and assignment, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

      For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded
Balance and that review covered all documentation for the Trust Balance.

      The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each
Cooperative Loan.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage

                                       50

loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any
REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      o     have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

      o     have a current mortgage rate not lower than, and not more than 1%
            per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

      o     have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

      o     have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust
            immediately prior to any substitution; and

      o     comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System.
For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

      If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.
In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

                                       51

      Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund -- Representations by Unaffiliated
Sellers; Repurchases."

      If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

      The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

      Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

      The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

      o     the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

      o     the annual percentage rate;

      o     the current scheduled monthly level payment of principal and interest; and

      o     the maturity of the contract.

      In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and
Contracts -- The Contracts" in this prospectus.

                                       52

      The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

      o     the remaining unpaid principal balance of the defective contract; or

      o     in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

      o     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

      If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

      o     immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

      o     as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

      o     each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

      o     as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

      o     as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

      o     with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

      All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

      If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

      o     the principal balance thereof as of the date of the repurchase; or

                                       53

      o     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

      Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund -- The Contract
Pools."

      If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

      Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage
Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each
Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

      In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the
Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.
Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

      The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

      If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage
Certificates will be set forth in the related prospectus supplement.

                                       54

Servicing of Mortgage Loans and Contracts

      Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement..

      Any servicer will be required to perform the customary functions of a servicer, including:

      o     collection of payments from mortgagors and obligors and remittance of collections to the servicer;

      o     maintenance of primary mortgage, hazard insurance, FHA insurance and
            VA guarantees and filing and settlement of claims under those policies;

      o     maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

      o     processing of assumptions or substitutions;

      o     attempting to cure delinquencies;

      o     supervising foreclosures or repossessions;

      o     inspection and management of mortgaged properties, Cooperative
            Dwellings or manufactured homes under certain circumstances; and

      o     maintaining accounting records relating to the mortgage loans and contracts.

      A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

      A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "-- Payments on
Mortgage Loans" and " -- Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

      As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

      The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

      The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      o     all payments on account of principal, including principal
            prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

      o     all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

                                       55

      o     all Insurance Proceeds;

      o     all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

      o     all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

      o     all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

      o     any Advances made by a subservicer or the servicer, as described in this prospectus under "-- Advances";

      o     any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

      o     all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund --
            Mortgage Loan Program -- Representations by Unaffiliated Sellers;
            Repurchases" or " -- Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "--
            Termination".

      If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial
Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section " -- Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

      In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a
Servicing Account that will comply with either the standards set forth for a
Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related
Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

      With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related
Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the
Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate
Account on or before each distribution date the amount, if any, for each
Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

      If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the

                                       56

trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

      A Certificate Account meeting the requirements set forth under
"Description of the Certificates -- Payments on Mortgage Loans" will be established in the name of the trustee.

      There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

      o     all obligor payments on account of principal, including principal prepayments, on the contracts;

      o     all obligor payments on account of interest on the contracts, net of the servicing fee;

      o     all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

      o     all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

      o     any Advances made as described under " -- Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

      o     all amounts received from any credit support provided with respect to a series of certificates;

      o     all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under " -- Termination" below; and

      o     all amounts, if any, required to be transferred to the Certificate
            Account from the reserve fund.

Collection of Payments on Mortgage Certificates

      The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

      On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under
"Description of the Certificates -- Distributions of Principal and Interest" and
in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and
interest received after the Cut-off Date and on or prior to the applicable
Determination Date, except:

                                       57

      o     all payments that were due on or before the Cut-off Date;

      o     all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due
            Period;

      o     all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      o     amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

      o     amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer;

      o     amounts to pay the servicer or any subservicer for the funding of any Draws made on revolving credit loans, if applicable; and

      o     that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

            (1)   servicing compensation to the servicer and, if applicable, the special servicer; or

            (2)   amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

      No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

      If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage
Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

      Funds on deposit in the Certificate Account may be invested in Eligible
Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized. The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

      The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

      To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of
Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the
Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

                                       58

      o     the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

      o     the amount to be distributed in reduction of Certificate Principal
            Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

      The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

      (1)   to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage
            Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

      (2)   to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

      (3)   in the case of a series of certificates with a variable Pass-Through
            Rate, the Pass-Through Rate applicable to the distribution;

      (4)   the total cash flows received and the general sources thereof;

      (5)   the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

      (6)   the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

      (7)   the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

      (8)   the remaining balance, if any, in the pre-funding account;

      (9)   the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

      (10)  the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

      (11)  the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

      (12)  interest rates, as applicable, to the pool assets and securities;

      (13)  the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

      (14)  the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

      (15)  the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to
            certificateholders on the distribution date;

      (16)  number and amount of pool assets, together with updated pool composition information;

      (17)  the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

      (18)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

                                       59

      (19)  material breaches of pool asset representation or warranties or transaction covenants;

      (20)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

      (21)  information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset
            substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

      (22)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

      (23)  the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D)
            foreclosure proceedings have been commenced, and loss information for the period;

      (24)  whether such loans are closed-end loans and/or revolving credit loans;

      (25)  in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features;

      (25)  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

      (26)  with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Additional Information" and "Reports to
Certificateholders."

Modifications

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the servicer's determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance). The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues. No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy. In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the related servicer shall make
Advances on the related mortgage loan in accordance with the provisions of the

                                       60

related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification therof by reason of such arrangements.

Advances

      If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

      The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those
Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

      The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage
Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

      The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or

                                       61

contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected. In addition, the servicer of a revolving credit loan may increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

      Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

      Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

      Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

      No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood

                                       62

insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related
Cooperative Loan to the extent not covered by other credit support.

      The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services.
This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance -- Special Hazard Insurance Policies" for a
description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

      With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

      If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

                                       63

Pool Insurance

      To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

      To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See
"Description of Insurance -- Primary Mortgage Insurance Policies."

Mortgagor Bankruptcy Bond

      If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See
"Description of Insurance -- Mortgagor Bankruptcy Bond."

Presentation of Claims

      The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the
Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the
VA, as applicable, and all collections thereunder shall be deposited in the
Servicing Account, subject to withdrawal, as set forth above, for deposit in the
Certificate Account.

                                       64

      If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

      o     that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

      If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the
Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

      Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

      Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require

                                       65

otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

      o     that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

      o     that the expenses will be recoverable to it either through
            Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

      Upon foreclosure of a revolving credit loan, the related Liquidation
Proceeds will be allocated among the Trust Balances, if any, and Excluded
Balances as described in the related prospectus supplement.

      Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related
Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See
"Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans
- -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the
Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

      With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

      The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement.
Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized
Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts

      Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the

                                       66

interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract.
Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

      Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.
In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

      o     that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

      o     that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

      Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds,
Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account.
If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement.
Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

      The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

      As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the
Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property,
Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to

                                       67

receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation
Proceeds or amounts in the reserve fund.

      Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

      Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

o           a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

o           to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of
Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB
Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB
Servicing Criteria.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the
Special Servicer

      The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

      The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

      The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

      The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor

                                       68

will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

      On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the
Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a
Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

      Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of

                                       69

their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

      If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

      Events of default under each pooling and servicing agreement will include:

      o     any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

      o     any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for
            120 days after the giving of written notice of the failure or breach; and

      o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

      So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

      Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

Amendment

      Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

      o     to cure any ambiguity;

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      o     to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

      o     to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

      The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders;
provided, however, that no amendment may:

      (1)   reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that
            certificate;

      (2)   adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

      (3)   adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than
            66-2/3% of that class or subclass; or

      (4)   reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

      The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Termination

      The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

      (1)   the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

      (2)   the later of:

      o     the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

      o     the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

      The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

      For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates.
The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

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      If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

      (1)   the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the
            Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

      (2)   the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

      In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a
"qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

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                             Exchangeable Securities

General

      As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

      If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      o     the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

      o     the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o     the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      o     A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      o     An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate

                                       73

            that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      o     Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o     A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of
            exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      o     A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

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                                 Credit Support

      Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of
Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

      For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

      Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

      The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

      If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of

                                       75

credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

      o     the remaining amount available under the letter of credit; and

      o     the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the
Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

      If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating
Loan, it will be entitled to receive an assignment by the trustee of that
Liquidating Loan, and the letter of credit bank will thereafter own the
Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate
Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

      To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

      Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

      To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "-- Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

      If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to

                                       76

receive distributions to the extent described in that prospectus supplement.
This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

      The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool.
Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

      If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Derivatives

      The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury
Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

                                       77

      A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

      Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

      The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor's part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

      Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These
forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

                                       78

      There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

      If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series.
Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

      o     the retention by the servicer of certain payments on the mortgage loans or contracts;

      o     the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

      o     an Initial Deposit;

      o     any combination of the foregoing; or

      o     some other manner as specified in the related prospectus supplement.

      Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required
Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

      Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus

                                       79

supplement until withdrawn from the reserve fund and transferred to the
Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

      o     the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

      o     the amount necessary to increase the funds in the Certificate
            Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate
Account or otherwise used in any manner for the benefit of the senior certificateholders.

      Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

      If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

      (1)   to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing
            Accounts and Certificate Account;

      (2)   to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the
            Certificate Account are not available therefor; and

      (3)   to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related
            Pass-Through Rate, to the extent that sufficient funds in the
            Certificate Account are not available therefor.

      Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

      Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior

                                       80

certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible
Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible
Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

      The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

      If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            Description of Insurance

      To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

      To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

      The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

                                       81

      o     all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

      o     hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

      o     amounts expended but not approved by the primary mortgage insurer;

      o     claim payments previously made by the primary mortgage insurer; and

      o     unpaid premiums.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

      (1)   advance or discharge:

            (A)   all hazard insurance premiums; and

            (B)   as necessary and approved in advance by the primary mortgage insurer:

                  o     real estate property taxes;

                  o     all expenses required to preserve, repair and prevent
                        waste to the mortgaged property so as to maintain the
                        mortgaged property in at least as good a condition as
                        existed at the effective date of such primary mortgage
                        insurance policy, ordinary wear and tear excepted;

                  o     property sales expenses;

                  o     any outstanding liens, as defined in the related primary
                        mortgage insurance policy, on the mortgaged property;
                        and

                  o     foreclosure costs, including court costs and reasonable
                        attorneys' fees;

      (2)   in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted;
            and

      (3)   tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

      Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

      (1)   no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

      (2)   written notice must be given to the primary mortgage insurer within
            10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

      (3)   the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

      (4)   the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

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      (5)   the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

      (6)   the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

      Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

      The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor.
Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA
Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

                                       83

      The maximum guarantee that may be issued by the VA under a VA Loan is 50%
of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      The amount payable under the guarantee will be the percentage of the VA
Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

      The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

      Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.
The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

      o     the actual cash value, the replacement cost less physical
            depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

      o     the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain

                                       84

adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that
Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

      Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to
Cooperative Loans could affect distributions to the certificateholders.

      With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy.
When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.
Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

      The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

      If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

      o     maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

                                       85

      o     indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

      If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

      The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

      (1)   to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

      (2)   to advance, as necessary and approved in advance by the pool insurer,

            o     real estate property taxes;

            o     all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool
                  insurance policy with respect to the related mortgaged
                  property first became effective, ordinary wear and tear
                  excepted;

            o     property sales expenses;

            o     any outstanding liens on the mortgaged property; and

            o     foreclosure costs including court costs and reasonable
                  attorneys' fees; and

      (3)   if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

      Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

      (1)   the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

      (2)   the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

      (3)   advances as described above, less:

            o     all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the
                  related insured, which are derived from or in any way related to the mortgaged property;

            o     amounts paid under applicable fire and extended coverage
                  policies which are in excess of the cost of restoring and
                  repairing the mortgaged property and which have not been
                  applied to the payment of the related mortgage loan;

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      o     any claims payments previously made by the pool insurer on the related mortgage loan;

      o     due and unpaid premiums payable with respect to the pool insurance policy; and

      o     all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

      The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

      o     that the restoration will increase the proceeds to the
            certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

      o     that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds,
            Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

      No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

      (1)   fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

      (2)   the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

      Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund --
Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases"
and "Description of the Certificates -- Assignment of Mortgage Loans."

      The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

      The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates -- Advances."

      Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

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Special Hazard Insurance Policies

      If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates -- Maintenance of
Insurance Policies" and " -- Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

      o     the cost of repair or replacement of the mortgaged property; or

      o     upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

      No claim may be validly presented under a special hazard insurance policy unless:

      o     hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

      o     the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

      The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

      Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

      In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative
Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative
Dwelling by the bankruptcy court. In addition, certain other

                                       88

modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           Certain Legal Aspects of the Mortgage Loans and Contracts

      The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA
Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National
Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

      General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related
Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt.
A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

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      Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the
Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.
This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      o     arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      o     arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the
Cooperative, or in the case of the loans, the collateral securing the
Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the

                                       90

tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of
Cooperatives" in this prospectus.

      Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder,"
as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a
"cooperative housing corporation" within the meaning of Section 16(b)(1) of the
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the
Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

      Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the

                                       91

liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See
"Description of Credit Enhancement" in this prospectus.

      Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale"
clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with

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interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See
"Description of the Securities -- Servicing and Administration of Loans --
Realization Upon Defaulted Loans" in this prospectus.

      Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the
Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the
Cooperative as required by the proprietary lease before transferring the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a

                                       93

sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such
Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--
Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

      Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to

                                       94

prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under
Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a
Cooperative Loan.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

      In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures
Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

      Some of the mortgage loans or revolving credit loans may be High Cost
Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High

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Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
            Currency for the origination of alternative mortgage instruments by national banks;

      o     state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
            National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

      o     all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan
            Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

      Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

      Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit

                                       96

loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

      The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

      Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of

                                       97

trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General. A manufactured housing contract evidences both:

      o     the obligation of the mortgagor to repay the loan evidenced thereby;
            and

      o     the grant of a security interest in the manufactured home to secure repayment of the loan.

      Certain aspects of both features of the manufactured housing contracts are described below.

      Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the
UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

      The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the
Securities -- Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed

                                       98

by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are
"chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.
Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See
"Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans" in this prospectus.

      Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

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      Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.
For a discussion of deficiency judgments, see "-- The Mortgage Loans -- Anti-
Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

Enforceability of Certain Provisions

      If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or
Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

      In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

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Consumer Protection Laws

      Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

      In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the

                                      101

secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities.
Moreover, some federal statutes and some states by statute impose an
Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard,
Reserves or Coast Guard, and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest

                                      102

collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities.
In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the
Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

      In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of
California, California national guard members called up to active service by the
President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act,
permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the
Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on
Parity Act loans notwithstanding contrary state law, effective with respect to
Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to

                                      103

the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and
Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

      A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative
Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First
Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    Material Federal Income Tax Consequences

General

      The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances.
Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, McKee Nelson LLP and Sidley Austin LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood
LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP
are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary

                                      104

and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the
Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

      The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

      The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more
REMICs and grantor trust certificates representing interests in a grantor trust.
The prospectus supplement for each series of securities will indicate whether a
REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

      Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

      Upon the issuance of each series of REMIC certificates, Thacher Proffitt &
Wood llp, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin
LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or "residual interests," in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a

                                      105

separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is
not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a
REMIC will be terminated.

      Characterization of Investments in REMIC Regular Certificates. Except as
provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular
Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective
January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3)
provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that
REMIC.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates

      General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

                                      106

      Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used for loans held by a
REMIC in computing the accrual of original issue discount on Regular
Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular
Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a
REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated
interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

      In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for

                                      107

under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular
Certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the
Regular Certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

                  by

      o     a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called
"teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular
Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Market Discount" in this prospectus for a description of that election under the OID regulations.

      If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

      The "accrual period" as used in this section will be:

      o     the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

      o     such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      (1)   the sum of:

      o     the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

      o     the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

                                      108

            over

      (2)   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      (1)   assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

      (2)   using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a
Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the
IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

            plus

      o     the daily portions of original issue discount for all days during the accrual period prior to that day;

            minus

      o     any principal payments made during the accrual period prior to that day for the certificate.

      The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of

                                      109

accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal
Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August
24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular
Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue
Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method;

                                      110

      o     in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

      o     in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

      To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular
Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Code, a holder of a Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the
Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.
Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The
OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "-- Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction

                                      111

ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period.
Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the
REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate.
For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described in this prospectus in "--
Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual
Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United
States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash

                                      112

distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular
Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any
REMIC certificates offered hereby will be determined in the manner described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the
REMIC in the loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a
REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.
Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests"
in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of "regular interests" in the REMIC described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," will not apply.

      If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue
Discount."

                                      113

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "-- Possible Pass-Through of
Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for that REMIC Residual
Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the
Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual
Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC
Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC
Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "-- General" in this prospectus.

      Excess Inclusions. Any "excess inclusions" for a REMIC Residual
Certificate will be subject to federal income tax in all events.

                                      114

      In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

      o     the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

            over

      o     the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual
            Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a
REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual
Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      o     will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "-- Foreign Investors in Regular Certificates" in this prospectus.

      Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC
Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder.
Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (ie. the transferor had "improper knowledge"). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the
"noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a
REMIC Residual Certificate is noneconomic

                                      115

unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

      (1)   the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual
            Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

      (2)   the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The REMIC regulations provide a safe harbor under which a transferor is presumed to lack "improper knowledge." If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

      o     the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

      o     the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the
            REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

      o     the transferee must represent that it will not cause income from the
            REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

      o     either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual
Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

      The accompanying prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the

                                      116

related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

      For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

      o     an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder;
            and

      o     the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

      The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section
67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income.
Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a Disqualified
Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      o     the present value, discounted using the "applicable federal rate"
            for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual
            Certificate for periods after the transfer; and

      o     the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     residual interests in the entity are not held by Disqualified
            Organizations; and

      o     information necessary for the application of the tax described in this prospectus will be made available.

                                      117

      Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a
            Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

      (2)   providing that any transfer of a REMIC Residual Certificate to a
            Disqualified Organization shall be null and void; and

      (3)   granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

      o     the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

      o     the highest marginal federal income tax rate imposed on
            corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that
Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC
Residual Certificate will be determined as described under "-- Taxation of
Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and
Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

            over

      o     the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and

                                      118

previously unrecognized market discount that accrued during the period the certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates
- -- Market Discount" in this prospectus.

      A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses)
may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such a form.

      Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

      To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the
REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee,

                                      119

or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the
REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC
Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC
Residual Certificates.

      As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any
REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, on
Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular
Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date.
Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will

                                      120

include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC
Regular Certificates -- Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

      Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the
IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

      A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

      For these purposes, United States person means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

      o     an estate whose income is subject to United States federal income tax regardless of its source; or

      o     a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20,
            1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust)

                                      121

will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

      Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

      The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

      Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds
2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

      Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not

                                      122

affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

      To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under
"Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."
Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the
Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC Regular Certificates --
Market Discount" and "-- Premium."

      Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

      o     assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

      Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section
856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis.
However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the
Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

      Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain
classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

      (1)   if any servicing compensation is deemed to exceed a reasonable amount;

      (2)   if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

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      (3)   if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

      (4)   if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond"
rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

      Although the matter is not entirely clear and alternative
characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

      With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of
Owners of REMIC Regular Certificates -- Original Issue Discount." Regulations
could be adopted applying these rules to the grantor trust certificates.
Although the matter is not free from doubt, it appears that the Taxpayer Relief
Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

      In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or

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mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage
Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

      Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

      o     a representative initial offering price of the grantor trust certificates to the public; and

      o     a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

      The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

      Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

      Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a
United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the
Mortgage Certificates included in the related trust fund were originated after
July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United
States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

      For information regarding withholding, see "--Backup Withholding with
Respect to Securities" and "--Foreign Investors in Regular Certificates--New
Withholding Regulations" above.

Reportable Transactions

      A penalty in the amount of $10,000 in the case of a natural person and
$50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction"
(as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

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                                Penalty Avoidance

      The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described under
"Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA Considerations

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

      Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a)
of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

      In addition to imposing general fiduciary standards, ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of
Plans and persons having obtained specific relationships to a Plan, called
Parties in Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules is described in "Plan
Assets Regulation" below. An investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

      A number of prohibited transaction class exemptions issued by the United
States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan
Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class
Exemption for Certain Transactions Involving Insurance Company General
Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank
Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain
Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14
(Class Exemption for Plan Asset Transactions Determined by Independent Qualified
Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

                                      126

Plan Assets Regulation

      The DOL has issued the Plan Assets Regulation. Unless an exception from
"plan asset" treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each
Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code.

      The Plan Assets Regulation provides an exception from "plan asset"
treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

      General Rules

      A predecessor of Credit Suisse Securities (USA) LLC, or Credit Suisse, is
the recipient of an underwriter's prohibited transaction exemption, or
Underwriter's PTE, which may accord protection from certain violations under
Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

      (a)   which represent:

            (1)   a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

            (2)   an interest in a REMIC; and

      (b)   with respect to which Credit Suisse or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

      The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

      (a)   obligations which bear interest or are purchased at a discount and which are secured by:

            (1)   single family residential, multifamily residential or
                  commercial real property, including obligations secured by leasehold interests on that real property; or

            (2)   shares issued by a cooperative housing association;

      (b)   secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

      (c)   secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

      (d)   "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation; and

      (e)   undivided fractional interests in any of the obligations described in (a) through (d) above.

      The Underwriter's PTE does not cover revolving pools of assets.

      Plans acquiring certificates may be eligible for protection under the
Underwriter's PTE if:

      (a)   at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan

                                      127

            -to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

      (b)   the trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (c)   if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

      (d)   the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or
            delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

      (e)   the Plan is an "accredited investor," as defined in Rule 501(a)(1)
            of Regulation D under the Securities Act of 1933, as amended;

      (f)   the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (g)   the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

      (h)   the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

      (i)   the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

      (j)   assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

            (1)   rated in one of the four highest generic rating categories
                  (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill
                  Companies, Inc., Moody's Investors Service, Inc., or Fitch
                  Ratings (each an "exemption rating agency"); and

            (2)   purchased by investors other than Plans,

for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

      Subordinated certificates that do not meet the requirements of condition
(a) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of subordinated certificates by, on behalf of or with "plan assets"
of any such Plan, except as provided above, will be treated as null and void for all purposes.

Pre-Funding Accounts

      The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%)
and certain other conditions set forth in the Underwriter's PTE are satisfied.

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      Swaps

      The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the
Underwriter's PTE.

      An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a
"swap" or "swap agreement", is a permitted trust fund asset if:

      (a)   it is an "eligible swap";

      (b)   it is with an "eligible counterparty";

      (c)   the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors";

      (d)   it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap"; and

      (e)   it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which:

      (a)   is denominated in U.S. dollars;

      (b)   pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index
            (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

      (c)   has a notional amount that does not exceed either:

            (1)   the principal balance of the class of securities to which the swap relates; or

            (2)   the portion of the principal balance of that class represented by obligations ("allowable notional amount");

      (d)   is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

      (e)   has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

      (f)   does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a Plan where the decision to buy the class of securities to which the swap relates is made on behalf of the Plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

      (a)   a "qualified professional asset manager", or QPAM, under PTCE 84-14;

      (b)   an "in-house asset manager" under PTCE 96-23; or

      (c)   has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

                                      129

      Ratings Dependent Swaps. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

      (a)   obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

      (b)   cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

      Non-Ratings Dependent Swaps. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

      (a)   obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

      (b)   cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

      (c)   terminate the swap agreement in accordance with its terms.

      Yield Supplement Agreement. A "yield supplement agreement" is a permitted trust fund asset if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

      (a)   it is denominated in U.S. dollars;

      (b)   it pays an allowable interest rate;

      (c)   it is not leveraged;

      (d)   it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      (e)   it is entered into between the trust fund and an eligible
            counterparty; and

      (f)   it has an allowable notional amount.

      Obligor as Fiduciary of Plan

      The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to

                                      130

obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, unless:

      (a)   in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      (b)   the Plan's investment in any class of certificates does not exceed
            25% of the outstanding certificates of that class at the time of acquisition;

      (c)   immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has
            discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

      (d)   the Plan is not sponsored by any member of the Restricted Group.

      Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

      Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that
Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

      (a)   whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

      (b)   whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

      (c)   whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000, but these final regulations did not generally become applicable until July 5, 2001.

      Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                Legal Investment

      The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons,

                                      131

trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of
Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

      Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in
"mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to
Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities
(including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

      The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin
73a, entitled "Investing in Complex Securities," or "TB 73a," which is effective as of December 18, 2001 and applies to savings associations regulated by the
OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk,
Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.
The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns:

      o     that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o     that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o     that it should not use ratings as a substitute for its own thorough underwriting analyses.

                                      132

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o     conduct a pre-purchase portfolio sensitivity analysis for any
            "significant transaction" involving securities or financial derivatives, and

      o     conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

      The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative
Products and Mortgage Swaps" applicable to thrift institutions regulated by the
OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk"
mortgage derivative securities include securities such as the Class B
Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      On April 23, 1998, the Federal Financial Institutions Examination Council
issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

      Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                                      133

                              Plan of Distribution

      Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse Securities (USA) LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse Securities (USA) LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

      Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

      If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

      The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.
The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

      The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

      Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  Legal Matters

      Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by
Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe
LLP, Los Angeles, California, McKee Nelson LLP, New York, New York, Sidley
Austin LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              Financial Information

      The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

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                             Additional Information

      The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange
Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange
Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its
Regional Offices located as follows: Chicago Regional Office, Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast
Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering,
Analysis and Retrieval System at the Securities and Exchange Commission's Web
Site (http://www.sec.gov). Information on the operation of the Public Reference
Room may be obtained by calling the Securities and Exchange Commission at
1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name.

      The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "The Trust Fund - Reports to
Certificateholders" and "The Trust Fund - Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and
Exchange Commission. The address of the related trustee's website will be set forth in the related prospectus supplement.

                          Reports to Certificateholders

      Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to
Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and
Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

      As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under
"Additional Information."

      As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee's website referenced above under "Additional Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing
Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge. See "The Trust
Fund - Evidence as to Compliance" and "The Trust Fund - Reports to
Certificateholders."

                Incorporation of Certain Information by Reference

      The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the
Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related

                                      135

pooling and servicing agreement and amendments thereto, other documents on Form
8-K, Form 10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

      At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse
First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York
10010, Attention: Treasurer.

                                     Ratings

      It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

      o     structural and legal aspects associated with the certificates;

      o     the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

      o     the credit quality of the credit enhancer or guarantor, if any.

      Ratings on the certificates do not, however, constitute a statement regarding:

      o     the likelihood of principal prepayments by mortgagors or obligors;

      o     the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

      o     whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

      As a result, investors of any series of certificates might suffer a lower than anticipated yield.

      A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                      136

                                    Glossary

      Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

      "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      "401(c) Regulations" means the regulations the DOL was required to issue under Section 401(c) of ERISA, which were published in final form on January 5,
2000.

      "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

      "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

      "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

      o     the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

      o     the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

      o     the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

      o     the acquisition of the mortgaged property by the pool insurer.

      "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

      "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

      "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

      "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the
Certificate Principal Balance of the certificate.

      "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

      "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

      "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

                                      137

      "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

      "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

      "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

      "Disqualified Organization" means:

      o     the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include
            instrumentalities described in Section 168(h)(2)(D) of the Code;

      o     any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      "Draw" means, with respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

      "Draw Period" means, with respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

      "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

      "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

      o     obligations which have the benefit of full faith and credit of the
            United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

      o     demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that
            Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

      o     certificates of deposit having a rating in the highest rating from the related Rating Agency;

      o     investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

      o     commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

      o     repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related
            Rating Agency;

      o     any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

      o     other investments that are described in the applicable prospectus supplement.

      Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

      "ERISA Plans" means employee benefit plans subject to Title I of the
Employee Retirement Income Security Act of 1974, or ERISA.

                                      138

      "Excluded Balance" means with respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

      "FHA Loans" means mortgage loans or contracts insured by the Federal
Housing Administration.

      "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

      "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related
Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

      "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994,
which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

      "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

      "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

      "Issue Premium" means with respect to a class of REMIC Regular
Certificates, the issue price in excess of the stated redemption price of that class.

      "Liquidating Loan" means:

      o     each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

      o     each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

      o     each Cooperative Loan as to which the shares of the related
            Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

      o     each contract with respect to which repossession proceedings have been commenced.

      "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

      "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use
Property.

      "Mixed-Use Property" means mixed residential and commercial properties.

      "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

      "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

      "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section
4975(c)(2) of the Code.

                                      139

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an interest in a
Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

      "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

      "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      "Plan Assets Regulation" means the final regulation made by the United
States Department of Labor, or DOL, under which assets of an entity in which a
Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

      "Plans" means ERISA Plans and other plans subject to Section 4975 of the
Code.

      "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

      "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation
Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

      "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

      "Regular Certificate" means a REMIC Regular Certificate Regular
Certificate, as applicable.

      "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

      "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

      "Repayment Period" means with respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

      "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

      "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

      "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

      "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

      "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

      "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

      "Trust Balance" means with respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each

                                      140

revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

      "Underwriter's PTE" means the final prohibited transaction exemption issued to Credit Suisse, 54 Fed. Reg. 42597 (October 17, 1989), as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

      "VA Loans" means mortgage loans or contracts partially guaranteed by the
United States Department of Veterans Affairs.

                                      141

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  $621,151,524
                                  (Approximate)

                 TBW Mortgage-Backed Pass-Through Certificates,
                                  Series 2006-2

                    TBW Mortgaged-Backed Trust Series 2006-2
                                 Issuing Entity

                     Taylor, Bean & Whitaker Mortgage Corp.
                              Sponsor and Servicer

                           DLJ Mortgage Capital, Inc.
                                     Seller

                           Credit Suisse First Boston
                            Mortgage Securities Corp.
                                    Depositor

                         U.S. Bank National Association
                                     Trustee

                             Wells Fargo Bank, N.A.
                     Master Servicer and Trust Administrator

                          ----------------------------
                              Prospectus Supplement
                          ----------------------------

                                  Credit Suisse
                                   Underwriter

You should rely only on the  information  contained or incorporated by reference in this  prospectus  supplement  and the  accompanying  prospectus.  We have not authorized anyone to provide you with different information.

We are not  offering  the  certificates  in any  state  where  the  offer is not permitted.

We represent the accuracy of the information in this  prospectus  supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus  supplement and prospectus when acting as  underwriters of the  certificates  offered hereby and with respect to their unsold allotments or subscriptions.  In addition,  all dealers selling the offered  certificates,  whether or not  participating  in this offering,  may be required to deliver a prospectus  supplement  and  prospectus  until ninety days after the date of this prospectus supplement.

                                                     ANNEX III

                     UNDERLYING TRUST STATEMENT TO CERTIFICATEHOLDERS AS OF NOVEMBER 26, 2007

Taylor, Bean & Whitaker Mortgage Corp.
Mortgage-Backed P/T Certificates
Distribution Date:    26-Nov-2007

Certificateholder Distribution Summary

                                                    Certificate     Beginning                                       Current         Ending                      Cumulative
                                  Record Date       Pass-Through   Certificate      Interest       Principal       Realized      Certificate       Total         Realized
     Class           CUSIP                              Rate         Balance      Distribution    Distribution       Loss          Balance      Distribution      Losses
_______________________________________________________________________________________________________________________________________________________________________________
     1-A-1       878048AA5        10/31/2007          6.00000%   2,696,012.81       13,480.06           4.00            0.00   2,696,008.81      13,484.06            0.00
     1-A-2       878048AB3        10/31/2007          6.00000%  18,691,660.53       93,458.30      39,950.47            0.00  18,651,710.06     133,408.77            0.00
     1-A-3       878048AC1        10/31/2007          6.00000%   2,237,599.00       11,188.00           0.00            0.00   2,237,599.00      11,188.00            0.00
     1-A-4       878048AD9        10/31/2007          6.00000%   7,991,650.00       39,958.25           0.00            0.00   7,991,650.00      39,958.25            0.00
     1-A-5       878048AE7        10/31/2007          6.00000%  32,785,123.86      163,925.62      41,430.73            0.00  32,743,693.14     205,356.35            0.00
     2-A-1       878048AF4        10/31/2007          6.50000%  42,601,103.31      230,755.98      20,837.42            0.00  42,580,265.88     251,593.40            0.00
     3-A-1       878048AG2        10/31/2007          5.50000%  28,609,861.12      131,128.53     143,085.91            0.00  28,466,775.21     274,214.44            0.00
     4-A-1       878048AH0        10/31/2007          6.00000%  92,827,821.95      464,139.11     417,841.37            0.00  92,409,980.58     881,980.48            0.00
     5-A-1       878048AJ6        10/31/2007          6.50000% 119,676,929.55      647,196.95     856,390.13            0.00 118,820,539.41   1,503,587.08            0.00
     6-A-1       878048AK3        10/31/2007          7.00000%  35,796,699.57      208,814.08     681,234.00            0.00  35,115,465.57     890,048.08            0.00
     7-A-1       878048AL1        10/31/2007          7.00000%  36,033,251.71      208,969.62     133,820.70            0.00  35,899,431.01     342,790.32            0.00
     7-A-2       878048BA4        10/31/2007          7.00000%   1,262,878.29        7,323.88       4,690.09            0.00   1,258,188.20      12,013.97            0.00
     8-A-1       878048AM9        10/31/2007          7.00000%   7,357,361.65       42,917.94       2,159.99            0.00   7,355,201.66      45,077.93            0.00
      A-X        878048AN7        10/31/2007          6.00000%           0.00       11,813.49           0.00            0.00           0.00      11,813.49            0.00
      C-X        878048AP2        10/31/2007          5.50000%           0.00        7,548.44           0.00            0.00           0.00       7,548.44            0.00
      D-X        878048AQ0        10/31/2007          6.00000%           0.00       52,326.44           0.00            0.00           0.00      52,326.44            0.00
      A-P        878048AR8        10/31/2007          0.00000%   1,402,291.23            0.00       1,309.34            0.00   1,400,981.89       1,309.34            0.00
      C-P        878048AS6        10/31/2007          0.00000%     297,053.28            0.00       1,730.01            0.00     295,323.27       1,730.01            0.00
     C-B-1       878048AT4        10/31/2007          6.38098%  18,077,066.15       96,025.76      14,367.64            0.00  18,062,698.51     110,393.40            0.00
     C-B-2       878048AU1        10/31/2007          6.38098%   7,478,600.73       39,726.49       5,943.99            0.00   7,472,656.74      45,670.48            0.00
     C-B-3       878048AV9        10/31/2007          6.38098%   4,362,681.49       23,174.66       3,467.46            0.00   4,359,214.03      26,642.12            0.00
     C-B-4       878048AX5        10/31/2007          6.38098%   4,362,681.49       23,174.66       3,467.46            0.00   4,359,214.03      26,642.12            0.00
     C-B-5       878048AY3        10/31/2007          6.38098%   3,739,300.37       19,863.24       2,971.99            0.00   3,736,328.37      22,835.23            0.00
     C-B-6       878048AZ0        10/31/2007          6.38098%   2,375,475.09       12,618.57       1,887.99            0.00   2,373,587.06      14,506.56      120,696.05
       AR        878048AW7        10/31/2007          6.00000%           0.00            0.00           0.00            0.00           0.00           0.00            0.00
     Totals                                                    470,663,103.18    2,549,528.07   2,376,590.69            0.00 468,286,512.43   4,926,118.76      120,696.05

As Master Servicer, Wells Fargo Bank, N.A. has independently calculated collateral information based on loan level data received from external parties, which may include the
Servicers, Issuer and other parties to the transaction. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished to it by those third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

                                                                                III-1

Principal Distribution Statement

                    Original       Beginning      Scheduled     Unscheduled                                       Total          Ending         Ending          Total
                      Face        Certificate     Principal      Principal                       Realized       Principal     Certificate    Certificate      Principal
     Class           Amount         Balance      Distribution   Distribution     Accretion         Loss         Reduction       Balance       Percentage    Distribution
___________________________________________________________________________________________________________________________________________________________________________
     1-A-1        11,000,000.00    2,696,012.81           2.70           1.29            0.00           0.00            4.00   2,696,008.81     0.24509171            4.00
     1-A-2        18,729,000.00   18,691,660.53      27,016.88      12,933.59            0.00           0.00       39,950.47  18,651,710.06     0.99587325       39,950.47
     1-A-3         2,237,599.00    2,237,599.00           0.00           0.00            0.00           0.00            0.00   2,237,599.00     1.00000000            0.00
     1-A-4         7,991,650.00    7,991,650.00           0.00           0.00            0.00           0.00            0.00   7,991,650.00     1.00000000            0.00
     1-A-5        41,434,651.00   32,785,123.86      28,017.91      13,412.81            0.00           0.00       41,430.73  32,743,693.14     0.79024904       41,430.73
     2-A-1        78,971,000.00   42,601,103.31      18,345.06       2,492.36            0.00           0.00       20,837.42  42,580,265.88     0.53918864       20,837.42
     3-A-1        37,600,000.00   28,609,861.12     121,600.25      21,485.66            0.00           0.00      143,085.91  28,466,775.21     0.75709509      143,085.91
     4-A-1       110,722,000.00   92,827,821.95      70,736.56     347,104.81            0.00           0.00      417,841.37  92,409,980.58     0.83461264      417,841.37
     5-A-1       156,510,000.00  119,676,929.55      55,491.23     800,898.90            0.00           0.00      856,390.13 118,820,539.41     0.75918816      856,390.13
     6-A-1        53,933,000.00   35,796,699.57      15,489.65     665,744.35            0.00           0.00      681,234.00  35,115,465.57     0.65109424      681,234.00
     7-A-1        49,390,000.00   36,033,251.71      17,898.42     115,922.27            0.00           0.00      133,820.70  35,899,431.01     0.72685627      133,820.70
     7-A-2         1,731,000.00    1,262,878.29         627.30       4,062.80            0.00           0.00        4,690.09   1,258,188.20     0.72685627        4,690.09
     8-A-1        18,757,000.00    7,357,361.65       2,159.99           0.00            0.00           0.00        2,159.99   7,355,201.66     0.39213103        2,159.99
      A-X                  0.00            0.00           0.00           0.00            0.00           0.00            0.00           0.00     0.00000000            0.00
      C-X                  0.00            0.00           0.00           0.00            0.00           0.00            0.00           0.00     0.00000000            0.00
      D-X                  0.00            0.00           0.00           0.00            0.00           0.00            0.00           0.00     0.00000000            0.00
      A-P          1,482,121.74    1,402,291.23       1,127.29         182.05            0.00           0.00        1,309.34   1,400,981.89     0.94525426        1,309.34
      C-P            330,403.93      297,053.28       1,332.48         397.53            0.00           0.00        1,730.01     295,323.27     0.89382493        1,730.01
     C-B-1        18,327,000.00   18,077,066.15      14,367.64           0.00            0.00           0.00       14,367.64  18,062,698.51     0.98557857       14,367.64
     C-B-2         7,582,000.00    7,478,600.73       5,943.99           0.00            0.00           0.00        5,943.99   7,472,656.74     0.98557857        5,943.99
     C-B-3         4,423,000.00    4,362,681.49       3,467.46           0.00            0.00           0.00        3,467.46   4,359,214.03     0.98557857        3,467.46
     C-B-4         4,423,000.00    4,362,681.49       3,467.46           0.00            0.00           0.00        3,467.46   4,359,214.03     0.98557857        3,467.46
     C-B-5         3,791,000.00    3,739,300.37       2,971.99           0.00            0.00           0.00        2,971.99   3,736,328.37     0.98557857        2,971.99
     C-B-6         2,530,121.84    2,375,475.09       1,887.99           0.00            0.00           0.00        1,887.99   2,373,587.06     0.93813152        1,887.99
       AR                100.00            0.00           0.00           0.00            0.00           0.00            0.00           0.00     0.00000000            0.00
     Totals      631,895,647.51  470,663,103.18     391,952.25   1,984,638.42            0.00           0.00    2,376,590.69 468,286,512.43     0.74108204    2,376,590.69

                                                                                III-2

Principal Distribution Factors Statement

                    Original       Beginning      Scheduled     Unscheduled                                       Total          Ending         Ending          Total
                      Face        Certificate     Principal      Principal                       Realized       Principal     Certificate    Certificate      Principal
     Class           Amount         Balance      Distribution   Distribution     Accretion         Loss         Reduction       Balance       Percentage    Distribution
______________________________________________________________________________________________________________________________________________________________________________
     1-A-1        11,000,000.00    245.09207364     0.00024545     0.00011727      0.00000000     0.00000000      0.00036364   245.09171000     0.24509171      0.00036364
     1-A-2        18,729,000.00    998.00632869     1.44251588     0.69056490      0.00000000     0.00000000      2.13308078   995.87324790     0.99587325      2.13308078
     1-A-3         2,237,599.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     1-A-4         7,991,650.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     1-A-5        41,434,651.00    791.24894427     0.67619515     0.32370998      0.00000000     0.00000000      0.99990537   790.24903914     0.79024904      0.99990537
     2-A-1        78,971,000.00    539.45249915     0.23230122     0.03156045      0.00000000     0.00000000      0.26386167   539.18863735     0.53918864      0.26386167
     3-A-1        37,600,000.00    760.90056170     3.23404920     0.57142713      0.00000000     0.00000000      3.80547633   757.09508537     0.75709509      3.80547633
     4-A-1       110,722,000.00    838.38642682     0.63886635     3.13492179      0.00000000     0.00000000      3.77378814   834.61263868     0.83461264      3.77378814
     5-A-1       156,510,000.00    764.65995495     0.35455389     5.11723788      0.00000000     0.00000000      5.47179177   759.18816312     0.75918816      5.47179177
     6-A-1        53,933,000.00    663.72535498     0.28720171    12.34391467      0.00000000     0.00000000     12.63111639   651.09423859     0.65109424     12.63111639
     7-A-1        49,390,000.00    729.56573618     0.36238955     2.34707977      0.00000000     0.00000000      2.70946953   726.85626665     0.72685627      2.70946953
     7-A-2         1,731,000.00    729.56573657     0.36239168     2.34708261      0.00000000     0.00000000      2.70946852   726.85626805     0.72685627      2.70946852
     8-A-1        18,757,000.00    392.24618276     0.11515647     0.00000000      0.00000000     0.00000000      0.11515647   392.13102628     0.39213103      0.11515647
      A-X                  0.00      0.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000
      C-X                  0.00      0.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000
      D-X                  0.00      0.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000
      A-P          1,482,121.74    946.13768367     0.76059204     0.12283067      0.00000000     0.00000000      0.88342271   945.25426096     0.94525426      0.88342271
      C-P            330,403.93    899.06097667     4.03288181     1.20316365      0.00000000     0.00000000      5.23604547   893.82493120     0.89382493      5.23604547
     C-B-1        18,327,000.00    986.36253342     0.78396028     0.00000000      0.00000000     0.00000000      0.78396028   985.57857314     0.98557857      0.78396028
     C-B-2         7,582,000.00    986.36253363     0.78396070     0.00000000      0.00000000     0.00000000      0.78396070   985.57857294     0.98557857      0.78396070
     C-B-3         4,423,000.00    986.36253448     0.78396111     0.00000000      0.00000000     0.00000000      0.78396111   985.57857337     0.98557857      0.78396111
     C-B-4         4,423,000.00    986.36253448     0.78396111     0.00000000      0.00000000     0.00000000      0.78396111   985.57857337     0.98557857      0.78396111
     C-B-5         3,791,000.00    986.36253495     0.78395938     0.00000000      0.00000000     0.00000000      0.78395938   985.57857294     0.98557857      0.78395938
     C-B-6         2,530,121.84    938.87774590     0.74620517     0.00000000      0.00000000     0.00000000      0.74620517   938.13152492     0.93813152      0.74620517
       AR                100.00      0.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000

NOTE: All classes per $1,000 denomination.

                                                                                III-3

Interest Distribution Statement

                                                                                    Beginning                     Payment of                   Non-Supported                    Remaining        Ending
                                                                     Current      Certificate/      Current         Unpaid         Current        Interest         Total          Unpaid      Certificate/
                                                   Accrual         Certificate      Notional         Accrued       Interest        Interest      Shortfall       Interest        Interest       Notional
     Class               Accrual Dates               Days              Rate          Balance        Interest     Shortfall (1)  Shortfall (1)                  Distribution   Shortfall (1)      Balance
____________________________________________________________________________________________________________________________________________________________________________________________________________
     1-A-1            10/01/07 - 10/30/07             30             6.00000%    2,696,012.81      13,480.06            0.00           0.00           0.00       13,480.06           0.00    2,696,008.81
     1-A-2            10/01/07 - 10/30/07             30             6.00000%   18,691,660.53      93,458.30            0.00           0.00           0.00       93,458.30           0.00   18,651,710.06
     1-A-3            10/01/07 - 10/30/07             30             6.00000%    2,237,599.00      11,188.00            0.00           0.00           0.00       11,188.00           0.00    2,237,599.00
     1-A-4            10/01/07 - 10/30/07             30             6.00000%    7,991,650.00      39,958.25            0.00           0.00           0.00       39,958.25           0.00    7,991,650.00
     1-A-5            10/01/07 - 10/30/07             30             6.00000%   32,785,123.86     163,925.62            0.00           0.00           0.00      163,925.62           0.00   32,743,693.14
     2-A-1            10/01/07 - 10/30/07             30             6.50000%   42,601,103.31     230,755.98            0.00           0.00           0.00      230,755.98           0.00   42,580,265.88
     3-A-1            10/01/07 - 10/30/07             30             5.50000%   28,609,861.12     131,128.53            0.00           0.00           0.00      131,128.53           0.00   28,466,775.21
     4-A-1            10/01/07 - 10/30/07             30             6.00000%   92,827,821.95     464,139.11            0.00           0.00           0.00      464,139.11           0.00   92,409,980.58
     5-A-1            10/01/07 - 10/30/07             30             6.50000%  119,676,929.55     648,250.04            0.00           0.00       1,053.09      647,196.95           0.00  118,820,539.41
     6-A-1            10/01/07 - 10/30/07             30             7.00000%   35,796,699.57     208,814.08            0.00           0.00           0.00      208,814.08           0.00   35,115,465.57
     7-A-1            10/01/07 - 10/30/07             30             7.00000%   36,033,251.71     210,193.97            0.00           0.00       1,224.34      208,969.62           0.00   35,899,431.01
     7-A-2            10/01/07 - 10/30/07             30             7.00000%    1,262,878.29       7,366.79            0.00           0.00          42.91        7,323.88           0.00    1,258,188.20
     8-A-1            10/01/07 - 10/30/07             30             7.00000%    7,357,361.65      42,917.94            0.00           0.00           0.00       42,917.94           0.00    7,355,201.66
      A-X             10/01/07 - 10/30/07             30             6.00000%    2,362,698.50      11,813.49            0.00           0.00           0.00       11,813.49           0.00    2,361,391.67
      C-X             10/01/07 - 10/30/07             30             5.50000%    1,646,932.70       7,548.44            0.00           0.00           0.00        7,548.44           0.00    1,639,793.84
      D-X             10/01/07 - 10/30/07             30             6.00000%   10,481,071.84      52,405.36            0.00           0.00          78.92       52,326.44           0.00   10,397,873.31
      A-P             N/A                            N/A             0.00000%    1,402,291.23           0.00            0.00           0.00           0.00            0.00           0.00    1,400,981.89
      C-P             N/A                            N/A             0.00000%      297,053.28           0.00            0.00           0.00           0.00            0.00           0.00      295,323.27
     C-B-1            10/01/07 - 10/30/07             30             6.38098%   18,077,066.15      96,124.44            0.00           0.00          98.67       96,025.76           0.00   18,062,698.51
     C-B-2            10/01/07 - 10/30/07             30             6.38098%    7,478,600.73      39,767.31            0.00           0.00          40.82       39,726.49           0.00    7,472,656.74
     C-B-3            10/01/07 - 10/30/07             30             6.38098%    4,362,681.49      23,198.47            0.00           0.00          23.81       23,174.66           0.00    4,359,214.03
     C-B-4            10/01/07 - 10/30/07             30             6.38098%    4,362,681.49      23,198.47            0.00           0.00          23.81       23,174.66           0.00    4,359,214.03
     C-B-5            10/01/07 - 10/30/07             30             6.38098%    3,739,300.37      19,883.65            0.00           0.00          20.41       19,863.24           0.00    3,736,328.37
     C-B-6            10/01/07 - 10/30/07             30             6.38098%    2,375,475.09      12,631.54            0.00           0.00          12.97       12,618.57           0.00    2,373,587.06
       AR             N/A                            N/A             6.00000%            0.00           0.00            0.00           0.00           0.00            0.00           0.00            0.00
     Totals                                                                                     2,552,147.84            0.00           0.00           0.00    2,549,528.07           0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

                                                                                III-4

Interest Distribution Factors Statement

                                                  Beginning                        Payment of                    Non-Supported                   Remaining        Ending
                    Original        Current      Certificate/        Current         Unpaid         Current        Interest         Total          Unpaid      Certificate/
                      Face        Certificate      Notional          Accrued        Interest        Interest       Shortfall       Interest       Interest       Notional
     Class           Amount          Rate          Balance           Interest     Shortfall (1)  Shortfall (1)                   Distribution  Shortfall (1)      Balance
_____________________________________________________________________________________________________________________________________________________________________________
     1-A-1        11,000,000.00        6.00000%   245.09207364     1.22546000      0.00000000     0.00000000      0.00000000     1.22546000     0.00000000    245.09171000
     1-A-2        18,729,000.00        6.00000%   998.00632869     4.99003150      0.00000000     0.00000000      0.00000000     4.99003150     0.00000000    995.87324790
     1-A-3         2,237,599.00        6.00000%  1000.00000000     5.00000223      0.00000000     0.00000000      0.00000000     5.00000223     0.00000000   1000.00000000
     1-A-4         7,991,650.00        6.00000%  1000.00000000     5.00000000      0.00000000     0.00000000      0.00000000     5.00000000     0.00000000   1000.00000000
     1-A-5        41,434,651.00        6.00000%   791.24894427     3.95624474      0.00000000     0.00000000      0.00000000     3.95624474     0.00000000    790.24903914
     2-A-1        78,971,000.00        6.50000%   539.45249915     2.92203442      0.00000000     0.00000000      0.00000000     2.92203442     0.00000000    539.18863735
     3-A-1        37,600,000.00        5.50000%   760.90056170     3.48746090      0.00000000     0.00000000      0.00000000     3.48746090     0.00000000    757.09508537
     4-A-1       110,722,000.00        6.00000%   838.38642682     4.19193214      0.00000000     0.00000000      0.00000000     4.19193214     0.00000000    834.61263868
     5-A-1       156,510,000.00        6.50000%   764.65995495     4.14190812      0.00000000     0.00000000      0.00672858     4.13517954     0.00000000    759.18816312
     6-A-1        53,933,000.00        7.00000%   663.72535498     3.87173122      0.00000000     0.00000000      0.00000000     3.87173122     0.00000000    651.09423859
     7-A-1        49,390,000.00        7.00000%   729.56573618     4.25580016      0.00000000     0.00000000      0.02478923     4.23101073     0.00000000    726.85626665
     7-A-2         1,731,000.00        7.00000%   729.56573657     4.25580012      0.00000000     0.00000000      0.02478914     4.23101098     0.00000000    726.85626805
     8-A-1        18,757,000.00        7.00000%   392.24618276     2.28810258      0.00000000     0.00000000      0.00000000     2.28810258     0.00000000    392.13102628
      A-X                  0.00        6.00000%   402.57189815     2.01285906      0.00000000     0.00000000      0.00000000     2.01285906     0.00000000    402.34923198
      C-X                  0.00        5.50000%   694.48500458     3.18305562      0.00000000     0.00000000      0.00000000     3.18305562     0.00000000    691.47466225
      D-X                  0.00        6.00000%   753.45130197     3.76725657      0.00000000     0.00000000      0.00567331     3.76158326     0.00000000    747.47042123
      A-P          1,482,121.74        0.00000%   946.13768367     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000    945.25426096
      C-P            330,403.93        0.00000%   899.06097667     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000    893.82493120
     C-B-1        18,327,000.00        6.38098%   986.36253342     5.24496317      0.00000000     0.00000000      0.00538386     5.23957876     0.00000000    985.57857314
     C-B-2         7,582,000.00        6.38098%   986.36253363     5.24496307      0.00000000     0.00000000      0.00538380     5.23957927     0.00000000    985.57857294
     C-B-3         4,423,000.00        6.38098%   986.36253448     5.24496270      0.00000000     0.00000000      0.00538322     5.23957947     0.00000000    985.57857337
     C-B-4         4,423,000.00        6.38098%   986.36253448     5.24496270      0.00000000     0.00000000      0.00538322     5.23957947     0.00000000    985.57857337
     C-B-5         3,791,000.00        6.38098%   986.36253495     5.24496175      0.00000000     0.00000000      0.00538380     5.23957795     0.00000000    985.57857294
     C-B-6         2,530,121.84        6.38098%   938.87774590     4.99246313      0.00000000     0.00000000      0.00512624     4.98733689     0.00000000    938.13152492
       AR                100.00        6.00000%     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.
NOTE: All classes per $1,000 denomination.

                                                                                III-5

Certificateholder Account Statement

CERTIFICATE ACCOUNT

Beginning Balance                                                        0.00

Deposits
         Payments of Interest and Principal                      5,024,638.22
         Reserve Funds and Credit Enhancements                           0.00
         Proceeds from Repurchased Loans                                 0.00
         Servicer Advances                                         356,407.73
         Gains & Subsequent Recoveries (Realized Losses)                 0.00

Total Deposits                                                   5,381,045.95

Withdrawals

         Reserve Funds and Credit Enhancements                           0.00
         Reimbursement for Servicer Advances                       356,872.38
         Total Administration Fees                                  98,054.81
         Payment of Interest and Principal                       4,926,118.76

Total Withdrawals (Pool Distribution Amount)                     5,381,045.95

Ending Balance                                                           0.00

Servicer Advances are calculated as delinquent scheduled principal and interest

PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall                      2,619.75
Servicing Fee Support                                                    0.00

Non-Supported Prepayment/Curtailment Interest Shortfall              2,619.75

ADMINISTRATION FEES

Gross Servicing Fee*                                                98,054.81
Supported Prepayment/Curtailment Interest Shortfall                      0.00

Total Administration Fees                                           98,054.81

*Servicer Payees include: TAYLOR, BEAN & WHITAKER

                                                                                III-6

Collateral Statement

                 Group                          G1 30yr Jumbo A               G2 30yr Jumbo A                  G3 15yr Alt-A                 G4 30yr Alt-A                  G5 30yr Alt-A                 G6 30yr Conf Alt-A
______________________________________________________________________________________________________________________________________________________________________________________________________________________________
Collateral Description                             Mixed Fixed                    Mixed Fixed                    Mixed Fixed                   Mixed Fixed                    Mixed Fixed                    Mixed Fixed
______________________________________________________________________________________________________________________________________________________________________________________________________________________________
Weighted Average Coupon Rate                          6.249901                       6.942528                       5.986692                       6.439284                       6.912722                      7.435792
Weighted Average Net Rate                             5.999901                       6.692528                       5.736692                      6.189284                       6.662723                       7.185792
Weighted Average Pass-Through Rate                    5.999901                       6.692528                       5.736692                      6.189284                       6.662722                       7.185792
Weighted Average Remaining Term                            340                            340                            159                           340                            340                            340
Principal And Interest Constant                     429,591.45                     298,694.43                     289,877.39                    618,791.43                     811,959.66                     261,980.92
Beginning Loan Count                                       129                             86                            141                           477                            732                            248
Loans Paid in Full                                           0                              0                              0                             2                              5                              4
Ending Loan Count                                          129                             86                            141                           475                            727                            244
Beginning Scheduled Balance                      70,860,934.79                  48,052,020.63                  31,367,156.48                100,974,632.67                 130,450,430.46                  39,519,206.23
Ending Scheduled Balance                         70,773,912.23                  48,028,835.91                  31,211,883.81                100,550,536.25                 129,589,044.92                  38,836,361.46
Actual Ending Collateral Balance                 70,826,858.63                  48,053,956.30                  31,306,750.16                100,627,425.05                 129,686,134.19                  38,870,298.52
Scheduled Principal                                  60,529.94                      20,692.36                     133,389.48                     76,954.48                      60,486.64                      17,100.42
Unscheduled Principal                                26,492.62                       2,492.36                      21,883.19                    347,141.94                     800,898.90                     665,744.35
Negative Amortized Principal                              0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Scheduled Interest                                  369,061.51                     278,002.07                     156,487.91                    541,836.95                     751,473.02                     244,880.50
Servicing Fees                                       14,762.69                      10,010.84                       6,534.82                     21,036.38                      27,177.17                       8,233.17
Master Servicing Fees                                     0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Trustee Fee                                               0.00                           0.00                           0.00                          0.00                           0.00                           0.00
FRY Amount                                                0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Special Hazard Fee                                        0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Other Fee                                                 0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Pool Insurance Fee                                        0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Spread 1                                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Spread 2                                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Spread 3                                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Net Interest                                        354,298.82                     267,991.23                     149,953.09                    520,800.57                     724,295.85                     236,647.33
Realized Loss Amount                                      0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Cumulative Realized Loss                                  0.00                           0.00                           0.00                     78,763.96                      13,935.62                           0.00
Percentage of Cumulative Losses                         0.0000                         0.0000                         0.0000                        0.0661                         0.0083                         0.0000
Special Servicing Fee                                     0.00                           0.00                           0.00                          0.00                           0.00                           0.00

                                                                                III-7

Collateral Statement

                 Group                          G7 30yr Conf Alt-A                        G8 30yr Jmbo Alt-A           Total
____________________________________________________________________________________________________________________________
Collateral Description                             Mixed Fixed                    Mixed Fixed                    Mixed Fixed
____________________________________________________________________________________________________________________________
Weighted Average Coupon Rate                          7.503520                       7.409749                       6.756942
Weighted Average Net Rate                             7.253520                       7.159748                       6.506942
Weighted Average Pass-Through Rate                    7.253520                       7.159749                       6.506942
Weighted Average Remaining Term                            340                            340                            328
Principal And Interest Constant                     275,274.30                      55,985.37                   3,042,154.95
Beginning Loan Count                                       365                             15                          2,193
Loans Paid in Full                                           1                              0                             12
Ending Loan Count                                          364                             15                          2,181
Beginning Scheduled Balance                      40,783,474.61                   8,655,247.30                 470,663,103.17
Ending Scheduled Balance                         40,643,231.59                   8,652,706.27                 468,286,512.44
Actual Ending Collateral Balance                 40,700,459.27                   8,655,238.03                 468,727,120.15
Scheduled Principal                                  20,257.95                       2,541.03                     391,952.30
Unscheduled Principal                               119,985.07                           0.00                   1,984,638.43
Negative Amortized Principal                              0.00                           0.00                           0.00
Scheduled Interest                                  255,016.35                      53,444.34                   2,650,202.65
Servicing Fees                                        8,496.56                       1,803.18                      98,054.81
Master Servicing Fees                                     0.00                           0.00                           0.00
Trustee Fee                                               0.00                           0.00                           0.00
FRY Amount                                                0.00                           0.00                           0.00
Special Hazard Fee                                        0.00                           0.00                           0.00
Other Fee                                                 0.00                           0.00                           0.00
Pool Insurance Fee                                        0.00                           0.00                           0.00
Spread 1                                                  0.00                           0.00                           0.00
Spread 2                                                  0.00                           0.00                           0.00
Spread 3                                                  0.00                           0.00                           0.00
Net Interest                                        246,519.79                      51,641.16                   2,552,147.84
Realized Loss Amount                                      0.00                           0.00                           0.00
Cumulative Realized Loss                             27,995.96                           0.00                     120,695.54
Percentage of Cumulative Losses                         0.0512                         0.0000                         0.0191
Special Servicing Fee                                     0.00                           0.00                           0.00

                                                                                III-8

Additional Reporting - Group Level

                                  Cash Reporting
G1 30yr Jumbo A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G2 30yr Jumbo A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G3 15yr Alt-A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G4 30yr Alt-A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G5 30yr Alt-A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G6 30yr Conf Alt-A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G7 30yr Conf Alt-A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
G8 30yr Jmbo Alt-A

Insurance Proceeds                                                       0.00
Substitution Adjustment Amount                                           0.00
                                  Trigger Event Reporting
G1 30yr Jumbo A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.000000%
Delinquency Trigger

     Trigger Result                                                      Pass
     Threshold Value                                               50.000000%
     Calculated Value                                               7.612002%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

                                                                                III-9

Additional Reporting - Group Level

G2 30yr Jumbo A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.000000%
Delinquency Trigger

     Trigger Result                                                      Pass
     Threshold Value                                               50.000000%
     Calculated Value                                              34.699100%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

G3 15yr Alt-A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.000000%
Delinquency Trigger

     Trigger Result                                                      Pass
     Threshold Value                                               50.000000%
     Calculated Value                                               0.000000%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

G4 30yr Alt-A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               1.017351%
Delinquency Trigger

     Trigger Result                                                      Pass
     Threshold Value                                               50.000000%
     Calculated Value                                              28.081938%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

                                                                                III-10

G5 30yr Alt-A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.128074%
Delinquency Trigger

     Trigger Result                                                      Fail
     Threshold Value                                               50.000000%
     Calculated Value                                             117.083909%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

G6 30yr Conf Alt-A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.000000%
Delinquency Trigger

     Trigger Result                                                      Fail
     Threshold Value                                               50.000000%
     Calculated Value                                             164.295740%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

G7 30yr Conf Alt-A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.787733%
Delinquency Trigger

     Trigger Result                                                      Fail
     Threshold Value                                               50.000000%
     Calculated Value                                             217.062552%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

                                                                                III-11

G8 30yr Jmbo Alt-A

Cumulative Loss Trigger
     Trigger Result                                                      Pass
     Threshold Value                                               30.000000%
     Calculated Value                                               0.000000%
Delinquency Trigger

     Trigger Result                                                      Pass
     Threshold Value                                               50.000000%
     Calculated Value                                              20.768502%
Sen Prepayment % Delinq/Loss Trigger

     Trigger Result                                                      Pass

                                                                                III-12

Delinquency Status - MBA Delinquency Calculation Method

                     DELINQUENT                                    BANKRUPTCY                                    FORECLOSURE                                           REO                                         TOTAL

                     No. of                             Actual     No. of                             Actual     No. of                             Actual     No. of                              Actual     No. of             Actual
                     Loans                             Balance     Loans                             Balance      Loans                            Balance      Loans                             Balance     Loans             Balance

30 Days               101         20,369,845.11    30 Days           2             234,442.74    30 Days            0                  0.00    30 Days            0                  0.00     30 Days          103        20,604,287.85
60 Days                33          4,510,410.91    60 Days           3             522,949.21    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           36         5,033,360.12
90 Days                19          2,982,748.22    90 Days           5             712,255.78    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           24         3,695,004.00
120 Days               2             616,922.53    120 Days          3             478,421.96    120 Days          20          4,648,186.32    120 Days           0                  0.00     120 Days          25         5,743,530.81
150 Days               1             340,000.00    150 Days          0                   0.00    150 Days           4            831,492.43    150 Days           0                  0.00     150 Days           5         1,171,492.43
180+ Days              0                   0.00    180+ Days         7           1,011,284.65    180+ Days         41          8,214,211.38    180+ Days         75         12,200,983.38     180+ Days        123        21,426,479.41
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      156         28,819,926.77                      27          3,803,224.48                      65         13,693,890.13                      75         12,200,983.38                      323        58,518,024.76

                     No. of              Actual                    No. of              Actual                    No. of              Actual                    No. of              Actual                     No. of             Actual
                     Loans              Balance                    Loans              Balance                     Loans             Balance                     Loans             Balance                     Loans             Balance
                                                   0-29 Days     0.320954%        0.180034%    0-29 Days     0.000000%        0.000000%    0-29 Days     0.000000%        0.000000%     0-29 Days     0.320954%       0.180034%
30 Days            4.630903%        4.345779%    30 Days       0.091701%        0.050017%    30 Days       0.000000%        0.000000%    30 Days       0.000000%        0.000000%     30 Days       4.722604%       4.395796%
60 Days            1.513067%        0.962268%    60 Days       0.137552%        0.111568%    60 Days       0.000000%        0.000000%    60 Days       0.000000%        0.000000%     60 Days       1.650619%       1.073836%
90 Days            0.871160%        0.636351%    90 Days       0.229253%        0.151955%    90 Days       0.000000%        0.000000%    90 Days       0.000000%        0.000000%     90 Days       1.100413%       0.788306%
120 Days           0.091701%        0.131617%    120 Days      0.137552%        0.102068%    120 Days      0.917011%        0.991661%    120 Days      0.000000%        0.000000%     120 Days      1.146263%       1.225346%
150 Days           0.045851%        0.072537%    150 Days      0.000000%        0.000000%    150 Days      0.183402%        0.177394%    150 Days      0.000000%        0.000000%     150 Days      0.229253%       0.249931%
180+ Days          0.000000%        0.000000%    180+ Days     0.320954%        0.215751%    180+ Days     1.879872%        1.752451%    180+ Days     3.438790%        2.603004%     180+ Days     5.639615%       4.571205%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                   7.152682%        6.148551%                  1.237964%        0.811394%                  2.980284%        2.921506%                  3.438790%        2.603004%                  14.809720%      12.484455%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds                                0.00                 Principal Balance of Contaminated Properties            0.00                 Periodic Advance                                  356,407.73

                                                                                III-13

SUBORDINATION LEVEL/CREDIT ENHANCEMENT/CLASS PERCENTAGE AND PREPAYMENT PERCENTAGE

                   Original $      Original %      Current $      Current %    Current Class %   Prepayment %
_______________________________________________________________________________________________________________
                 630,413,425.77    99.76543251% 466,885,530.54   99.70082805%      91.380555%      0.000000%
Class 1-A-1      619,413,425.77    98.02463875% 464,189,521.73   99.12511025%       0.575718%      6.679291%
Class 1-A-2      600,684,425.77    95.06070000% 445,537,811.67   95.14214051%       3.982970%     46.209120%
Class 1-A-3      598,446,826.77    94.70659105% 443,300,212.67   94.66431360%       0.477827%      5.543593%
Class 1-A-4      590,455,176.77    93.44188065% 435,308,562.67   92.95774085%       1.706573%     19.799102%
Class 1-A-5      549,020,525.77    86.88468229% 402,564,869.53   85.96550591%       6.992235%     81.121637%
Class 2-A-1      470,049,525.77    74.38720738% 359,984,603.65   76.87272516%       9.092781%    105.491487%
Class 3-A-1      432,449,525.77    68.43685781% 331,517,828.44   70.79380243%       6.078923%     70.525685%
Class 4-A-1      321,727,525.77    50.91466084% 239,107,847.86   51.06016114%      19.733641%    228.943292%
Class 6-A-1      111,284,525.77    17.61121891%  85,171,842.88   18.18797694%       7.498714%     86.997641%
Class 7-A-1       61,894,525.77     9.79505493%  49,272,411.87   10.52185159%       7.666125%     88.939894%
Class C-X         41,406,525.77     6.55274742%  40,659,022.01    8.68250973%       0.000000%      0.000000%

Please Refer to the Prospectus Supplement for a Full Description of Loss Exposure

                     Original $      Original %      Current $      Current %
_______________________________________________________________________________
Bankruptcy           239,144.21     0.03784552%     239,144.21    0.05106793%
Fraud             12,637,912.95     2.00000000%  12,637,912.95    2.69875655%
Special Hazard     6,307,885.13     0.99824792%   6,307,885.13    1.34701405%

Limit of Subordinate's Exposure to Certain Types of Losses

                                                                                III-14

Delinquency Status By Group

                   DELINQUENT                                    BANKRUPTCY                                    FORECLOSURE                                       REO                                          TOTAL
G1 30yr Jumbo A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
 0 Days                2           1,126,347.26    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           2          1,126,347.26
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00     120 Days          0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00     150 Days          0                  0.00
180+ Days              0                   0.00    180+ Days         0                   0.00    180+ Days          0                  0.00    180+ Days          1            432,230.23     180+ Days         1            432,230.23
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       2           1,126,347.26                      0                   0.00                       0                  0.00                       1            432,230.23                       3          1,558,577.49

                                                   0-29 Days        0.000000%       0.000000%    0-29 Days         0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%     0-29 Days        0.000000%      0.000000%
30 Days               1.550388%       1.590283%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          1.550388%      1.590283%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%     120 Days         0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%     150 Days         0.000000%      0.000000%
180+ Days             0.000000%       0.000000%    180+ Days        0.000000%       0.000000%    180+ Days         0.000000%      0.000000%    180+ Days         0.775194%      0.610263%     180+ Days        0.775194%      0.610263%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      1.550388%       1.590283%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.775194%      0.610263%                      2.325581%      2.200546%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                REO                                          TOTAL
G2 30yr Jumbo A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance

30 Days                3           1,621,524.29    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           3          1,621,524.29
60 Days                1             469,150.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           1            469,150.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           1            503,927.72    120 Days           0                  0.00     120 Days          1            503,927.72
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00     150 Days          0                  0.00
180+ Days              0                   0.00    180+ Days         0                   0.00    180+ Days          1            484,000.00    180+ Days          1            496,571.38     180+ Days         2            980,571.38
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       4           2,090,674.29                      0                   0.00                       2            987,927.72                       1            496,571.38                       7          3,575,173.39

                                                   0-29 Days        0.000000%       0.000000%    0-29 Days         0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%     0-29 Days        0.000000%      0.000000%
30 Days               3.488372%       3.374382%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          3.488372%      3.374382%
60 Days               1.162791%       0.976298%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          1.162791%      0.976298%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          1.162791%      1.048671%    120 Days          0.000000%      0.000000%     120 Days         1.162791%      1.048671%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%     150 Days         0.000000%      0.000000%
180+ Days             0.000000%       0.000000%    180+ Days        0.000000%       0.000000%    180+ Days         1.162791%      1.007201%    180+ Days         1.162791%      1.033362%     180+ Days        2.325581%      2.040563%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      4.651163%       4.350681%                     0.000000%       0.000000%                      2.325581%      2.055872%                      1.162791%      1.033362%                      8.139535%      7.439915%

Please refer to CTSLink.com for a list of delinquency code descriptions.

                                                                                III-15

                   DELINQUENT                                    BANKRUPTCY                                    FORECLOSURE                                       REO                                          TOTAL
G3 15yr Alt-A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
30 Days                0                   0.00    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           0                  0.00
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       0                   0.00                      0                   0.00                       0                  0.00                       0                  0.00                       0                  0.00

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.000000%       0.000000%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.000000%      0.000000%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      0.000000%       0.000000%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                REO                                          TOTAL
G4 30yr Alt-A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
30 Days                17          3,975,361.09    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           17         3,975,361.09
60 Days                3             903,822.34    60 Days           1             125,843.99    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           4          1,029,666.33
90 Days                2             355,346.71    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           2            355,346.71
120 Days               2             616,922.53    120 Days          0                   0.00    120 Days           3            486,475.67    120 Days           0                  0.00    120 Days           5          1,103,398.20
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           1            155,200.00   180+ Days           1            175,055.35    180+ Days          2            330,255.35
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       24          5,851,452.67                      2             292,556.12                       4            641,675.67                       1            175,055.35                       31         6,960,739.81

                                                  0-29 Days         0.210526%       0.165673%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.210526%      0.165673%
30 Days               3.578947%       3.950574%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          3.578947%      3.950574%
60 Days               0.631579%       0.898187%    60 Days          0.210526%       0.125059%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.842105%      1.023246%
90 Days               0.421053%       0.353131%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.421053%      0.353131%
120 Days              0.421053%       0.613076%    120 Days         0.000000%       0.000000%    120 Days          0.631579%      0.483442%    120 Days          0.000000%      0.000000%    120 Days          1.052632%      1.096518%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.210526%      0.154232%   180+ Days          0.210526%      0.173964%    180+ Days         0.421053%      0.328196%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      5.052632%       5.814968%                     0.421053%       0.290732%                      0.842105%      0.637675%                      0.210526%      0.173964%                      6.526316%      6.917339%

Please refer to CTSLink.com for a list of delinquency code descriptions.

                                                                                III-16

                   DELINQUENT                                    BANKRUPTCY                                    FORECLOSURE                                       REO                                          TOTAL
G5 30yr Alt-A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
30 Days                41          7,719,779.62    30 Days           2             234,442.74    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           43         7,954,222.36
60 Days                10          1,530,946.82    60 Days           1             239,905.22    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           11         1,770,852.04
90 Days                8           1,259,980.64    90 Days           2             265,678.81    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           10         1,525,659.45
120 Days               0                   0.00    120 Days          1             327,520.41    120 Days           4          1,421,506.49    120 Days           0                  0.00    120 Days           5          1,749,026.90
150 Days               1             340,000.00    150 Days          0                   0.00    150 Days           2            651,949.15    150 Days           0                  0.00    150 Days           3            991,949.15
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days          18          4,072,155.33   180+ Days          26          4,921,109.98    180+ Days          44         8,993,265.31
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       60         10,850,707.08                      11          1,706,606.72                      24          6,145,610.97                      26          4,921,109.98                      121        23,624,034.75

                                                  0-29 Days         0.687758%       0.492774%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.687758%      0.492774%
30 Days               5.639615%       5.952664%    30 Days          0.275103%       0.180777%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          5.914718%      6.133441%
60 Days               1.375516%       1.180502%    60 Days          0.137552%       0.184989%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          1.513067%      1.365491%
90 Days               1.100413%       0.971562%    90 Days          0.275103%       0.204863%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          1.375516%      1.176424%
120 Days              0.000000%       0.000000%    120 Days         0.137552%       0.252549%    120 Days          0.550206%      1.096113%    120 Days          0.000000%      0.000000%    120 Days          0.687758%      1.348661%
150 Days              0.137552%       0.262171%    150 Days         0.000000%       0.000000%    150 Days          0.275103%      0.502713%    150 Days          0.000000%      0.000000%    150 Days          0.412655%      0.764885%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          2.475928%      3.140008%   180+ Days          3.576341%      3.794631%    180+ Days         6.052270%      6.934639%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      8.253095%       8.366898%                     1.513067%       1.315952%                      3.301238%      4.738834%                      3.576341%      3.794631%                     16.643741%     18.216315%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                REO                                          TOTAL
G6 30yr Conf Alt-A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
30 Days                25          3,758,203.86    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           25         3,758,203.86
60 Days                6             627,324.57    60 Days           1             157,200.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           7            784,524.57
90 Days                4             669,486.27    90 Days           1              58,324.59    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           5            727,810.86
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           4            783,994.10    120 Days           0                  0.00    120 Days           4            783,994.10
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           1             85,549.50    150 Days           0                  0.00    150 Days           1             85,549.50
180+ Days              0                   0.00   180+ Days          3             425,224.26   180+ Days          10          2,121,255.15   180+ Days          12          1,985,709.94    180+ Days          25         4,532,189.35
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       35          5,055,014.70                      6             678,847.32                      15          2,990,798.75                      12          1,985,709.94                       68        10,710,370.71

                                                  0-29 Days         0.409836%       0.098014%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.409836%      0.098014%
30 Days              10.245902%       9.668575%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days         10.245902%      9.668575%
60 Days               2.459016%       1.613892%    60 Days          0.409836%       0.404422%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          2.868852%      2.018314%
90 Days               1.639344%       1.722359%    90 Days          0.409836%       0.150049%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          2.049180%      1.872409%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          1.639344%      2.016949%    120 Days          0.000000%      0.000000%    120 Days          1.639344%      2.016949%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.409836%      0.220090%    150 Days          0.000000%      0.000000%    150 Days          0.409836%      0.220090%
180+ Days             0.000000%       0.000000%   180+ Days         1.229508%       1.093957%   180+ Days          4.098361%      5.457265%   180+ Days          4.918033%      5.108553%    180+ Days        10.245902%     11.659775%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                     14.344262%      13.004826%                     2.459016%       1.746442%                      6.147541%      7.694304%                      4.918033%      5.108553%                     27.868852%     27.554125%

Please refer to CTSLink.com for a list of delinquency code descriptions.

                                                                                III-17

                           DELINQUENT                                    BANKRUPTCY                                    FORECLOSURE                                       REO                                          TOTAL
G7 30yr Conf Alt-A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
30 Days                12          1,728,034.76    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           12         1,728,034.76
60 Days                13            979,167.18    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           13           979,167.18
90 Days                5             697,934.60    90 Days           2             388,252.38    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           7          1,086,186.98
120 Days               0                   0.00    120 Days          2             150,901.55    120 Days           7            912,282.34    120 Days           0                  0.00    120 Days           9          1,063,183.89
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           1             93,993.78    150 Days           0                  0.00    150 Days           1             93,993.78
180+ Days              0                   0.00   180+ Days          4             586,060.39   180+ Days          11          1,381,600.90   180+ Days          34          4,190,306.50    180+ Days          49         6,157,967.79
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       30          3,405,136.54                      8           1,125,214.32                      19          2,387,877.02                      34          4,190,306.50                       91        11,108,534.38

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               3.296703%       4.245738%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          3.296703%      4.245738%
60 Days               3.571429%       2.405789%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          3.571429%      2.405789%
90 Days               1.373626%       1.714808%    90 Days          0.549451%       0.953926%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          1.923077%      2.668734%
120 Days              0.000000%       0.000000%    120 Days         0.549451%       0.370761%    120 Days          1.923077%      2.241455%    120 Days          0.000000%      0.000000%    120 Days          2.472527%      2.612216%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.274725%      0.230940%    150 Days          0.000000%      0.000000%    150 Days          0.274725%      0.230940%
180+ Days             0.000000%       0.000000%   180+ Days         1.098901%       1.439936%   180+ Days          3.021978%      3.394559%   180+ Days          9.340659%     10.295477%    180+ Days        13.461538%     15.129971%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      8.241758%       8.366334%                     2.197802%       2.764623%                      5.219780%      5.866954%                      9.340659%     10.295477%                     25.000000%     27.293388%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                REO                                          TOTAL
G8 30yr Jmbo Alt-A - MBA
                     No of            Actual                       No of             Actual                      No of             Actual                       No of             Actual                      No of          Actual
                     Loans           Balance                       Loans            Balance                      Loans             Balance                      Loans             Balance                     Loans          Balance
30 Days                1             440,594.23    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           1            440,594.23
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           1            540,000.00    120 Days           0                  0.00    120 Days           1            540,000.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                       1             440,594.23                      0                   0.00                       1            540,000.00                       0                  0.00                       2            980,594.23

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               6.666667%       5.090492%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          6.666667%      5.090492%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          6.666667%      6.238997%    120 Days          0.000000%      0.000000%    120 Days          6.666667%      6.238997%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 ______________________________________________________________________________________________________________________________________________________________________________________________________________________
                      6.666667%       5.090492%                     0.000000%       0.000000%                      6.666667%      6.238997%                      0.000000%      0.000000%                     13.333333%     11.329489%

Please refer to CTSLink.com for a list of delinquency code descriptions.

                                                                                III-18

180+ Delinquency Summary

                                                    Summary                                                       G1 30yr Jumbo A                                              G2 30yr Jumbo A

                                     Number        Outstanding        Percentage                 Number              Outstanding    Percentage                  Number           Outstanding       Percentage
                                       Of            Actual                Of                      Of                  Actual           Of                        Of                Actual            Of
                                      Loans         Balance($)         Balance(%)                 Loans               Balance($)     Balance(%)                  Loans             Balance($)      Balance(%)
Days Delinquent
     180 -       209                  17          2,938,801.47          0.627                       0                   0.00          0.000                       0                  0.00           0.000
     210 -       239                   6          1,547,061.72          0.330                       0                   0.00          0.000                       0                  0.00           0.000
     240 -       269                  15          2,368,526.72          0.505                       0                   0.00          0.000                       0                  0.00           0.000
     270 -       299                  13          2,999,327.62          0.640                       1             432,230.23          0.610                       0                  0.00           0.000
     300 -       329                  12          2,252,604.62          0.481                       0                   0.00          0.000                       0                  0.00           0.000
     330 -       359                   8          2,157,596.51          0.460                       0                   0.00          0.000                       1            484,000.00           1.007
     360 -       389                  11          1,633,251.39          0.348                       0                   0.00          0.000                       1            496,571.38           1.033
     390 -       419                   7            676,901.19          0.144                       0                   0.00          0.000                       0                  0.00           0.000
     420 -       449                   5            880,585.74          0.188                       0                   0.00          0.000                       0                  0.00           0.000
     450 -       479                  11          2,056,672.38          0.439                       0                   0.00          0.000                       0                  0.00           0.000
     480 -       509                   9          1,031,753.99          0.220                       0                   0.00          0.000                       0                  0.00           0.000
     510 -       539                   5            485,843.27          0.104                       0                   0.00          0.000                       0                  0.00           0.000
     540 -       569                   3            327,262.96          0.070                       0                   0.00          0.000                       0                  0.00           0.000
     570 -       599                   1             70,289.83          0.015                       0                   0.00          0.000                       0                  0.00           0.000

                  Total                123        21,426,479.41          4.571                       1             432,230.23          0.610                       2            980,571.38           2.040

                                                  G3 15yr Alt-A                                                     G4 30yr Alt-A                                               G5 30yr Alt-A

                                     Number        Outstanding        Percentage                 Number              Outstanding    Percentage                  Number           Outstanding       Percentage
                                       Of            Actual                Of                      Of                  Actual           Of                        Of                Actual            Of
                                      Loans         Balance($)         Balance(%)                 Loans               Balance($)     Balance(%)                  Loans             Balance($)      Balance(%)

Days Delinquent
     180 -       209                   0                  0.00          0.000                       0                   0.00          0.000                       6          1,156,941.77           0.892
     210 -       239                   0                  0.00          0.000                       0                   0.00          0.000                       5          1,413,048.36           1.090
     240 -       269                   0                  0.00          0.000                       0                   0.00          0.000                      10          1,592,674.68           1.228
     270 -       299                   0                  0.00          0.000                       1             155,200.00          0.154                       5          1,519,875.53           1.172
     300 -       329                   0                  0.00          0.000                       0                   0.00          0.000                       4            743,434.50           0.573
     330 -       359                   0                  0.00          0.000                       0                   0.00          0.000                       2            939,796.51           0.725
     360 -       389                   0                  0.00          0.000                       0                   0.00          0.000                       0                  0.00           0.000
     390 -       419                   0                  0.00          0.000                       0                   0.00          0.000                       2            210,900.71           0.163
     420 -       449                   0                  0.00          0.000                       0                   0.00          0.000                       1            299,000.00           0.231
     450 -       479                   0                  0.00          0.000                       1             175,055.35          0.174                       3            453,081.10           0.349
     480 -       509                   0                  0.00          0.000                       0                   0.00          0.000                       3            395,191.15           0.305
     510 -       539                   0                  0.00          0.000                       0                   0.00          0.000                       3            269,321.00           0.208
     540 -       569                   0                  0.00          0.000                       0                   0.00          0.000                       0                  0.00           0.000
     570 -       599                   0                  0.00          0.000                       0                   0.00          0.000                       0                  0.00           0.000

                 Total                 0                  0.00          0.000                       2             330,255.35          0.328                      44          8,993,265.31           6.936

                                                                                III-19

180+ Delinquency Summary

                                                G6 30yr Conf Alt-A                                               G7 30yr Conf Alt-A                                           G8 30yr Jmbo Alt-A

                                     Number        Outstanding        Percentage                 Number              Outstanding    Percentage                  Number           Outstanding       Percentage
                                       Of            Actual                Of                      Of                  Actual           Of                        Of                Actual            Of
                                      Loans         Balance($)         Balance(%)                 Loans               Balance($)     Balance(%)                  Loans             Balance($)      Balance(%)

Days Delinquent
     180 -       209                   5          1,102,391.12          2.836                       6             679,468.58          1.669                       0                  0.00           0.000
     210 -       239                   0                  0.00          0.000                       1             134,013.36          0.329                       0                  0.00           0.000
     240 -       269                   2            595,731.80          1.533                       3             180,120.24          0.443                       0                  0.00           0.000
     270 -       299                   5            756,181.86          1.945                       1             135,840.00          0.334                       0                  0.00           0.000
     300 -       329                   3            301,107.46          0.775                       5           1,208,062.66          2.968                       0                  0.00           0.000
     330 -       359                   1            192,000.00          0.494                       4             541,800.00          1.331                       0                  0.00           0.000
     360 -       389                   2            330,079.86          0.849                       8             806,600.15          1.982                       0                  0.00           0.000
     390 -       419                   1            168,178.26          0.433                       4             297,822.22          0.732                       0                  0.00           0.000
     420 -       449                   2            264,200.00          0.680                       2             317,385.74          0.780                       0                  0.00           0.000
     450 -       479                   2            605,796.72          1.559                       5             822,739.21          2.021                       0                  0.00           0.000
     480 -       509                   0                  0.00          0.000                       6             636,562.84          1.564                       0                  0.00           0.000
     510 -       539                   2            216,522.27          0.557                       0                   0.00          0.000                       0                  0.00           0.000
     540 -       569                   0                  0.00          0.000                       3             327,262.96          0.804                       0                  0.00           0.000
     570 -       599                   0                  0.00          0.000                       1              70,289.83          0.173                       0                  0.00           0.000

                 Total                25          4,532,189.35         11.661                       49          6,157,967.79         15.130                       0                  0.00           0.000

This report includes all loans greater than 180 days delinquent  regardless of status (REO, Foreclosure, Bankruptcy)

                                                                                III-20

REO Detail - All Mortgage Loans in REO during Current Period

Summary

New REO Loans
          Loans in REO                                  7
          Original Principal Balance         1,047,400.00
          Current Actual Balance             1,043,876.81

Current REO Total
          Loans in REO                                 75
          Original Principal Balance        12,250,190.00
          Current Actual Balance            12,200,983.38

12 Month REO History

G1 30yr Jumbo A

New REO Loans
          Loans in REO                                  0
          Original Principal Balance                 0.00
          Current Actual Balance                     0.00

Current REO Total
          Loans in REO                                  1
          Original Principal Balance           437,000.00
          Current Actual Balance               432,230.23

12 Month REO History

G2 30yr Jumbo A

New REO Loans
          Loans in REO                                  0
          Original Principal Balance                 0.00
          Current Actual Balance                     0.00

Current REO Total
          Loans in REO                                  1
          Original Principal Balance           500,000.00
          Current Actual Balance               496,571.38

12 Month REO History

G3 15yr Alt-A - No REO Information to report this period.

                                                                                III-21

REO Detail - All Mortgage Loans in REO during Current Period

G4 30yr Alt-A

New REO Loans
          Loans in REO                                  0
          Original Principal Balance                 0.00
          Current Actual Balance                     0.00

Current REO Total
          Loans in REO                                  1
          Original Principal Balance           176,000.00
          Current Actual Balance               175,055.35

12 Month REO History

G5 30yr Alt-A

New REO Loans
          Loans in REO                                  1
          Original Principal Balance           129,600.00
          Current Actual Balance               129,600.00

Current REO Total
          Loans in REO                                 26
          Original Principal Balance         4,943,190.00
          Current Actual Balance             4,921,109.98

12 Month REO History

G6 30yr Conf Alt-A

New REO Loans
          Loans in REO                                  4
          Original Principal Balance           601,800.00
          Current Actual Balance               598,276.81

Current REO Total
          Loans in REO                                 12
          Original Principal Balance         1,991,800.00
          Current Actual Balance             1,985,709.94

12 Month REO History

                                                                                III-22

REO Detail - All Mortgage Loans in REO during Current Period

G7 30yr Conf Alt-A

New REO Loans
          Loans in REO                                  2
          Original Principal Balance           316,000.00
          Current Actual Balance               316,000.00

Current REO Total
          Loans in REO                                 34
          Original Principal Balance         4,202,200.00
          Current Actual Balance             4,190,306.50

12 Month REO History

REO Loan Detail - All Mortgage Loans in REO during Current Period

                                                     First                                        Original         Current                                                    Approximate
                      Loan            Month Loan    Payment                        LTV at         Principal        Actual                         Months         Current       Delinquent
     Group           Number           Entered REP    Date          State        Origination       Balance          Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
G1 30yr Jumbo A    0407372311          Aug-2007    01-Feb-2006       MD                 78.04     437,000.00      432,230.23    01-Jan-2007              9          6.625%      25,160.69
G2 30yr Jumbo A    0407399672          Aug-2007    01-Mar-2006       CO                 80.00     500,000.00      496,571.38    01-Oct-2006             12          6.875%      38,189.87
 G4 30yr Alt-A     0407372572          Feb-2007    01-Feb-2006       VA                 80.00     176,000.00      175,055.35    01-Jul-2006             15          6.625%      15,705.52
 G5 30yr Alt-A     0407372882          Oct-2007    01-Mar-2006       KY                 80.00     540,000.00      535,720.23    01-Nov-2006             11          6.750%      37,548.13
 G5 30yr Alt-A     0407373418          Sep-2007    01-Mar-2006       FL                 80.00     224,000.00      224,000.00    01-Jul-2006             15          7.125%      21,816.61
 G5 30yr Alt-A     0407373612          Aug-2007    01-Mar-2006       GA                 84.97      73,500.00       72,826.67    01-Dec-2006             10          6.750%       4,713.76
 G5 30yr Alt-A     0407373738          Feb-2007    01-Mar-2006       CO                 80.00     156,800.00      156,800.00    01-May-2006             17          6.875%      16,447.54
 G5 30yr Alt-A     0407374016          May-2007    01-Mar-2006       MA                 83.06     299,000.00      299,000.00    01-Aug-2006             14          7.125%      27,408.32
 G5 30yr Alt-A     0407374092          Jul-2007    01-Apr-2006       NH                 80.00     272,000.00      269,895.57    01-Dec-2006             10          6.875%      17,807.59
 G5 30yr Alt-A     0407374622          Feb-2007    01-Apr-2006       GA                 94.23     122,500.00      122,104.63    01-Jul-2006             15          7.125%      11,822.14
 G5 30yr Alt-A     0407374928          Jun-2007    01-Apr-2006       CO                 80.00     107,200.00      106,638.35    01-Sep-2006             13          6.750%       8,616.72
 G5 30yr Alt-A     0407375211          Oct-2007    01-May-2006       GA                 80.00      88,000.00       86,719.48    01-Feb-2007              8          6.875%       4,771.71
 G5 30yr Alt-A     0407375212          Oct-2007    01-May-2006       GA                 80.00      88,000.00       87,154.59    01-Feb-2007              8          6.875%       4,797.19
 G5 30yr Alt-A     0407375245          Sep-2007    01-Apr-2006       VA                 79.99     383,950.00      383,950.00    01-Jan-2007              9          6.875%      23,316.92
 G5 30yr Alt-A     0407375545          Sep-2007    01-May-2005       GA                 80.00     412,000.00      404,076.28    01-Nov-2006             11          7.125%      29,952.37
 G5 30yr Alt-A     0407376299          Jun-2007    01-Feb-2006       WI                 70.00      49,140.00       48,941.15    01-Jun-2006             16          7.125%       5,014.81
 G5 30yr Alt-A     0407376627          Apr-2007    01-Feb-2006       GA                 78.95     105,000.00      104,262.36    01-Sep-2006             13          6.750%       8,424.16
 G5 30yr Alt-A     0407376712          Jul-2007    01-Feb-2006       IL                 79.63     107,500.00      106,976.47    01-Jul-2006             15          7.125%      10,356.57
 G5 30yr Alt-A     0407399799          Nov-2007    01-Apr-2006       CO                 80.00     129,600.00      129,600.00    01-Feb-2007              8          6.750%       7,020.00
 G5 30yr Alt-A     0407399854          Oct-2007    01-Apr-2006       GA                 80.00     121,600.00      121,565.80    01-Feb-2007              8          6.750%       6,584.80
 G5 30yr Alt-A     0407399960          Oct-2007    01-Jan-2006       AZ                 80.00     206,950.00      206,950.00    01-Jan-2007              9          7.125%      13,042.26
 G5 30yr Alt-A     0407458175          Sep-2007    01-May-2006       CO                 80.00     136,800.00      136,712.26    01-Dec-2006             10          7.000%       9,228.12
 G5 30yr Alt-A     0407458176          Oct-2007    01-May-2006       NV                 78.95     600,000.00      600,000.00    01-Jan-2007              9          6.750%      35,750.00

                                                                                III-23

REO Loan Detail - All Mortgage Loans in REO during Current Period

                                                     First                                        Original         Current                                                    Approximate
                      Loan            Month Loan    Payment                        LTV at         Principal        Actual                         Months         Current       Delinquent
     Group           Number           Entered REP    Date          State        Origination       Balance          Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
 G5 30yr Alt-A     0407485375          Mar-2007    01-Feb-2006       CO                 80.00     200,000.00      200,000.00    01-Jun-2006             16          6.875%      19,874.88
 G5 30yr Alt-A     0407485384          Mar-2007    01-Mar-2006       TN                 77.69      50,500.00       50,375.08    01-May-2006             17          7.000%       5,346.65
 G5 30yr Alt-A     0407485385          Jan-2007    01-Mar-2006       TN                 77.88      62,300.00       62,145.92    01-May-2006             17          7.000%       6,595.98
 G5 30yr Alt-A     0407485450          Oct-2007    01-May-2006       GA                 79.38     128,600.00      127,491.31    01-Feb-2007              8          6.875%       7,016.15
 G5 30yr Alt-A     0407641787          Sep-2007    01-May-2006       GA                 80.00     132,000.00      130,953.83    01-Jan-2007              9          6.750%       7,773.74
 G5 30yr Alt-A     0407641796          Sep-2007    01-Apr-2006       SC                 75.00     146,250.00      146,250.00    01-Jun-2006             16          6.750%      14,259.42
G6 30yr Conf Alt-A 0407373246          Nov-2007    01-Mar-2006       MI                 90.00     117,900.00      117,816.79    01-Apr-2007              6          7.750%       5,890.80
G6 30yr Conf Alt-A 0407374341          Nov-2007    01-Apr-2006       IL                 94.98      62,400.00       62,085.69    01-Oct-2006             12          7.750%       5,409.76
G6 30yr Conf Alt-A 0407374420          Nov-2007    01-Apr-2006       WV                 78.21     109,500.00      109,500.00    01-Apr-2007              6          7.250%       5,110.00
G6 30yr Conf Alt-A 0407374465          Aug-2007    01-Apr-2006       IL                 80.00     400,000.00      400,000.00    01-Jul-2006             15          7.500%      41,083.39
G6 30yr Conf Alt-A 0407374711          Nov-2007    01-Apr-2006       AL                 80.00     312,000.00      308,874.33    01-Apr-2007              6          7.500%      14,898.25
G6 30yr Conf Alt-A 0407374853          Sep-2007    01-Apr-2006       IL                 80.00     126,400.00      126,400.00    01-Aug-2006             14          7.625%      12,429.44
G6 30yr Conf Alt-A 0407375465          Aug-2007    01-Apr-2006       IL                 80.00     206,400.00      205,796.72    01-Jul-2006             15          7.625%      21,385.98
G6 30yr Conf Alt-A 0407375683          Sep-2007    01-Feb-2006       GA                 79.35      73,000.00       72,268.50    01-Jan-2007              9          7.250%       4,621.21
G6 30yr Conf Alt-A 0407376202          Jun-2007    01-Jan-2006       MI                 80.00     110,400.00      109,382.32    01-Dec-2006             10          7.500%       7,900.85
G6 30yr Conf Alt-A 0407399735          Dec-2006    01-Apr-2006       GA                 80.00     144,000.00      143,785.59    01-May-2006             17          7.500%      16,402.60
G6 30yr Conf Alt-A 0407399770          Jul-2007    01-Apr-2006       GA                 80.00     192,000.00      192,000.00    01-Nov-2006             11          7.250%      14,560.00
G6 30yr Conf Alt-A 0407399906          Mar-2007    01-Apr-2006       GA                 79.98     137,800.00      137,800.00    01-Aug-2006             14          7.500%      13,320.64
G7 30yr Conf Alt-A 0407372301          Feb-2007    01-Apr-2006       GA                 78.01     110,000.00      110,000.00    01-Jun-2006             16          7.750%      12,375.00
G7 30yr Conf Alt-A 0407372352          Nov-2006    01-Feb-2006       GA                 80.00     208,000.00      207,545.50    01-Apr-2006             18          7.625%      24,068.06
G7 30yr Conf Alt-A 0407372500          Dec-2006    01-Feb-2006       AL                 80.00      52,800.00       52,675.68    01-Apr-2006             18          7.250%       5,794.93
G7 30yr Conf Alt-A 0407372504          Dec-2006    01-Feb-2006       AL                 80.00      67,200.00       67,041.78    01-Apr-2006             18          7.250%       7,375.35
G7 30yr Conf Alt-A 0407372542          Oct-2006    01-Feb-2006       AL                 80.00      70,400.00       70,289.83    01-Mar-2006             19          7.250%       7,726.53
G7 30yr Conf Alt-A 0407372761          Feb-2007    01-Mar-2006       GA                 80.00     244,000.00      244,000.00    01-Jul-2006             15          7.750%      25,925.00
G7 30yr Conf Alt-A 0407372802          Sep-2007    01-Mar-2006       GA                 80.00     136,000.00      135,840.00    01-Jan-2007              9          7.500%       9,029.64
G7 30yr Conf Alt-A 0407372951          Nov-2007    01-Mar-2006       IL                 76.60     108,000.00      108,000.00    01-Nov-2006             11          7.500%       8,482.50
G7 30yr Conf Alt-A 0407372954          Nov-2007    01-Mar-2006       IL                 78.20     208,000.00      208,000.00    01-Nov-2006             11          7.500%      16,336.71
G7 30yr Conf Alt-A 0407373053          Feb-2007    01-Mar-2006       GA                 80.00     123,200.00      122,748.47    01-Jul-2006             15          7.625%      12,755.29
G7 30yr Conf Alt-A 0407373567          Mar-2007    01-Mar-2006       GA                 80.00     136,000.00      136,000.00    01-Aug-2006             14          7.250%      12,693.44
G7 30yr Conf Alt-A 0407373781          Sep-2007    01-Mar-2006       SC                 80.00      80,000.00       79,576.54    01-Sep-2006             13          7.500%       7,177.03
G7 30yr Conf Alt-A 0407374248          Sep-2007    01-Mar-2006       AL                 80.00     271,200.00      271,200.00    01-Dec-2006             10          7.625%      20,001.00
G7 30yr Conf Alt-A 0407374457          Mar-2007    01-Apr-2006       GA                 80.00     120,800.00      120,455.63    01-Jul-2006             15          7.750%      12,731.32
G7 30yr Conf Alt-A 0407374530          Feb-2007    01-Apr-2006       GA                 80.00     128,000.00      127,635.11    01-Jul-2006             15          7.750%      13,490.17
G7 30yr Conf Alt-A 0407374600          Feb-2007    01-Apr-2006       VA                 80.00      26,400.00       26,343.75    01-Jun-2006             16          7.750%       2,947.12
G7 30yr Conf Alt-A 0407374601          Jan-2007    01-Apr-2006       VA                 79.96      35,900.00       35,823.50    01-Jun-2006             16          7.750%       4,007.65
G7 30yr Conf Alt-A 0407374602          Jan-2007    01-Apr-2006       VA                 80.00      43,200.00       43,107.93    01-Jun-2006             16          7.750%       4,822.52
G7 30yr Conf Alt-A 0407375269          May-2007    01-Apr-2006       GA                 80.00     128,800.00      128,245.68    01-Sep-2006             13          7.750%      11,968.44
G7 30yr Conf Alt-A 0407375308          Jun-2007    01-Apr-2006       VA                 74.95      37,400.00       37,206.90    01-Oct-2006             12          7.625%       3,187.64
G7 30yr Conf Alt-A 0407375369          Sep-2007    01-Apr-2006       AL                 80.00     328,800.00      326,656.68    01-Dec-2006             10          7.750%      24,414.59
G7 30yr Conf Alt-A 0407375469          Oct-2007    01-Apr-2006       AL                 80.00     340,000.00      337,783.63    01-Dec-2006             10          7.750%      25,246.23

                                                                                III-24

REO Loan Detail - All Mortgage Loans in REO during Current Period

                                                     First                                        Original         Current                                                    Approximate
                      Loan            Month Loan    Payment                        LTV at         Principal        Actual                         Months         Current       Delinquent
     Group           Number           Entered REP    Date          State        Origination       Balance          Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
G7 30yr Conf Alt-A 0407375956          Feb-2007    01-Mar-2006       GA                 80.00     134,400.00      134,400.00    01-Jun-2006             16          7.500%      14,616.00
G7 30yr Conf Alt-A 0407376152          Sep-2007    01-Mar-2006       TN                 90.00      71,100.00       70,679.06    01-Oct-2006             12          7.625%       6,055.12
G7 30yr Conf Alt-A 0407376286          Sep-2007    01-Apr-2006       FL                 79.99     207,900.00      207,900.00    01-Jul-2006             15          7.750%      22,089.46
G7 30yr Conf Alt-A 0407376408          Apr-2007    01-Feb-2006       MI                 66.95      39,500.00       39,472.12    01-Oct-2006             12          7.750%       3,453.80
G7 30yr Conf Alt-A 0407376409          Apr-2007    01-Feb-2006       MI                 64.37      56,000.00       56,000.00    01-Oct-2006             12          7.625%       4,818.24
G7 30yr Conf Alt-A 0407376412          Apr-2007    01-Mar-2006       MI                 63.64      35,000.00       35,000.00    01-Sep-2006             13          7.625%       3,226.65
G7 30yr Conf Alt-A 0407376416          May-2007    01-Feb-2006       MI                 67.53      52,000.00       52,000.00    01-Oct-2006             12          7.750%       4,550.00
G7 30yr Conf Alt-A 0407376419          Apr-2007    01-Feb-2006       MI                 69.62      55,000.00       55,000.00    01-Sep-2006             13          7.750%       5,156.25
G7 30yr Conf Alt-A 0407376632          May-2007    01-Feb-2006       NV                 80.00     182,400.00      181,385.74    01-Aug-2006             14          7.250%      16,836.85
G7 30yr Conf Alt-A 0407376636          May-2007    01-Feb-2006       GA                 80.00     240,000.00      238,315.44    01-Oct-2006             12          7.375%      19,719.68
G7 30yr Conf Alt-A 0407485458          Oct-2007    01-May-2006       AL                 80.00      64,000.00       63,628.52    01-Dec-2006             10          7.750%       4,755.74
G7 30yr Conf Alt-A 0407485459          Oct-2007    01-May-2006       AL                 80.00      60,800.00       60,349.01    01-Feb-2007              8          7.750%       3,761.66

                                                                                III-25

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary

New Foreclosure Loans
          Loans in Foreclosure                         19
          Original Principal Balance         4,114,150.00
          Current Actual Balance             4,102,768.77

Current Foreclosure Total
          Loans in Foreclosure                         65
          Original Principal Balane         13,740,780.00
          Current Actual Balance            13,693,890.13

12 Month Foreclosure History

G1 30yr Jumbo A

New Foreclosure Loans
          Loans in Foreclosure                          0
          Original Principal Balance                 0.00
          Current Actual Balance                     0.00

Current Foreclosure Total
          Loans in Foreclosure                          0
          Original Principal Balance                 0.00
          Current Actual Balance                     0.00

12 Month Foreclosure History

G2 30yr Jumbo A

New Foreclosure Loans

          Loans in Foreclosure                          1
          Original Principal Balance           504,000.00
          Current Actual Balance               503,927.72

Current Foreclosure Total
          Loans in Foreclosure                          2
          Original Principal Balance           988,000.00
          Current Actual Balance               987,927.72

12 Month Foreclosure History

                                                                                III-26

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

G4 30yr Alt-A

New Foreclosure Loans
          Loans in Foreclosure                          2
          Original Principal Balance           264,350.00
          Current Actual Balance               260,167.84

Current Foreclosure Total
          Loans in Foreclosure                          4
          Original Principal Balance           649,550.00
          Current Actual Balance               641,675.67

12 Month Foreclosure History

G5 30yr Alt-A

New Foreclosure Loans
          Loans in Foreclosure                          4
          Original Principal Balance         1,422,800.00
          Current Actual Balance             1,421,506.49

Current Foreclosure Total
          Loans in Foreclosure                         24
          Original Principal Balance         6,163,980.00
          Current Actual Balance             6,145,610.97

12 Month Foreclosure History

G6 30yr Conf Alt-A

New Foreclosure Loans
          Loans in Foreclosure                          5
          Original Principal Balance           795,250.00
          Current Actual Balance               793,884.38

Current Foreclosure Total
          Loans in Foreclosure                         15
          Original Principal Balance         2,998,000.00
          Current Actual Balance             2,990,798.75

12 Month Foreclosure History

                                                                                III-27

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

G7 30yr Conf Alt-A

New Foreclosure Loans
          Loans in Foreclosure                          6
          Original Principal Balance           587,750.00
          Current Actual Balance               583,282.34

Current Foreclosure Total
          Loans in Foreclosure                         19
          Original Principal Balance         2,401,250.00
          Current Actual Balance             2,387,877.02

12 Month Foreclosure History

G8 30yr Jmbo Alt-A

New Foreclosure Loans
          Loans in Foreclosure                          1
          Original Principal Balance           540,000.00
          Current Actual Balance               540,000.00

Current Foreclosure Total
          Loans in Foreclosure                          1
          Original Principal Balance           540,000.00
          Current Actual Balance               540,000.00

12 Month Foreclosure History

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

                                                     First                                         Original         Current                                                    Approximate
                      Loan            Month Loan    Payment                         LTV at         Principal        Actual                         Months         Current       Delinquent
     Group           Number           Entered FC    Date          State          Origination       Balance          Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
G2 30yr Jumbo A    0407374568          Nov-2007    01-Mar-2006       AZ                 80.00     504,000.00      503,927.72    01-Jun-2007              4          6.875%      16,692.66
G2 30yr Jumbo A    0407399733          Apr-2007    01-Mar-2006       IL                 80.00     484,000.00      484,000.00    01-Nov-2006             11          6.875%      34,737.17
 G4 30yr Alt-A     0407375558          Nov-2007    01-Jul-2005       IL                 95.00     185,250.00      181,067.84    01-Jun-2007              4          6.625%       5,762.57
 G4 30yr Alt-A     0407375608          Apr-2007    01-Feb-2006       CO                 92.74     230,000.00      226,307.83    01-Jun-2007              4          6.500%       7,061.37
 G4 30yr Alt-A     0407399851          Jun-2007    01-May-2006       PA                 80.00     155,200.00      155,200.00    01-Jan-2007              9          6.375%       8,713.87
 G4 30yr Alt-A     0407399857          Nov-2007    01-Apr-2006       GA                 79.98      79,100.00       79,100.00    01-Jun-2007              4          6.500%       2,471.88
 G5 30yr Alt-A     0407372421          Nov-2007    01-Mar-2006       FL                 80.00     232,800.00      232,800.00    01-Jun-2007              4          6.875%       7,711.50
 G5 30yr Alt-A     0407372520          Sep-2007    01-Feb-2006       GA                 80.00      80,400.00       79,345.17    01-Apr-2007              6          6.875%       3,496.21
 G5 30yr Alt-A     0407372620          Sep-2007    01-Feb-2006       IL                 77.91     201,000.00      201,000.00    01-Mar-2007              7          6.875%       9,987.12
 G5 30yr Alt-A     0407372898          Sep-2007    01-Feb-2006       FL                 80.00     397,600.00      397,600.00    01-Mar-2007              7          6.875%      19,755.81
 G5 30yr Alt-A     0407373085          Aug-2007    01-Mar-2006       OH                 80.00     115,760.00      115,760.00    01-Feb-2007              8          7.000%       6,511.50

                                                                                III-28

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

                                                     First                                         Original         Current                                                    Approximate
                      Loan            Month Loan    Payment                         LTV at         Principal        Actual                         Months         Current       Delinquent
     Group           Number           Entered FC    Date          State          Origination       Balance          Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
 G5 30yr Alt-A     0407373357          Sep-2007    01-Mar-2006       UT                 80.00      81,600.00       81,576.20    01-Apr-2007              6          7.000%       3,670.75
 G5 30yr Alt-A     0407373590          Jun-2007    01-Mar-2006       CT                 80.00     200,000.00      198,021.70    01-Jan-2007              9          6.875%      11,982.14
 G5 30yr Alt-A     0407373639          Aug-2007    01-Apr-2006       MA                 80.00     168,000.00      166,363.47    01-Feb-2007              8          6.750%       8,981.78
 G5 30yr Alt-A     0407373834          Nov-2007    01-Apr-2006       MA                 80.00     492,000.00      491,227.41    01-Jun-2007              4          6.875%      16,272.15
 G5 30yr Alt-A     0407374979          Nov-2007    01-Apr-2006       IL                 75.00     330,000.00      329,479.08    01-Jun-2007              4          6.875%      10,914.00
 G5 30yr Alt-A     0407375023          Oct-2007    01-Apr-2006       AZ                 80.00     208,000.00      208,000.00    01-Apr-2007              6          7.125%       9,533.36
 G5 30yr Alt-A     0407375049          Aug-2007    01-May-2006       FL                 80.00     188,000.00      186,316.37    01-Feb-2007              8          6.875%      10,253.36
 G5 30yr Alt-A     0407375270          Aug-2007    01-Apr-2006       FL                 80.00     308,000.00      308,000.00    01-Feb-2007              8          7.125%      17,645.80
 G5 30yr Alt-A     0407375539          May-2007    01-Jul-2005       GA                 80.00     264,000.00      264,000.00    01-Dec-2006             10          6.875%      17,490.00
 G5 30yr Alt-A     0407375628          Oct-2007    01-Mar-2006       UT                 79.99     270,150.00      270,067.39    01-Mar-2007              7          7.000%      13,672.17
 G5 30yr Alt-A     0407376051          Sep-2007    01-Jan-2006       IL                 80.00     516,000.00      516,000.00    01-Apr-2007              6          6.875%      22,790.00
 G5 30yr Alt-A     0407399757          Nov-2007    01-Mar-2006       MA                 80.00     368,000.00      368,000.00    01-Jun-2007              4          6.875%      12,189.96
 G5 30yr Alt-A     0407458190          Aug-2007    01-May-2006       IL                 80.00     263,920.00      263,703.66    01-Feb-2007              8          7.000%      14,833.30
 G5 30yr Alt-A     0407458228          May-2007    01-May-2006       MD                 70.33     128,000.00      126,635.80    01-Apr-2007              6          6.750%       5,474.66
 G5 30yr Alt-A     0407485416          Sep-2007    01-May-2006       IL                 79.46     147,000.00      145,384.60    01-Apr-2007              6          6.750%       6,285.17
 G5 30yr Alt-A     0407485452          Oct-2007    01-Apr-2006       GA                 90.00     257,850.00      254,849.15    01-May-2007              5          7.125%      10,202.39
 G5 30yr Alt-A     0407641834          Sep-2007    01-May-2006       AK                 80.00     252,800.00      252,773.72    01-Mar-2007              7          6.750%      12,322.71
 G5 30yr Alt-A     0407641888          Oct-2007    01-May-2006       CA                 95.00     397,100.00      397,100.00    01-May-2007              5          7.000%      15,635.83
 G5 30yr Alt-A     0407641934          Oct-2007    01-May-2006       GA                 80.00     296,000.00      291,607.25    01-Mar-2007              7          6.750%      14,190.79
G6 30yr Conf Alt-A 0407372774          Jul-2007    01-Mar-2006       IL                 80.00     244,000.00      243,809.66    01-Jan-2007              9          7.250%      15,644.53
G6 30yr Conf Alt-A 0407372939          Jun-2007    01-Apr-2006       CT                 95.00     150,100.00      148,395.90    01-Jun-2007              4          7.625%       5,465.43
G6 30yr Conf Alt-A 0407373171          Jun-2007    01-Mar-2006       FL                 95.00     116,850.00      116,000.88    01-Dec-2006             10          7.750%       8,669.77
G6 30yr Conf Alt-A 0407373205          Jun-2007    01-Mar-2006       FL                 72.40     160,000.00      159,881.26    01-Jan-2007              9          7.500%      10,625.45
G6 30yr Conf Alt-A 0407373351          Jun-2007    01-Mar-2006       IL                 80.00     148,000.00      146,722.44    01-Jan-2007              9          7.375%       9,550.79
G6 30yr Conf Alt-A 0407373398          Sep-2007    01-Mar-2006       IL                 85.00     323,000.00      323,000.00    01-Apr-2007              6          7.750%      16,150.00
G6 30yr Conf Alt-A 0407373518          Nov-2007    01-Mar-2006       OH                 90.00      72,900.00       72,736.68    01-May-2006             17          7.500%       8,297.17
G6 30yr Conf Alt-A 0407373659          Nov-2007    01-Mar-2006       FL                 80.00     343,200.00      343,200.00    01-Jun-2007              4          7.625%      12,655.50
G6 30yr Conf Alt-A 0407374228          Nov-2007    01-Mar-2006       GA                 80.00      92,000.00       90,798.20    01-Jun-2007              4          7.250%       3,173.75
G6 30yr Conf Alt-A 0407375519          Nov-2007    01-May-2006       SC                 79.99      85,550.00       85,549.50    01-May-2007              5          7.625%       3,680.46
G6 30yr Conf Alt-A 0407375706          Aug-2007    01-Jan-2006       VT                 80.00     169,600.00      168,178.26    01-Sep-2006             13          7.250%      14,640.37
G6 30yr Conf Alt-A 0407399636          Aug-2007    01-Feb-2006       FL                 80.00     268,000.00      267,994.17    01-Oct-2006             12          7.250%      21,886.20
G6 30yr Conf Alt-A 0407399795          Sep-2007    01-Apr-2006       FL                 80.00     243,200.00      243,200.00    01-Apr-2007              6          7.250%      11,349.28
G6 30yr Conf Alt-A 0407399905          Nov-2007    01-May-2006       NV                 80.00     201,600.00      201,600.00    01-Jun-2007              4          7.500%       7,308.00
G6 30yr Conf Alt-A 0407485446          Sep-2007    01-May-2006       FL                 80.00     380,000.00      379,731.80    01-Feb-2007              8          7.750%      23,733.20
G7 30yr Conf Alt-A 0407372436          Nov-2007    01-Feb-2006       MO                 73.53      37,500.00       36,977.86    01-Jun-2007              4          7.250%       1,292.52
G7 30yr Conf Alt-A 0407372437          Nov-2007    01-Feb-2006       MO                 75.00      58,500.00       57,676.11    01-Jun-2007              4          7.250%       2,015.99
G7 30yr Conf Alt-A 0407372517          Sep-2007    01-Feb-2006       UT                 80.00      79,200.00       78,179.04    01-Apr-2007              6          7.250%       3,640.96
G7 30yr Conf Alt-A 0407372795          Oct-2007    01-Mar-2006       GA                 65.54     329,000.00      329,000.00    01-Jun-2007              4          7.625%      12,131.88
G7 30yr Conf Alt-A 0407372956          Oct-2007    01-Mar-2006       IL                 75.23      97,800.00       97,800.00    01-Nov-2006             11          7.500%       7,681.31
G7 30yr Conf Alt-A 0407372958          Oct-2007    01-Mar-2006       IL                 77.58     128,000.00      128,000.00    01-Nov-2006             11          7.500%      10,053.29

                                                                                III-29

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

                                                     First                                         Original         Current                                                    Approximate
                      Loan            Month Loan    Payment                         LTV at         Principal        Actual                         Months         Current       Delinquent
     Group           Number           Entered FC    Date          State          Origination       Balance          Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
G7 30yr Conf Alt-A 0407373172          Mar-2007    01-Mar-2006       FL                 80.00     183,200.00      183,200.00    01-Oct-2006             12          7.250%      14,961.24
G7 30yr Conf Alt-A 0407373300          Nov-2007    01-Mar-2006       FL                 80.00     248,000.00      247,824.97    01-Jun-2007              4          7.750%       9,293.46
G7 30yr Conf Alt-A 0407374259          Oct-2007    01-Apr-2006       MI                 80.00     130,400.00      129,726.63    01-Oct-2006             12          7.625%      11,114.08
G7 30yr Conf Alt-A 0407374389          Nov-2007    01-Mar-2006       GA                 80.00     120,000.00      118,487.37    01-Jun-2007              4          7.750%       4,437.92
G7 30yr Conf Alt-A 0407374818          Sep-2007    01-Apr-2005       GA                 80.00     120,000.00      118,855.34    01-Apr-2007              6          7.750%       5,931.15
G7 30yr Conf Alt-A 0407374912          Sep-2007    01-Apr-2006       FL                 80.00     135,200.00      134,013.36    01-Mar-2007              7          7.750%       7,520.60
G7 30yr Conf Alt-A 0407375152          Nov-2007    01-Apr-2006       AL                 80.00      60,000.00       59,296.15    01-Jun-2007              4          7.625%       2,183.90
G7 30yr Conf Alt-A 0407375322          Nov-2007    01-Apr-2006       AL                 75.00      63,750.00       63,019.88    01-Jun-2007              4          7.750%       2,360.41
G7 30yr Conf Alt-A 0407375872          Oct-2007    01-Mar-2006       GA                 79.98      95,100.00       93,993.78    01-May-2007              5          7.500%       3,968.54
G7 30yr Conf Alt-A 0407376232          Sep-2007    01-Feb-2006       GA                 80.00     124,000.00      122,354.23    01-Apr-2007              6          7.250%       5,697.27
G7 30yr Conf Alt-A 0407376338          Jan-2007    01-Feb-2006       GA                 80.00     288,000.00      286,887.66    01-Jun-2006             16          7.500%      31,013.37
G7 30yr Conf Alt-A 0407376540          Sep-2007    01-Feb-2006       GA                 80.00      49,200.00       48,579.97    01-Apr-2007              6          7.625%       2,383.59
G7 30yr Conf Alt-A 0407641932          Oct-2007    01-May-2006       AL                 80.00      54,400.00       54,004.67    01-Feb-2007              8          7.750%       3,366.19
G8 30yr Jmbo Alt-A 0407372344          Nov-2007    01-Feb-2006       CT                 80.00     540,000.00      540,000.00    01-Jun-2007              4          7.250%      18,900.00

                                                                                III-30

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary

New Bankruptcy Loans
        Loans in Bankruptcy                            11
        Original Principal Balance           1,609,000.00
        Current Actual Balance               1,596,332.60

Current Bankruptcy Total
        Loans in Bankruptcy                            27
        Original Principal Balance           3,839,100.00
        Current Actual Balance               3,803,224.48

12 Month Bankruptcy History

G1 30yr Jumbo A - No Bankruptcy Information to report this period.
G2 30yr Jumbo A - No Bankruptcy Information to report this period.
G3 15yr Alt-A - No Bankruptcy Information to report this period.

G4 30yr Alt-A

New Bankruptcy Loans
        Loans in Bankruptcy                             2
        Original Principal Balance             298,000.00
        Current Actual Balance                 292,556.12

Current Bankruptcy Total
        Loans in Bankruptcy                             2
        Original Principal Balance             298,000.00
        Current Actual Balance                 292,556.12

12 Month Bankruptcy History

                                                                                III-31

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

G5 30yr Alt-A

New Bankruptcy Loans
        Loans in Bankruptcy                                  3
        Original Principal Balance                  534,000.00
        Current Actual Balance                      529,859.59

Current Bankruptcy Total
        Loans in Bankruptcy                                 11
        Original Principal Balance                1,726,150.00
        Current Actual Balance                    1,706,606.72

12 Month Bankruptcy History

G6 30yr Conf Alt-A

New Bankruptcy Loans
        Loans in Bankruptcy                                  3
        Original Principal Balance                  255,100.00
        Current Actual Balance                      253,623.06

Current Bankruptcy Total
        Loans in Bankruptcy                                  6
        Original Principal Balance                  681,000.00
        Current Actual Balance                      678,847.32

12 Month Bankruptcy History

G7 30yr Conf Alt-A

New Bankruptcy Loans
        Loans in Bankruptcy                                  3
        Original Principal Balance                  521,900.00
        Current Actual Balance                      520,293.83

Current Bankruptcy Total
        Loans in Bankruptcy                                  8
        Original Principal Balance                1,133,950.00
        Current Actual Balance                    1,125,214.32

12 Month Bankruptcy History

                                                                                III-32

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

                                   Month Loan         First                                          Original      Current                                                    Approximate
                      Loan          Entered           Payment                         LTV at         Principal     Actual                         Months         Current       Delinquent
     Group           Number        Bankruptcy         Date          State          Origination       Balance       Balance      Paid To Date    Delinquent      Loan Rate       Interest
____________________________________________________________________________________________________________________________________________________________________________________________
 G4 30yr Alt-A                    0407372871          Nov-2007    01-Mar-2006       WI                 80.00      128,000.00     125,843.99    01-Aug-2007               2         6.625%        2,672.85
 G4 30yr Alt-A                    0407374908          Nov-2007    01-Apr-2006       RI                 57.63      170,000.00     166,712.13    01-Oct-2007               0         6.125%        1,633.28
 G5 30yr Alt-A                    0407372475          Oct-2007    01-Mar-2006       IL                 80.00      181,600.00     178,376.80    01-Oct-2007               0         6.875%        1,970.51
 G5 30yr Alt-A                    0407372511          Nov-2007    01-Feb-2006       FL                 79.82       91,000.00      89,227.46    01-Oct-2007               0         7.000%        1,004.29
 G5 30yr Alt-A                    0407372681          Feb-2007    01-Feb-2006       GA                 77.78      122,900.00     120,889.88    01-Jul-2007               3         6.875%        3,333.87
 G5 30yr Alt-A                    0407373233          Nov-2007    01-Mar-2006       MD                 80.00      328,000.00     327,520.41    01-Jun-2007               4         7.000%       11,053.86
 G5 30yr Alt-A                    0407373273          Jun-2007    01-Mar-2006       MA                 80.00      240,000.00     239,905.22    01-Aug-2007               2         6.875%        5,297.92
 G5 30yr Alt-A                    0407374080          Nov-2007    01-Apr-2006       NC                 71.88      115,000.00     113,111.72    01-Oct-2007               0         7.000%        1,273.10
 G5 30yr Alt-A                    0407376134          Jan-2007    01-Feb-2006       GA                 80.00      132,800.00     130,442.91    01-Sep-2007               1         6.875%        2,160.45
 G5 30yr Alt-A                    0407376535          Jul-2007    01-Feb-2006       FL                 80.00      212,000.00     208,037.49    01-Oct-2007               0         6.875%        2,298.19
 G5 30yr Alt-A                    0407399840          Oct-2007    01-Apr-2006       GA                 79.98      146,850.00     144,788.93    01-Jul-2007               3         6.875%        3,993.03
 G5 30yr Alt-A                    0407485420          Oct-2007    01-May-2006       KY                 80.00       52,000.00      50,306.07    01-Oct-2007               0         6.875%          556.72
 G5 30yr Alt-A                    0407485422          Jan-2007    01-Apr-2006       GA                 80.00      104,000.00     103,999.83    01-Sep-2007               1         6.875%        1,722.48
G6 30yr Conf Alt-A                0407373087          Nov-2007    01-Feb-2006       GA                 80.00      157,200.00     157,200.00    01-Aug-2007               2         7.500%        3,799.00
G6 30yr Conf Alt-A                0407375733          Apr-2007    01-Feb-2006       CO                 78.53      133,500.00     133,500.00    01-Jan-2007               9         7.250%        8,566.25
G6 30yr Conf Alt-A                0407376426          Oct-2007    01-Feb-2006       IL                 80.00      216,000.00     216,000.00    01-Feb-2007               8         7.250%       12,600.00
G6 30yr Conf Alt-A                0407376735          Nov-2007    01-Feb-2006       AL                 80.00       59,200.00      58,324.59    01-Jul-2007               3         7.250%        1,699.63
G6 30yr Conf Alt-A                0407399596          Aug-2007    01-Feb-2006       SC                 80.00       76,400.00      75,724.26    01-Dec-2006              10         7.250%        5,280.26
G6 30yr Conf Alt-A                0407399736          Nov-2007    01-Mar-2006       IL                 78.98       38,700.00      38,098.47    01-Oct-2007               0         7.750%          476.42
G7 30yr Conf Alt-A                0407372499          Oct-2007    01-Apr-2006       FL                 80.00      330,850.00     326,731.76    01-Jul-2007               3         7.500%        9,861.77
G7 30yr Conf Alt-A                0407372873          Oct-2007    01-Feb-2006       GA                 80.00       66,400.00      65,766.56    01-Feb-2007               8         7.750%        4,099.08
G7 30yr Conf Alt-A                0407373319          Sep-2007    01-Feb-2006       AL                 80.00       66,400.00      65,518.99    01-Jun-2007               4         7.500%        2,372.05
G7 30yr Conf Alt-A                0407373381          Sep-2007    01-Feb-2006       AL                 80.00       62,400.00      61,520.62    01-Jul-2007               3         7.500%        1,856.85
G7 30yr Conf Alt-A                0407373759          Nov-2007    01-Mar-2006       GA                 75.00      187,500.00     187,500.00    01-Apr-2007               6         7.250%        8,750.00
G7 30yr Conf Alt-A                0407374425          Nov-2007    01-Mar-2006       AL                 80.00      210,400.00     208,793.83    01-Dec-2006              10         7.500%       15,082.29
G7 30yr Conf Alt-A                0407374807          Nov-2007    01-Apr-2006       GA                 79.49      124,000.00     124,000.00    01-Apr-2007               6         7.500%        5,993.36
G7 30yr Conf Alt-A                0407375748          Oct-2007    01-Feb-2006       GA                 78.18       86,000.00      85,382.56    01-Jun-2007               4         7.375%        3,041.76

                                                                                III-33

Realized Loss Detail Report - Loans with Losses During Current Period

Summary
                                           # Loans with Losses           Prior Actual Balance   Realized Loss/(Gain) Amount  Current Loss Percentage
_______________________________________________________________________________________________________________________________________________________
G1 30yr Jumbo A                               0                          0.00                           0.00                         0.000%
G2 30yr Jumbo A                               0                          0.00                           0.00                         0.000%
G3 15yr Alt-A                                 0                          0.00                           0.00                         0.000%
G4 30yr Alt-A                                 0                          0.00                           0.00                         0.000%
G5 30yr Alt-A                                 0                          0.00                           0.00                         0.000%
G6 30yr Conf Alt-A                            0                          0.00                           0.00                         0.000%
G7 30yr Conf Alt-A                            0                          0.00                           0.00                         0.000%
G8 30yr Jmbo Alt-A                            0                          0.00                           0.00                         0.000%
Total                                         0                          0.00                           0.00                         0.000%

Realized Loss Loan Detail Report - Loans with Losses During Current Period

                                   Original                                                                       Prior                       Cumulative
                      Loan         Principal       Current                        LTV at         Original        Actual         Realized       Realized
     Group           Number         Balance       Note Rate        State        Origination        Term          Balance      Loss/(Gain)    Loss/(Gain)
______________________________________________________________________________________________________________________________________________________________

                                                                  No Losses this Period

                                                                                III-34

Realized Loss Report - Collateral'

Summary

MDR
Current Month                            0.000%
3 Month Average                          0.009%
12 Month Average                         0.010%

SDA
Current Month                            0.000%
3 Month Average                          0.279%
12 Month Average                         0.480%

CDR
Current Month                            0.000%
3 Month Average                          0.106%
12 Month Average                         0.118%

Cumulative Loss Severity
Current Month                           19.389%
3 Month Average                         19.171%
12 Month Average                         0.000%

G1 30yr Jumbo A - No Realized Loss Information to report this period.
G2 30yr Jumbo A - No Realized Loss Information to report this period.
G3 15yr Alt-A - No Realized Loss Information to report this period.

                                                                                III-35

Realized Loss Report - Collateral

G4 30yr Alt-A

MDR
Current Month                            0.000%
3 Month Average                          0.000%
12 Month Average                         0.033%

SDA
Current Month                            0.000%
3 Month Average                          0.000%
12 Month Average                         1.741%

CDR
Current Month                            0.000%
3 Month Average                          0.000%
12 Month Average                         0.390%

Cumulative Loss Severity
Current Month                           17.700%
3 Month Average                         17.700%
12 Month Average                         0.000%

                                                                                III-36

Realized Loss Report - Collateral

G5 30yr Alt-A

MDR
Current Month                            0.000%
3 Month Average                          0.000%
12 Month Average                         0.003%

SDA
Current Month                            0.000%
3 Month Average                          0.000%
12 Month Average                         0.143%

CDR
Current Month                            0.000%
3 Month Average                          0.000%
12 Month Average                         0.034%

Cumulative Loss Severity
Current Month                           27.987%
3 Month Average                         27.987%
12 Month Average                         0.000%

G6 30yr Conf Alt-A - No Realized Loss Information to report this period.

                                                                                III-37

Realized Loss Report - Collateral

G7 30yr Conf Alt-A

MDR
Current Month                            0.000%
3 Month Average                          0.102%
12 Month Average                         0.026%

SDA
Current Month                            0.000%
3 Month Average                          3.196%
12 Month Average                         0.799%

CDR
Current Month                            0.000%
3 Month Average                          1.208%
12 Month Average                         0.302%

Cumulative Loss Severity
Current Month                           21.922%
3 Month Average                          0.000%
12 Month Average                         0.000%

G8 30yr Jmbo Alt-A - No Realized Loss Information to report this period.

Calculation Methodology:
Monthly Default Rate (MDR):     sum(Beg Scheduled Balance of Liquidated Loans)/ sum(Beg Scheduled Balance)
Conditional Default Rate (CDR):     1-((1-MDR)^12)
SDA Standard Default Assumption: If WAS <= 30 then CDR / (WAS * 0.02) else if 30 < WAS <= 60 then CDR / 0.6 else if 60 < WAS <= 120 then CDR / (0.6 - ((WAS - 60) * 0.0095))
                                    else if WAS > 120 then CDR / 0.03
Cumulative Loss Severity: Sum (Realized Losses) / Sum (Ending Actual Balance for loans that have experienced a loss).

                                                                                III-38

Prepayment Detail - Prepayments During the Current Period

Summary

                 Loans Paid in Full                                  Repurchased Loans                       Substitution Loans                            Liquidated Loans                                Curtailments

                                       Original        Current                       Original        Current                        Original       Current                        Original        Current
                                       Principal      Scheduled                      Principal      Scheduled                      Principal      Scheduled                      Principal       Scheduled     Curtailment
                         Count          Balance        Balance           Count        Balance        Balance            Count       Balance        Balance             Count      Balance         Balance         Amount
__________________________________________________________________________________________________________________________________________________________________________________________________________________________
G1 30yr Jumbo A               0            0.00           0.00              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00      26,492.62
G2 30yr Jumbo A               0            0.00           0.00              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00       2,492.36
G3 15yr Alt-A                 0            0.00           0.00              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00      21,883.19
G4 30yr Alt-A                 2      306,900.00     305,737.71              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00      41,404.23
G5 30yr Alt-A                 5      719,000.00     717,078.56              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00      83,912.88
G6 30yr Conf Alt-A            4      666,800.00     664,121.43              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00       1,695.86
G7 30yr Conf Alt-A            1      115,900.00     114,296.64              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00       5,782.50
G8 30yr Jmbo Alt-A            0            0.00           0.00              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00           0.00
Total                        12    1,808,600.00   1,801,234.34              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00     183,663.64

Prepayment Loan Detail - Prepayments during Current Period

                                                                   First         Original                                                           Current
                      Loan                          LTV at        Payment        Principal      Prepayment                            Months          Loan            Original
     Group           Number          State       Origination        Date          Balance         Amount           PIF Type         Delinquent        Rate              Term      Seasoning
____________________________________________________________________________________________________________________________________________________________________________________________
 G4 30yr Alt-A     0407375194         IL                 77.96    01-Apr-2006      122,400.00     122,400.00   Loan Paid in Full            0         6.500%             360             19
 G4 30yr Alt-A     0407376668         GA                 75.00    01-Feb-2006      184,500.00     183,337.71   Loan Paid in Full           (1)        6.625%             360             21
 G5 30yr Alt-A     0407374263         FL                 60.81    01-May-2006      180,000.00     179,947.50   Loan Paid in Full            0         7.000%             360             18
 G5 30yr Alt-A     0407374438         UT                 80.00    01-Mar-2006      120,000.00     120,000.00   Loan Paid in Full           (1)        7.125%             360             20
 G5 30yr Alt-A     0407374455         GA                 80.00    01-Mar-2006      100,000.00      98,095.22   Loan Paid in Full            3         7.000%             360             20
 G5 30yr Alt-A     0407376159         AZ                 74.90    01-Feb-2006      191,000.00     190,943.30   Loan Paid in Full            1         7.125%             360             21
 G5 30yr Alt-A     0407376448         GA                 80.00    01-Jan-2006      128,000.00     128,000.00   Loan Paid in Full           (1)        7.000%             360             22
G6 30yr Conf Alt-A 0407372899         CO                 80.00    01-Feb-2006       82,400.00      80,892.49   Loan Paid in Full            0         7.250%             360             21
G6 30yr Conf Alt-A 0407374670         NH                 85.00    01-Mar-2006      307,700.00     307,652.30   Loan Paid in Full            0         7.500%             360             20
G6 30yr Conf Alt-A 0407399694         IL                 80.00    01-Feb-2006      184,000.00     184,000.00   Loan Paid in Full            1         7.250%             360             21
G6 30yr Conf Alt-A 0407399771         MA                 79.98    01-Apr-2006       92,700.00      91,503.70   Loan Paid in Full            0         7.250%             360             19
G7 30yr Conf Alt-A 0407485402         GA                 79.99    01-May-2006      115,900.00     114,202.57   Loan Paid in Full            0         7.625%             360             18

                                                                                III-39

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

Summary

                                     Loan Count                 Prior Balance                 Prepayment Penalty Amount    Prepayment Penalty Waived
________________________________________________________________________________________________________________________________________________________
G1 30yr Jumbo A                               0                          0.00                           0.00                           0.00
G2 30yr Jumbo A                               0                          0.00                           0.00                           0.00
G3 15yr Alt-A                                 0                          0.00                           0.00                           0.00
G4 30yr Alt-A                                 0                          0.00                           0.00                           0.00
G5 30yr Alt-A                                 0                          0.00                           0.00                           0.00
G6 30yr Conf Alt-A                            0                          0.00                           0.00                           0.00
G7 30yr Conf Alt-A                            0                          0.00                           0.00                           0.00
G8 30yr Jmbo Alt-A                            0                          0.00                           0.00                           0.00
Total                                         0                          0.00                           0.00                           0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period

                      Loan       Paid In Full       Prior            Prepayment Penalty             Prepayment Penalty
     Group           Number          Date          Balance                 Amount                         Waived

                                                No Prepayment Penalties this Period

                                                                                III-40

Prepayment Rates

Summary

SMM
Current Month                            0.422%
3 Month Average                          0.515%
12 Month Average                         1.589%

CPR
Current Month                            4.948%
3 Month Average                          6.008%
12 Month Average                        15.928%

PSA
Current Month                          123.377%
3 Month Average                        159.087%
12 Month Average                       631.968%

G1 30yr Jumbo A

SMM
Current Month                            0.037%
3 Month Average                          0.027%
12 Month Average                         1.283%

CPR
Current Month                            0.448%
3 Month Average                          0.318%
12 Month Average                        13.139%

PSA
Current Month                           10.995%
3 Month Average                          8.072%
12 Month Average                       517.462%

                                                                                III-41

Prepayment Rates

G2 30yr Jumbo A

SMM
Current Month                            0.005%
3 Month Average                          0.955%
12 Month Average                         2.684%

CPR
Current Month                            0.062%
3 Month Average                         10.592%
12 Month Average                        24.440%

PSA
Current Month                            1.567%
3 Month Average                        289.056%
12 Month Average                       992.759%

G3 15yr Alt-A

SMM
Current Month                            0.070%
3 Month Average                          0.520%
12 Month Average                         1.352%

CPR
Current Month                            0.838%
3 Month Average                          5.798%
12 Month Average                        12.951%

PSA
Current Month                           19.986%
3 Month Average                        145.125%
12 Month Average                       432.768%

                                                                                III-42

Prepayment Rates

G4 30yr Alt-A

SMM
Current Month                            0.344%
3 Month Average                          0.356%
12 Month Average                         1.129%

CPR
Current Month                            4.051%
3 Month Average                          4.141%
12 Month Average                        11.577%

PSA
Current Month                          100.371%
3 Month Average                        110.103%
12 Month Average                       449.431%

G5 30yr Alt-A

SMM
Current Month                            0.614%
3 Month Average                          0.613%
12 Month Average                         1.620%

CPR
Current Month                            7.127%
3 Month Average                          7.114%
12 Month Average                        15.963%

PSA
Current Month                          179.665%
3 Month Average                        189.182%
12 Month Average                       649.704%

                                                                                III-43

Prepayment Rates

G6 30yr Conf Alt-A

SMM
Current Month                            1.685%
3 Month Average                          1.155%
12 Month Average                         1.973%

CPR
Current Month                           18.451%
3 Month Average                         12.836%
12 Month Average                        18.184%

PSA
Current Month                          469.828%
3 Month Average                        343.633%
12 Month Average                       724.271%

G7 30yr Conf Alt-A

SMM
Current Month                            0.294%
3 Month Average                          0.396%
12 Month Average                         1.153%

CPR
Current Month                            3.476%
3 Month Average                          4.646%
12 Month Average                        11.604%

PSA
Current Month                           87.293%
3 Month Average                        123.799%
12 Month Average                       466.087%

                                                                                III-44

Prepayment Rates

G8 30yr Jmbo Alt-A

SMM
Current Month                            0.000%
3 Month Average                          (0.000)%
12 Month Average                         3.088%

CPR
Current Month                            0.000%
3 Month Average                          (0.000)%
12 Month Average                        26.225%

PSA
Current Month                            0.000%
3 Month Average                          (0.000)%
12 Month Average                     1,188.768%

Calculation Methodology:
Single Month Mortality (SMM):  (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)
Conditional PrePayment Rate (CPR):  1 - ((1 - SMM)^12)
PSA Standard Prepayment Model:  100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS):  sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

                                                                                III-45

Modifications

                                 Beginning              Current
             Loan                Scheduled             Scheduled           Prior        Modified         Prior         Modified
            Number                Balance               Balance            Rate           Rate          Payment         Payment
___________________________________________________________________________________________________________________________________

                                                        No Modifications this Period

Substitutions

                               Loans Repurchased                                                            Loans Substituted

                                    Current                                                                                        Current
             Loan                  Scheduled                Current                Current                        Loan            Scheduled                    Current                Current
            Number                  Balance                  Rate                  Payment                        Number           Balance                      Rate                 Payment
_________________________________________________________________________________________________________________________________________________________________________________________________

                                                                                        No Substitutions this Period

                                                                                III-46

Repurchases Due to Breaches

                           Beginning
             Loan          Scheduled              Payoff                Current       Current
            Number         Balance                Balance               Rate          Payment
          ______________________________________________________________________________________

                                 No Repurchases Due to Breaches this Period

Repurchases Due to Other

                           Beginning
             Loan          Scheduled              Payoff                Current       Current
            Number         Balance                Balance               Rate          Payment
          ______________________________________________________________________________________

                                No Repurchases Due to Other this Period

                                                                                III-47

Interest Rate Stratification

                                                      Summary                                                       G1 30yr Jumbo A                                         G2 30yr Jumbo A

                                     Number         Outstanding       Percentage                  Number               Outstanding   Percentage                Number         Outstanding       Percentage
                                      Of             Scheduled           Of                        Of                  Scheduled        Of                       Of            Scheduled            Of
                                     Loans           Balance($)       Balance(%)                  Loans                Balance($)    Balance(%)                Loans           Balance($)        Balance(%)
     Current Interest
     Rate Range (%)
                   < 5.250             0                  0.00          0.000                       0                   0.00          0.000                       0                  0.00           0.000
     5.250           5.499             2            912,964.10          0.195                       0                   0.00          0.000                       0                  0.00           0.000
     5.500           5.749            21          6,465,854.21          1.381                       0                   0.00          0.000                       0                  0.00           0.000
     5.750           5.999            21          5,206,644.54          1.112                       0                   0.00          0.000                       0                  0.00           0.000
     6.000           6.249            179        55,625,420.06         11.879                       44         24,672,330.26         34.861                       0                  0.00           0.000
     6.250           6.499            109        45,229,702.45          9.659                       57         30,864,168.84         43.610                       0                  0.00           0.000
     6.500           6.749            406        88,700,193.09         18.941                       28         15,237,413.13         21.530                       0                  0.00           0.000
     6.750           6.999            521       114,907,203.42         24.538                       0                   0.00          0.000                      63         34,269,019.11          71.351
     7.000           7.249            283        53,504,963.10         11.426                       0                   0.00          0.000                       9          4,276,994.52           8.905
     7.250           7.499            288        46,890,992.10         10.013                       0                   0.00          0.000                      11          7,610,393.71          15.845
     7.500           7.749            219        33,190,289.58          7.088                       0                   0.00          0.000                       2            887,454.73           1.848
     7.750           7.999            132        17,652,285.79          3.770                       0                   0.00          0.000                       1            984,973.84           2.051
    >= 8.000                           0                  0.00          0.000                       0                   0.00          0.000                       0                  0.00           0.000

                     Total           2,181      468,286,512.44        100.000                      129         70,773,912.23        100.000                      86         48,028,835.91         100.000

                                                   G3 15yr Alt-A                                                       G4 30yr Alt-A                                         G5 30yr Alt-A

                                     Number         Outstanding       Percentage                  Number               Outstanding   Percentage                Number         Outstanding       Percentage
                                      Of             Scheduled           Of                        Of                  Scheduled        Of                       Of            Scheduled            Of
                                     Loans           Balance($)       Balance(%)                  Loans                Balance($)    Balance(%)                Loans           Balance($)        Balance(%)
     Current Interest
     Rate Range (%)
                   < 5.250            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     5.250           5.499            2            912,964.10           2.925                       0                  0.00          0.000                       0                   0.00          0.000
     5.500           5.749            21         6,465,854.21          20.716                       0                  0.00          0.000                       0                   0.00          0.000
     5.750           5.999            21         5,206,644.54          16.682                       0                  0.00          0.000                       0                   0.00          0.000
     6.000           6.249            51        11,481,755.15          36.786                      84         19,471,334.65         19.365                       0                   0.00          0.000
     6.250           6.499            9          3,195,638.46          10.239                      43         11,169,895.15         11.109                       0                   0.00          0.000
     6.500           6.749            30         3,553,473.51          11.385                      348        69,909,306.45         69.527                       0                   0.00          0.000
     6.750           6.999            4            215,140.68           0.689                       0                  0.00          0.000                      454         80,423,043.63         62.060
     7.000           7.249            1             61,967.29           0.199                       0                  0.00          0.000                      273         49,166,001.29         37.940
     7.250           7.499            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     7.500           7.749            1             78,629.90           0.252                       0                  0.00          0.000                       0                   0.00          0.000
     7.750           7.999            1             39,815.97           0.128                       0                  0.00          0.000                       0                   0.00          0.000
  >= 8.000                            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000

                    Total           141         31,211,883.81         100.000                     475        100,550,536.25        100.000                      727        129,589,044.92        100.000

                                                                                III-48

                                     Number         Outstanding       Percentage                  Number               Outstanding   Percentage                Number         Outstanding       Percentage
                                      Of             Scheduled           Of                        Of                  Scheduled        Of                       Of            Scheduled            Of
                                     Loans           Balance($)       Balance(%)                  Loans                Balance($)    Balance(%)                Loans           Balance($)        Balance(%)
     Current Interest
     Rate Range (%)
                   < 5.250            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     5.250           5.499            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     5.500           5.749            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     5.750           5.999            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     6.000           6.249            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     6.250           6.499            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     6.500           6.749            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     6.750           6.999            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     7.000           7.249            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
     7.250           7.499           125        19,576,224.38          50.407                      144        15,070,018.32         37.079                       8           4,634,355.69         53.560
     7.500           7.749            82        13,883,433.07          35.749                      128        14,872,421.30         36.593                       6           3,468,350.58         40.084
     7.750           7.999            37         5,376,704.01          13.845                      92         10,700,791.97         26.329                       1             550,000.00          6.356
  >= 8.000                             0                 0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000

                     Total           244        38,836,361.46         100.000                      364        40,643,231.59        100.000                       15          8,652,706.27        100.000

                                                                                III-49

Supplemental Reporting

Closing Date

April 27, 2006

Distribution Date

The 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning May 2006.

Determination Date

With respect to each Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such Business Day.

Record Date

The close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

Cash Remittance Date

The 18th day of each calendar month (or, if the 18th is not a business day, the immediately preceding business day).

                                                                                III-50

                                                     ANNEX IV

                                 ASSUMED UNDERLYING MORTGAGE LOAN CHARACTERISTICS

                                                                                                                     Remaining
    Mortgage                                  Stated Principal             Mortgage          Net Mortgage Rate   Amortization Term                        Interest Only Period
      Loan               Loan Group              Balance ($)               Rate (%)                 (%)               (Months)        Loan Age (Months)         (Months)
__________________________________________________________________________________________________________________________________________________________________________________
       1                     1                    3,928,336.76           6.521009823           6.271009823              338                  22                    120
       2                     1                   14,961,840.80           6.503039839           6.253039839              337                  22                      0
       3                     1                   12,550,853.93           6.141177481           5.891177481              337                  23                    120
       4                     1                   38,322,051.14           6.158905484           5.908905484              334                  22                      0
       5                     2                   18,582,821.52           7.080870746           6.830870746              338                  22                    120
       6                     2                   11,232,115.45           7.014593817           6.764593817              338                  22                      0
       7                     2                    7,651,282.09           6.750000000           6.500000000              338                  22                    120
       8                     2                    9,896,045.21           6.750000000           6.500000000              336                  22                      0
       9                     3                   22,382,004.19           6.145876018           5.895876018              156                  22                      0
       10                    3                    8,279,303.59           5.557317975           5.307317975              153                  25                      0
       11                    4                   20,501,952.13           6.538596227           6.288596227              338                  22                    120
       12                    4                   55,138,165.34           6.544317994           6.294317994              336                  22                      0
       13                    4                    7,052,593.42           6.100860595           5.850860595              336                  24                    120
       14                    4                   16,429,550.27           6.105281584           5.855281584              337                  22                      0
       15                    5                   56,737,616.81           6.951223047           6.701223047              338                  22                    120
       16                    5                   46,003,565.03           6.951744441           6.701744441              337                  22                      0
       17                    5                    9,237,099.85           6.750000000           6.500000000              338                  22                    120
       18                    5                   15,807,685.54           6.750000000           6.500000000              337                  22                      0
       19                    6                   11,712,450.36           7.543570525           7.293570525              339                  21                    120
       20                    6                   12,516,733.55           7.547398709           7.297398709              338                  21                      0
       21                    6                    7,132,650.94           7.250000000           7.000000000              338                  22                    120
       22                    6                    6,935,166.92           7.250000000           7.000000000              338                  22                      0
       23                    7                   13,190,061.59           7.605309390           7.355309390              338                  22                    120
       24                    7                   15,077,830.94           7.612153459           7.362153459              335                  22                      0
       25                    7                    4,753,500.19           7.250000000           7.000000000              338                  22                    120
       26                    7                    7,055,712.66           7.250000000           7.000000000              337                  22                      0
       27                    8                    3,822,775.05           7.473518671           7.223518671              339                  21                    120
       28                    8                    2,034,841.62           7.500000000           7.250000000              339                  22                      0
       29                    8                    1,824,517.88           7.250000000           7.000000000              337                  23                    120
       30                    8                      851,663.19           7.250000000           7.000000000              337                  22                      0

                                                     IV-1

                                                      ANNEX V

                                     UNDERLYING MORTGAGE LOAN CHARACTERISTICS

Group 5 Mortgage Loans

         Set forth below is a description of some additional  statistical  characteristics  of the group 5 mortgage  loans as of the  reference  date unless  otherwise  indicated.  All  percentages  of the group 5 mortgage  loans are  approximate  percentages  of the reference  date  principal  balance of such mortgage loans in loan group 5, and may not add to 100.00% due to rounding.

                                           Group 5 Current Mortgage Rates*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Mortgage Rate (%)                                              Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         6.750 - 6.999........................................            454        $    80,423,043.63       62.06%
         7.000 - 7.249........................................            273             49,166,001.29       37.94
         Total:...............................................            727        $   129,589,044.92      100.00%

         _________________
         * The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 5 are approximately 6.750% per annum and 7.125% per annum, respectively.
            As of the reference date, the weighted average current mortgage rate for the mortgage loans in loan group 5 is approximately 6.912% per annum.

                              Group 5 Reference Date Mortgage Loan Principal Balances*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Reference Date Principal Balance ($)                           Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         15,000.01 - 25,000.00................................             1         $      18,884.70          0.01%
         25,000.01 - 50,000.00................................             6               268,041.05          0.21
         50,000.01 - 75,000.00................................            60             3,846,256.27          2.97
         75,000.01 - 100,000.00...............................            99             8,669,148.98          6.69
         100,000.01 - 125,000.00..............................           127            14,304,124.18         11.04
         125,000.01 - 150,000.00..............................           107            14,655,910.68         11.31
         150,000.01 - 175,000.00..............................            75            12,185,415.98          9.40
         175,000.01 - 200,000.00..............................            65            12,176,217.49          9.40
         200,000.01 - 250,000.00..............................            54            12,057,182.88          9.30
         250,000.01 - 300,000.00..............................            45            12,210,291.09          9.42
         300,000.01 - 400,000.00..............................            43            14,780,872.32         11.41
         400,000.01 - 500,000.00..............................            23            10,310,471.87          7.96
         500,000.01 - 600,000.00..............................            10             5,611,818.69          4.33
         600,000.01 - 700,000.00..............................             7             4,533,465.52          3.50
         700,000.01 - 800,000.00..............................             3             2,195,470.55          1.69
         800,000.01 - 900,000.00..............................             1               833,695.40          0.64
         900,000.01 - 1,000,000.00............................             1               931,777.27          0.72
         Total:...............................................           727       $   129,589,044.92        100.00%

         _________________
         * The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 5 as of the reference date are approximately $18,884.70 and $931,777.27, respectively.
            As of the reference date, the average principal balance for the mortgage loans in loan group
            5 is approximately $178,251.78.

                                          Group 5 Mortgaged Property Types

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Property Type                                                  Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         Single Family Residence..............................           431         $  71,560,647.14         55.22%
         Condominium..........................................            95            15,286,280.74         11.80
         2-4 Family...........................................            76            16,357,123.44         12.62
         Planned Unit Development.............................           125            26,384,993.60         20.36
         Total:...............................................           727         $ 129,589,044.92        100.00%

                                                      V-1

                                           Group 5 Mortgage Loan Purposes

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Loan Purpose                                                   Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         Purchase.............................................           299         $  54,390,917.32         41.97%
         Refinance - Rate Term................................           210            32,107,514.55         24.78
         Refinance - Cashout..................................           218            43,090,613.05         33.25
         Total:...............................................           727         $ 129,589,044.92        100.00%

                                              Group 5 Occupancy Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Occupancy Type                                                 Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         Primary..............................................           475         $  97,480,120.91         75.22%
         Second Home..........................................            17             4,229,335.43          3.26
         Investment...........................................           235            27,879,588.58         21.51
         Total:...............................................           727         $ 129,589,044.92        100.00%

         _________________
         * Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                                            Group 5 Original LTV Ratios*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Original LTV Ratio (%)                                         Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         20.001 - 25.000......................................             1         $      73,708.90          0.06%
         30.001 - 35.000......................................             1                18,884.70          0.01
         35.001 - 40.000......................................             2             1,123,851.63          0.87
         45.001 - 50.000......................................             5               993,560.40          0.77
         50.001 - 55.000......................................             6             1,795,161.23          1.39
         55.001 - 60.000......................................             5             2,012,487.90          1.55
         60.001 - 65.000......................................             9             1,934,037.61          1.49
         65.001 - 70.000......................................            29             5,720,866.16          4.41
         70.001 - 75.000......................................            70            11,587,290.67          8.94
         75.001 - 80.000......................................           536            95,595,330.63         73.77
         80.001 - 85.000......................................            12             1,703,768.59          1.31
         85.001 - 90.000......................................            35             4,180,439.78          3.23
         90.001 - 95.000......................................            11             2,004,101.48          1.55
         95.001 - 100.000.....................................             5               845,555.24          0.65
         Total:...............................................           727         $ 129,589,044.92        100.00%

         _________________
         * The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 5 are approximately 20.860% and 100.000%, respectively.  As of the reference date, the weighted average original LTV ratio for the mortgage loans in loan group 5 is approximately 77.824%.

                                               Group 5 Original Terms

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Original Term (months)                                         Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         360..................................................           727         $    129,589,044.92     100.00%
         Total:...............................................           727         $    129,589,044.92     100.00%

                                          Group 5 Months Since Origination*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Months Since Origination                                       Loans              Balance          Group 5
         _____________________________________________________________________________________________________________
         13 - 24..............................................           720         $ 127,257,848.79       98.20%
         25 - 36..............................................             7             2,331,196.13        1.80
         Total:...............................................           727         $ 129,589,044.92      100.00%

         _________________
         * The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 5 are approximately 19 months and 32 months, respectively.  As of the reference date, the weighted average months since origination for the mortgage loans in loan group 5 is approximately 21 months.

                                                      V-2

                                     Group 5 Remaining Terms to Stated Maturity*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Remaining Term (months)                                        Loans              Balance          Group 5
         _____________________________________________________________________________________________________________
         325 - 336............................................            16         $   4,318,838.81         3.33%
         337 - 348............................................           711           125,270,206.11        96.67
         Total:...............................................           727         $ 129,589,044.92       100.00%

         _________________
         * The minimum remaining term to stated maturity and the maximum remaining term to stated
            maturity for the mortgage loans in loan group 5 are approximately 328 months and 341 months, respectively.  As of the reference date, the weighted average remaining term to stated
            maturity for the mortgage loans in loan group 5 is approximately 339 months.

                                            Group 5 Documentation Types*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Documentation Type                                             Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         Full / Alternative...................................           129         $  19,601,046.40         15.13%
         No Income / No Asset.................................            66            14,731,140.30         11.37
         Reduced..............................................           443            81,034,957.86         62.53
         Stated Income / Stated Assets........................            89            14,221,900.36         10.97
         Total:...............................................           727         $ 129,589,044.92        100.00%

         _________________
         * For  a  description  of  the  documentation  types,  see  "-Underwriting   Standards"  in  this
            prospectus supplement.

                              Group 5 Geographic Distribution of Mortgaged Properties*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Geographic Distribution                                        Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         Georgia..............................................           145         $  19,049,398.05         14.70%
         Florida..............................................            74            14,292,192.25         11.03
         Illinois.............................................            63            13,655,863.53         10.54
         Colorado.............................................            51             9,245,018.39          7.13
         Massachusetts........................................            29             7,830,038.16          6.04
         California...........................................            16             6,840,731.53          5.28
         Arizona..............................................            24             5,450,544.94          4.21
         Utah.................................................            39             5,344,103.79          4.12
         South Carolina.......................................            32             4,569,567.95          3.53
         Virginia.............................................            18             4,149,127.63          3.20
         Other................................................           236            39,162,458.70         30.22
         Total:...............................................           727         $ 129,589,044.92        100.00%

         _________________
         * No other state represents more than 2.87% of the reference date principal balance of the group 5 mortgage loans.

                                               Group 5 Credit Scores*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Credit Score                                                   Loans              Balance          Group 5
         ______________________________________________________________________________________________________________
         601 - 620............................................             5         $     928,929.60          0.72%
         621 - 640............................................            61            11,893,245.34          9.18
         641 - 660............................................            91            16,532,957.87         12.76
         661 - 680............................................           120            25,179,797.06         19.43
         681 - 700............................................           140            22,381,167.08         17.27
         701 - 720............................................           104            17,184,040.09         13.26
         721 - 740............................................            97            15,059,491.63         11.62
         741 - 760............................................            56            10,262,225.82          7.92
         761 - 780............................................            38             7,245,007.79          5.59
         781 - 800............................................            14             2,279,166.89          1.76
         801 - 820............................................             1               643,015.75          0.50
         Total:...............................................           727         $ 129,589,044.92        100.00%

         _________________
          * The minimum credit score and the maximum credit score for the mortgage loans in loan group 5 are approximately 603 and 802, respectively.  As of the reference date, the weighted average credit score for the mortgage loans in loan group 5 is approximately 694.

                                                      V-3

Groups 1-8 Mortgage Loans

         Set forth below is a description of some additional  statistical  characteristics of the mortgage loans in loan groups 1-8 as of the reference  date unless  otherwise  indicated.  All  percentages  of the mortgage  loans in loan  groups 1-8  are  approximate  percentages  by aggregate  reference date principal balance of such mortgage loans in loan groups 1-8, and may not add to 100.00% due to rounding.

                                         Groups 1-8 Current Mortgage Rates*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Mortgage Rate (%)                                              Loans              Balance           1-8
         ______________________________________________________________________________________________________________
         5.250 - 5.499........................................              2        $     912,964.10          0.19%
         5.500 - 5.749........................................             21            6,465,854.21          1.38
         5.750 - 5.999........................................             21            5,206,644.54          1.11
         6.000 - 6.249........................................            179           55,625,420.06         11.88
         6.250 - 6.499........................................            109           45,229,702.45          9.66
         6.500 - 6.749........................................            406           88,700,193.09         18.94
         6.750 - 6.999........................................            521          114,907,203.42         24.54
         7.000 - 7.249........................................            283           53,504,963.10         11.43
         7.250 - 7.499........................................            288           46,890,992.10         10.01
         7.500 - 7.749........................................            219           33,190,289.58          7.09
         7.750 - 7.999........................................            132           17,652,285.79          3.77
         Total:...............................................          2,181        $ 468,286,512.44        100.00%

         _________________
         * The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan groups 1-8 are approximately 5.375% per annum and 7.750% per annum, respectively.  As of the reference date, the weighted average current mortgage rate for the mortgage loans in loan groups 1-8 is approximately 6.756% per annum.

                             Groups 1-8 Reference Date Mortgage Loan Principal Balances*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Reference Date Principal Balance ($)                           Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         0.01 - 15,000.00.....................................             1         $      14,886.71          0.00%
         15,000.01 - 25,000.00................................             1                18,884.70          0.00
         25,000.01 - 50,000.00................................            60             2,363,104.01          0.50
         50,000.01 - 75,000.00................................           224            14,108,626.88          3.01
         75,000.01 - 100,000.00...............................           225            19,799,233.60          4.23
         100,000.01 - 125,000.00..............................           286            32,328,883.51          6.90
         125,000.01 - 150,000.00..............................           268            36,564,263.04          7.81
         150,000.01 - 175,000.00..............................           191            30,920,991.95          6.60
         175,000.01 - 200,000.00..............................           162            30,400,918.06          6.49
         200,000.01 - 250,000.00..............................           162            36,515,175.59          7.80
         250,000.01 - 300,000.00..............................           136            37,188,177.41          7.94
         300,000.01 - 400,000.00..............................           125            43,017,375.64          9.19
         400,000.01 - 500,000.00..............................           166            75,446,026.38         16.11
         500,000.01 - 600,000.00..............................            88            48,306,873.65         10.32
         600,000.01 - 700,000.00..............................            52            33,095,437.12          7.07
         700,000.01 - 800,000.00..............................            18            13,242,148.50          2.83
         800,000.01 - 900,000.00..............................             8             6,896,449.44          1.47
         900,000.01 - 1,000,000.00............................             7             6,775,633.01          1.45
         1,200,000.01 - 1,300,000.00..........................             1             1,283,423.24          0.27
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * The minimum principal balance and the maximum principal balance of the mortgage loans in loan groups 1-8 as of the reference date are approximately $14,886.71 and $1,283,423.24, respectively. As of the reference date, the average principal balance for the mortgage loans in loan groups 1-8 is approximately $214,711.84.

                                                      V-4

                                         Groups 1-8 Mortgaged Property Types

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Property Type                                                  Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         Single Family Residence..............................         1,433         $ 291,987,182.93         62.35%
         Condominium..........................................           209            37,153,090.30          7.93
         2-4 Family...........................................           186            40,857,720.47          8.72
         Planned Unit Development.............................           353            98,288,518.74         20.99
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

                                          Groups 1-8 Mortgage Loan Purposes

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Loan Purpose                                                   Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         Purchase.............................................           867         $ 171,842,080.63         36.70%
         Refinance - Rate Term................................           614           127,648,267.05         27.26
         Refinance - Cashout..................................           700           168,796,164.76         36.05
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

                                             Groups 1-8 Occupancy Types*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Occupancy Type                                                 Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         Primary..............................................         1,405         $ 359,011,161.37         76.66%
         Second Home..........................................            76            21,464,135.64          4.58
         Investment...........................................           700            87,811,215.43         18.75
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * Occupancy type is based on  representations  of the mortgagor at the time of origination of the related mortgage loan.

                                           Groups 1-8 Original LTV Ratios*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Original LTV Ratio (%)                                         Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         10.001 - 15.000......................................             2         $     252,023.05          0.05%
         15.001 - 20.000......................................             3               520,366.86          0.11
         20.001 - 25.000......................................             7             1,110,004.47          0.24
         25.001 - 30.000......................................             7             1,767,931.00          0.38
         30.001 - 35.000......................................             7               913,393.68          0.20
         35.001 - 40.000......................................            14             4,867,350.20          1.04
         40.001 - 45.000......................................            19             4,910,682.28          1.05
         45.001 - 50.000......................................            32             9,094,509.08          1.94
         50.001 - 55.000......................................            41            12,434,666.47          2.66
         55.001 - 60.000......................................            55            17,811,417.97          3.80
         60.001 - 65.000......................................            71            22,865,071.46          4.88
         65.001 - 70.000......................................           162            44,273,849.18          9.45
         70.001 - 75.000......................................           237            53,205,497.61         11.36
         75.001 - 80.000......................................         1,324           267,000,415.63         57.02
         80.001 - 85.000......................................            23             4,032,979.77          0.86
         85.001 - 90.000......................................           106            13,466,915.90          2.88
         90.001 - 95.000......................................            53             7,205,705.12          1.54
         95.001 - 100.000.....................................            18             2,553,732.71          0.55
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan groups 1-8 are approximately 11.660% and 100.000%, respectively.  As of the reference date, the weighted average original LTV ratio for the mortgage loans in loan groups 1-8 is approximately 74.343%.

                                                      V-5

                                             Groups 1-8 Original Terms*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Original Term (months)                                         Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         169 - 180............................................           141         $  31,211,883.81          6.67%
         349 - 360............................................         2,040           437,074,628.63         93.33
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * The minimum original term and the maximum original term for the mortgage loans in loan groups
           1-8 are approximately 180 months and 360 months, respectively.  As of the reference date, the weighted average original term for the mortgage loans in loan groups 1-8 is approximately 348 months.

                                        Groups 1-8 Months Since Origination*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Months Since Origination                                       Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         13 - 24..............................................         2,124         $ 450,434,834.91         96.19%
         25 - 36..............................................            57            17,851,677.53          3.81
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * The minimum months since origination and the maximum months since origination for the mortgage loans in loan groups 1-8 are approximately 19 months and 32 months, respectively. As of the reference date, the weighted average months since origination for the mortgage loans in loan groups 1-8 is approximately 21 months.

                                   Groups 1-8 Remaining Terms to Stated Maturity*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Remaining Term (months)                                        Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         145 - 156............................................            22         $   7,396,932.40          1.58%
         157 - 168............................................           119            23,814,951.41          5.09
         325 - 336............................................            88            27,602,848.34          5.89
         337 - 348............................................         1,952           409,471,780.29         87.44
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * The minimum remaining term to stated maturity and the maximum remaining term to stated
            maturity for the mortgage loans in loan groups 1-8 are approximately 150 months and
            341 months, respectively.  As of the reference date, the weighted average remaining term to stated maturity for the mortgage loans in loan groups 1-8 is approximately 327 months.

                                           Groups 1-8 Documentation Types*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Documentation Type                                             Loans              Balance            1-8
         _______________________________________________________________________________________________________________
         Full / Alternative...................................           425         $ 106,383,133.79         22.72%
         No Income / No Asset.................................           296            49,328,981.88         10.53
         Reduced..............................................         1,147           257,635,717.03         55.02
         Stated Income / Stated Assets........................           313            54,938,679.74         11.73
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * For  a  description  of  the  documentation  types,  see  "-Underwriting   Standards"  in  this
            prospectus supplement.

                                                      V-6

                             Groups 1-8 Geographic Distribution of Mortgaged Properties*

                                                                      Number of                            Percent of
                                                                       Mortgage           Principal        Groups
         Geographic Distribution                                        Loans              Balance            1-8
         ______________________________________________________________________________________________________________
         Georgia..............................................           458         $  66,598,274.50         14.22%
         California...........................................           127            58,690,850.76         12.53
         Florida..............................................           214            45,687,770.30          9.76
         Illinois.............................................           177            41,453,706.39          8.85
         Massachusetts........................................            96            31,357,401.15          6.70
         Colorado.............................................           115            26,831,219.25          5.73
         Connecticut..........................................            65            16,652,830.71          3.56
         Maryland.............................................            54            15,596,481.39          3.33
         Utah.................................................            84            14,529,444.62          3.10
         South Carolina.......................................            71            14,417,247.24          3.08
         Other................................................           720           136,471,286.13         29.14
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

         _________________
         * No other state represents more than 3.07% of the aggregate reference date principal balance of the groups 1-8 mortgage loans.

                                              Groups 1-8 Credit Scores*

                                                                      Number of
                                                                       Mortgage           Principal        Percent of
         Credit Score                                                   Loans              Balance         Groups 1-8
         ______________________________________________________________________________________________________________
         601 - 620............................................             7         $   1,318,917.98          0.28%
         621 - 640............................................           149            30,952,858.93          6.61
         641 - 660............................................           258            47,652,196.16         10.18
         661 - 680............................................           321            66,906,381.96         14.29
         681 - 700............................................           415            82,680,840.60         17.66
         701 - 720............................................           286            59,681,509.67         12.74
         721 - 740............................................           248            51,938,875.71         11.09
         741 - 760............................................           221            52,054,280.75         11.12
         761 - 780............................................           151            39,629,703.09          8.46
         781 - 800............................................            92            26,581,005.68          5.68
         801 - 820............................................            33             8,889,941.91          1.90
         Total:...............................................         2,181         $ 468,286,512.44        100.00%

           _________________
           *  The minimum credit score and the maximum credit score for the mortgage loans in loan groups
              1-8 are approximately 603 and 815, respectively.  As of the reference date, the weighted average credit score for the mortgage loans in loan groups 1-8 is approximately 708.

                                                      V-7

                                                     ANNEX VI

                                               AVAILABLE COMBINATION

                         Exchangeable REMIC Certificates                                                    Exchangeable Certificates

                        Relative          Initial                                                                      Initial
   Exchangeable         Original        Pass-Through                               Exchangeable      Relative        Pass-Through
   REMIC Class          Amount(1)           Rate              Designation             Class       Original Amount        Rate               Designation
___________________________________________________________________________________________________________________________________________________________
      REMIC
  Combination 1
       A-1            $  31,900,000        6.50%              Super Senior             A-5             $  37,677,523    6.50%              Super Senior
       A-4            $   5,777,523        6.50%          Super Senior/Senior
                                                                Support

(1)  Classes of Exchangeable REMIC Certificates in any REMIC Combination may be exchanged only in the proportion that the original balances or original notional amounts, as applicable, of such certificates bear to one another as shown above.

                                                      VI-1

Prospectus

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

      o  closed-end  and/or  revolving  credit mortgage loans secured by one- to four-family residential properties;

      o  mortgage loans secured by  multifamily  residential  rental  properties consisting of five or more dwelling units;

      o  mortgage loans secured by commercial real estate  properties,  provided that the  concentration  of these  properties  is less  than 10% of the pool;

      o  mortgage loans secured by mixed  residential and commercial real estate properties;

      o  loans secured by unimproved land;

      o  loans made to  finance  the  purchase  of certain  rights  relating  to cooperatively  owned properties  secured by the pledge of shares issued by a cooperative  corporation  and the  assignment  of the  proprietary lease or occupancy  agreement providing the exclusive right to occupy a particular dwelling unit;

      o  manufactured  housing  installment sales contracts and installment loan agreements; or

      o  mortgage pass-through certificates backed by, or pro rata participation interests in, residential mortgage loans.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                April 20, 2007

              Important notice about information presented in this
              prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      o  this prospectus, which provides general information,  some of which may not apply to your series of certificates; and

      o  the accompanying  prospectus  supplement,  which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled
"Glossary" beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                       2

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of securities to the public in that
Relevant Member State at any time:

      (a)   to legal  entities  which are  authorised or regulated to operate in the financial  markets or, if not so authorised or regulated,  whose corporate purpose is solely to invest in securities;

      (b)   to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year;  (2) a total balance  sheet of more than  (euro)43,000,000  and (3) an annual net turnover of more than (euro)50,000,000,  as shown in its last annual or consolidated accounts; or

      (c)   in any other  circumstances  which do not require the publication by the issuer of a prospectus  pursuant to Article 3 of the  Prospectus
            Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that
Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

      (a)   it has only  communicated or caused to be communicated and will only communicate or cause to be  communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the Financial  Services and Markets Act (the "FSMA")) received by it in  connection  with  the  issue  or  sale of the  securities  in circumstances  in which  Section 21(1) of the FSMA does not apply to the issuer; and

      (b)   it has complied and will comply with all  applicable  provisions  of the FSMA with  respect to  anything  done by it in  relation  to the securities in, from or otherwise involving the United Kingdom.

                                       3

                                                                            Page
                                                                            ----

   Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted
     Mortgage Loans ......................................................    66
   Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted

   Certain Matters Regarding the Servicer, the Depositor, the Trustee

                                       4

                                 RISK FACTORS

       The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities.
You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments      When you buy a security, you will not own an
for your securities other than      interest in or a debt obligation of Credit
payments on the mortgage loans      Suisse First Boston Mortgage Securities
in the trust and any credit         Corp., the master servicer or any of their
enhancement.                        affiliates. You will own an interest in the
                                    trust. Your payments come only from assets
                                    in the trust. Therefore, the mortgagors'
                                    payments on the mortgage loans included in
                                    the trust (and any credit enhancements) will
                                    be the sole source of payments to you. If
                                    those amounts are insufficient to make
                                    required payments of interest or principal
                                    to you, there is no other source of
                                    payments. Moreover, no governmental agency
                                    either guarantees or insures payments on the
                                    securities or any of the mortgage loans,
                                    except as otherwise described in the related
                                    prospectus supplement.

In some instances, the return       In certain instances, a large percentage of
on your securities may be           the mortgage loans are secured by second
reduced by losses on the            liens. In the case of second liens, proceeds
mortgage loans, which are more      from liquidation of the mortgaged property
likely if substantially all         will be available to satisfy the mortgage
are secured only by second          loans only if the claims of any senior
liens.                              mortgages have been satisfied in full. When
                                    it is uneconomical to foreclose on a
                                    mortgaged property or engage in other loss
                                    mitigation procedures, the related servicer
                                    may write off the entire outstanding balance
                                    of the mortgage loan as a bad debt. These
                                    are risks particularly applicable to
                                    mortgage loans secured by second liens that
                                    have high combined loan to value ratios or
                                    have small balances relative to the total
                                    indebtedness of the borrower because it is
                                    more likely that the related servicer would
                                    determine foreclosure to be uneconomical for
                                    those types of mortgage loans than for first
                                    lien mortgage loans with low loan-to-value
                                    ratios.

Debt incurred by the borrowers      With respect to mortgage loans that were
in addition to that related to      used for debt consolidation, there can be no
the mortgage loans could            assurance that the borrower will not incur
increase your risk.                 further debt in addition to the mortgage
                                    loan. This additional debt could impair the
                                    ability of borrowers to service their debts,
                                    which in turn could result in higher rates
                                    of delinquency and loss on the mortgage
                                    loans.

Loss mitigation may increase        In some instances, the related servicer may
your risk.                          use a wide variety of practices to limit
                                    losses on defaulted mortgage loans,
                                    including writing off part of the debt,
                                    reducing future payments, and deferring the
                                    collection of past due payments. The use of
                                    these practices may result in recognition of
                                    losses.

You bear the risk of mortgagor      Because your securities are backed by the
defaults; some kinds of             mortgage loans, your investment may be
mortgage loans may be               affected by a decline in real estate values
especially prone to defaults.       and changes in each individual mortgagor's
                                    financial conditions. You should be aware
                                    that the value of the mortgaged properties
                                    may decline. If the outstanding balance of a
                                    mortgage loan and any secondary financing on
                                    the underlying property is greater than the
                                    value of the property,

                                       5

                                    there is an increased risk of delinquency,
                                    foreclosure and losses. To the extent your
                                    securities are not covered by credit
                                    enhancements, you will bear all of the risks
                                    resulting from defaults by mortgagors. In
                                    addition, several types of mortgage loans
                                    which have higher than average rates of
                                    default or loss may be included in the trust
                                    that issues your security. The following
                                    types of loans may be included:

                                    o   mortgage loans that are subject to
                                        "negative amortization". The principal
                                        balances of these loans may be increased
                                        to amounts greater than the value of the
                                        underlying property. This increases the
                                        likelihood of default;

                                    o   mortgage loans that do not fully
                                        amortize over their terms to maturity
                                        which are sometimes referred to as
                                        "balloon loans" and some revolving
                                        credit loans that do not significantly
                                        amortize prior to maturity. Balloon
                                        loans and revolving credit loans, if
                                        applicable, involve a greater degree of
                                        risk because the ability of a mortgagor
                                        to make the final payment on these types
                                        of mortgage loans typically depends on
                                        the ability to refinance the loan or
                                        sell the related mortgaged property. In
                                        addition, due to the unpredictable
                                        nature of principal payments for
                                        revolving credit loans, the rates of
                                        principal payments for those loans may
                                        be more volatile than for typical first
                                        lien loans. To the extent the principal
                                        payments on certain revolving credit
                                        loans are being reinvested on Draws on
                                        other revolving credit loans in the
                                        pool, principal distributions on your
                                        securities may be further reduced;

                                    o   adjustable rate mortgage loans and other
                                        mortgage loans that provide for
                                        escalating or variable payments by the
                                        mortgagor. The mortgagor may have
                                        qualified for those loans based on an
                                        income level sufficient to make the
                                        initial payments only. As the payments
                                        increase, the likelihood of default will
                                        increase;

                                    o   loans secured by second or more junior
                                        liens. The cost of foreclosure on these
                                        loans compared to the potential
                                        foreclosure proceeds, after repaying all
                                        senior liens, may cause these loans to
                                        be effectively unsecured; and

                                    o   mortgage loans that are concentrated in
                                        one or more regions, states (including,
                                        but not limited to, California) or zip
                                        code areas of the United States. If the
                                        regional economy or housing market in
                                        that area weakens, the mortgage loans
                                        may experience high rates of loss and
                                        delinquency, resulting in losses to
                                        securityholders. The economic condition
                                        and housing market in that area may be
                                        adversely affected by a variety of
                                        events, including a downturn in certain
                                        industries or other businesses
                                        concentrated in that area, natural
                                        disasters such as earthquakes,
                                        mudslides, hurricanes, floods, wildfires
                                        and eruptions, and civil disturbances
                                        such as riots. The depositor cannot
                                        predict whether, or to what extent or
                                        for how long, such events may occur. See
                                        "The Mortgage Pool" in the prospectus
                                        supplement to see if

                                       6

                                        any of these or other types of special
                                        risk loans are included in the mortgage
                                        pool applicable to your securities.

The underwriting guidelines         The mortgage loans were originated or
used to originate the mortgage      acquired generally in accordance with the
loans may impact losses.            underwriting guidelines described in this
                                    prospectus. The underwriting standards
                                    typically differ from, and are generally
                                    less stringent than, the underwriting
                                    standards established by Fannie Mae or
                                    Freddie Mac. In addition, the mortgage loans
                                    may have been made to mortgagors with
                                    imperfect credit histories, ranging from
                                    minor delinquencies to bankruptcy, or
                                    mortgagors with relatively high ratios of
                                    monthly mortgage payments to income or
                                    relatively high ratios of total monthly
                                    credit payments to income. Consequently, the
                                    mortgage loans may experience rates of
                                    delinquency, foreclosure and bankruptcy that
                                    are higher, and that may be substantially
                                    higher, than those experienced by mortgage
                                    loans underwritten in accordance with higher
                                    standards.

Recent developments in the          Recently, the residential mortgage market in
residential mortgage market         the United States has experienced a variety
may adversely affect the            of difficulties and changed economic
market value of your                conditions that may adversely affect the
securities.                         performance and market value of your
                                    securities. Delinquencies and losses with
                                    respect to residential mortgage loans
                                    generally have increased in recent months,
                                    and may continue to increase, particularly
                                    in the subprime sector. In addition, in
                                    recent months housing prices and appraisal
                                    values in many states have declined or
                                    stopped appreciating, after extended periods
                                    of significant appreciation. A continued
                                    decline or an extended flattening of those
                                    values may result in additional increases in
                                    delinquencies and losses on residential
                                    mortgage loans generally, particularly with
                                    respect to second homes and investor
                                    properties and with respect to any
                                    residential mortgage loans whose aggregate
                                    loan amounts (including any subordinate
                                    liens) are close to or greater than the
                                    related property values.

                                    Another factor that may have contributed to,
                                    and may in the future result in, higher
                                    delinquency rates is the increase in monthly
                                    payments on adjustable rate mortgage loans.
                                    Borrowers with adjustable payment mortgage
                                    loans are being exposed to increased monthly
                                    payments when the related mortgage interest
                                    rate adjusts upward from the initial fixed
                                    rate or a low introductory rate, as
                                    applicable, to the rate computed in
                                    accordance with the applicable index and
                                    margin. This increase in borrowers' monthly
                                    payments, together with any increase in
                                    prevailing market interest rates, may result
                                    in significantly increased monthly payments
                                    for borrowers with adjustable rate mortgage
                                    loans.

                                    Borrowers seeking to avoid these increased
                                    monthly payments by refinancing their
                                    mortgage loans may no longer be able to find
                                    available replacement loans at comparably
                                    low interest rates. A decline in housing
                                    prices may also leave borrowers with
                                    insufficient equity in their homes to permit
                                    them to refinance, and in addition, many
                                    mortgage loans have prepayment premiums that
                                    inhibit refinancing. Furthermore, borrowers
                                    who intend to sell their homes on or before
                                    the expiration of the fixed rate periods on
                                    their mortgage loans

                                       7

                                    may find that they cannot sell their
                                    properties for an amount equal to or greater
                                    than the unpaid principal balance of their
                                    loans. These events, alone or in
                                    combination, may contribute to higher
                                    delinquency rates.

                                    You should consider that the general market
                                    conditions discussed above may adversely
                                    affect the performance and market value of
                                    your securities.

There is a risk that there may      Substantial delays could be encountered in
be a delay in receipt of            connection with the liquidation of defaulted
liquidation proceeds and            mortgage loans. Further, liquidation
liquidation proceeds may be         expenses such as legal fees, real estate
less than the mortgage loan         taxes and maintenance and preservation
balance.                            expenses will reduce the portion of
                                    liquidation proceeds payable to you. In
                                    addition, in some instances a large portion
                                    of the mortgage loans are secured by second
                                    liens on the related mortgaged property. If
                                    a mortgagor on a mortgage loan secured by a
                                    second lien defaults, the trust's rights to
                                    proceeds on the liquidation of the related
                                    mortgaged property are subordinate to the
                                    rights of the holder of the first lien on
                                    the related mortgaged property. There may
                                    not be enough proceeds to pay both the first
                                    lien and the second lien. If a mortgaged
                                    property fails to provide adequate security
                                    for the mortgage loan and the available
                                    credit enhancement is insufficient to cover
                                    the loss, you will incur a loss on your
                                    investment.

There are risks relating to         Certain mortgage loans are or may become
alternatives to foreclosure.        delinquent after the closing date. A
                                    servicer may either foreclose on a
                                    delinquent mortgage loan or, under certain
                                    circumstances, work out an agreement with
                                    the related mortgagor, which may involve
                                    waiving or modifying any term of the
                                    mortgage loan or charge off the mortgage
                                    loan. If a servicer extends the payment
                                    period or accepts a lesser amount than
                                    stated in the mortgage note in satisfaction
                                    of the mortgage note or charges off the
                                    mortgage loan, your yield may be reduced.

To the extent applicable,           To the extent applicable, with respect to
losses on the mortgage loans        some series and any group of subordinate
in one asset group related to       securities, the applicable coverage for
a group of subordinate              special hazard losses, fraud losses and
securities may reduce the           bankruptcy losses covers all of the mortgage
yield on certain senior             loans in each asset group related to that
securities related to one or        group of subordinate securities. Therefore,
more other asset groups             if mortgage loans in any of such asset
related to that group of            groups suffer a high level of these types of
subordinate securities.             losses, it will reduce the available
                                    coverage for all of the senior securities
                                    related to each of such asset groups and
                                    certain classes of such group of subordinate
                                    securities. Investors should be aware that
                                    after the applicable coverage amounts have
                                    been exhausted, if a mortgage loan in any of
                                    such asset groups suffers these types of
                                    losses, all of the senior securities related
                                    to such asset groups will, and certain
                                    principal only securities related to such
                                    asset groups may be allocated a portion of
                                    that loss.

                                    Because each group of subordinate securities
                                    represents interests in the mortgage loans
                                    in each asset group related to such group of
                                    subordinate securities, the class principal
                                    balances of these classes of securities
                                    could be reduced to zero as a result of
                                    realized losses on the mortgage loans in any
                                    of such asset groups. Therefore, the
                                    allocation of realized losses on the
                                    mortgage loans in each asset group related
                                    to such group of subordinate securities will
                                    reduce the subordination provided by those
                                    classes of securities to all of

                                       8

                                    the senior securities related to such asset
                                    groups and certain classes of such group of
                                    subordinate securities, including the senior
                                    securities related to the asset group that
                                    did not suffer any losses. This will
                                    increase the likelihood that future realized
                                    losses may be allocated to senior securities
                                    related to the asset group that did not
                                    suffer those previous losses.

Credit enhancements may be          The prospectus supplement related to your
limited or reduced and this         securities may specify that credit
may cause your securities to        enhancements will provide some protection to
bear more risk of mortgagor         cover various losses on the underlying
defaults.                           mortgage loans. The forms of credit
                                    enhancement include (but are not limited to)
                                    the following: subordination of one or more
                                    classes of securities to other classes of
                                    securities in the same series evidencing
                                    beneficial ownership in the same pool of
                                    collateral or different pools; having assets
                                    in the trust with a greater amount of
                                    aggregate principal balance than the
                                    aggregate principal balance of the
                                    securities in a series; an insurance policy
                                    on a particular class of securities; a
                                    letter of credit; a mortgage pool insurance
                                    policy; a reserve fund; or any combination
                                    of the above. See "Credit Support" in this
                                    prospectus. See also "Credit Enhancement" in
                                    the prospectus supplement in order to see
                                    what forms of credit enhancements apply to
                                    your securities.

                                    Regardless of the form of credit
                                    enhancement, an investor should be aware
                                    that:

                                    o   The amount of coverage is usually
                                        limited;

                                    o   The amount of coverage will usually be
                                        reduced over time according to a
                                        schedule or formula;

                                    o   The particular forms of credit
                                        enhancement may provide coverage only to
                                        some types of losses on the mortgage
                                        loans, and not to other types of losses;

                                    o   The particular forms of credit
                                        enhancement may provide coverage only to
                                        some securities and not other securities
                                        of the same series; and

                                    o   If the applicable rating agencies
                                        believe that the rating on the
                                        securities will not be adversely
                                        affected, some types of credit
                                        enhancement may be reduced or
                                        terminated.

If you hold auction                 For certain series, certain securities may
securities, when those              be offered, referred to in this prospectus
securities are transferred on       as auction securities, which will be
the auction distribution date,      transferred to third-party investors on a
you may not receive par for         certain distribution date, referred to in
those securities if the money       this prospectus as the auction distribution
available under the auction         date. If you purchase an auction security,
and the swap agreement is           your investment in that security will end on
insufficient                        the related auction distribution date.

                                    If the outstanding principal balance of any
                                    class of auction securities, after
                                    application of principal distributions and
                                    realized losses on the related auction
                                    distribution date, is greater than the
                                    amount received in the auction, a swap
                                    counterparty, pursuant to a swap agreement,
                                    will be obligated to pay the amount of that
                                    excess to the auction administrator for
                                    distribution to the holders of the auction
                                    securities. If all or a portion of a class
                                    of auction securities is not sold in the
                                    auction, the auction price for such unsold
                                    securities will be deemed to be zero and the
                                    swap counterparty will pay the auction
                                    administrator the entire outstanding
                                    principal balance

                                       9

                                    of the unsold securities, after application
                                    of principal distributions and realized
                                    losses on the related auction distribution
                                    date. If the swap counterparty defaults on
                                    its obligations under the swap agreement,
                                    you may receive an amount less than the
                                    outstanding principal balance of your
                                    auction security, after application of
                                    principal distributions and realized losses
                                    on the auction distribution date. In
                                    addition, if the swap counterparty defaults
                                    and if not all of a class of securities is
                                    purchased by third-party investors in the
                                    auction, then your auction security (or part
                                    of your auction security) will not be
                                    transferred, in which case you will not
                                    receive any proceeds from the auction and
                                    you will retain your auction security (or
                                    part of your auction security).

The ratings of your securities      Any class of securities offered under this
may be lowered or withdrawn,        prospectus and the accompanying prospectus
and do not take into account        supplement will be rated in one of the four
risks other than credit risks       highest rating categories of at least one
which you will bear.                nationally recognized rating agency. A
                                    rating is based on the adequacy of the value
                                    of the trust assets and any credit
                                    enhancement for that class, and reflects the
                                    rating agency's assessment of how likely it
                                    is that holders of the class of securities
                                    will receive the payments to which they are
                                    entitled. A rating does not constitute an
                                    assessment of how likely it is that
                                    principal prepayments on the underlying
                                    loans will be made, the degree to which the
                                    rate of prepayments might differ from that
                                    originally anticipated, or the likelihood
                                    that the securities will be redeemed early.
                                    A rating is not a recommendation to
                                    purchase, hold, or sell securities because
                                    it does not address the market price of the
                                    securities or the suitability of the
                                    securities for any particular investor. If
                                    the performance of the related mortgage
                                    loans is substantially worse than assumed by
                                    the rating agencies, the ratings of any
                                    class of the certificates may be lowered in
                                    the future. This would probably reduce the
                                    value of those certificates. None of the
                                    depositor, the servicers, the master
                                    servicer, the special servicer, the seller,
                                    the trustee, the trust administrator, the
                                    underwriter or any other entity will have
                                    any obligation to supplement any credit
                                    enhancement, or to take any other action to
                                    maintain any rating of the certificates.

                                    A rating may not remain in effect for any
                                    given period of time and the rating agency
                                    could lower or withdraw the rating, entirely
                                    in the future. For example, the rating
                                    agency could lower or withdraw its rating
                                    due to:

                                    o   a decrease in the adequacy of the value
                                        of the trust assets or any related
                                        credit enhancement, an adverse change in
                                        the financial or other condition of a
                                        credit enhancement provider, or

                                    o   a change in the rating of the credit
                                        enhancement provider's long-term debt.

                                    The amount, type, and nature of credit
                                    enhancement established for a class of
                                    securities will be determined on the basis
                                    of criteria established by each rating
                                    agency rating classes of the securities.
                                    These criteria are sometimes based on an
                                    actuarial analysis of the behavior of
                                    similar loans in a larger group. That
                                    analysis is often the basis on which each
                                    rating agency determines the amount of
                                    credit enhancement

                                       10

                                    required for a class. The historical data
                                    supporting any actuarial analysis may not
                                    accurately reflect future experience, and
                                    the data derived from a large pool of
                                    similar loans may not accurately predict the
                                    delinquency, foreclosure, or loss experience
                                    of any a particular pool of mortgage loans.

Your yield may be reduced due       The master servicer or another entity
to the optional redemption of       specified in the related prospectus
the securities or the options       supplement may elect to repurchase all of
repurchase of underlying            the assets of the trust if the aggregate
mortgage loans.                     outstanding principal balance of those
                                    assets is less than a percentage of their
                                    initial outstanding principal amount
                                    specified in the prospectus supplement. This
                                    kind of event will subject the trust related
                                    to your securities to early retirement and
                                    would affect the average life and yield of
                                    each class of securities in those series.
                                    See "Yield, Prepayment and Maturity
                                    Considerations" in this prospectus and in
                                    the accompanying prospectus supplement.

Violation of various federal        Applicable state laws generally regulate
and state laws may result in        interest rates and other charges, require
losses on the mortgage loans        certain disclosures, and require licensing
                                    of mortgage loan originators. In addition,
                                    other state laws, public policy and general
                                    principles of equity relating to the
                                    protection of consumers, unfair and
                                    deceptive practices and debt collection
                                    practices may apply to the origination,
                                    servicing and collection of the mortgage
                                    loans.

                                    The mortgage loans are also subject to
                                    federal laws, including:

                                    o   the Federal Truth-in-Lending Act and
                                        Regulation Z promulgated thereunder,
                                        which require certain disclosures to the
                                        borrowers regarding the terms of the
                                        mortgage loans;

                                    o   the Equal Credit Opportunity Act and
                                        Regulation B promulgated thereunder,
                                        which prohibit discrimination on the
                                        basis of age, race, color, sex,
                                        religion, marital status, national
                                        origin, receipt of public assistance or
                                        the exercise of any right under the
                                        Consumer Credit Protection Act, in the
                                        extension of credit; and

                                    o   the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the borrower's
                                        credit experience.

                                    Violations of certain provisions of these
                                    state and federal laws may limit the ability
                                    of the related servicer to collect all or
                                    part of the principal of or interest on the
                                    mortgage loans and in addition could subject
                                    the trust to damages, including monetary
                                    penalties, and administrative enforcement.
                                    In particular, an originator's failure to
                                    comply with certain requirements of the
                                    Federal Truth-in-Lending Act, as implemented
                                    by Regulation Z, could subject the related
                                    trust to monetary penalties, and result in
                                    the related obligors' rescinding the
                                    mortgage loans against that trust.

                                    The seller will represent that any and all
                                    requirements of any federal and state law
                                    (including applicable predatory and abusive
                                    lending laws) applicable to the origination
                                    of each mortgage loan sold by it have been
                                    complied with. In the event of a breach of
                                    that representation, the seller will be
                                    obligated to cure such breach or repurchase
                                    or replace the

                                       11

                                    affected mortgage loan in the manner
                                    described in this prospectus.

                                    Given that the mortgage lending and
                                    servicing business involves compliance with
                                    numerous local, state and federal lending
                                    laws, lenders and servicers, including the
                                    originators and the servicers of the
                                    mortgage loans, are subject to numerous
                                    claims, legal actions (including class
                                    action lawsuits), investigations, subpoenas
                                    and inquiries in the ordinary course of
                                    business. It is impossible to determine the
                                    outcome of any such actions, investigations
                                    or inquiries and the resultant legal and
                                    financial liability with respect thereto. If
                                    any finding were to have a material adverse
                                    effect on the financial condition or results
                                    of an originator or on the validity of the
                                    mortgage loans, losses on the securities
                                    could result.

You may have to hold your           A secondary market for the offered
offered securities to their         securities may not develop. Even if a
maturity because of difficulty      secondary market does develop, it may not
in reselling the offered            continue or it may be illiquid. Neither the
securities.                         underwriter nor any other person will have
                                    any obligation to make a secondary market in
                                    your securities. Illiquidity means an
                                    investor may not be able to find a buyer to
                                    buy its securities readily or at prices that
                                    will enable the investor to realize a
                                    desired yield. Illiquidity can have a severe
                                    adverse effect on the market value of the
                                    offered securities. Any class of offered
                                    securities may experience illiquidity,
                                    although generally illiquidity is more
                                    likely for classes that are especially
                                    sensitive to prepayment, credit or interest
                                    rate risk, or that have been structured to
                                    meet the investment requirements of limited
                                    categories of investors.

The absence of physical             The offered securities, other than certain
securities may cause delays in      classes of residual securities, will not be
payments and cause difficulty       issued in physical form. Securityholders
in pledging or selling the          will be able to transfer securities, other
offered securities.                 than such residual securities, only through
                                    The Depository Trust Company (referred to in
                                    this prospectus as DTC), participating
                                    organizations, indirect participants and
                                    certain banks. The ability to pledge a
                                    security to a person that does not
                                    participate in DTC may be limited because of
                                    the absence of a physical security. In
                                    addition, securityholders may experience
                                    some delay in receiving distributions on
                                    these securities because the trustee or
                                    trust administrator, as applicable, will not
                                    send distributions directly to them.
                                    Instead, the trustee or trust administrator,
                                    as applicable, will send all distributions
                                    to DTC, which will then credit those
                                    distributions to the participating
                                    organizations. Those organizations will in
                                    turn credit accounts securityholders have
                                    either directly or indirectly through
                                    indirect participants.

The yield to maturity on your       The yield to maturity on each class of
securities will depend on           offered securities will depend on a variety
various factors, including the      of factors, including:
rate of prepayments.
                                    o   the rate and timing of principal
                                        payments on the related mortgage loans
                                        (including prepayments, defaults and
                                        liquidations, and repurchases due to
                                        breaches of representations or
                                        warranties);

                                    o   the pass-through rate for that class;

                                       12

                                    o   with respect to any class of securities
                                        that receives payments under a yield
                                        maintenance agreement, whether the
                                        required payments are made under the
                                        yield maintenance agreement and are
                                        sufficient;

                                    o   interest shortfalls due to mortgagor
                                        prepayments on the related mortgage
                                        loans;

                                    o   whether losses on the mortgage loans are
                                        covered by credit enhancements;

                                    o   rapid prepayment of the mortgage loans
                                        may result in a reduction of excess
                                        spread which will make it difficult to
                                        create or maintain
                                        overcollateralization, if applicable;

                                    o   repurchases of mortgage loans as a
                                        result of defective documentation and
                                        breaches of representations and
                                        warranties;

                                    o   whether an optional termination or an
                                        auction sale of the related loan group
                                        or loan groups occurs; and

                                    o   the purchase price of that class.

                                    The rate of prepayments is one of the most
                                    important and least predictable of these
                                    factors.

                                    In general, if a class of securities is
                                    purchased at a price higher than its
                                    outstanding principal balance and principal
                                    distributions on that class occur faster
                                    than assumed at the time of purchase, the
                                    yield will be lower than anticipated.
                                    Conversely, if a class of securities is
                                    purchased at a price lower than its
                                    outstanding principal balance and principal
                                    distributions on that class occur more
                                    slowly than assumed at the time of purchase,
                                    the yield will be lower than anticipated.

The rate of prepayments on the      Since mortgagors can generally prepay their
mortgage loans will be              mortgage loans at any time, the rate and
affected by various factors.        timing of principal distributions on the
                                    offered securities are highly uncertain.
                                    Generally, when market interest rates
                                    increase, borrowers are less likely to
                                    prepay their mortgage loans. Such reduced
                                    prepayments could result in a slower return
                                    of principal to holders of the offered
                                    securities at a time when they may be able
                                    to reinvest such funds at a higher rate of
                                    interest than the pass-through rate on their
                                    class of securities. Conversely, when market
                                    interest rates decrease, borrowers are
                                    generally more likely to prepay their
                                    mortgage loans. Such increased prepayments
                                    could result in a faster return of principal
                                    to holders of the offered securities at a
                                    time when they may not be able to reinvest
                                    such funds at an interest rate as high as
                                    the pass-through rate on their class of
                                    securities.

                                    Some of the mortgage loan in a trust may be
                                    adjustable rate mortgage loans, in which
                                    case, the mortgage loans generally adjust
                                    after a one year, two year, three year, five
                                    year or seven year initial fixed rate
                                    period. We are not aware of any publicly
                                    available statistics that set forth
                                    principal prepayment experience or
                                    prepayment forecasts of mortgage loans of
                                    the type included in the trust over an
                                    extended period of time, and the experience
                                    with respect to the mortgage loans included
                                    in the trust is insufficient to draw any
                                    conclusions with respect to the expected
                                    prepayment rates on such

                                       13

                                    mortgage loans. As is the case with
                                    conventional fixed rate mortgage loans,
                                    adjustable rate mortgage loans may be
                                    subject to a greater rate of principal
                                    prepayments in a declining interest rate
                                    environment. For example, if prevailing
                                    mortgage interest rates fall significantly,
                                    adjustable rate mortgage loans with an
                                    initial fixed rate period could be subject
                                    to higher prepayment rates either before or
                                    after the interest rate on the mortgage loan
                                    begins to adjust than if prevailing mortgage
                                    interest rates remain constant because the
                                    availability of fixed rate mortgage loans at
                                    competitive interest rates may encourage
                                    mortgagors to refinance their mortgage loans
                                    to "lock in" lower fixed interest rates. The
                                    features of adjustable rate mortgage loan
                                    programs during the past years have varied
                                    significantly in response to market
                                    conditions including the interest rate
                                    environment, consumer demand, regulatory
                                    restrictions and other factors. The lack of
                                    uniformity of the terms and provisions of
                                    such adjustable rate mortgage loan programs
                                    have made it impracticable to compile
                                    meaningful comparative data on prepayment
                                    rates and, accordingly, we cannot assure you
                                    as to the rate of prepayments on the
                                    mortgage loans in stable or changing
                                    interest rate environments.

                                    Refinancing programs, which may involve
                                    soliciting all or some of the mortgagors to
                                    refinance their mortgage loans, may increase
                                    the rate of prepayments on the mortgage
                                    loans. These refinancing programs may be
                                    offered by an originator, the servicers, the
                                    master servicer, any sub-servicer or their
                                    affiliates and may include streamlined
                                    documentation programs.

                                    Certain mortgage loans in each asset group
                                    may provide for payment by the mortgagor of
                                    a prepayment premium in connection with
                                    certain full or partial prepayments of
                                    principal. Generally, each such mortgage
                                    loan provides for payment of a prepayment
                                    premium in connection with certain
                                    voluntary, full or partial prepayments made
                                    within the period of time specified in the
                                    related mortgage note, generally ranging
                                    from six months to five years from the date
                                    of origination of such mortgage loan. The
                                    amount of the applicable prepayment premium,
                                    to the extent permitted under applicable
                                    law, is as provided in the related mortgage
                                    note; generally, such amount is equal to six
                                    months' interest on any amounts prepaid
                                    during any 12-month period in excess of 20%
                                    of the original principal balance of the
                                    related mortgage loan or a specified
                                    percentage of the amounts prepaid. Such
                                    prepayment premiums may discourage
                                    mortgagors from prepaying their mortgage
                                    loans during the penalty period and,
                                    accordingly, affect the rate of prepayment
                                    of such mortgage loans even in a declining
                                    interest rate environment. All prepayment
                                    premiums will either be retained by the
                                    related servicer, or in some instances, be
                                    paid to the holder of a class of non-offered
                                    securities, if applicable, and in either
                                    case, will not be available for distribution
                                    to the offered securities.

                                       14

                                    The seller may be required to purchase
                                    mortgage loans from the trust in the event
                                    certain breaches of representations and
                                    warranties made by it have not been cured.
                                    In addition, a special servicer may have the
                                    option to purchase certain mortgage loans
                                    from the trust that become ninety days or
                                    more delinquent. These purchases will have
                                    the same effect on the holders of the
                                    offered securities as a prepayment of the
                                    mortgage loans.

The yield on your securities        With respect to certain adjustable-rate
may also be affected by             mortgage loans, after an initial fixed-rate
changes in the mortgage             period, each mortgage loan provides for
interest rate, if applicable.       adjustments to the interest rate generally
                                    every six months or twelve months. The
                                    interest rate on each mortgage loan will
                                    adjust to equal the sum of an index and a
                                    margin. Interest rate adjustments may be
                                    subject to limitations stated in the
                                    mortgage note with respect to increases and
                                    decreases for any adjustment (i.e., a
                                    "periodic cap"). In addition, the interest
                                    rate may be subject to an overall maximum
                                    and minimum interest rate.

                                    With respect to certain of the variable rate
                                    offered securities, if applicable, the
                                    pass-through rates may decrease, and may
                                    decrease significantly, after the mortgage
                                    interest rates on the mortgage loans begin
                                    to adjust as a result of, among other
                                    factors, the dates of adjustment, the
                                    margins, changes in the indices and any
                                    applicable periodic cap or lifetime rate
                                    change limitations. Each adjustable-rate
                                    mortgage loan has a maximum mortgage
                                    interest rate and substantially all of the
                                    adjustable-rate mortgage loans have a
                                    minimum mortgage interest rate. Generally,
                                    the minimum mortgage interest rate is the
                                    applicable margin. In the event that,
                                    despite prevailing market interest rates,
                                    the mortgage interest rate on any mortgage
                                    loan cannot increase due to a maximum
                                    mortgage interest rate limitation or a
                                    periodic cap, the yield on the securities
                                    could be adversely affected.

                                    Further, investment in the variable rate
                                    offered securities, if applicable, involves
                                    the risk that the level of one-month LIBOR
                                    may change in a direction or at a rate that
                                    is different from the level of the index
                                    used to determine the interest rates on the
                                    related adjustable-rate mortgage loans. In
                                    addition, because the mortgage rates on the
                                    adjustable-rate mortgage loans adjust at
                                    different times and in different amounts,
                                    there may be times when one-month LIBOR plus
                                    the applicable margin could exceed the
                                    applicable rate cap. This will have the
                                    effect of reducing the pass-through rates on
                                    the related securities, at least
                                    temporarily. This difference up to certain
                                    limits described herein will be paid to you
                                    on future distribution dates only to the
                                    extent that there is sufficient cashflow as
                                    described in the prospectus supplement. No
                                    assurances can be given that such additional
                                    funds will be available.

Interest only mortgage loans        Certain of the mortgage loans may not
have a greater degree of risk       provide for any payments of principal (i)
of default.                         for a period generally ranging from five to
                                    fifteen years following the date of
                                    origination or (ii) prior to their first
                                    adjustment date. These mortgage loans may

                                       15

                                    involve a greater degree of risk because, if
                                    the related mortgagor defaults, the
                                    outstanding principal balance of that
                                    mortgage loan will be higher than for an
                                    amortizing mortgage loan.

Additional risk is associated       Investors in certain classes of securities,
with mezzanine securities.          referred to in this prospectus as mezzanine
                                    securities, should be aware that, on any
                                    distribution date, certain losses which
                                    would otherwise be allocated to one or more
                                    other classes of securities, will be
                                    allocated to the related class of mezzanine
                                    securities, until its class principal
                                    balance is reduced to zero.

An optional termination or, in      With respect to each group of subordinate
some instances, an auction          securities and any series, when the
sale of the trust may               aggregate outstanding principal balance of
adversely affect the                the mortgage loans in the asset groups
securities.                         related to such group of subordinate
                                    securities is less than 10% of the aggregate
                                    principal balance of those mortgage loans as
                                    of the cut-off date for that series, the
                                    terminating entity, as provided in the
                                    related pooling and servicing agreement or
                                    servicing agreement, may purchase from the
                                    trust all of the remaining mortgage loans in
                                    those asset groups.

                                    If so specified in the related prospectus
                                    supplement, if the option to purchase the
                                    mortgage loans in each asset group related
                                    to a group of subordinate securities as
                                    described above is not exercised and the
                                    aggregate outstanding principal balance of
                                    those mortgage loans declines below 5% of
                                    the aggregate principal balance of those
                                    mortgage loans as of the cut-off date for
                                    that series, the related trustee or trust
                                    administrator, as applicable, will conduct
                                    an auction to sell those mortgage loans and
                                    the other assets in the trust related to
                                    each asset group related to such group of
                                    subordinate securities.

                                    If the purchase option is exercised or a
                                    successful auction occurs with respect to
                                    the remaining mortgage loans in the asset
                                    groups related to a group of subordinate
                                    securities as described above, such purchase
                                    of mortgage loans would cause an early
                                    retirement or partial prepayment of the
                                    senior securities and subordinate securities
                                    related to those asset groups. If this
                                    happens, the purchase price paid by the
                                    terminating entity or the auction purchaser
                                    will be passed through to the related
                                    securityholders. This would have the same
                                    effect as if all of such remaining
                                    mortgagors made prepayments in full. No
                                    assurance can be given that the purchase
                                    price will be sufficient to pay your
                                    security in full. Any class of securities
                                    purchased at a premium could be adversely
                                    affected by an optional purchase or auction
                                    sale of the related mortgage loans. See
                                    "Maturity and Prepayment Considerations" in
                                    this prospectus.

If you own a special retail         Certain classes of securities that may be
security, you may not receive       offered with respect to any series, referred
a principal distribution on         to in this prospectus as special retail
any particular date principal       securities, are subject to special rules
distributions are made on that      regarding the procedures, practices and
class.                              limitations applicable to the distribution
                                    of principal to the holders of these
                                    securities. Special retail securities may
                                    not be an appropriate investment for you if
                                    you require a distribution of a particular
                                    amount

                                       16

                                    of principal on a predetermined date or an
                                    otherwise predictable stream of principal
                                    distributions. If you purchase special
                                    retail securities, we cannot give you any
                                    assurance that you will receive a
                                    distribution in reduction of principal on
                                    any particular distribution date.

Rapid prepayments on the            Payments to the holders of certain classes
mortgage loans in a loan group      of interest only securities that may be
will reduce the yield on any        offered with respect to any series, referred
related classes of                  to in this prospectus as ratio-stripped
interest-only securities.           interest only securities, come only from
                                    interest payments on certain of the mortgage
                                    loans in the related asset groups. These
                                    mortgage loans are called premium rate
                                    mortgage loans because in general they have
                                    the highest mortgage interest rates in the
                                    loan group. In general, the higher the
                                    mortgage interest rate is on a mortgage loan
                                    in a loan group, the more interest the
                                    related class of ratio-stripped interest
                                    only securities, if any, receives from that
                                    mortgage loan. If mortgage interest rates
                                    decline, these premium rate mortgage loans
                                    are more likely to be refinanced, and,
                                    therefore, prepayments in full on these
                                    mortgage loans are more likely to occur. If
                                    the related mortgage loans prepay faster
                                    than expected or if the related asset group
                                    or asset groups are terminated earlier than
                                    expected, you may not fully recover your
                                    initial investment.

                                    Certain classes of securities that may be
                                    offered with respect to any series, referred
                                    to in this prospectus as interest only
                                    securities, receive only distributions of
                                    interest. Distributions to the holders of
                                    any class of interest only securities are
                                    based on its related notional amount,
                                    calculated as described in the related
                                    prospectus supplement. You should fully
                                    consider the risks associated with an
                                    investment in any class of interest-only
                                    securities. If the mortgage loans in the
                                    related asset group prepay faster than
                                    expected or if the related asset group is
                                    terminated earlier than expected, you may
                                    not fully recover your initial investment.

Slower prepayments on the           Payments to the holders of certain principal
mortgage loans will reduce the      only securities that may be offered with
yield on any related class of       respect to any series, referred to in this
principal-only securities.          prospectus as ratio-stripped principal only
                                    securities, come only from principal
                                    payments on the discount mortgage loans in
                                    the related asset group or asset groups.
                                    These discount mortgage loans are the
                                    mortgage loans in each of such asset groups
                                    with net mortgage rates less than a certain
                                    percentage for each asset group, referred to
                                    in this prospectus and the related
                                    prospectus supplement as the required
                                    coupon. In general, the lower the net
                                    mortgage rate is on a mortgage loan, the
                                    more principal the related class of
                                    ratio-stripped principal only securities
                                    receive from that mortgage loan. Because
                                    holders of the ratio-stripped principal only
                                    securities receive only distributions of
                                    principal, they will be adversely affected
                                    by slower than expected prepayments on the
                                    related mortgage loans. If you are investing
                                    in a class of ratio-stripped principal only
                                    securities, you should consider that since
                                    the discount mortgage loans have lower net
                                    mortgage rates, they are likely to have a
                                    slower prepayment rate than other mortgage
                                    loans.

                                       17

                                    Certain classes of securities that may be
                                    offered with respect to any series of
                                    securities, referred to in this prospectus
                                    as principal only securities, receive only
                                    distributions of principal. You should fully
                                    consider the risks associated with an
                                    investment in any class of principal only
                                    securities. If the mortgage loans in the
                                    related asset group prepay slower than
                                    expected, your yield will be adversely
                                    affected.

Any yield maintained                The mortgage loans in the asset group
securities may not receive          related to any class of yield maintained
amounts expected from the           securities may not generate enough interest
related yield maintenance           to pay the full pass-through rate on that
agreement.                          class on certain distribution dates and
                                    interest distributions on those distribution
                                    dates will be made in part from payments
                                    under the related yield maintenance
                                    agreement. Payments under the related yield
                                    maintenance agreement for any distribution
                                    date will be based on a notional amount (as
                                    set forth in an annex to the related
                                    prospectus supplement), which will decrease
                                    during the life of that yield maintenance
                                    agreement. The notional amounts specified in
                                    the annex were derived by assuming a certain
                                    rate of payment on the mortgage loans in the
                                    related asset group (which will be described
                                    in the related prospectus supplement). The
                                    actual rate of payment on those mortgage
                                    loans is likely to differ from the rate
                                    assumed. If prepayments on those mortgage
                                    loans occur at a rate slower than the rate
                                    used in determining the notional amounts
                                    specified in the related annex, the class
                                    principal balance of the class of yield
                                    maintained securities may be greater than
                                    such notional amount for a distribution
                                    date. For any class of yield maintained
                                    securities and any distribution date on
                                    which the notional amount is lower than the
                                    actual class principal balance of that class
                                    of securities, the amount paid by the
                                    related cap counterparty under the related
                                    yield maintenance agreement will not be
                                    enough to pay the full amount of interest
                                    due for such distribution date, adversely
                                    affecting the yield on those securities.

Certain classes of securities       Certain classes of securities that may be
that may be offered with            offered with respect to any series, referred
respect to any series will be       to in this prospectus as floating rate
sensitive to changes in LIBOR.      securities, will receive interest at a rate
                                    which varies directly with the rate of LIBOR
                                    subject, in each case, to a certain minimum
                                    pass-through rate and a certain maximum
                                    pass-through rate. Accordingly, these
                                    securities will be sensitive to changes in
                                    the rate of LIBOR.

Certain classes of                  Certain classes of securities that may be
certificates that may be            offered with respect to any series, referred
offered with respect to any         to in this prospectus as inverse floating
series will be very sensitive       rate securities, will receive interest at a
to increases in the level of        rate which varies inversely with the rate of
LIBOR.                              LIBOR to a certain minimum pass-though rate
                                    and a certain maximum pass-through rate.
                                    Accordingly, the yield to maturity on these
                                    securities will be extremely sensitive to
                                    changes in the rate of LIBOR.

                                       18

With respect to certain             Certain classes of securities that may be
classes of securities that may      offered with respect to any series, referred
be offered with respect to any      to in this prospectus as planned
series, referred to in this         amortization classes or PAC securities, will
prospectus as PAC securities,       generally be less affected by the rate of
although principal payments to      principal prepayments than other related
the PAC securities generally        classes of senior securities. This is
follow a schedule, the rate of      because on each distribution date, each
prepayments on the related          class of PAC securities will receive
mortgage loans may still            principal distributions according to a
affect distributions to these       schedule set forth in an annex to the
securities.                         related prospectus supplement. The schedule
                                    for each class of PAC securities assumes
                                    that the rate of prepayments on the mortgage
                                    loans in the related asset group remains at
                                    a constant rate between a range set forth in
                                    the related prospectus supplement. However,
                                    there is no guarantee that the rate of
                                    prepayments on the mortgage loans in the
                                    related asset group will remain at a
                                    constant rate between those levels. If the
                                    mortgage loans in the related asset group
                                    prepay at a rate faster or slower than the
                                    related schedule allows for, or do not
                                    prepay at a constant rate between these
                                    levels, distributions of principal may no
                                    longer be made according to such schedule.
                                    Moreover, once certain classes of securities
                                    set forth in the related prospectus
                                    supplement have been paid in full, the PAC
                                    securities will become very sensitive to the
                                    rate of prepayments and may no longer be
                                    paid according to their schedule.

With respect to certain             Certain classes of securities that may be
classes of securities that may      offered with respect to any series, referred
be offered with respect to any      to in this prospectus as targeted
series, referred to in this         amortization classes or TAC securities, will
prospectus as TAC securities,       generally be less affected by the rate of
although principal payments to      principal prepayments than other related
the TAC securities generally        classes of senior securities. This is
follow a schedule, the rate of      because on each distribution date, each
prepayments on the related          class of TAC securities will receive
mortgage loans may still            principal distributions according to a
affect distributions to these       schedule set forth in an annex to the
securities.                         related prospectus supplement. The schedule
                                    for each class of TAC securities assumes
                                    that the rate of prepayments on the mortgage
                                    loans in the related asset group remains at
                                    a constant rate set forth in the related
                                    prospectus supplement. However, it is very
                                    unlikely that the rate of prepayments on the
                                    mortgage loans in the related asset group
                                    will remain constant at that level. If the
                                    mortgage loans in the related asset group
                                    prepay at a rate faster or slower than the
                                    related schedule allows for, or do not
                                    prepay at a constant rate between these
                                    levels, distributions of principal may no
                                    longer be made according to such schedule.
                                    Moreover, once certain classes of securities
                                    set forth in the related prospectus
                                    supplement have been paid in full, the TAC
                                    securities will become very sensitive to the
                                    rate of prepayments and may no longer be
                                    paid according to their schedule.

Certain classes of securities       Certain classes of securities that may be
that may be offered with            offered with respect to any series, referred
respect to any series,              to in this prospectus as support securities,
referred to in this prospectus      will be especially sensitive to the rate of
as support securities, will be      prepayments on the mortgage loans in the
very sensitive to the rate of       related asset group. The support securities
prepayments on the related          will act as a prepayment cushion for certain
mortgage loans and may not          classes of PAC and/or TAC securities,
receive distributions of            absorbing excess principal prepayments. On
principal for a long time.          each distribution date, each class of
                                    support securities receive principal only if

                                       19

                                    the related PAC and/or TAC securities have
                                    been paid according to schedule. If the rate
                                    of prepayments on the mortgage loans in the
                                    related asset group is slow enough so that
                                    the TAC and/or PAC securities are not paid
                                    according to their aggregate schedule, then
                                    the support securities will not receive any
                                    distribution of principal on that
                                    distribution date. However, if the rate of
                                    prepayments is high enough so that the TAC
                                    and PAC securities have been paid according
                                    to their schedule, then all or certain of
                                    the classes of support securities will
                                    receive all of the remaining principal
                                    otherwise available for distribution to the
                                    TAC and PAC securities in accordance with
                                    the priority of payment rules set forth in
                                    the related prospectus supplement. This may
                                    cause wide variations in the amount of
                                    principal the support securities will
                                    receive on each distribution date. Certain
                                    classes of support securities may be more
                                    stable than other classes of support
                                    securities if they are also TAC or PAC
                                    securities.

Potential inadequacy of credit      The subordination and other credit
enhancement.                        enhancement features described in this
                                    prospectus are intended to enhance the
                                    likelihood that the classes of securities
                                    will receive regular payments of interest
                                    and principal, but such credit enhancements
                                    are limited in nature and may be
                                    insufficient to cover all losses on the
                                    mortgage loans.

                                    None of the depositor, the master servicer,
                                    the servicers, the special servicer, the
                                    seller, the trustee, the trust
                                    administrator, the underwriter or any other
                                    entity will have any obligation to
                                    supplement any credit enhancement.

To the extent applicable,           In some instances, in order to create
certain factors may limit the       overcollateralization, it will be necessary
amount of excess interest on        that certain of the mortgage loans generate
the mortgage loans reducing         more interest than is needed to pay interest
overcollateralization.              on the related securities and the related
                                    fees and expenses of the trust. In such
                                    scenario, we expect that such mortgage loans
                                    will generate more interest than is needed
                                    to pay those amounts, at least during
                                    certain periods, because the weighted
                                    average mortgage rate on the those mortgage
                                    loans is higher than the net WAC rate on the
                                    related securities. We cannot assure you,
                                    however, that enough excess interest will be
                                    generated to reach the rating agencies'
                                    targeted overcollateralization level. The
                                    following factors will affect the amount of
                                    excess interest that such mortgage loans
                                    will generate:

                                    Prepayments. Each time one of such mortgage
                                    loan is prepaid, total excess interest after
                                    the date of prepayment will be reduced
                                    because that mortgage loan will no longer be
                                    outstanding and generating interest.
                                    Prepayment of a disproportionately high
                                    number of such mortgage loans with high
                                    mortgage rates would have a greater adverse
                                    effect on future excess interest.

                                    Defaults. The actual rate of defaults on
                                    such mortgage loans may be higher than
                                    expected. Defaulted mortgage loans may be
                                    liquidated, and liquidated mortgage loans
                                    will no longer be outstanding and generating
                                    interest.

                                    Level of One-Month LIBOR. If one-month LIBOR
                                    increases, more money will be needed to
                                    distribute interest to the

                                       20

                                    holders of the related securities, so less
                                    money will be available as excess interest.

Holding subordinate securities      In some instances, the protections afforded
creates additional risks.           the senior securities in any transaction
                                    create risks for the related subordinate
                                    securities. Prior to any purchase of these
                                    types of subordinate securities, consider
                                    the following factors that may adversely
                                    impact your yield:

                                    o   Because the subordinate securities
                                        receive interest and principal
                                        distributions after the related senior
                                        securities receive such distributions,
                                        there is a greater likelihood that the
                                        subordinate securities will not receive
                                        the distributions to which they are
                                        entitled on any distribution date.

                                    o   With respect to certain series, the
                                        subordinate securities will not be
                                        entitled to a proportionate share of
                                        principal prepayments on the related
                                        mortgage loans until the beginning of
                                        the tenth and in some cases, twelfth,
                                        year after the closing date.

                                    o   If certain losses on the related
                                        mortgage loans exceed stated levels, a
                                        portion of the principal distribution
                                        payable to classes of subordinate
                                        securities with higher alphanumerical
                                        class designations will be paid to the
                                        related classes of subordinate
                                        securities with lower alphanumerical
                                        class designations.

                                    o   If a related servicer or the master
                                        servicer determines not to advance a
                                        delinquent payment on a mortgage loan
                                        because such amount is not recoverable
                                        from a mortgagor, there may be a
                                        shortfall in distributions on the
                                        securities which will impact the related
                                        subordinate securities.

                                    o   Losses on the mortgage loans will
                                        generally be allocated to the related
                                        subordinate securities in reverse order
                                        of their priority of payment. A loss
                                        allocation results in a reduction of a
                                        security balance without a corresponding
                                        distribution of cash to the holder. A
                                        lower security balance will result in
                                        less interest accruing on the security.

                                    o   Certain of the subordinate securities
                                        may not be expected to receive principal
                                        distributions until, at the earliest,
                                        the distribution date occurring in the
                                        thirty-six month after the related
                                        closing date, unless the class principal
                                        balances of certain senior securities
                                        have been reduced to zero prior to such
                                        date.

                                    o   In some instances, after extinguishing
                                        all other credit enhancement available
                                        to a group, losses on the mortgage loans
                                        will be allocated to the related
                                        subordinate securities in reverse order
                                        of their priority of payment. A loss
                                        allocation results in a reduction of a
                                        class principal balance without a
                                        corresponding distribution of cash to
                                        the holder. A lower class principal
                                        balance will result in less interest
                                        accruing on the security.

                                       21

                                    o   The earlier in the transaction that a
                                        loss on a mortgage loan occurs, the
                                        greater the impact on the yield.

If servicing is transferred,        In certain circumstances, the entity
delinquencies may increase.         specified in the pooling and servicing
                                    agreement or servicing agreement and its
                                    transferee or assigns may request that that
                                    certain servicers or the master servicer,
                                    subject to certain conditions specified in
                                    the related pooling and servicing agreement
                                    or servicing agreement, resign and appoint a
                                    successor servicer or master servicer, as
                                    applicable. If this happens, a transfer of
                                    servicing will occur that may result in a
                                    temporary increase in the delinquencies on
                                    the transferred mortgage loans, which in
                                    turn may result in delays in distributions
                                    on the offered securities and/or losses on
                                    the offered securities.

                                    Any servicing transfer will involve
                                    notifying mortgagors to remit payments to
                                    the new servicer, transferring physical
                                    possession of the loan files and records to
                                    the new servicer and entering loan and
                                    mortgagor data on the management information
                                    systems of the new servicer, and such
                                    transfers could result in misdirected
                                    notices, misapplied payments, data input
                                    errors and other problems. Servicing
                                    transfers may result in a temporary increase
                                    in delinquencies, defaults and losses on the
                                    mortgage loans. There can be no assurance as
                                    to the severity or duration of any increase
                                    in the rate of delinquencies, defaults or
                                    losses due to transfers of servicing.

The yield, market price,            A trust may include one or more financial
rating and liquidity of your        instruments including interest rate or other
securities may be reduced if        swap agreements and interest rate cap or
the provider of any financial       floor agreements. These financial
instrument defaults or is           instruments provide protection against some
downgraded.                         types of risks or provide specific cashflow
                                    characteristics for one or more classes of a
                                    series. The protection or benefit to be
                                    provided by any specific financial
                                    instrument will be dependent on, among other
                                    things, the credit strength of the provider
                                    of that financial instrument. If that
                                    provider were to be unable or unwilling to
                                    perform its obligations under the financial
                                    instrument, the securityholders of the
                                    applicable class or classes would bear that
                                    credit risk. This could cause a material
                                    adverse effect on the yield to maturity, the
                                    rating or the market price and liquidity for
                                    that class. For example, suppose a financial
                                    instrument is designed to cover the risk
                                    that the interest rates on the mortgage
                                    assets that adjust based on one index will
                                    be less than the interest rate payable on
                                    the securities based on another index. If
                                    that financial instrument does not perform,
                                    then the investors will bear basis risk, or
                                    the risk that their yield will be reduced if
                                    the first index declines relative to the
                                    second. Even if the provider of a financial
                                    instrument performs its obligations under
                                    that financial instrument, a withdrawal or
                                    reduction in a credit rating assigned to
                                    that provider may adversely affect the
                                    rating or the market price and liquidity of
                                    the applicable class or classes of
                                    securities.

                                       22

                                 THE TRUST FUND

      Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

      To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

            (1)   financial guaranty insurance policies or surety bonds;

            (2)   letters of credit;

            (3)   pool insurance policies;

            (4)   special hazard insurance policies;

            (5)   mortgagor bankruptcy bonds;

            (6)   the subordination of the rights of the holders of the
                  subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include
                  certificates of a subordinated class or subclass;

            (7)   the establishment of a reserve fund;

            (8)   by the right of one or more classes or subclasses of
                  certificates to receive a disproportionate amount of certain distributions of principal;

            (9)   overcollateralization;

            (10)  interest rate swaps and yield supplement agreements;

            (11)  performance bonds; or

            (12)  by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.

The Mortgage Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

            (1)   one or more mortgage pools containing:

            o     conventional one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans
                  and/or revolving credit loans or certain balances forming a part of the revolving credit loans,

            o     Cooperative Loans made to finance the purchase of certain
                  rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the
                  assignment of a proprietary lease or occupancy agreement
                  providing the exclusive right to occupy a particular
                  Cooperative Dwelling,

            o     mortgage loans secured by multifamily property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool,

            o     mortgage loans secured by commercial property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

            o     mortgage loans secured by multifamily property,

            o     mortgage loans secured by Mixed-Use Property,

            o     mortgage loans secured by unimproved land,

            o     participation interests in residential mortgage loans, or

                                       23

            o     mortgage pass-through certificates issued by one or more
                  trusts established by one or more private entities;

            (2)   one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements;
                  or

            (3)   any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities
Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor. Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

      All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative
Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes
(multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

      If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See
"Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or
"deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

      If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

                                       24

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or
VA, under the Servicemen's Readjustment Act of 1944, as amended. The
Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

      FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States
Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No
FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

      A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

      With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

      o     the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

      o     the type of mortgaged properties securing the mortgage loans,

      o     the range of original terms to maturity of the mortgage loans,

      o     the range of principal balances and average principal balance of the mortgage loans,

      o     the earliest origination date and latest maturity date of the mortgage loans,

      o     the aggregate principal balance of mortgage loans having
            loan-to-value ratios at origination exceeding 80%,

      o     the interest rate or range of interest rates borne by the mortgage loans,

      o     the geographical distribution of the mortgage loans,

      o     the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

      o     the delinquency status of the mortgage loans as of the Cut-off Date,

      o     with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans,

      o     for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

                                       25

      o     whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

      No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing
Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal
Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

      The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series.
The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See " -- Mortgage Loan Program" and "Description of the
Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

      If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.
See "Description of the Certificates -- Assignment of Mortgage Loans." The
seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by
Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "-- Mortgage Loan Program --
Representations by Unaffiliated Sellers; Repurchases," and "Description of the
Certificates -- Assignment of Mortgage Loans," and its obligations to make
Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates -- Advances."

                                       26

Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the
Certificate Account or otherwise. See "Description of the Certificates --
Advances," "Credit Support" and "Description of Insurance" in this prospectus.

      No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties.
Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

      Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

      Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down
Loan shall be compensated for from amounts on deposit in the related Buy-Down
Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See "Description of the Certificates --
Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

      If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

      If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower

                                       27

has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

      Revolving Credit Loans. As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note.
As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.
An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw
Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period.
During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment
Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

      Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

      With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded
Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust
Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and

                                       28

related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

      Certain of the commercial mortgage loans, multifamily mortgage loans and
Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      The commercial mortgage loans, multifamily mortgage loans and Mixed-Use
Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents" in this prospectus.

      The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

      Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

      Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received

                                       29

under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

      Participation Interests. If specified in the accompanying prospectus supplement, some or all of the assets underlying a series of securities may be participation interests in residential mortgage loans, established under a participation agreement. Each participation interest will represent a pro rata entitlement to interest and principal payments on a single residential mortgage loan. The related trust fund will own the related pro rata entitlement, and the entitlement to the remaining interest and principal payments on the related mortgage loan will not be owned by the trust fund. Under the related participation agreement, there will be a single servicer that services the related mortgage loan on behalf of all of the respective owners, and the mortgage file for each mortgage loan will be held by a single custodian or trustee on behalf of all of the respective owners. Under the related participation agreement, the servicer will be obligated to service the mortgage loan in accordance with accepted servicing practices for that mortgage loan type. All collections received as to that mortgage loan will be promptly remitted on a pro rata basis to the respective owners of the participation interests. The servicer will not make advances for delinquent scheduled payments. No credit enhancement will be provided under the participation agreement. Participation arrangements of this type will be used in connection with comparatively larger balance residential mortgage loans, to allow for a number of pro rata interests in the loan to be held by a number of different asset pools (or other investors). This will have the effect of diversifying and therefore reducing risk to investors, as compared to having the entire amount of the mortgage loan held within a single asset pool. Any offering of a series of securities backed by participation interests will be made in compliance with
Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

Static Pool Information

      For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

      With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards for Mortgage Loans

      The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance

                                       30

with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

      The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made.
However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

      Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

      Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie
Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of
Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.
In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.
Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting

                                       31

criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative,"
"reduced documentation," "stated income/stated assets" or "no income/no asset"
programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and
"alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a
"stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test"
is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of
Professional Appraisal Practice adopted by the Appraisal Standards Board of the
Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or
Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.
The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.
For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

      Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

      The majority of originators of commercial mortgage loans or Mixed-Use
Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

                                       32

      If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

      No assurance can be given that values of any commercial properties or
Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

FICO Scores

      The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly
Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the
300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Unaffiliated Sellers

      Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA
Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

      o     with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

      o     that the seller had good and marketable title to each mortgage loan sold by it;

                                       33

      o     to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

      o     with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

      o     that there were no delinquent tax or assessment liens against the mortgaged property.

      With respect to a Cooperative Loan, the seller will represent and warrant that:

      o     the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

      o     the related cooperative apartment was free from damage and was in good repair.

      The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

      In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

      If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than

                                       34

repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

      o     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      o     have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

      o     have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

      o     comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of
            substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

      No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so. The servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Mortgage Certificates

      If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage
Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

      The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban
Development and complies with the standards established under [this] chapter."

      The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer

                                       35

specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See "Description of the Program -- Representations by
Unaffiliated Sellers; Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

      The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

      o     the range of dates of origination of the contracts;

      o     the weighted average annual percentage rate on the contracts;

      o     the range of outstanding principal balances as of the Cut-off Date;

      o     the average outstanding principal balance of the contracts as of the
            Cut-off Date;

      o     the weighted average term to maturity as of the Cut-off Date; and

      o     the range of original maturities of the contracts.

      The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

      Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

      With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

      o     the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

      o     such other ratio as described in the related prospectus supplement.

Pre-Funding

      If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible
Investments, or other investments that may be specified in the related prospectus supplement.

      Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the

                                       36

eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

      Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

      o     the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

      o     the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

                                 The Depositor

      The depositor will be Credit Suisse First Boston Mortgage Securities Corp.
for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities
Corporation, the name of which was subsequently changed to Credit Suisse First
Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series. The Trust Assets for each series will be acquired by the depositor directly or through one or more affiliates.

      After issuance of the certificates for a series, the depositor will have no material obligations with respect to the certificates and Trust Assets, other than (i) the right to appoint a successor trustee upon the resignation or removal of the trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the related pooling and servicing agreement.

                                Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

      None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust
Assets and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

                                       37

                              Yield Considerations

      The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

      In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.
In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment
Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

      In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

      The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

                                       38

      The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the
Certificates -- Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

      For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

      The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

      Similarly, a borrower of a Balloon Loan will be required to pay the
Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

                                       39

      The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

      If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

      If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

      No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.
Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.

                     Maturity and Prepayment Considerations

      As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

                                       40

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in borrowers' housing needs;

      o     job transfers;

      o     unemployment;

      o     borrowers' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the borrower.

      All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

      Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states'
laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

      The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

      Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract.
FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

                                       41

      An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," " --
Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage
Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts --
Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

      Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. There is a risk that revolving credit loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment.

      Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

      For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

      The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates -- Enforcement of "Due-On-Sale" Clauses; Realization Upon
Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and
Contracts -- The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

      At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and

                                       42

making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

      For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.
If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

      Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

      If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund.
The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying
Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage
Certificates will have the same effect as prepayments in full. See "The Trust
Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers;
Repurchases," "Description of the Certificates -- Assignment of Mortgage Loans,"
" -- Assignment of Mortgage Certificates," " -- Assignment of Contracts" and
"--Termination."

                        Description of the Certificates

      Each series of securities will be issued pursuant to an agreement consisting of either:

      o     a pooling and servicing agreement; or

      o     a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement.
A trust agreement will be an agreement between the depositor and the trustee.
Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement. As to each series of securities, the related agreements will be filed with the
Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

                                       43

General

      The trust fund with respect to a series will consist of:

      o     the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

      o     the assets as from time to time identified as deposited in the related Certificate Account;

      o     the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

      o     the surety bond or financial guaranty insurance policy, if any, with respect to that series;

      o     the letter of credit, if any, with respect to that series;

      o     the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance";

      o     the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

      o     the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of
            Insurance";

      o     the performance bond and proceeds thereof, if any, with respect to that series;

      o     the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

      o     the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance";
            and

      o     the GPM Funds and Buy-Down Funds, if any, with respect to that series.

      Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

      If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

      If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

      The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series.
All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax
Consequences" in this prospectus.

      If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

      If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related

                                       44

prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

      In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the
Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933. If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual
Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the
Securities Act of 1933, as amended, and pursuant to any applicable state law.
Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or
Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

      As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form.
If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

      If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be
DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

                                       45

      Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate
Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through
DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of
DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or
Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for

                                       46

physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear
System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the
Belgian branch of a New York banking corporation which is a member bank of the
Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear
System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear
System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

      Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement.
Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

      On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

      o     the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the
            distribution of principal and the distribution of interest; or

      o     some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the

                                       47

distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

      If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

      Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement.
Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual
Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

      Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero.
Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

      The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement. Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

      Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed ...........  A class of securities designated to receive principal payments primarily from the interest
                                that accrues on specified Accrual Classes.

Accrual ......................  A class of securities where the accrued interest otherwise payable to such certificates is
                                allocated to specified classes of certificates
                                as principal payments in reduction of their
                                certificate principal balance. The certificate
                                principal balance of the Accrual Class will be
                                increased to the extent such accrued interest is
                                so allocated.

Companion ....................  A class that receives principal payments on any distribution date only if scheduled payments
                                have been made on specified planned principal
                                classes, targeted principal classes or scheduled
                                principal classes.

                                       48

Component ....................  A class consisting of "components." The components of a class of component securities
                                may have different principal and/or interest
                                payment characteristics but together constitute
                                a single class. Each component of a class of
                                component securities may be identified as
                                falling into one or more of the categories in
                                this list.

Fixed Rate ...................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ................  A class that receives interest payments based on an interest rate that fluctuates each payment
                                period based on a designated index plus a
                                specified margin.

Interest Only or IO ..........  A class of securities with no principal balance and which is not entitled to principal payments.
                                Interest usually accrues based on a specified
                                notional amount.

Inverse Floating Rate ........  A class of securities where the pass-through rate adjusts based on the excess between a
                                specified rate and LIBOR or another index.

Lock Out .....................  A class of securities which is "locked out" of certain payments, usually principal, for a
                                specified period of time.

Partial Accrual ..............  A class that accretes a portion of the amount of accrued interest thereon, which amount will be
                                added to the principal balance of such class on
                                each applicable distribution date, with the
                                remainder of such accrued interest to be
                                distributed currently as interest on such class.
                                Such accretion may continue until a specified
                                event has occurred or until such Partial Accrual
                                class is retired.

Principal Only ...............  A class of securities which is not entitled to interest payments.

Planned Amortization
  Class or PAC ...............  A class of securities with a principal balance that is reduced based on a schedule of principal
                                balances, assuming a certain range of prepayment
                                rates on the underlying assets.

Scheduled Principal ..........  A class that is designed to receive principal payments using a predetermined principal balance
                                schedule but is not designated as a Planned
                                Principal Class or Targeted Principal Class. In
                                many cases, the schedule is derived by assuming
                                two constant prepayment rates for the underlying
                                assets. These two rates are the endpoints for
                                the "structuring range" for the scheduled
                                principal class.

Senior Support ...............  A class that absorbs the realized losses other than excess losses that would otherwise be
                                allocated to a Super Senior Class after the
                                related classes of subordinated securities are
                                no longer outstanding.

Sequential Pay ...............  Classes that receive principal payments in a prescribed sequence, that do not have
                                predetermined principal balance schedules and
                                that under all circumstances receive payments of
                                principal continuously from the first
                                distribution date on which they receive
                                principal until they are retired. A single class
                                that receives principal payments before or after
                                all other classes in the same series of
                                securities may be identified as a sequential pay
                                class.

                                       49

Super Senior .................  A class that will not bear its proportionate share of realized losses (other than excess
                                losses) as its share is directed to another
                                class, referred to as the "support class" until
                                the class principal balance of the support class
                                is reduced to zero.

Target Amortization or TAC ...  A class of securities with a principal balance that is reduced based on a scheduled of
                                principal balances, assuming a certain targeted
                                rate of prepayments on the related collateral.

Variable Rate ................  A class with an interest rate that resets periodically and is calculated by reference to
                                the rate or rates of interest applicable to
                                specified assets or instruments (e.g., the Loan
                                Rates borne by the underlying loans).

Determination of LIBOR

      With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month
United States dollar deposits ("LIBOR") as quoted on the Reuters Screen LIBOR01
Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a "LIBOR Determination
Date"). Reuters Screen LIBOR01 Page means the display designated on the Reuters
Monitor Money Rates Service, or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ
Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ
Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates.
The trustee or trust administrator, as applicable, will request the principal
London office of each of the reference banks to provide a quotation of its rate.
If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New
York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

      In connection with such transfer and assignment, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the

                                       50

trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage
Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

      For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded
Balance and that review covered all documentation for the Trust Balance.

      The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each
Cooperative Loan.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than
90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect.
Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      o     have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

                                       51

      o     have a current mortgage rate not lower than, and not more than 1%
            per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

      o     have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

      o     have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust
            immediately prior to any substitution; and

o           comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System.
For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

      If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.
In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

      Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund -- Representations by Unaffiliated
Sellers; Repurchases."

      If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

                                       52

      The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

      Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

      The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

      o     the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

      o     the annual percentage rate;

      o     the current scheduled monthly level payment of principal and interest; and

      o     the maturity of the contract.

      In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and
Contracts -- The Contracts" in this prospectus.

      The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

      o     the remaining unpaid principal balance of the defective contract; or

      o     in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

      o     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes

                                       53

the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

      If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

      o     immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

      o     as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

      o     each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

      o     as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

      o     as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

      o     with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

      All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

      If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

      o     the principal balance thereof as of the date of the repurchase; or

      o     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

      Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund -- The Contract
Pools."

                                       54

      If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

      Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage
Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each
Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

      In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the
Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.
Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

      The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

      If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage
Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

      Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement.

      Any servicer will be required to perform the customary functions of a servicer, including:

      o     collection of payments from mortgagors and obligors and remittance of collections to the servicer;

      o     maintenance of primary mortgage, hazard insurance, FHA insurance and
            VA guarantees and filing and settlement of claims under those policies;

      o     maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

                                       55

      o     processing of assumptions or substitutions;

      o     attempting to cure delinquencies;

      o     supervising foreclosures or repossessions;

      o     inspection and management of mortgaged properties, Cooperative
            Dwellings or manufactured homes under certain circumstances; and

      o     maintaining accounting records relating to the mortgage loans and contracts.

      A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

      A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "-- Payments on
Mortgage Loans" and " -- Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

      As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

      The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

      The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      o     all payments on account of principal, including principal
            prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

      o     all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

      o     all Insurance Proceeds;

      o     all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

      o     all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

      o     all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

      o     any Advances made by a subservicer or the servicer, as described in this prospectus under "-- Advances";

      o     any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

      o     all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund --
            Mortgage Loan Program -- Representations by Unaffiliated Sellers;
            Repurchases" or " -- Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "--
            Termination".

      If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial
Account. If the servicer elects to establish a Custodial

                                       56

Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section " -- Payments on Mortgage Loans,"
shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

      In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a
Servicing Account that will comply with either the standards set forth for a
Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related
Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

      With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related
Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the
Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate
Account on or before each distribution date the amount, if any, for each
Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

      If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down
Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

      A Certificate Account meeting the requirements set forth under
"Description of the Certificates -- Payments on Mortgage Loans" will be established in the name of the trustee.

      There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

      o     all obligor payments on account of principal, including principal prepayments, on the contracts;

      o     all obligor payments on account of interest on the contracts, net of the servicing fee;

      o     all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

      o     all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

      o     any Advances made as described under " -- Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

      o     all amounts received from any credit support provided with respect to a series of certificates;

                                       57

      o     all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under " -- Termination" below; and

      o     all amounts, if any, required to be transferred to the Certificate
            Account from the reserve fund.

Collection of Payments on Mortgage Certificates

      The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

      On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under
"Description of the Certificates -- Distributions of Principal and Interest" and
in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and
interest received after the Cut-off Date and on or prior to the applicable
Determination Date, except:

      o     all payments that were due on or before the Cut-off Date;

      o     all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due
            Period;

      o     all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      o     amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

      o     amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer;

      o     amounts to pay the servicer or any subservicer for the funding of any Draws made on revolving credit loans, if applicable; and

      o     that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

            (1)   servicing compensation to the servicer and, if applicable, the special servicer; or

            (2)   amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

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      No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

      If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage
Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

      Funds on deposit in the Certificate Account may be invested in Eligible
Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized. The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

      The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

      To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of
Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the
Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

      o     the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

      o     the amount to be distributed in reduction of Certificate Principal
            Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

      The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

      (1)   to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage
            Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

      (2)   to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

                                       59

      (3)   in the case of a series of certificates with a variable Pass-Through
            Rate, the Pass-Through Rate applicable to the distribution;

      (4)   the total cash flows received and the general sources thereof;

      (5)   the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

      (6)   the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

      (7)   the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

      (8)   the remaining balance, if any, in the pre-funding account;

      (9)   the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

      (10)  the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

      (11)  the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

      (12)  interest rates, as applicable, to the pool assets and securities;

      (13)  the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

      (14)  the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

      (15)  the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to
            certificateholders on the distribution date;

      (16)  number and amount of pool assets, together with updated pool composition information;

      (17)  the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

      (18)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

      (19)  material breaches of pool asset representation or warranties or transaction covenants;

      (20)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

      (21)  information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset
            substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

      (22)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

      (23)  the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D)
            foreclosure proceedings have been commenced, and loss information for the period;

      (24)  whether such loans are closed-end loans and/or revolving credit loans;

      (25)  in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features;

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      (25)  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

      (26)  with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Additional Information" and "Reports to
Certificateholders."

Modifications

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable (within the meaning of the REMIC provisions), and if in the servicer's determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may modify the terms of the related mortgage loan to (1) capitalize to the principal balance of the mortgage loan unreimbursed Advances, unreimbursed servicing advances, unpaid servicing fees, and related amounts due to the servicer; (2) defer such amounts to a balloon payment due on the final payment date of the mortgage loan; (3)
reduce the related mortgage rate (provided that the mortgage rate of any fixed-rate mortgage loan or any adjustable-rate mortgage loan contained in a loan group that does not relate to an overcollateralization structure, may not be reduced, and the mortgage rate of any adjustable-rate mortgage loan contained in a loan group that relates to an overcollateralization structure may not be reduced below the mortgage rate of such mortgage loan immediately prior to the related first adjustment date); and/or (4) extend the maturity of the mortgage loan, but in no instance past the date on which the final payment is due on the latest maturing mortgage loan in the related mortgage pool or loan group, as applicable, as of the cut-off date; provided, however, that the related servicer shall effect such modification only after the related borrower has made no less than three consecutive monthly payments pursuant the terms of the proposed modification. No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy.

Advances

      If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or

                                       61

the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

      The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those
Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

      The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage
Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

      The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected. In addition, the servicer of a revolving credit loan may increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

      Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of

                                       62

establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating
Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

      Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

      Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

      No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of
1968, as amended.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related
Cooperative Loan to the extent not covered by other credit support.

      The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services.
This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be

                                       63

insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance -- Special Hazard Insurance Policies" for a
description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

      With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

      If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

      To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

      To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling
and

                                       64

servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See
"Description of Insurance -- Primary Mortgage Insurance Policies."

Mortgagor Bankruptcy Bond

      If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See
"Description of Insurance -- Mortgagor Bankruptcy Bond."

Presentation of Claims

      The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the
Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the
VA, as applicable, and all collections thereunder shall be deposited in the
Servicing Account, subject to withdrawal, as set forth above, for deposit in the
Certificate Account.

      If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

      o     that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

      If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in

                                       65

a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable
Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

      Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

      Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

      o     that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

      o     that the expenses will be recoverable to it either through
            Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

      Upon foreclosure of a revolving credit loan, the related Liquidation
Proceeds will be allocated among the Trust Balances, if any, and Excluded
Balances as described in the related prospectus supplement.

      Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related
Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See
"Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans
-- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the
Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially

                                       66

on the operating income obtained from renting the commercial or dwelling units.
Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

      With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

      The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement.
Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized
Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts

      Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract.
Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

      Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.
In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

      o     that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

      o     that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

      Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a

                                       67

monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds,
Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account.
If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement.
Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

      The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

      As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the
Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property,
Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

      Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

      Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

      o     a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

      o     to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of
Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset

                                       68

administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB
Servicing Criteria.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the
Special Servicer

      The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

      The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

      The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

      The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

      On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the
Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a
Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such

                                       69

appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

      Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate
Account.

      If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

      Events of default under each pooling and servicing agreement will include:

      o     any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

      o     any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the

                                       70

            servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

      o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

      So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

      Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

Amendment

      Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

      o     to cure any ambiguity;

      o     to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

      o     to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

      The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders;
provided, however, that no amendment may:

      (1)   reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that
            certificate;

      (2)   adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

      (3)   adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than
            66-2/3% of that class or subclass; or

      (4)   reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

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      The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Termination

      The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

      (1)   the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

      (2)   the later of:

      o     the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

      o     the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

      The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

      For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates.
The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

      If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

      (1)   the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the
            Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

      (2)   the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

      In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a
"qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

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                             Exchangeable Securities

General

      As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

      If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      o     the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

      o     the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o     the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      o     A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      o     An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate

                                       73

            that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      o     Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o     A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of
            exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      o     A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

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                                 Credit Support

      Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of
Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

      For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

      Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

      The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

      If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of

                                       75

credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

      o     the remaining amount available under the letter of credit; and

      o     the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the
Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

      If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating
Loan, it will be entitled to receive an assignment by the trustee of that
Liquidating Loan, and the letter of credit bank will thereafter own the
Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate
Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

      To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

      Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

      To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "-- Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

      If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to

                                       76

receive distributions to the extent described in that prospectus supplement.
This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

      The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool.
Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

      If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Derivatives

      The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury
Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

                                       77

      A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

      Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

      The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor's part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

      The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These
forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

                                       78

      There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

      If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series.
Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

      o     the retention by the servicer of certain payments on the mortgage loans or contracts;

      o     the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

      o     an Initial Deposit;

      o     any combination of the foregoing; or

      o     some other manner as specified in the related prospectus supplement.

      Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required
Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

      Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus

                                       79

supplement until withdrawn from the reserve fund and transferred to the
Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

      o     the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

      o     the amount necessary to increase the funds in the Certificate
            Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate
Account or otherwise used in any manner for the benefit of the senior certificateholders.

      Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

      If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

      (1)   to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing
            Accounts and Certificate Account;

      (2)   to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the
            Certificate Account are not available therefor; and

      (3)   to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related
            Pass-Through Rate, to the extent that sufficient funds in the
            Certificate Account are not available therefor.

      Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

      Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior

                                       80

certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible
Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible
Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

      The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

      If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            Description of Insurance

      To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

      To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

      The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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      o     all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

      o     hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

      o     amounts expended but not approved by the primary mortgage insurer;

      o     claim payments previously made by the primary mortgage insurer; and

      o     unpaid premiums.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

      (1)   advance or discharge:

            (A)   all hazard insurance premiums; and

            (B)   as necessary and approved in advance by the primary mortgage insurer:

                  o     real estate property taxes;

                  o     all expenses required to preserve, repair and prevent
                        waste to the mortgaged property so as to maintain the
                        mortgaged property in at least as good a condition as
                        existed at the effective date of such primary mortgage
                        insurance policy, ordinary wear and tear excepted;

                  o     property sales expenses;

                  o     any outstanding liens, as defined in the related primary
                        mortgage insurance policy, on the mortgaged property;
                        and

                  o     foreclosure costs, including court costs and reasonable
                        attorneys' fees;

      (2)   in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted;
            and

      (3)   tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

      Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

      (1)   no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

      (2)   written notice must be given to the primary mortgage insurer within
            10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

      (3)   the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

      (4)   the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

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      (5)   the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

      (6)   the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

      Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

      The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor.
Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA
Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

                                       83

      The maximum guarantee that may be issued by the VA under a VA Loan is 50%
of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      The amount payable under the guarantee will be the percentage of the VA
Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

      The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

      Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.
The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

      o     the actual cash value, the replacement cost less physical
            depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

      o     the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain

                                       84

adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that
Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

      Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to
Cooperative Loans could affect distributions to the certificateholders.

      With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy.
When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.
Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

      The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

      If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

      o     maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

                                       85

      o     indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

      If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

      The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

      (1)   to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

      (2)   to advance, as necessary and approved in advance by the pool insurer,

            o     real estate property taxes;

            o     all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool
                  insurance policy with respect to the related mortgaged
                  property first became effective, ordinary wear and tear
                  excepted;

            o     property sales expenses;

            o     any outstanding liens on the mortgaged property; and

            o     foreclosure costs including court costs and reasonable
                  attorneys' fees; and

      (3)   if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

      Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

      (1)   the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

      (2)   the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

      (3)   advances as described above, less:

            o     all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the
                  related insured, which are derived from or in any way related to the mortgaged property;

            o     amounts paid under applicable fire and extended coverage
                  policies which are in excess of the cost of restoring and
                  repairing the mortgaged property and which have not been
                  applied to the payment of the related mortgage loan;

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            o     any claims payments previously made by the pool insurer on the related mortgage loan;

            o     due and unpaid premiums payable with respect to the pool
                  insurance policy; and

            o     all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

      The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

      o     that the restoration will increase the proceeds to the
            certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

      o     that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds,
            Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

      No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

      (1)   fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

      (2)   the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

      Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund --
Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases"
and "Description of the Certificates -- Assignment of Mortgage Loans."

      The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

      The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates -- Advances."

      Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

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Special Hazard Insurance Policies

      If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates -- Maintenance of
Insurance Policies" and " -- Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

      o     the cost of repair or replacement of the mortgaged property; or

      o     upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

      No claim may be validly presented under a special hazard insurance policy unless:

      o     hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

      o     the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

      The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

      Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

      In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative
Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative
Dwelling by the bankruptcy court. In addition, certain other

                                       88

modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           Certain Legal Aspects of the Mortgage Loans and Contracts

      The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA
Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National
Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

      General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related
Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt.
A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

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      Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the
Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.
This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      o     arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      o     arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the
Cooperative, or in the case of the loans, the collateral securing the
Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the

                                       90

tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of
Cooperatives" in this prospectus.

      Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder,"
as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a
"cooperative housing corporation" within the meaning of Section 16(b)(1) of the
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the
Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

      Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the

                                       91

liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See
"Description of Credit Enhancement" in this prospectus.

      Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale"
clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with

                                       92

interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See
"Description of the Securities -- Servicing and Administration of Loans --
Realization Upon Defaulted Loans" in this prospectus.

      Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
Rico. Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the
Superior Court for the district where the mortgaged property is located. If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.
The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

      Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the
Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the

                                       93

Cooperative as required by the proprietary lease before transferring the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such
Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--
Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

      Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency

                                       94

judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under
Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a
Cooperative Loan.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

                                       95

      The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

      In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures
Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

      Some of the mortgage loans or revolving credit loans may be High Cost
Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High
Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
            Currency for the origination of alternative mortgage instruments by national banks;

      o     state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
            National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

      o     all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan
            Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

      Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

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      Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

      The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

      Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages,

                                       97

deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.
Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General. A manufactured housing contract evidences both:

      o     the obligation of the mortgagor to repay the loan evidenced thereby;
            and

      o     the grant of a security interest in the manufactured home to secure repayment of the loan.

      Certain aspects of both features of the manufactured housing contracts are described below.

      Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the
UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or

                                       98

if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

      The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the
Securities -- Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are
"chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.
Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing

                                       99

contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus.

      Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

      Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.
For a discussion of deficiency judgments, see "-- The Mortgage Loans -- Anti-
Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

Enforceability of Certain Provisions

      If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or
Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

      In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some

                                      100

cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

      Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

      In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property

                                      101

may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption.
The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities.
Moreover, some federal statutes and some states by statute impose an
Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged

                                      102

interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard,
Reserves or Coast Guard, and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the
Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

      In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of
California, California national guard members called up to active service by the
President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act,
permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the
Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to

                                      103

charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

      A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative
Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First
Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    Material Federal Income Tax Consequences

General

      The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances.
Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP and McKee Nelson LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a
"regular" interest or a "residual" interest in the REMIC and (2) with respect to each other series of securities, issued as described in this

                                      104

prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation --
and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP or McKee Nelson LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers'
reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

      The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

      The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more
REMICs and grantor trust certificates representing interests in a grantor trust.
The prospectus supplement for each series of securities will indicate whether a
REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

      Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

      Upon the issuance of each series of REMIC certificates, Thacher Proffitt &
Wood llp, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with

                                      105

respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or "residual interests," in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP or McKee Nelson LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not
compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a
REMIC will be terminated.

      Characterization of Investments in REMIC Regular Certificates. Except as
provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular
Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective
January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3)
provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that
REMIC.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations do provide, however, that cash received from payments on

                                      106

mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the
Code.

Taxation of Owners of REMIC Regular Certificates

      General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

      Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used for loans held by a
REMIC in computing the accrual of original issue discount on Regular
Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular
Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a
REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated
interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

      In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be

                                      107

applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the
Regular Certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

                  by

      o     a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called
"teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular
Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Market Discount" in this prospectus for a description of that election under the OID regulations.

      If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

      The "accrual period" as used in this section will be:

      o     the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

      o     such other period as described in the related prospectus supplement.

                                      108

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

            (1)   the sum of:

                  o     the present value, as of the end of the accrual period,
                        of all of the distributions remaining to be made on the
                        Regular Certificate, if any, in future periods; and

                  o     the distributions made on the Regular Certificate during
                        the accrual period of amounts included in the stated
                        redemption price;

                              over

            (2)   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

            (1)   assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

            (2)   using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a
Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the
IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

                  plus

      o     the daily portions of original issue discount for all days during the accrual period prior to that day;

                  minus

      o     any principal payments made during the accrual period prior to that day for the certificate.

      The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing

                                      109

OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the
Federal Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August
24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular
Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original

                                      110

Issue Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method;

      o     in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

      o     in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

      To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular
Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Code, a holder of a Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the
Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.
Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The
OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "-- Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable

                                      111

year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the
REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate.
For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described in this prospectus in "--
Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual
Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United
States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

                                      112

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular
Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any
REMIC certificates offered hereby will be determined in the manner described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the
REMIC in the loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a
REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.
Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests"
in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of "regular interests" in the REMIC described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," will not apply.

                                      113

      If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue
Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "-- Possible Pass-Through of
Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for that REMIC Residual
Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the
Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual
Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC
Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC
Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted

                                      114

basis the REMIC Residual Certificate would have had in the hands of the original holder, see "-- General" in this prospectus.

      Excess Inclusions. Any "excess inclusions" for a REMIC Residual
Certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

      o     the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

                  over

      o     the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual
            Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a
REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual
Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      o     will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "-- Foreign Investors in Regular Certificates" in this prospectus.

      Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC
Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder.
Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the

                                      115

transferee would be unable or unwilling to pay taxes due on its share of the
REMIC's taxable income (ie. the transferor had "improper knowledge"). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual
Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the
REMIC's organizational documents:

      (1)   the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual
            Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

      (2)   the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The REMIC regulations provide a safe harbor under which a transferor is presumed to lack "improper knowledge." If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

      o     the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

      o     the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the
            REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

      o     the transferee must represent that it will not cause income from the
            REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

      o     either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual
Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

      The accompanying prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable

                                      116

Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates.
Fees and expenses will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to the holders of the related Regular
Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular
Certificates.

      For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

      o     an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder;
            and

      o     the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

      The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section
67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income.
Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a Disqualified
Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      o     the present value, discounted using the "applicable federal rate"
            for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual
            Certificate for periods after the transfer; and

      o     the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     residual interests in the entity are not held by Disqualified
            Organizations; and

      o     information necessary for the application of the tax described in this prospectus will be made available.

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      Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a
            Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

      (2)   providing that any transfer of a REMIC Residual Certificate to a
            Disqualified Organization shall be null and void; and

      (3)   granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

      o     the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

      o     the highest marginal federal income tax rate imposed on
            corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that
Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC
Residual Certificate will be determined as described under "-- Taxation of
Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and
Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

                  over

      o     the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and

                                      118

previously unrecognized market discount that accrued during the period the certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates
-- Market Discount" in this prospectus.

      A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses)
may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such a form.

      Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

      To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the
REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee,

                                      119

or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the
REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC
Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC
Residual Certificates.

      As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any
REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, on
Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular
Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date.
Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will

                                      120

include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC
Regular Certificates -- Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

      Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the
IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

      A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

      For these purposes, United States person means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

      o     an estate whose income is subject to United States federal income tax regardless of its source; or

      o     a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20,
            1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust)

                                      121

will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

      Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

      The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

      Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP or McKee Nelson LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds
2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

      Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not

                                      122

affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

      To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under
"Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."
Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the
Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC Regular Certificates --
Market Discount" and "-- Premium."

      Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

      o     assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

      Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section
856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis.
However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the
Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

      Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain
classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

      (1)   if any servicing compensation is deemed to exceed a reasonable amount;

      (2)   if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

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      (3)   if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

      (4)   if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond"
rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

      Although the matter is not entirely clear and alternative
characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

      With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of
Owners of REMIC Regular Certificates -- Original Issue Discount." Regulations
could be adopted applying these rules to the grantor trust certificates.
Although the matter is not free from doubt, it appears that the Taxpayer Relief
Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

      In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or

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mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage
Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

      Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

      o     a representative initial offering price of the grantor trust certificates to the public; and

      o     a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

      The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

      Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

      Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a
United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the
Mortgage Certificates included in the related trust fund were originated after
July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United
States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

      For information regarding withholding, see "--Backup Withholding with
Respect to Securities" and "--Foreign Investors in Regular Certificates--New
Withholding Regulations" above.

Reportable Transactions

      A penalty in the amount of $10,000 in the case of a natural person and
$50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction"
(as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

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                          Puerto Rico Tax Consequences

      In certain cases, an investor that holds both a Residual Certificate and any REMIC regular interest issued pursuant to the pooling and servicing agreement related to an asset group which includes mortgage loans originated in
Puerto Rico may be subject to income tax by the Commonwealth of Puerto Rico with respect to that REMIC regular interest. Prospective investors should consult their tax advisors regarding any possible tax liabilities arising under the laws of the Commonwealth of Puerto Rico with respect to any investment in certificates related to such asset group.

                                Penalty Avoidance

      The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described under
"Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA Considerations

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

      Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a)
of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

      In addition to imposing general fiduciary standards, ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of
Plans and persons having certain specific relationships to a Plan, called
Parties in Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates under the rules is described in "Plan Assets Regulation"
below. An investment in certificates by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies.
Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

      A number of prohibited transaction class exemptions issued by the United
States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan
Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class
Exemption for Certain Transactions Involving Insurance Company General
Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank
Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain
Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14
(Class

                                      126

Exemption for Plan Asset Transactions Determined by Independent Qualified
Professional Asset Managers). In addition, the Pension Protection Act of 2006 adds a new Section 408(b)(17) of ERISA, which provides a statutory exemption for non-fiduciary service providers. There can be no assurance that any of these exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

Plan Assets Regulation

      The DOL has issued the Plan Assets Regulation. Unless an exception from
"plan asset" treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each
Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code.

      The Plan Assets Regulation provides an exception from "plan asset"
treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" -- e.g., Plans and entities holding assets deemed to be "plan assets"
of Plans. Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

      General Rules

      A predecessor of Credit Suisse Securities (USA) LLC, or Credit Suisse, is
the recipient of an underwriter's prohibited transaction exemption, or
Underwriter's PTE, which may accord protection from certain violations under
Sections 406 and 407 of ERISA and Section 4975 of the Code (including violations that arise because the assets of the issuer are "plan assets" under the Plan
Assets Regulation) for Plans that acquire certificates:

      (a)   which represent:

            (1)   a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

            (2)   an interest in a REMIC; and

      (b)   with respect to which Credit Suisse or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

      The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

      (a)   obligations which bear interest or are purchased at a discount and which are secured by:

            (1)   single family residential, multifamily residential or
                  commercial real property, including obligations secured by leasehold interests on that real property; or

            (2)   shares issued by a cooperative housing association;

      (b)   secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

      (c)   secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

                                      127

      (d)   "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation; and

      (e)   undivided fractional interests in any of the obligations described in (a) through (d) above.

      The Underwriter's PTE does not cover revolving pools of assets.

      Plans acquiring certificates may be eligible for protection under the
Underwriter's PTE if:

      (a)   at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan-to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates or (3) to any certificates of a class that has not received a rating in one of the two highest generic rating categories by Standard &
            Poor's, a division of The McGraw-Hill Companies, Inc., Moody's
            Investors Service, Inc., Fitch Ratings, Dominion Bond Rating Service
            Limited (known as DBRS Limited) or Dominion Bond Rating Service,
            Inc. (known as DBRS, Inc.) (each an "exemption rating agency");

      (b)   the trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (c)   if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

      (d)   the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or
            delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

      (e)   the Plan is an "accredited investor," as defined in Rule 501(a)(1)
            of Regulation D under the Securities Act of 1933, as amended;

      (f)   the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (g)   the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

      (h)   the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

      (i)   the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

      (j)   assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

            (1)   rated in one of the four highest generic rating categories
                  (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill
                  Companies, Inc., Moody's Investors Service, Inc., Fitch
                  Ratings, Dominion Bond Rating Service Limited (known as DBRS
                  Limited) or Dominion Bond Rating Service, Inc. (known as DBRS,
                  Inc.); and

            (2)   purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

                                      128

      Certificates that do not meet the requirements of condition (a) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in
Sections I and III of PTCE 95-60 as described above, and any acquisition of such certificates by, on behalf of or with "plan assets" of any such Plan, except as provided above, will be treated as null and void for all purposes.

      Pre-Funding Accounts

      The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%)
and certain other conditions set forth in the Underwriter's PTE are satisfied.

      Swaps

      The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the
Underwriter's PTE.

      An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a
"swap" or "swap agreement", is a permitted trust fund asset if:

      (a)   it is an "eligible swap";

      (b)   it is with an "eligible counterparty";

      (c)   the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors";

      (d)   it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap"; and

      (e)   it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which:

      (a)   is denominated in U.S. dollars;

      (b)   pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index
            (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)) ("allowable interest rate"), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

      (c)   has a notional amount that does not exceed either:

            (1)   the principal balance of the class of securities to which the swap relates; or

            (2)   the portion of the principal balance of that class represented by obligations ("allowable notional amount");

      (d)   is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

      (e)   has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

      (f)   does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

                                      129

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a Plan on behalf of which the decision to buy the class of securities to which the swap relates is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary is either:

      (a)   a "qualified professional asset manager", or QPAM, under PTCE 84-14;

      (b)   an "in-house asset manager" under PTCE 96-23; or

      (c)   has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

      Ratings Dependent Swaps. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

      (a)   obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

      (b)   cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

      Non-Ratings Dependent Swaps. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

      (a)   obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

      (b)   cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

      (c) terminate the swap agreement in accordance with its terms.

      Yield Supplement Agreement. A "yield supplement agreement" is a permitted trust fund asset if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise

                                      130

payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

      (a)   it is denominated in U.S. dollars;

      (b)   it pays an allowable interest rate;

      (c)   it is not leveraged;

      (d)   it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      (e)   it is entered into between the trust fund and an eligible
            counterparty; and

      (f)   it has an allowable notional amount.

      Obligor as Fiduciary of Plan

      The Underwriter's PTE will apply to a fiduciary violation arising from a
Plan's investment in certificates when the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, if:

      (a)   in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      (b)   the Plan's investment in any class of certificates does not exceed
            25% of the outstanding certificates of that class at the time of acquisition;

      (c)   immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has
            discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

      (d)   the Plan is not sponsored by any member of the Restricted Group.

      Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

      Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that
Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

      (a)   whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

      (b)   whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

      (c)   whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

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Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000.

      Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                Legal Investment

      The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto
Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

      Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in
"mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to
Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities
(including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

      The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin
73a, entitled "Investing in Complex Securities," or "TB 73a," which is effective as of December 18, 2001 and applies to savings associations regulated by the
OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk,
Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings

                                      132

association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

      o     that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o     that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o     that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o     conduct a pre-purchase portfolio sensitivity analysis for any
            "significant transaction" involving securities or financial derivatives, and

      o     conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

      The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative
Products and Mortgage Swaps" applicable to thrift institutions regulated by the
OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk"
mortgage derivative securities include securities such as the Class B
Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      On April 23, 1998, the Federal Financial Institutions Examination Council
issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not

                                      133

limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

      Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              Plan of Distribution

      Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse Securities (USA) LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse Securities (USA) LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

      Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

      As to any series of certificates backed by residential mortgage loan participation interests, the distribution of those certificates will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

      If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

      The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.
The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

      The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

      Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

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                                  Legal Matters

      Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by
Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe
LLP, Los Angeles, California, McKee Nelson LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              Financial Information

      The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             Additional Information

      The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange
Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange
Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its
Regional Offices located as follows: Chicago Regional Office, Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast
Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering,
Analysis and Retrieval System at the Securities and Exchange Commission's Web
Site (http://www.sec.gov). Information on the operation of the Public Reference
Room may be obtained by calling the Securities and Exchange Commission at
1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name. The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "The Trust Fund - Reports to Certificateholders" and
"The Trust Fund - Evidence as to Compliance", required to be filed under
Regulation AB), periodic distribution reports on Form 10-D, current reports on
Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange
Commission. The address of the related trustee's website will be set forth in the related prospectus supplement.

                          Reports to Certificateholders

      Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to
Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and
Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

      As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under
"Additional Information."

      As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee's website referenced above under "Additional Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing
Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders

                                      135

of the related securities upon request free of charge. See "The Trust Fund -
Evidence as to Compliance" and "The Trust Fund - Reports to Certificateholders."

                Incorporation of Certain Information by Reference

      The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the
Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form
10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund; provided, however, that none of the issuing entity's annual reports on Form 10-K with respect to a trust fund will be incorporated by reference.

      At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse
First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York
10010, Attention: Treasurer.

                                     Ratings

      It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

      o     structural and legal aspects associated with the certificates;

      o     the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

      o     the credit quality of the credit enhancer or guarantor, if any.

      Ratings on the certificates do not, however, constitute a statement regarding:

      o     the likelihood of principal prepayments by mortgagors or obligors;

      o     the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

      o     whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

      As a result, investors of any series of certificates might suffer a lower than anticipated yield.

      A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

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                                    Glossary

      Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

      "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

      "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

      "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

      o     the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

      o     the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

      o     the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

      o     the acquisition of the mortgaged property by the pool insurer.

      "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

      "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

       "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

      "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the
Certificate Principal Balance of the certificate.

      "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

      "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

      "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

      "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

                                      137

      "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

      "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

      "Disqualified Organization" means:

      o     the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include
            instrumentalities described in Section 168(h)(2)(D) of the Code;

      o     any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      "Draw" means, with respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

      "Draw Period" means, with respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

      "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

      "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

      o     obligations which have the benefit of full faith and credit of the
            United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

      o     demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that
            Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

      o     certificates of deposit having a rating in the highest rating from the related Rating Agency;

      o     investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

      o     commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

      o     repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related
            Rating Agency;

      o     any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

      o     other investments that are described in the applicable prospectus supplement.

      Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

      "ERISA Plans" means employee benefit plans subject to Title I of the
Employee Retirement Income Security Act of 1974, or ERISA.

      "Excluded Balance" means with respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance

                                      138

outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

       "FHA Loans" means mortgage loans or contracts insured by the Federal
Housing Administration.

      "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

      "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related
Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

      "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994,
which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

      "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

      "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

      "Issue Premium" means with respect to a class of REMIC Regular
Certificates, the issue price in excess of the stated redemption price of that class.

      "Liquidating Loan" means:

      o     each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

      o     each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

      o     each Cooperative Loan as to which the shares of the related
            Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

      o     each contract with respect to which repossession proceedings have been commenced.

      "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

      "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use
Property.

      "Mixed-Use Property" means mixed residential and commercial properties.

      "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

      "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

      "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section
4975(c)(2) of the Code.

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an

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interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

      "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

      "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      "Plan Assets Regulation" means the final regulation made by the United
States Department of Labor, or DOL, as modified by Section 3(42) of ERISA, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

      "Plans" means ERISA Plans and other plans subject to Section 4975 of the
Code.

      "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

      "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation
Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

      "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

      "Regular Certificate" means a REMIC Regular Certificate Regular
Certificate, as applicable.

      "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

      "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

      "Repayment Period" means with respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

      "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

      "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

      "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

      "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

      "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

      "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

      "Trust Balance" means with respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance

                                      140

and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

      "Underwriter's PTE" means the final prohibited transaction exemption issued to Credit Suisse, 54 Fed. Reg. 42597 (October 17, 1989), as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) and PTE
2007-05, 72 Fed. Reg. 13130 (March 20, 2007).

      "VA Loans" means mortgage loans or contracts partially guaranteed by the
United States Department of Veterans Affairs.

                                      141

                                                    $42,677,573
                                                   (Approximate)

                                                CSMC Trust 2007-5R
                                           Mortgage Trust Certificates,
                                                  Series 2007-5R

                                        Credit Suisse Securities (USA) LLC
                                                Sponsor and Seller

                               Credit Suisse First Boston Mortgage Securities Corp.
                                                     Depositor

                                               ____________________

                                               PROSPECTUS SUPPLEMENT

                                               ____________________

                                                   Credit Suisse
                                                    Underwriter

                  You should rely only on the information  contained or incorporated by reference in this  prospectus  supplement and the  accompanying  prospectus.  We have not authorized anyone to provide you with different information.

                  We are not  offering  the  certificates  in any  state  where  the offer is not permitted.

                  We represent the accuracy of the information in this prospectus  supplement and the accompanying prospectus only as of the dates on their respective covers.

                  Dealers  will be required to deliver a  prospectus  supplement  and  prospectus when  acting  as  underwriters  of the  certificates  offered  hereby  and with respect to their unsold allotments or subscriptions.  In addition,  all dealers selling  the  offered  certificates,  whether  or  not  participating  in  this offering,  may be required to deliver a prospectus  supplement  and  prospectus
                  until  ninety  days  after  the  date  of  this  prospectus  supplement.   Such
                  obligation  generally  may  be  satisfied  through  filing  of  the  prospectus supplement and prospectus with the Securities and Exchange Commission.

                                                 December 28, 2007